AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 14, 2003

                              SUBJECT TO AMENDMENT

                                                    REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------
                             SOUTHERN POWER COMPANY
             (Exact name of registrant as specified in its charter)

            DELAWARE                           4911                          58-2598670
(State or other jurisdiction of    (Primary standard industrial           (I.R.S. Employer
 incorporation or organization)    classification code number)         Identification Number)

                           270 PEACHTREE STREET, N.W.
                             ATLANTA, GEORGIA 30303
                                 (404) 506-5000
  (Address, including zip code, telephone number, including area code, of the registrant's principal executive offices)
                             ---------------------
                                 TOMMY CHISHOLM
                                   SECRETARY
                             SOUTHERN POWER COMPANY
                           270 PEACHTREE STREET, N.W.
                             ATLANTA, GEORGIA 30303
                                 (404) 506-0544
 (Name, address, including zip code, and telephone number, including area code, of agent for service of the registrant)
                             ---------------------
                                   COPIES TO:

         THOMAS A. FANNING                    CLIFF S. THRASHER                   WALTER M. BEALE, JR.
     EXECUTIVE VICE PRESIDENT,             CHIEF FINANCIAL OFFICER                BALCH & BINGHAM LLP
      CHIEF FINANCIAL OFFICER               SOUTHERN POWER COMPANY              1901 SIXTH AVENUE NORTH
           AND TREASURER                  270 PEACHTREE STREET, N.W.                   SUITE 2600
        THE SOUTHERN COMPANY                ATLANTA, GEORGIA 30303             BIRMINGHAM, ALABAMA 35203
     270 PEACHTREE STREET, N.W.
       ATLANTA, GEORGIA 30303

                             ---------------------
    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

    If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ____________

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ____________
                             ---------------------
                        CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------
             TITLE OF                     AMOUNT          PROPOSED MAXIMUM     PROPOSED MAXIMUM        AMOUNT OF
     EACH CLASS OF SECURITIES             TO BE            OFFERING PRICE     AGGREGATE OFFERING      REGISTRATION
         TO BE REGISTERED               REGISTERED          PER UNIT(1)            PRICE(1)              FEE(2)
----------------------------------------------------------------------------------------------------------------------
4.875% Senior Notes, Series D due
  July 15, 2015...................     $575,000,000             100%             $575,000,000           $46,518
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------

(1) The proposed maximum aggregate offering price represents the total value of the notes being exchanged under this Registration Statement.
(2) The registration fee has been calculated pursuant to Rule 457(f)(2) under the Securities Act.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the securities and exchange commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                 SUBJECT TO COMPLETION, DATED NOVEMBER 14, 2003

PRELIMINARY PROSPECTUS

                                  $575,000,000
                             SOUTHERN POWER COMPANY
                                A SUBSIDIARY OF

                            (SOUTHERN COMPANY LOGO)
                               OFFER TO EXCHANGE
                                ALL OUTSTANDING
                4.875% SENIOR NOTES, SERIES C DUE JULY 15, 2015
                                      FOR
                4.875% SENIOR NOTES, SERIES D DUE JULY 15, 2015
                 (REGISTERED UNDER THE SECURITIES ACT OF 1933)

        THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME,
                                       ON
                    ___________  , 200  _  , UNLESS EXTENDED

We are offering you the opportunity to exchange your 4.875% Senior Notes, Series C due July 15, 2015 that are not registered under the Securities Act of 1933 for our new 4.875% Senior Notes, Series D due July 15, 2015 that are registered under the Securities Act of 1933 in the Exchange Offer.

Material terms of the Exchange Offer are:

- EXPIRATION. The Exchange Offer will expire at 5:00 p.m., New York City time, on ____________ , 200 __ , unless we extend it.

- EXCHANGE. We will exchange all outstanding Original Senior Notes that are validly tendered and not validly withdrawn before the Exchange Offer expires.

- TERMS OF THE NOTES. The terms of the Exchange Senior Notes are substantially identical to the Original Senior Notes, except that the Exchange Senior Notes are registered under the Securities Act of 1933. Certain transfer restrictions and registration rights relating to the Original Senior Notes do not apply to the Exchange Senior Notes.

- REPRESENTATION OF HOLDERS. You will be required to make various representations including that (1) any Exchange Senior Notes received by you will be acquired in the ordinary course of business, (2) you are not participating in the distribution of the Exchange Senior Notes, (3) you are not an affiliate of Southern Power Company and (4) you are not a broker-dealer, and if you are a broker-dealer, that you will receive the Exchange Senior Notes for your own account, you will deliver a prospectus on resale of your Exchange Senior Notes and that you acquired your Original Senior Notes as a result of market making activities or other trading activities.

- WITHDRAWAL RIGHTS. You may withdraw tenders of Original Senior Notes at any time before the Exchange Offer expires.

- CONDITIONS. The Exchange Offer is subject to customary conditions, including the condition that the Exchange Offer not violate applicable law or any applicable interpretation of the staff of the Securities and Exchange Commission.

- TAX CONSEQUENCES. We believe that the Exchange Offer will not be a taxable event for U.S. federal income tax purposes, but you should see "Material U.S. Federal Income Tax Considerations" on page 47 for more information.

- USE OF PROCEEDS.  We will not receive any proceeds from the Exchange Offer.

- TRADING. There is no existing market for the Exchange Senior Notes and we will not apply to list them on any securities exchange.

SEE "RISK FACTORS" BEGINNING ON PAGE 11 FOR A DISCUSSION OF CERTAIN RISKS THAT YOU SHOULD CONSIDER IF YOU TENDER YOUR ORIGINAL SENIOR NOTES IN CONNECTION WITH THIS EXCHANGE OFFER.

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

              The date of this prospectus is ____________ , 200 __

     You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. This prospectus is an offer only of the Exchange Senior Notes to be issued in exchange for the Original Senior Notes but only under circumstances and in jurisdictions where it is lawful to do so. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus.

     Each broker-dealer that receives Exchange Senior Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Senior Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Senior Notes received in exchange for Original Senior Notes where the Original Senior Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, during the 270-day period following the consummation of the Exchange Offer, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See "PLAN OF DISTRIBUTION."

     Whenever we refer to the outstanding 4.875% Senior Notes, Series C due July 15, 2015 issued in a private offering on July 8, 2003, we will refer to them collectively as the "Original Senior Notes" and each individually as an "Original Senior Note." Whenever we refer to the 4.875% Senior Notes, Series D due July 15, 2015 registered under the Securities Act and issued in exchange for the Original Senior Notes, we will refer to them collectively as the "Exchange Senior Notes" and each individually as an "Exchange Senior Note." The Original Senior Notes and the Exchange Senior Notes are collectively referred to as the "Notes."

                               TABLE OF CONTENTS

                                                               PAGE
                                                               ----
Where to Find More Information..............................    ii
Forward-Looking Statements..................................   iii
Summary.....................................................     1
Risk Factors................................................    11
Use of Proceeds.............................................    19
Capitalization..............................................    19
Selected Historical Financial Data..........................    20
Our Business................................................    21
The Exchange Offer..........................................    27
Description of The Exchange Senior Notes and The
  Indenture.................................................    36
Material U.S. Federal Income Tax Considerations.............    47
Ratings.....................................................    48
Plan of Distribution........................................    48
Experts.....................................................    48
Independent Engineer........................................    49
Independent Market Expert...................................    49
Legal Matters...............................................    49
Annex A -- Independent Engineer's Report....................   A-1
Annex B -- Independent Market Expert's Report...............   B-1

             ------------------------------------------------------

                         WHERE TO FIND MORE INFORMATION

     We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith file reports and other information with the Securities and Exchange Commission (the "SEC" or the "Commission"). Such reports and other information can be inspected and copied at the Public Reference Room of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's Regional Offices at 801 Brickell Avenue, Suite 1800, Miami, Florida 33131 and 233 Broadway, New York, New York 10279. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. Copies of such material can also be obtained at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. The SEC maintains a Web site that contains reports and other information regarding registrants including us that file electronically at http://www.sec.gov.

     The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c) 14 or 15(d) of the Exchange Act until we complete the Exchange; provided, however, we are not incorporating any information furnished under Items 9 or 12 of any Current Report on Form 8-K.

     (a) Annual Report on Form 10-K for the fiscal year ended December 31, 2002;

     (b) Quarterly Reports on Form 10-Q for the quarters ended March 31, 2003, June 30, 2003 and September 30, 2003;

     (c) Current Reports on Form 8-K dated April 21, 2003 and May 21, 2003.

     You may request a copy of these filings, at no cost, by writing us at the following address:

                             SOUTHERN POWER COMPANY
                         ATTN: CHIEF FINANCIAL OFFICER
                           270 PEACHTREE STREET, N.W.
                             ATLANTA, GEORGIA 30303

     To obtain timely delivery, you must request this information no later than five business days before you must make your investment decision, or no later
than          , 200  , which is five business days before the expiration of the
Exchange Offer.

                           FORWARD-LOOKING STATEMENTS

     This prospectus includes forward-looking statements. All statements, other than statements of historical facts, included in this prospectus that address activities, events or developments that we expect or anticipate will or may occur in the future, including such matters as projections, future capital expenditures, scheduled completion of new generating facilities, business strategy, competitive strengths, goals, development or operation of generation assets, market and industry developments and the growth of our businesses and operations, are forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as "may," "will," "could," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "projects," "potential," or "contemplate" or the negative of these terms or other comparable terminology. These statements are based on assumptions and analyses made in light of experience and other historical trends, current conditions and expected future developments, as well as various factors we believe are appropriate under the circumstances. However, actual results and developments may differ materially from our expectations and predictions due to a number of risks and uncertainties, many of which are beyond our control. These risks and uncertainties include:

     - significant considerations and risks discussed in this prospectus;

     - political, legal, regulatory and economic conditions and developments in the United States;

     - the effect of and changes in economic conditions in the areas in which we operate;

     - fluctuations in demand for energy, capacity and ancillary services in the markets in which we operate;

     - the effect, extent and timing of the entry of additional competition in the markets in which our Company operates;

     - contract counterparty risk;

     - acquisition and development opportunities (or lack thereof) that may be presented to and pursued by us;

     - impact of recent and future federal and state regulatory changes, including legislative and regulatory initiatives regarding deregulation and restructuring of the electric utility industry and also changes in environmental and other laws and regulations to which our Company is subject, as well as changes in application of existing laws and regulations;

     - environmental constraints on construction and operations;

     - rapidly changing markets for energy products;

     - financial market conditions and the results of financing efforts;

     - the direct or indirect impact on our Company's business resulting from the terrorist incidents on September 11, 2001, or any similar incidents or responses to such incidents;

     - weather and other natural phenomena;

     - current and future litigation; or

     - the direct or indirect impact on our Company's business resulting from the August 2003 power outage in the northeast or any similar such incidents.

     Consequently, all of the forward-looking statements made in this prospectus are qualified by these cautionary statements and we cannot assure you that the results or developments anticipated by us or the projections will be realized or, even if realized, will have the expected consequences to or effects on us or our business, financial condition or results of operations. You should not place undue reliance on these forward-looking statements in making your investment decision. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to these forward-looking statements to reflect events or circumstances that occur or arise or are anticipated to occur or arise after the date hereof. In making a decision regarding the tender of your Original Senior Notes in connection with this Exchange Offer, we are not making, and you should not infer, any representation about the likely existence of any particular future set of facts or circumstances.

                                    SUMMARY

     The following summary contains basic information about Southern Power Company and the Exchange Offer. It may not contain all of the information that may be important to you in making a decision to tender your Original Senior Notes in connection with the Exchange Offer. You should read the entire prospectus before making an investment decision. Unless the context otherwise indicates, all references to the "Company," "Southern Power," "we," "us" or "our" in this prospectus refer to Southern Power Company.

                             SOUTHERN POWER COMPANY

     We are a wholly owned subsidiary of The Southern Company ("Southern"). We provide the means by which Southern can own, develop, construct and acquire new generation assets outside of the traditional rate-based state regulated generation structure. Consequently, our business activities are not subject to traditional state regulation of utilities, but are subject to regulation by the Federal Energy Regulatory Commission (the "FERC"). We are the primary vehicle to develop Southern's position in the energy markets in the Southeastern United States, with substantially all of our generating capacity committed under long-term, fixed-price power purchase agreements ("PPAs"), primarily with our affiliates.

     We are an electric utility company as defined under the Public Utility Holding Company Act of 1935, as amended (the "Holding Company Act"). We are subject to SEC regulation under the Holding Company Act because we are a wholly owned subsidiary of Southern, a registered public utility holding company under the Holding Company Act. The following is a chart of Southern's operating companies, including us, and its service company:

                           (SOUTHERN CO. FLOW CHART)

     We acquired substantially all of our operating or under construction generating facilities and facility sites from affiliates of Southern. We intend to own and finance all of the new competitive contract-based wholesale generation assets to be built in the Southern system. Southern believes that this structure is most effective for pursuing generation opportunities in the competitive wholesale markets. This structure ensures a consistent approach to developing new wholesale generation and improves efficiency.

     We own, develop, construct and acquire generating facilities in the "Super Southeast" region (as described below) of the United States and sell the output of our generating facilities primarily under long-term, fixed-price power contracts to wholesale customers in this region. The Super Southeast includes the states in Southern's traditional service territory -- Alabama, Florida, Georgia and Mississippi. Our customers in these states are expected to be predominantly Southern's operating utilities, namely Alabama Power Company, Georgia Power Company, Gulf Power Company, Mississippi Power Company and Savannah Electric and Power Company (collectively, the "Operating Companies"), but will include unaffiliated third parties as well. The Super Southeast also consists of the surrounding states of Kentucky, Louisiana, North Carolina, South Carolina, Tennessee and Virginia. Although we focus on the Super Southeast, we may also acquire or construct generating facilities outside of the Super Southeast or sell the output of our generating facilities to customers outside of the Super Southeast.

     As of October 1, 2003, we had 4,795 megawatts ("MW") of generating capacity in commercial operation and 1,240 MW in preliminary stages of construction. By the end of 2005, we expect to have approximately 6,000 MW of generating capacity in commercial operation. Currently, substantially all of our existing and under construction generating capacity from these facilities is committed under long-term PPAs, mostly with the Operating Companies, but also with certain unaffiliated third parties (collectively, the "PPA Counterparties"). All of the PPA Counterparties have solid investment grade credit ratings.

     Along with the Operating Companies, we are a member of and share in the benefits and obligations of the Southern system power pool (the "Southern Pool"). As a member of the Southern Pool, our generating facilities located within Southern's service territory are economically dispatched with the generating facilities of the Operating Companies to serve the members' aggregate load requirements. A member of the Southern Pool has the first call on its own generating resources, but if lower cost generation resources are available on the Southern system, a Southern Pool member has the right to purchase that lower variable cost energy. As a member of the Southern Pool, we also realize other benefits traditionally associated with pooling arrangements, such as economies of scale and geographic load diversity. The Southern Pool includes approximately 42,000 MW of generating capacity.

     For each of our generating facilities located in the service territory of an Operating Company, there is or will be an interconnection agreement to govern the interconnected operations of that facility with the transmission facilities of the appropriate Operating Company. Each Operating Company is interconnected to the transmission facilities of the other Operating Companies by means of high-voltage lines. Additionally, the Operating Companies have long-standing contracts with the principal neighboring utility systems relating to capacity exchanges, capacity purchases and sales, transfers of economy energy and other similar transactions. However, for the most part, such interchange transactions are now conducted under market-based tariff arrangements. We expect that any generating facility located outside of the Operating Companies' service territory will have an interconnection agreement with the applicable transmission provider. Regardless of whether a facility is located inside or outside of the service territory of an Operating Company, transmission service will need to be reserved across the applicable transmission systems to deliver power from each facility, which includes obtaining transmission service across each applicable Operating Company.

     In order to optimize efficiencies, we utilize employees currently in the Southern system for our day-to-day operations at our generation facilities. For each of our generating facilities in an Operating Company's service territory, we intend for such Operating Company to provide operation and maintenance services at cost (in accordance with the Holding Company Act). There are or will be operation and maintenance contracts between us and the appropriate Operating Company for the facilities located in such Operating Company's service territory. Because Stanton A is located outside of the Operating Companies' service territory, Southern Company Services, Inc. ("SCS"), a subsidiary of Southern, will provide operation and maintenance services for that facility. Additionally, under the terms of a services agreement, SCS performs overall project management of the construction process of our generating facilities.

                               BUSINESS STRATEGY

     Our strategy is to continue to own, develop, construct and acquire additional generating facilities to compete for and serve demand in the Super Southeast market. To implement this strategy, we plan to:

     - Derive at least 80% of operating cash flow under long-term, fixed-price PPAs.

     - Utilize the expertise of Southern affiliates in planning, designing, constructing, marketing, operating and maintaining generating facilities.

     - Mitigate market price, fuel supply, fuel transportation and electric transmission risk.

     - Focus on the Super Southeast for additional generation and wholesale marketing opportunities.

     - Expand our asset base to approximately 6,000 MW in commercial operation by year-end 2005, with potential for further capacity additions thereafter.

     For a more detailed explanation of our business strategy, see "OUR BUSINESS -- Business Strategy."

                             COMPETITIVE STRENGTHS

     We believe that we are well positioned to implement our business strategy because of the following competitive strengths:

     - Stable revenues under long-term, fixed-price PPAs.

     - Mitigation of market price, fuel supply, fuel transportation and electric transmission risk.

     - Relationship with Southern.

     - Efficiencies relating to new generating facilities.

     - Stable regulatory environment.

     - Absence of electric restructuring legislation in Southern's service territory.

     - Stable regional demand.

     For a more detailed explanation of our competitive strengths, see "OUR BUSINESS -- Competitive Strengths."

                    SUMMARY HISTORICAL FINANCIAL INFORMATION

     Southern Power commenced operations effective January 8, 2001. The following table sets forth our summary historical financial information as of December 31, 2002 and 2001 and for the periods then ended and as of September 30, 2003 and for the nine months ended September 30, 2003 and 2002. This summary financial information has been derived from our financial statements and related notes incorporated by reference in this prospectus. The information set forth below is qualified in its entirety by reference to and should be read together with management's discussion and analysis of results of operations and financial information, the financial statements and related notes and other financial information incorporated by reference in this prospectus.

                                           NINE MONTHS ENDED                             PERIOD FROM
                                              SEPTEMBER 30                                INCEPTION
                                          --------------------      YEAR ENDED       (JANUARY 8, 2001) TO
                                            2003        2002     DECEMBER 31, 2002    DECEMBER 31, 2001
                                          --------    --------   -----------------   --------------------
                                              (UNAUDITED)
                                                                 ($ IN THOUSANDS)
INCOME STATEMENT DATA
Operating Revenues......................  $554,344    $213,271       $298,768              $29,301
Operating Expenses......................   315,701     143,840        202,573               18,814
                                          --------    --------       --------              -------
Operating Income........................   238,643      69,431         96,195               10,487
Other Income (Expense), net.............    (1,159)     (4,595)        (4,582)                 658
Total Interest Expense, net.............   (17,930)     (4,362)        (8,886)                (427)
                                          --------    --------       --------              -------
Earnings Before Income Taxes............   219,554      60,474         82,727               10,718
Income Taxes............................    77,367      19,832         28,457                2,511
                                          --------    --------       --------              -------
Earnings Before Cumulative Effect of
  Accounting Change.....................   142,187      40,642         54,270                8,207
Cumulative Effect of Accounting
  Change -- Less Income Taxes of $231...       367          --             --                   --
                                          --------    --------       --------              -------
Net Income..............................  $142,554    $ 40,642       $ 54,270              $ 8,207
OTHER FINANCIAL DATA
Ratio of Earnings to Fixed Charges
  (1)...................................      4.95x       2.19x          2.07x                3.36x

                                                                 AS OF               AS OF
                                                              SEPTEMBER 30        DECEMBER 31
                                                              ------------   ---------------------
                                                                  2003          2002        2001
                                                              ------------   ----------   --------
                                                              (UNAUDITED)
                                                                        ($ IN THOUSANDS)
BALANCE SHEET DATA
Total Current Assets........................................   $  165,494    $   73,622   $ 27,639
Plant in Service, net.......................................    1,628,484       874,573    261,862
Construction Work in Progress...............................      593,826     1,082,987    500,358
Other Assets and Deferred Charges...........................       55,808        54,794     32,998
                                                               ----------    ----------   --------
Total Assets................................................   $2,443,612    $2,085,976   $822,857
                                                               ==========    ==========   ========
Current Liabilities, excluding Subordinated Note Payable to
  Parent....................................................   $  164,515    $   74,895   $ 31,693
Deferred Credits and Other Liabilities......................       60,301        98,110     30,016
Long-Term Debt..............................................    1,149,060       955,879    293,205
Subordinated Note Payable to Parent.........................          500       210,488        950
Common Stockholder's Equity.................................    1,069,236       746,604    466,993
                                                               ----------    ----------   --------
Total Liabilities and Stockholder's Equity..................   $2,443,612    $2,085,976   $822,857
                                                               ==========    ==========   ========

---------------

(1) Ratio of earnings to fixed charges represents, on a pre-tax basis, the number of times earnings cover fixed charges. Earnings consist of net income plus interest expense and income taxes. Fixed charges consist of interest expense plus capitalized interest.

                        INDEPENDENT CONSULTANTS' REPORTS

     R. W. Beck ("Beck" or the "Independent Engineer") has prepared the Independent Engineer's Report (the "Independent Engineer's Report"), included as Annex A to this prospectus. Beck is an international engineering and consulting firm with substantial experience in the electric power industry. The Independent Engineer's Report includes a technical review of our generation facilities and projections of our financial performance through 2023. You should read the entire Independent Engineer's Report.

     PA Consulting Services, Inc. ("PA Consulting" or the "Independent Market Expert") has prepared the Independent Market Expert's Report (the "Independent Market Expert's Report"), included as Annex B to this prospectus. The Independent Market Expert's Report includes an analysis of the principal market regions in which we operate and price forecasts for our energy and capacity. You should read the entire Independent Market Expert's Report.

                    SUMMARY PROJECTED FINANCIAL INFORMATION

     We do not as a matter of course make public projections as to future sales, earnings or other results. However, the Independent Engineer, at our request, has prepared the Independent Engineer's Report from which the financial information set forth below has been derived. The projected financial information was not prepared with a view toward public disclosure or with a view toward complying with the guidelines established by the American Institute of Certified Public Accountants with respect to prospective financial information, but, in the view of our management, was prepared on a reasonable basis, reflects the best currently available estimates and judgments, and presents, to the best of our management's knowledge and belief, the expected course of action and the expected future financial performance of our Company. However, this information is not fact and should not be relied upon as being necessarily indicative of future results, and prospective purchasers are cautioned not to place undue reliance on the projected financial information.

     Neither our independent auditors, nor any other independent accountants, have compiled, examined, or performed any procedures with respect to the projected financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the projected financial information.

     The projections presented below are subject to the qualifications, limitations and exclusions set forth in the Independent Engineer's Report. In addition to our generating facilities in commercial operation as of the date of the report, Stanton A and McIntosh 10 and McIntosh 11 have been incorporated into these projections as of their scheduled in-service dates. The following information reflects the base case assumptions set forth in the Independent Engineer's Report.

                                                     YEAR ENDING DECEMBER 31,
                           ----------------------------------------------------------------------------
                           2003(1)    2004     2005     2006     2007      2013       2018       2023
                           -------   ------   ------   ------   ------   --------   --------   --------
                                                         ($ IN MILLIONS)
SELECTED PROJECTED
  FINANCIAL DATA
Total Revenues...........  $272.8    $444.0   $500.2   $554.1   $549.1   $1,041.0   $1,001.9   $1,182.6
  Fuel Expenses..........  $ 46.6    $ 29.7   $  0.0   $  0.4   $  1.8   $  412.7   $  382.6   $  545.7
  Non-Fuel Expenses......  $ 88.9    $101.1   $128.6   $146.2   $159.4   $  150.1   $  145.2   $  162.7
Total Expenses...........  $135.5    $130.8   $128.6   $146.7   $161.2   $  562.8   $  527.8   $  708.4
Cash Flow Available for
  Debt Service (CFADS)...  $137.3    $313.2   $371.7   $407.4   $387.9   $  478.3   $  474.2   $ 4 74.1
CFADS Interest Coverage
  Ratio..................    3.99x     4.55x    4.46x    4.17x    3.97x      4.90x      4.86x      4.86x
2003-2015 Average........    4.41x
2003-2023 Average........    4.60x

                                                  YEAR ENDING DECEMBER 31,
                                           ---------------------------------------    AVERAGE     AVERAGE
                                           2003(1)   2004    2005    2006    2007    2003-2007   2003-2015
                                           -------   -----   -----   -----   -----   ---------   ---------
Percent of Cash Flow under Contract.....     90.9     97.1    98.5    98.6    98.8      96.8        72.0(2)

---------------

(1) For purposes of the above data, the year 2003 commenced in July 2003 and accordingly only includes six months.

(2) The table above assumes no renewals or extensions of the existing PPAs. We plan to renew the existing PPAs or enter into new PPAs when the existing PPAs expire.

                         SUMMARY OF THE EXCHANGE OFFER

THE EXCHANGE OFFER............   We are offering to exchange up to $575,000,000
                                 aggregate principal amount of our 4.875% Senior
                                 Notes, Series D due July 15, 2015, or Exchange
                                 Senior Notes, which have been registered under the Securities Act, for a like amount of our outstanding 4.875% Senior Notes, Series C due
                                 July 15, 2015, or Original Senior Notes, which we issued on July 8, 2003 in a private offering. To exchange your Original Senior
                                 Notes, you must properly tender them by
                                 following the procedures described under the heading "THE EXCHANGE OFFER" and we must accept them.

EXPIRATION DATE...............   The Exchange Offer expires at 5:00 p.m., New
                                 York City time, on             , 200 , unless
                                 we extend it.

WITHDRAWAL RIGHTS.............   You may withdraw the tender of your Original
                                 Senior Notes at any time before 5:00 p.m., New
                                 York City time, on the Expiration Date. If we decide for any reason not to accept any Original Senior Notes for exchange, we will return your Original Senior Notes without expense to you promptly after the expiration or termination of the Exchange Offer.

CONDITIONS TO THE EXCHANGE
OFFER.........................   The Exchange Offer is subject to customary
                                 conditions, some of which we may waive. We reserve the right to terminate and amend the Exchange Offer at any time if any such condition occurs before the Expiration Date.

INTEREST PAYMENTS.............   Interest on the Exchange Senior Notes will
                                 accrue from the last interest payment date on which interest was paid on the Original Senior
                                 Notes surrendered for exchange. If no interest has been paid on the Original Senior Notes at the time of issuance of the Exchange Senior
                                 Notes, interest on the Exchange Senior Notes will accrue from July 8, 2003, the date of original issuance of the Original Senior Notes.

PROCEDURES FOR TENDERING
ORIGINAL SENIOR NOTES.........   If you are a holder of Original Senior Notes
                                 who wishes to accept the Exchange Offer for Exchange Senior Notes:

                                 - you must complete, sign and date the
                                   accompanying Letter of Transmittal, or a facsimile thereof and mail or otherwise deliver it, together with your Original Senior Notes, to the Exchange Agent at the address set forth under "THE EXCHANGE OFFER -- Exchange Agent;" or

                                 - arrange for The Depository Trust Company, or
                                   DTC, to transmit certain required information to the Exchange Agent in connection with a book-entry transfer.

                                 Do not send Letters of Transmittal and
                                 certificates representing Original Senior Notes to us.

                                 By tendering your Original Senior Notes in this manner, you will be representing, among other things, that:

                                 - the Exchange Senior Notes you acquire
                                   pursuant to the Exchange Offer are being acquired in the ordinary course of your business;

                                 - you are not participating, do not intend to
                                   participate, and have no arrangement or
                                   understanding with any person to participate, in the distribution of the Exchange Senior Notes issued to you in the Exchange Offer;

                                 - you are not an "affiliate" of our Company, or
                                   if you are an affiliate, you will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable; and

                                 - you are not a broker-dealer; and if you are a
                                   broker-dealer, that you will receive the Exchange Senior Notes for your own account, you will deliver a prospectus on resale of your Exchange Senior Notes and that you acquired your Original Senior Notes as a result of market making activities or other trading activities.

SPECIAL PROCEDURES FOR
BENEFICIAL OWNERS.............   If you are a beneficial owner whose Original
                                 Senior Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and wish to tender your Original Senior Notes in the Exchange Offer, please contact the registered owner as soon as possible and instruct it to tender on your behalf. If you wish to tender on your own behalf, you must, prior to completing and executing the Letter of Transmittal and delivering your Original Senior Notes, either arrange to have your Original Senior Notes registered in your name or obtain a properly completed bond power from the registered owner.
                                 The transfer of registered ownership may take considerable time.

GUARANTEED DELIVERY
PROCEDURES....................   If you wish to tender your Original Senior
                                 Notes and time will not permit your required documents to reach the Exchange Agent by the Expiration Date, or the procedure for book-entry transfer cannot be completed on time, you may tender your Original Senior Notes according to the guaranteed delivery procedures set forth in "THE EXCHANGE OFFER -- Procedures for Tendering."

APPRAISAL OR DISSENTERS'
RIGHTS........................   Owners of Original Senior Notes do not have any
                                 appraisal or dissenters' rights in the Exchange
                                 Offer.

CONSEQUENCES OF NOT EXCHANGING
ORIGINAL SENIOR NOTES.........   If you do not tender your Original Senior Notes
                                 or we reject your tender, you will not be entitled to any further registration rights or exchange rights, except under limited circumstances, and your Original Senior Notes will continue to be subject to restrictions on transfer. Therefore, if you do not exchange your Original Senior Notes, you will not be able to reoffer, resell or otherwise dispose of your Original Senior Notes unless (i) you comply with the registration and prospectus delivery requirements of the Securities Act, or
                                 (ii) you qualify for an exemption from those Securities Act requirements. Such conditions may adversely affect the market price of your Original Senior Notes. However, your Original
                                 Senior Notes will remain outstanding and entitled to the benefits of the indenture governing the Exchange Senior Notes.

RESALES.......................   We believe that you can offer for resale,
                                 resell or otherwise transfer the Exchange
                                 Senior Notes without complying with further registration and prospectus delivery requirements of the Securities Act if you make the representations described above under
                                 "Procedures for Tendering Original Senior
                                 Notes."

                                 We base our belief on interpretations by the SEC staff in no-action letters issued to other issuers in Exchange Offers like ours. We cannot guarantee that the SEC would make a similar decision about our Exchange Offer. If our belief is wrong, you could incur liabilities under the Securities Act. We will not protect you against any loss incurred as a result of this liability under the Securities Act.

                                 If you are unable to make any of such
                                 representations and you transfer any Exchange Senior Notes without delivering a proper prospectus or without qualifying for a registration exemption, you may incur liability under the Securities Act and applicable state securities laws. We will not assume or indemnify you against such liability.

FEDERAL TAX CONSEQUENCES......   Your exchange of Original Senior Notes for
                                 Exchange Senior Notes pursuant to the Exchange
                                 Offer generally will not result in any gain or loss to you for United States federal income tax purposes. For more information, see
                                 "MATERIAL U.S. FEDERAL INCOME TAX
                                 CONSIDERATIONS."

USE OF PROCEEDS...............   We will receive no proceeds from the Exchange
                                 Offer. We will pay all of our expenses related to the Exchange Offer.

EXCHANGE AGENT................   The Bank of New York has been appointed as
                                 Exchange Agent of the Exchange Offer. Questions and requests for assistance, requests for additional copies of this prospectus or of the Letter of Transmittal and requests for Notices of Guaranteed Delivery should be directed to the Exchange Agent addressed as follows:

                                By hand delivery, registered or certified mail or overnight delivery:
                                The Bank of New York
                                Corporate Trust Operations
                                Reorganization Unit
                                101 Barclay Street - 7E
                                New York, New York 10286
                                Attn: Mr. Bernard Arsenec

                                By facsimile:
                                (212) 298-1915

                                For information or confirmation by telephone:
                                (212) 815-5098

                 SUMMARY OF TERMS OF THE EXCHANGE SENIOR NOTES

     The Exchange Offer relates to the exchange of up to $575,000,000 aggregate principal amount of the Original Senior Notes for an equal aggregate principal amount of Exchange Senior Notes. The form and terms of the Exchange Senior Notes will be the same as the form and terms of the Original Senior Notes, except that the Exchange Senior Notes will be registered under the Securities Act and, therefore, the registration rights and the transfer restrictions applicable to the Original Senior Notes are not applicable to the Exchange Senior Notes. The Exchange Senior Notes will evidence the same debt as the Original Senior Notes. The Exchange Senior Notes and the Original Senior Notes will be governed by the same indenture. See "DESCRIPTION OF THE EXCHANGE SENIOR NOTES AND INDENTURE" for a more complete description of the Exchange Senior Notes.

ISSUER........................   Southern Power Company

EXCHANGE SENIOR NOTES.........   We will offer $575,000,000 aggregate principal
                                 amount of 4.875% Senior Notes, Series D due
                                 July 15, 2015.

INTEREST......................   Interest will accrue on the Exchange Senior
                                 Notes from the date of delivery at a rate of 4.875% per year and will be payable semiannually in arrears on January 15 and July
                                 15 of each year, commencing January 15, 2004.

FINAL MATURITY................   July 15, 2015

RANKING.......................   The Exchange Senior Notes will be senior
                                 unsecured obligations and will rank equally in right of payment with all of our other present and future senior unsecured debt. The Exchange
                                 Senior Notes will rank senior in right of payment to all of our present and future subordinated debt.

RATINGS.......................   The Exchange Senior Notes have been rated
                                 "Baa1" by Moody's Investors Service, Inc.
                                 ("Moody's") and "BBB+" by Standard and Poor's, a division of The McGraw-Hill Companies, Inc.
                                 ("S&P"). See "RATINGS."

OPTIONAL REDEMPTION...........   We may redeem the Exchange Senior Notes, in
                                 whole or in part, at any time at a redemption price equal to 100% of the principal amount of the Exchange Senior Notes to be redeemed plus accrued interest, if any, plus a make-whole premium, calculated using a discount rate equal to the interest rate on comparable U.S.
                                 treasury securities plus 25 basis points.

FORM AND DENOMINATION.........   The Exchange Senior Notes will be issued in
                                 book entry form through the facilities of DTC without coupons in denominations of $1,000 and integral multiples thereof and represented by a Global Note. Beneficial interests in the Global
                                 Note will be shown on, and transfers thereof will be effected only through, the book-entry records maintained by DTC and its direct and indirect participants.

CERTAIN COVENANTS.............   The Indenture limits:

                                 - our ability to consolidate or merge or sell
                                   all or substantially all of our assets

                                 - the ability of our Company and our
                                   subsidiaries to sell assets

                                 - the ability of our Company and our
                                   subsidiaries to create certain liens

                                 - the ability of certain of our subsidiaries to
                                   issue indebtedness

                                 In addition, in order to be permitted to declare and pay dividends or make payments on our subordinated loans from our affiliates, we are required either to (i) maintain long-term, fixed-price capacity power purchase agreements which generate at least 80% of our operating cash flow, or (ii) maintain a recourse indebtedness to total capitalization ratio of 60% or less.

                                 These limitations are subject to a number of important qualifications and exceptions. See "DESCRIPTION OF THE EXCHANGE SENIOR NOTES AND THE INDENTURE -- Certain Covenants."

RISK FACTORS..................   An investment in the Exchange Senior Notes
                                 involves certain risks, including the
                                 competitive markets in which we operate, the future operating costs and performance of our electric generating facilities and our need to comply with present and future government regulation. You should carefully consider each of the factors described in the section titled
                                 "RISK FACTORS" before participating in the Exchange Offer.

TRUSTEE.......................   The Bank of New York

GOVERNING LAW.................   The Exchange Senior Notes and the Indenture are
                                 governed by the laws of the State of New York.

                                  RISK FACTORS

     Your investment in the Exchange Senior Notes involves risks. In deciding whether to participate in the Exchange Offer, you should carefully consider the following risk factors in addition to the risk factors contained in Part I, Item 1 of our annual report on Form 10-K for the fiscal year ended December 31, 2002 which is incorporated by reference in this prospectus and the information contained elsewhere in this prospectus. Each of the following factors could have a material adverse effect on our business and could result in a loss or a decrease in the value of your investment. The risks and uncertainties not presently known to us or that we deem immaterial may also impair our business operations, financial results and the value of the Senior Notes.

                      RISKS RELATING TO THE EXCHANGE OFFER

YOU ARE RESPONSIBLE FOR COMPLIANCE WITH THE EXCHANGE OFFER PROCEDURES. YOU WILL NOT RECEIVE NOTICE FROM THE EXCHANGE AGENT OR US OF DEFECTS OR IRREGULARITIES IN YOUR TENDER OF YOUR ORIGINAL SENIOR NOTES.

     Issuance of the Exchange Senior Notes in exchange for your Original Senior Notes pursuant to this Exchange Offer will be made only after a timely receipt by the Exchange Agent of your Original Senior Notes, a properly completed and signed Letter of Transmittal and all other required documents. Therefore, if you desire to tender your Original Senior Notes in exchange for Exchange Senior Notes you should allow sufficient time to ensure timely delivery. Neither we nor the Exchange Agent is under any duty to give notification of defects or irregularities in the tender of your Original Senior Notes for exchange. Original Senior Notes that are not tendered or are tendered but not accepted for exchange will, following the completion of this Exchange Offer, continue to be subject to the existing restrictions on transfer of the Original Senior Notes, and upon completion of this Exchange Offer, our obligation to register your Original Senior Notes will terminate.

                         RISKS RELATING TO OUR BUSINESS

OUR FINANCIAL PERFORMANCE DEPENDS ON THE OPERATION OF OUR ELECTRIC GENERATING FACILITIES.

     Operating electric generating facilities involves many risks, including:

     - operator error and breakdown or failure of equipment or processes;

     - operating limitations that may be imposed by environmental or other regulatory requirements;

     - labor disputes;

     - fuel supply interruptions; and

     - catastrophic events such as fires, earthquakes, explosions, floods or other similar occurrences.

     A decrease or elimination of revenues from power generated by our facilities or an increase in the costs of operating our facilities could decrease or eliminate funds available to us to make payments on the Senior Notes or other obligations.

OUR ACTUAL FUTURE PERFORMANCE MAY NOT MEET PROJECTIONS.

     The projections contained in the Independent Engineer's Report prepared by Beck attempt to present our future operating performance. Beck has reviewed the performance and the technical operating parameters of our generating facilities and our operating and maintenance budgets and has made forecasts based on a review of certain technical, environmental, economic and licensing aspects. The projections are based on certain assumptions and forecasts of our generation capacity, generation revenues, the market prices for energy, capacity and ancillary services and the costs associated with our operations.

     The assumptions made about future market prices for energy and capacity are based on a market analysis prepared by PA Consulting. The Independent Market Expert's Report contains qualifications about the information in the report prepared by PA Consulting and the circumstances under which PA Consulting performed its analysis. These assumptions and the other assumptions upon which the projections are based are inherently subject to significant uncertainties. No inference should be made about the likely existence of any particular future set of facts or circumstances.

     Potential investors should carefully review the Independent Engineer's Report and the Independent Market Expert's Report, as well as the qualifications in those reports. The projections are not necessarily indicative of our future performance or the performance of any individual generation facility. We do not intend to provide investors with any revised projections or analysis of the differences between the projections and actual operating results.

OUR REVENUES DEPEND ON SALES UNDER POWER PURCHASE AGREEMENTS. THE FAILURE OF ONE OF OUR PPA COUNTERPARTIES TO PERFORM ITS OBLIGATIONS, OR THE FAILURE TO RENEW THE PPAS, COULD HAVE A NEGATIVE IMPACT ON OUR EARNINGS.

     We have agreed to sell substantially all of our existing and under construction generation capacity to the PPA Counterparties under PPAs having initial terms of five to 15 years. Our revenues are dependent on the continued performance by the PPA Counterparties of their obligations under the PPAs. Even though we have a rigorous credit evaluation, the failure of one of the PPA Counterparties to perform its obligations could have a negative impact on our earnings. Although our credit evaluations take into account the possibility of default by a PPA Counterparty, our actual exposure to a default by a PPA Counterparty may be greater than our credit evaluation predicts.

     Further, while the PPAs are currently a substantial portion of our business, we cannot predict whether they will be renewed at the end of their respective terms or on what terms any renewals may be made. If a PPA is not renewed, we cannot predict whether it will be replaced.

OUR GENERATING FACILITIES WILL REQUIRE ONGOING CAPITAL EXPENDITURES.

     As our generating facilities continue to come into commercial operation, we will require ongoing capital expenditures to maintain reliable levels of operation. Furthermore, we intend to develop and construct additional generating facilities in the future. To do so, we will need to make substantial expenditures to construct and maintain the performance of these generating facilities. We intend to finance these costs from equity contributions and subordinated loans from Southern, borrowings under our credit facility (which expires in April 2006), issuance of commercial paper and other funding sources, including internally generated cash flow from operations and the proceeds from potential issuances of additional debt. We cannot assure you that we will be successful in obtaining the funds to provide for the ongoing maintenance or future construction of our generating facilities.

OUR REVENUES AND RESULTS OF OPERATIONS WILL DEPEND IN PART ON MARKET AND OTHER FORCES BEYOND OUR CONTROL.

     We are currently subject to fuel supply, fuel transportation, electric transmission and market price risk for the portion of our capacity that is not committed under PPAs. Furthermore, the PPAs are for limited terms and if we cannot renew the PPAs or replace them with new PPAs, we could have a substantial portion of our business subject to risks relating to fuel supply, fuel transportation, electric transmission and market price in the future. To the extent that our capacity is not committed under PPAs, our revenues and results of operations will depend on the prices that we can obtain for energy and capacity. Among the factors that could influence such prices (all of which factors are beyond our control to a significant degree) are:

     - fuel supply and price: Historically, natural gas markets have exhibited price volatility. Supply and demand imbalances can create this market volatility. In addition, transportation capacity constraints can also influence the market prices for natural gas.

     - competition: Market conditions can encourage new participants to enter the market and build new generation. Wholesale market energy prices are heavily dependent upon the balance of supply and demand.

     - pricing and market development: The regulatory and pricing structures for the Super Southeast market are continuing to develop. The exact path of this development is unknown and can influence the regional market for energy and capacity outside of bilateral contracts.

     - transmission: Regulatory changes and the establishment of regional transmission organizations can influence the price and availability of transmission in the future. The exact course these changes will take is unknown. These regulatory changes as well as export transmission constraints could limit our ability to sell to markets adjacent to the Super Southeast.

     - demand: The rate of growth of electric energy usage is influenced by many factors. Some of these factors include: population changes, regional economic conditions, and the implementation of conservation programs. Generating facilities for future demand are based on estimates of these factors.

     - weather: Weather is a critical component to the consumption of electricity in the Super Southeast. Among other factors, variations in climate conditions can influence market conditions in the Super Southeast, fuel availability, transmission and demand for energy.

All of these factors could have an adverse impact on our revenues and results of operations.

UNAVAILABILITY OF POWER TRANSMISSION FACILITIES MAY IMPACT OUR ABILITY TO DELIVER OUR OUTPUT TO CUSTOMERS.

     We depend on transmission facilities owned and operated by others to deliver the electricity we generate and sell. If transmission is interrupted, or if transmission capacity is inadequate, our ability to sell and deliver our electric energy products may be adversely impacted. If the underlying transmission infrastructure is or becomes inadequate, our ability to generate revenues may be limited.

OUR COSTS OF COMPLIANCE WITH ENVIRONMENTAL LAWS ARE SIGNIFICANT. THE COSTS OF COMPLIANCE WITH FUTURE ENVIRONMENTAL LAWS AND THE INCURRENCE OF ENVIRONMENTAL LIABILITIES COULD HARM OUR CASH FLOW AND PROFITABILITY.

     We are subject to federal, state and local environmental requirements which, among other things, regulate air emissions, water discharges and the management of hazardous and solid waste in order to adequately protect the environment. Additionally, existing environmental laws and regulations may be revised, or new laws and regulations may be adopted or become applicable to us. Compliance with these legal requirements requires us to commit significant capital toward environmental monitoring, installation of pollution control equipment, emissions fees and permits at all our facilities. These expenditures are significant and we expect that they will increase in the future. We will install, operate and maintain continuous emission monitoring systems as required by federal, state or local authorities, and we will require our vendors to meet specifications and offer warranties that meet or exceed regulatory requirements. We believe that we have obtained all material environmental approvals to operate our electric generating facilities or such approvals have been applied for and will be received in a timely manner. Failure to comply with such requirements could result in the complete shutdown of individual facilities not in compliance as well as the imposition of civil and criminal penalties.

OUR BUSINESS IS SUBJECT TO SUBSTANTIAL ENERGY REGULATORY REQUIREMENTS. COMPLIANCE WITH CURRENT AND FUTURE REGULATORY REQUIREMENTS AND PROCUREMENT OF NECESSARY APPROVALS, PERMITS AND CERTIFICATES MAY RESULT IN SUBSTANTIAL COSTS TO US.

     We are subject to substantial regulation and permitting requirements from federal, state and local authorities. We are required to comply with numerous laws and regulations and to obtain numerous governmental permits in order to construct and operate our generating facilities. Additionally, various state public service commissions ("PSCs") have broad powers of supervision and regulation over the Operating

Companies and, therefore, can oversee aspects of transactions between the Operating Companies and us. Our business could be materially and adversely affected as a result of legislative or regulatory changes or judicial or administrative interpretations of existing energy regulatory laws, regulations or licenses that impose more comprehensive or stringent requirements on us.

     We believe that we have obtained all material energy-related approvals required as of the date hereof to operate or construct our electric generating facilities. We may be required to obtain additional regulatory approvals, including, without limitation, licenses, renewals, extensions, transfers, assignments, reissuances or similar actions. We cannot assure you that we will be able to:

     - obtain all required regulatory approvals that we do not yet have or that we may be required to obtain in the future,

     - obtain any necessary modifications to existing regulatory approvals, or

     - maintain all required regulatory approvals.

     Delay in obtaining or failure to obtain and maintain in full force and effect any such regulatory approvals, or delay or failure to satisfy any applicable regulatory requirements, could prevent operation of our electric generating facilities, or the sale of electricity from those facilities, or could result in potential civil or criminal liability or additional costs to us.

     We can give no assurance that regulations will not be revised or reinterpreted, that new laws and regulations will not be adopted or become applicable to us or any of our generating facilities or that future changes in laws and regulations will not have a detrimental effect on our business.

OUR RATES ARE SUBJECT TO REVIEW AND APPROVAL BY THE FERC. THE FERC COULD TAKE ACTION THAT REDUCES THE RATES WE CAN CHARGE OR INCREASES OUR ADMINISTRATIVE EXPENSES, OR BOTH, EITHER OF WHICH COULD HAVE A DETRIMENTAL EFFECT ON OUR BUSINESS.

     The Federal Power Act gives the FERC exclusive ratemaking jurisdiction over wholesale sales of electricity in interstate commerce, including the rates we charge the Operating Companies and other third parties. While we currently have general authorization from the FERC to sell wholesale electricity to non-affiliates at market-based prices, we are required to obtain specific authorization from the FERC to make such sales to affiliates, including the Operating Companies. The FERC has authorized us to charge market-based rates in connection with all of our PPAs with affiliates except for the PPAs that relate to McIntosh 10 and McIntosh 11, which were submitted to the FERC for review in April 2003. Although we believe the FERC should approve the McIntosh PPAs, some entities have opposed their approval, and the FERC has recently issued certain orders expressing its intention to apply careful scrutiny to affiliate transactions. It is possible that the FERC will not approve the McIntosh PPAs as submitted. For more information regarding the McIntosh PPAs, see -- MANAGEMENT'S DISCUSSION AND ANALYSIS -- "Future Earnings Potential" and Note Q to the financial statements of the Company in the Form 10-Q for the quarter ended September 30, 2003.

     The FERC retains the authority to suspend, modify or revoke our market-based rate authorization (for non-affiliate transactions and affiliate transactions) on a prospective basis, and might claim to have such authority with respect to previously approved market-based rate transactions. The FERC might suspend, modify or revoke our market-based rate authorization if, for example, it determines: (i) that the markets in which we sell generation are not workably competitive, (ii) that we, individually or together with the Operating Companies, possess market power that is not mitigated or have erected barriers to entry by competitors, (iii) that we are not charging just and reasonable rates, (iv) that we have violated affiliate abuse or reciprocal dealing standards, or (v) that we have engaged in market manipulation, fraud, deception or misrepresentation. In November 2001, the FERC announced that it might revise its analysis of whether a seller seeking to sell (or to continue to sell) power at market-based rates possesses generation market power within a particular market. The FERC also announced a new interim screening mechanism to assess such market power, along with several mitigation measures for entities that the FERC determines fail the interim screen. The FERC applied this interim screen to Southern and its affiliates with market-based rate authorization, including us. It found that Southern failed the interim screen within its control area, and consequently imposed the mitigation measures on Southern and certain affiliates, including us. The FERC subsequently deferred the mitigation measures indefinitely (except for certain transmission-related mitigation measures that do not apply to us), and in January 2002 the FERC announced it would reconsider the interim screen and related mitigation measures.

     If the FERC were to reject market-based rate authorization for a proposed affiliate transaction, or if the FERC were to suspend, modify or revoke our market-based rate authorization for non-affiliate or previously approved affiliate transactions, we may be required to set some or all of our rates based on "cost-of-service" principles. Cost-of-service rates may be lower than market-based rates. In addition, cost-of-service rates are more expensive and difficult to administer because they require additional accounting, record keeping and reporting.

     In addition, on June 26, 2003, the FERC issued an order seeking comments on proposed revisions to all new and existing market-based rate tariffs and authorizations. The FERC proposes to add six specific "behavioral rules" to address potential market abuses. The order sets forth certain time limits within which market participants could bring a complaint based on these rules, but no such time limits would apply to FERC-initiated proceedings. A market-based rate seller found in violation of these rules could be subject to disgorgement of unjust profits and other non-monetary remedies, including the revocation of its market-based rate authority. Because the FERC is just beginning to receive comments on its proposal, it is not possible to predict whether or when behavioral rules might ultimately be placed in effect or the precise form or content of such rules.

     We cannot predict whether the FERC will revise its market power analysis or the ultimate outcome of the FERC's interim screen and related mitigation measures, nor can we predict whether the FERC will allow us to charge market-based rates for the McIntosh 10 and McIntosh 11 PPAs. However, any FERC action that suspends, modifies or revokes our market-based rate authorization for non-affiliate transactions or previously approved affiliate transactions, or denies market-based rate authorization for proposed affiliate transactions, could reduce revenues or increase administrative expenses, or both.

RECENT EVENTS IN THE ENERGY MARKETS THAT ARE BEYOND OUR CONTROL HAVE INCREASED THE LEVEL OF PUBLIC AND REGULATORY SCRUTINY IN THE ENERGY INDUSTRY AND IN THE CAPITAL MARKETS. THE REACTION TO THESE EVENTS MAY RESULT IN NEW LAWS OR REGULATIONS RELATED TO OUR BUSINESS OPERATIONS OR THE ACCOUNTING TREATMENT OF OUR EXISTING OPERATIONS WHICH COULD HAVE A NEGATIVE IMPACT ON OUR NET INCOME OR ACCESS TO CAPITAL.

     As a result of the energy crisis in California during the summer of 2001, the filing of bankruptcy by Enron Corporation, investigations by governmental authorities into energy trading activities and the recent power outage in the northeast, companies generally in the regulated and unregulated utility businesses have been under an increased amount of public and regulatory scrutiny. The capital markets and rating agencies also have increased their level of scrutiny. This increased scrutiny could lead to substantial changes in laws and regulations affecting us, including new accounting standards that could change the way we are required to record revenues, expenses, assets and liabilities. These types of disruptions in the industry and any resulting regulations may have a negative impact on our net income or access to capital.

WE RELY UPON AFFILIATES AND THIRD PARTIES TO CONDUCT IMPORTANT PARTS OF OUR BUSINESS. WE WOULD REQUIRE SUBSTANTIAL ADDITIONAL RESOURCES IF WE WERE REQUIRED TO PERFORM SUCH FUNCTIONS OURSELVES.

     All of our business is operated by affiliates with the participation of our management. In particular, SCS markets our energy and capacity, is responsible for our fuel supply, provides support services to us and will complete construction of our facilities. The Operating Companies will operate and maintain most of our generating facilities for us under long-term contracts. Additionally, unaffiliated third parties participate in the construction and maintenance of our facilities and we depend on other unaffiliated third parties for the transmission of our electricity outside of the Operating Companies' service territory. We would require substantial additional resources to perform any of these important functions ourselves if that were to become necessary or desirable due to changes in law or regulation, any substandard performance by one or more of these affiliates or unaffiliated third parties, or other factors.

CONFLICTS OF INTEREST MAY ARISE BETWEEN US AND OUR AFFILIATES AND DECISIONS COULD BE MADE FROM PERSPECTIVES OTHER THAN THE INTERESTS SOLELY OF OUR COMPANY OR OUR CREDITORS.

     We rely on certain of our affiliates for important parts of our business and sales. Despite the fact that we and our affiliates are wholly owned by Southern, conflicts of interest may arise if we need to enforce the terms of agreements between us and any of our affiliates. Because of these affiliate relationships, it is possible that decisions concerning the interpretation or operation of these agreements could be made from perspectives other than the interests solely of our Company or our creditors.

     Although it is Southern's intention that we will own and finance all of the new competitive contract-based wholesale generation assets to be built in the Southern system, it is possible that other subsidiaries of Southern could acquire or participate in the ownership of such facilities.

WE ARE SUBJECT TO CONTROL BY SOUTHERN AND SOUTHERN COULD EXERCISE THIS POWER TO THE DETRIMENT OF OUR CREDITORS.

     We are a wholly owned subsidiary of Southern and, therefore, Southern ultimately controls the decision of all matters submitted for shareholder approval. In circumstances involving a conflict of interest between Southern, on the one hand, and our creditors, on the other, Southern could exercise this power in a manner that would benefit Southern to the detriment of our creditors, including the holders of the Senior Notes.

WE HAVE A LIMITED OPERATING HISTORY AS A STAND-ALONE POWER GENERATION COMPANY.

     We have operated as a separate, stand-alone entity since January 8, 2001. We depend on Southern for some of our liquidity, capital resources and credit support needs, and on our affiliates for important parts of our business and sales. The process of constructing and integrating the generation facilities and operations acquired from the Operating Companies is still ongoing. Additionally, we may not be able to successfully integrate our acquisitions or developments with our existing business.

WE ARE SUBJECT TO REGULATION BY THE SEC UNDER THE HOLDING COMPANY ACT AND SUCH REGULATION MAY LIMIT OUR ABILITY TO PURSUE ACQUISITIONS OR DEVELOPMENT OPPORTUNITIES.

     We are an "electric utility company" as defined in Section 2(a)(3) of the Holding Company Act. We are subject to regulation by the SEC under the Holding Company Act because we are a wholly owned subsidiary of Southern, a registered public utility holding company under the Holding Company Act. Under the Holding Company Act, we cannot issue debt or equity securities or guaranties without the SEC's approval. Under the Holding Company Act, generally, we can invest only in the traditional electric and gas utility business and related businesses. The acquisition of the voting stock of other gas or electric utilities is subject to prior SEC approval. The Holding Company Act also imposes restrictions on transactions among affiliates. The limitations imposed on us by the Holding Company Act may limit our ability to pursue acquisition or development opportunities.

WE MAY INCUR ADDITIONAL COSTS OR DELAYS IN POWER PLANT CONSTRUCTION AND MAY NOT BE ABLE TO RECOVER OUR INVESTMENT.

     We are in the process of constructing new generating facilities and we intend to continue our strategy of developing and constructing other new facilities and expanding existing facilities. Our completion of these facilities without delays or cost overruns is subject to substantial risks, including:

     - shortages and inconsistent quality of equipment, materials and labor;

     - work stoppages;

     - permits, approvals and other regulatory matters;

     - adverse weather conditions;

     - unforeseen engineering problems;

     - environmental and geological conditions;

     - delays or increased costs to interconnect our facilities to transmission grids;

     - unanticipated cost increases; and

     - our attention to other projects.

     If we are unable to complete the development or construction of a facility, or if we decide to delay or cancel construction of a facility, we may not be able to recover our investment in it. In addition, construction delays and contractor performance shortfalls can result in the loss of revenues and may, in turn, adversely affect our results of operations and financial position. Furthermore, if construction projects are not completed according to specifications, we may incur liabilities and suffer reduced plant efficiency, higher operating costs and reduced earnings. For information regarding Franklin Unit 3's delayed construction schedule, see -- MANAGEMENT'S DISCUSSION AND ANALYSIS -- "Future Earnings Potential" and Note N to the financial statements of the Company in the Form 10-Q for the quarter ended September 30, 2003.

WE ARE SUBJECT TO RISKS ASSOCIATED WITH A CHANGING ECONOMIC ENVIRONMENT, INCLUDING OUR ABILITY TO RAISE CAPITAL AND OUR ABILITY TO OBTAIN INSURANCE.

     In response to the September 11, 2001 terrorist attacks on the United States and the ongoing war against terrorism by the United States, the nation's economy and financial markets have been disrupted in general. Additionally, the availability and cost of capital for our business and that of our competitors has been adversely affected by the bankruptcy of Enron Corporation, events related to the California electric market crisis and the recent power outage in the northeast. These events could constrain the capital available to our industry and could adversely affect our access to funding for our operations, the demand for and pricing of our products and the financial stability of our customers and counterparties in transactions. The insurance industry has also been disrupted by these events. The availability of insurance covering the risk our Company and our competitors typically insure against may decrease, and the insurance that we are able to obtain may have higher deductibles, higher premiums and more restrictive policy terms.

OUR BUSINESS IS DEPENDENT ON OUR ABILITY TO SUCCESSFULLY ACCESS CAPITAL MARKETS. OUR INABILITY TO ACCESS CAPITAL MAY LIMIT OUR ABILITY TO EXECUTE OUR BUSINESS PLAN OR PURSUE IMPROVEMENTS AND MAKE ACQUISITIONS THAT WE MAY OTHERWISE RELY ON FOR FUTURE GROWTH.

     We rely on access to both short-term money markets and longer-term capital markets as a significant source of liquidity for capital requirements not satisfied by the cash flow from our operations. If we are not able to access capital at competitive rates, our ability to implement our business plan or pursue improvements and make acquisitions that we may otherwise rely on for future growth will be limited. We believe that we will maintain sufficient access to these financial markets based upon current credit ratings. However, certain market disruptions or a downgrade of our credit rating may increase our cost of borrowing or adversely affect our ability to raise capital through the issuance of securities or other borrowing arrangements. Such disruptions could include:

     - an economic downturn;

     - the bankruptcy of an unrelated energy company;

     - capital market conditions generally;

     - market prices for electricity;

     - terrorist attacks or threatened attacks on our facilities or unrelated energy companies;

     - war or threat of war; or

     - the overall health of the utility industry.

REGULATORY INITIATIVES AND CHANGES IN TECHNOLOGY MAY MAKE US LESS COMPETITIVE.

     We may not be able to respond in a timely or effective manner to the many changes in the electric power industry that may occur as a result of regulatory initiatives to increase competition. As a result, additional competitors in our industry may be created, and we may not be able to maintain our revenues and earnings levels or pursue our growth strategy. In addition, new technologies may be developed that impact the competitiveness of our generation facilities. To the extent that competition increases, our profit margins may be negatively affected.

     The introduction of new participants with better technologies in our regional market could increase competition, which could lower prices and have a material adverse effect on our results of operations or financial condition. These risks are particularly significant when the existing PPAs expire and the associated capacity must be re-marketed.

                                USE OF PROCEEDS

     We will not receive any cash proceeds from the issuance of the Exchange Senior Notes offered hereby. In consideration for issuing the Exchange Senior Notes as contemplated in this prospectus, we will receive in exchange Original Senior Notes in like principal amount, the forms and terms of which are identical, in all material respects, to the Exchange Senior Notes. The Original Senior Notes surrendered in exchange for the Exchange Senior Notes will be retired and canceled and cannot be reissued. Accordingly, the issuance of the Exchange Senior Notes will not result in any increase or decrease in our indebtedness.

     We received net proceeds of $568 million from the sale of the Exchange Senior Notes after deducting discounts to the initial purchasers and estimated fees and expenses. We used the net proceeds to (i) reduce our outstanding short-term indebtedness, (ii) to settle interest rate hedges associated with the sale of the Original Senior Notes that totaled $93.3 million and (iii) for general corporate purposes.

                                 CAPITALIZATION

     The following table sets forth our capitalization as of September 30, 2003. The following data is qualified in its entirety by reference to, and therefore should be read together with, the detailed information and financial statements appearing in the documents incorporated herein by reference in this prospectus.

                                                                    AS OF
                                                              SEPTEMBER 30, 2003
                                                              ------------------
                                                                 (UNAUDITED)
                                                              ------------------
                                                                ($ THOUSANDS)
Long-Term Debt:
Senior Notes................................................      $1,150,000
Other Long-Term Debt........................................           1,685
Unamortized debt discount, net..............................          (2,625)
                                                                  ----------
          Total Long-Term Debt..............................       1,149,060
Common Stockholder's Equity.................................       1,069,236
                                                                  ----------
Total Capitalization(1).....................................      $2,218,296
                                                                  ==========

---------------

(1) Total Capitalization excludes notes payable (including commercial paper), the subordinated note payable to parent and securities due within one year that totaled $102.7 million, $0.5 million and $0.2 million, respectively, at September 30, 2003.

                       SELECTED HISTORICAL FINANCIAL DATA

     Southern Power commenced operations effective January 8, 2001. The following table sets forth our selected historical financial data as of December 31, 2002 and 2001 and for the periods then ended and as of September 30, 2003 and the nine months ended September 30, 2003 and 2002. The information set forth below is qualified in its entirety by reference to and, therefore, should be read together with management's discussion and analysis of results of operations and financial information, the financial statements and related notes and other financial information incorporated by reference in this prospectus.

                                           NINE MONTHS ENDED                             PERIOD FROM
                                              SEPTEMBER 30                                INCEPTION
                                          --------------------      YEAR ENDED       (JANUARY 8, 2001) TO
                                            2003        2002     DECEMBER 31, 2002    DECEMBER 31, 2001
                                          --------    --------   -----------------   --------------------
                                              (UNAUDITED)
                                                                 ($ IN THOUSANDS)
INCOME STATEMENT DATA
Operating Revenues......................  $554,344    $213,271       $298,768              $29,301
Operating Expenses......................   315,701     143,840        202,573               18,814
                                          --------    --------       --------              -------
Operating Income........................   238,643      69,431         96,195               10,487
Other Income (Expense), net.............    (1,159)     (4,595)        (4,582)                 658
Total Interest Expense, net.............   (17,930)     (4,362)        (8,886)                (427)
                                          --------    --------       --------              -------
Earnings Before Income Taxes............   219,554      60,474         82,727               10,718
Income Taxes............................    77,367      19,832         28,457                2,511
                                          --------    --------       --------              -------
Earnings Before Cumulative Effect of
  Accounting Change.....................   142,187      40,642         54,270                8,207
Cumulative Effect of Accounting
  Change -- Less Income Taxes of $231...       367          --             --                   --
                                          --------    --------       --------              -------
Net Income..............................  $142,554    $ 40,642       $ 54,270              $ 8,207
OTHER FINANCIAL DATA
Ratio of Earnings to Fixed Charges
  (1)...................................      4.95x       2.19x          2.07x                3.36x

                                                                 AS OF               AS OF
                                                              SEPTEMBER 30        DECEMBER 31
                                                              ------------   ---------------------
                                                                  2003          2002        2001
                                                              ------------   ----------   --------
                                                              (UNAUDITED)
                                                                        ($ IN THOUSANDS)
BALANCE SHEET DATA
Total Current Assets........................................   $  165,494    $   73,622   $ 27,639
Plant in Service, net.......................................    1,628,484       874,573    261,862
Construction Work in Progress...............................      593,826     1,082,987    500,358
Other Assets and Deferred Charges...........................       55,808        54,794     32,998
                                                               ----------    ----------   --------
Total Assets................................................   $2,443,612    $2,085,976   $822,857
                                                               ==========    ==========   ========
Current Liabilities, excluding Subordinated Note Payable to
  Parent....................................................   $  164,515    $   74,895   $ 31,693
Deferred Credits and Other Liabilities......................       60,301        98,110     30,016
Long-Term Debt..............................................    1,149,060       955,879    293,205
Subordinated Note Payable to Parent.........................          500       210,488        950
Common Stockholder's Equity.................................    1,069,236       746,604    466,993
                                                               ----------    ----------   --------
Total Liabilities and Stockholder's Equity..................   $2,443,612    $2,085,976   $822,857
                                                               ==========    ==========   ========

---------------

(1) Ratio of earnings to fixed charges represents, on a pre-tax basis, the number of times earnings cover fixed charges. Earnings consist of net income plus interest expense and income taxes. Fixed charges consist of interest expense plus capitalized interest.

                                  OUR BUSINESS

     We are a wholly owned subsidiary of Southern. We provide the means by which Southern can own, develop, construct and acquire new generation assets outside of the traditional rate-based state regulated generation structure. Consequently, our business activities are not subject to traditional state regulation of utilities but are subject to regulation by the FERC. We are the primary vehicle to develop Southern's position in the competitive contract-based wholesale generation market, with substantially all of our generating capacity committed under long-term, fixed-price PPAs, primarily with our affiliates.

     We are an electric utility company as defined under the Holding Company Act. We are subject to SEC regulation under the Holding Company Act because we are a wholly owned subsidiary of Southern, a registered public utility holding company under the Holding Company Act.

     We acquired substantially all of our operating or under construction generating facilities and facility sites from affiliates of Southern. We intend to own and finance all of the new competitive contract-based wholesale generation assets to be built in the Southern system. Southern believes that this structure is most effective for pursuing generation opportunities in the competitive wholesale markets. This structure ensures a consistent approach to developing new wholesale generation and improves efficiency.

     We own, develop, construct and acquire generating facilities in the Super Southeast and sell the output of our generating facilities primarily under long-term, fixed-price capacity contracts to wholesale customers in this region. The Super Southeast includes the states in Southern's traditional service territory -- Alabama, Florida, Georgia, and Mississippi. Our customers in these states are expected to be predominantly the Operating Companies, but will include unaffiliated third parties as well. The Super Southeast also consists of the surrounding states of Kentucky, Louisiana, North Carolina, South Carolina, Tennessee and Virginia. Although we focus on the Super Southeast, we may also acquire or construct generating facilities outside of the Super Southeast or sell the output of our generating facilities to customers outside of the Super Southeast.

     As of October 1, 2003, we had 4,795 MW of generating capacity in commercial operation and 1,240 MW in preliminary stages of construction. By the end of 2005, we expect to have approximately 6,000 MW of generating capacity in commercial operation. Currently, substantially all of our existing and under construction generating capacity from these facilities is committed under PPAs with the PPA Counterparties. All of the PPA Counterparties have solid investment grade credit ratings.

     Along with the Operating Companies, we are a member of and share in the benefits and obligations of the Southern Pool. As a member of the Southern Pool, our generating facilities located within Southern's service territory are economically dispatched with the generating facilities of the Operating Companies to serve the members' aggregate load requirements. A member of the Southern Pool has the first call on its own generating resources, but if lower cost generation resources are available in the Southern system, a Southern Pool member has the right to purchase that lower variable cost energy. As a member of the Southern Pool, we also realize other benefits traditionally associated with pooling arrangements, such as economies of scale and geographic load diversity. The Southern Pool includes approximately 42,000 MW of generating capacity.

     For each of our generating facilities located in the service territory of an Operating Company, there is or will be an interconnection agreement to govern the interconnected operations of that facility with the transmission facilities of the appropriate Operating Company. Each Operating Company is interconnected to the transmission facilities of the other Operating Companies by means of high-voltage lines. Additionally, the Operating Companies have long-standing contracts with the principal neighboring utility systems relating to capacity exchanges, capacity purchases and sales, transfers of economy energy and other similar transactions. However, for the most part, such interchange transactions are now conducted under market-based tariff arrangements. We expect any generating facility located outside of the Operating Companies' service territory will have an interconnection agreement with the applicable transmission provider. Regardless of whether a facility is located in or outside of the service territory of an Operating Company, transmission service will need to be reserved across the applicable transmission systems to deliver power from each facility, which includes obtaining transmission service across each applicable Operating Company.

     In order to optimize efficiencies, we utilize employees currently in the Southern system for our day-to-day operations at our generation facilities. For each of our generating facilities in an Operating Company's service territory, we intend for such Operating Company to provide operation and maintenance services at cost (in accordance with the Holding Company Act). There are or will be operation and maintenance contracts between us and the appropriate Operating Company for the facilities located in such Operating Company's service territory. Because Stanton A is located outside of the Operating Companies' service territory, SCS will provide operation and maintenance services for that facility. Additionally, under the terms of a services agreement, SCS performs overall project management of the construction process of our generating facilities.

BUSINESS STRATEGY

     Our strategy is to continue to own, develop, construct and acquire additional generating facilities to compete for and serve the demand in the Super Southeast market. To implement this strategy, we plan to:

     DERIVE AT LEAST 80% OF OPERATING CASH FLOW UNDER LONG-TERM, FIXED PRICE PPAS. We currently have and intend to maintain substantially all of our existing and under construction capacity committed under PPAs mostly with the Operating Companies, but also with certain unaffiliated third parties. Currently all of our PPA Counterparties have solid investment grade credit ratings.

     UTILIZE THE EXPERTISE OF SOUTHERN AFFILIATES IN PLANNING, DESIGNING, CONSTRUCTING, MARKETING, OPERATING AND MAINTAINING GENERATING FACILITIES. All of our business currently is and is expected to be operated by Southern affiliates with participation of our management. To optimize efficiencies, we utilize employees currently in the Southern system for our day-to-day operations at our generation facilities located in Southern's service territory. In 2001, 2002 and 2003, the employees of Southern and its affiliates achieved a peak season Equivalent Forced Outage Rate ("EFOR") of less than 2 percent, which is the lowest in Southern history. SCS will perform overall project management of the construction process of our generation facilities.

     MITIGATE MARKET PRICE, FUEL SUPPLY, FUEL TRANSPORTATION AND ELECTRIC TRANSMISSION RISK. By negotiating long-term PPAs for substantially all of our existing and under construction generating capacity, we have attempted to lessen our exposure to market risk. Additionally, our PPAs insulate us from significant fuel supply, fuel transportation and electric transmission risks by making such risks predominantly the responsibility of the counterparties. We intend to continue this business practice.

     FOCUS ON THE SUPER SOUTHEAST FOR ADDITIONAL GENERATION AND WHOLESALE MARKETING OPPORTUNITIES. We focus on the Super Southeast for additional generation opportunities because of our experience with, and established presence in, the region. Additionally, the Southeast has a stable regulatory environment for electricity.

     EXPAND OUR ASSET BASE TO APPROXIMATELY 6,000 MW IN COMMERCIAL OPERATION BY YEAR-END 2005, WITH POTENTIAL FOR FURTHER CAPACITY ADDITIONS THEREAFTER. We intend to continue to expand our generation capacity. We currently have approximately 4,795 MW of generating capacity in commercial operation. This includes our share of the generating capacity from Stanton A which began commercial operation on October 1, 2003. Our share of the capacity of Stanton A is 422 MW. McIntosh 10 and McIntosh 11 are in preliminary stages of construction with scheduled completion dates in June 2005. The expected capacity of McIntosh 10 and McIntosh 11 is 1,240 MW. The addition of these two units will increase our capacity to approximately 6,000 MW. We will continue to evaluate opportunities to construct or acquire new generating facilities.

COMPETITIVE STRENGTHS

     We believe that we are well positioned to implement our business strategy because of the following competitive strengths:

     STABLE REVENUES UNDER LONG-TERM, FIXED-PRICE PPAS. Substantially all of our existing and under construction capacity is committed under long-term, fixed-price PPAs with initial terms of five to 15 years.

These PPAs are predominantly with the Operating Companies who all have solid investment grade credit ratings. Additionally, our existing PPAs with the Operating Companies relating to generating facilities in operation or under construction have already been approved by the respective state PSCs and, except for the McIntosh 10 and McIntosh 11 PPAs, by the FERC. For more information about the McIntosh PPAs, see -- MANAGEMENT'S DISCUSSION AND ANALYSIS -- "Future Earnings Potential" and Note N to the financial statements of the Company in the Form 10-Q for the quarter ended September 30, 2003. We believe that the PPAs will provide us with relatively stable energy revenues.

     MITIGATION OF MARKET PRICE, FUEL SUPPLY, FUEL TRANSPORTATION AND ELECTRIC TRANSMISSION RISK. Through the terms of the PPAs, we have effectively mitigated our market price risks for substantially all our existing and under construction generating capacity. Additionally, our PPAs generally allocate fuel supply, fuel transportation and electric transmission risk to the counterparties. By structuring these provisions of the PPAs in this manner, we are effectively insulated from any significant fuel supply, fuel transportation and electric transmission risk during the terms of the PPAs.

     RELATIONSHIP WITH SOUTHERN. Southern has been active in the Super Southeast wholesale market for years and has developed extensive marketing experience. Our management team is comprised of seasoned individuals from within the Southern system who have long-standing experience with generating facilities, power sales and dispatch, engineering, construction, market conditions, and business development. Additionally, Southern has developed strong relationships in the Southeast energy market.

     EFFICIENCIES RELATING TO NEW GENERATING FACILITIES. To maximize experience and efficiencies, we utilize employees currently in the Southern system for our day-to-day operations of our generation facilities. Our agreements with the Operating Companies and SCS allow us to optimize their extensive knowledge, experience and proven track record in power plant and power systems operations. Additionally, all of our initial facilities will be new, state of the art, gas-fired generation using GE gas turbines. To reduce our exposure to operation and maintenance costs, we have entered into long-term service agreements with GE for substantially all of our generating facilities. Under these services agreements, GE is obligated to cover the major maintenance of the GE equipment.

     STABLE REGULATORY ENVIRONMENT. The Super Southeast has a stable regulatory environment for electricity.

     ABSENCE OF ELECTRIC RESTRUCTURING LEGISLATION IN SOUTHERN'S SERVICE TERRITORY. No state legislature or regulatory authority within Southern's traditional service territory has adopted electric utility service restructuring.

     STABLE REGIONAL DEMAND. The Super Southeast has historically been a strong area for economic growth, and we believe that we will be able to benefit from future regional supply and demand patterns.

SUMMARY OF INDEPENDENT CONSULTANTS' REPORTS

     In the preparation of the Independent Engineer's Report, the Independent Market Expert's Report and the opinions contained in the reports, the Independent Engineer and the Independent Market Expert have made the following qualifications about the information contained in their reports and the circumstances under which the reports were prepared: some information in the reports is necessarily based on predictions and estimates of future events and behaviors; such predictions or estimates may differ from that which other consultants specializing in the electricity industry might present; actual results may differ, perhaps materially, from those projected; the provision of the reports does not eliminate the need for you to make further inquiries as to the information included in the reports or to undertake your own analysis; the reports are not intended to be a complete and exhaustive analysis of the subject issues, and therefore may not consider some factors that are important to your decision; and the Independent Engineer and the Independent Market Expert accept no liability for loss, whether direct or consequential, suffered by you in reliance on their reports and nothing in the reports should be taken as a promise or guarantee as to the occurrence of any future events.

     The Independent Engineer's Report and the Independent Market Expert's Report rely on assumptions regarding material contingencies and other matters that are not within our control or the control of Beck or PA Consulting or any other person. While each of Beck and PA Consulting believes its assumptions to be reasonable for purposes of preparing its respective report, these assumptions are inherently subject to significant uncertainties and actual results may differ materially from those projected. The predictions, estimates and assumptions that underlie these reports may also differ from those that other consultants specializing in the electric power industry might present.

  SUMMARY OF THE INDEPENDENT ENGINEER'S REPORT

     The Independent Engineer has prepared the Independent Engineer's Report dated July 1, 2003 a copy of which is attached as Annex A to this prospectus. Following is a summary of the conclusions reached by the Independent Engineer in the Independent Engineer's Report. The Independent Engineer's conclusions are subject to the assumptions and qualifications set forth in the Independent Engineer's Report, and you should read this summary in conjunction with the full text of the Independent Engineer's Report. All capitalized terms in this summary are defined in the attached Independent Engineer's Report.

     The Independent Engineer has expressed the following opinions in the Independent Engineer's Report:

     1. Provided Southern Power takes into account the recommendations in the geotechnical reports by Southern Geotech, the sites for the Generating Facilities are suitable for the construction and operation of the Generating Facilities.

     2. Based on GE's previously demonstrated capability to address issues similar to those related to the Frame 7FA described herein, the power generation technologies proposed for the Generating Facilities are sound, proven methods of energy recovery. If constructed, operated and maintained as proposed by Southern Power, the Generating Facilities should be capable of meeting the requirements of the Power Purchase Agreements and the currently applicable environmental permit requirements. Furthermore, all off-site requirements of the Generating Facilities have been adequately provided for, including fuel supply, water supply, wastewater disposal, and electrical interconnection.

     3. The proposed method of design, construction, operation, and maintenance of the Generating Facilities has been developed in accordance with generally accepted industry practice and has taken into consideration the current environmental, license and permit requirements that the Generating Facilities must meet.

     4. Based on Beck's review and provided that: (a) the units are operated and maintained by the operators in accordance with the policies and procedures as presented by Southern Power, (b) all required renewals and replacements are made on a timely basis as the units age, and (c) gas and oil burned by the units are within the expected range with respect to quantity and quality, the Generating Facilities should have useful lives of at least 20 years.

     5. The performance guarantees proposed for the Generating Facilities under construction, if all the equipment contract guarantees are considered in their entirety, are similar to the performance tests of turnkey projects with which Beck is familiar.

     6. Through the experience of Southern Power, Alabama Power, Georgia Power, Savannah Electric or other Southern Company subsidiaries, SCS has demonstrated the capability to operate the Generating Facilities. The operating programs and procedures which are proposed or currently in place for the Generating Facilities are consistent with generally accepted practices in the industry, and SCS has incorporated organizational structures that are comparable to other facilities using similar technologies for a similar service.

     7. The Generating Facilities should be capable of achieving the annual average output in full-pressure mode with power augmentation and the average annual net plant heat rates assumed in the Projected Operating Results.

     8. The Generating Facilities should be capable of achieving the required average annual contract availabilities under the Power Purchase Agreements ranging from 96.5 to 97 percent, which exclude scheduled maintenance and allow Southern Power to replace the undelivered energy from another resource, and should also be capable of achieving an average annual availability of 92 percent, which includes provision for forced and scheduled maintenance.

     9. Based on Beck's Phase I environmental site assessment for the McIntosh Facility, it did not identify any environmental concerns related to site contamination issues. Because no updated ESAs of previous or recent environmental investigations regarding the potential for site contamination issues at the sites of the other Generating Facilities have been provided for our review, Beck can offer no opinion with respect to potential site contamination issues at the sites of the Dahlberg, Franklin, Harris, Stanton, and Wansley Facilities, if any, or the potential for future remediation.

     10. Southern Power has identified the major permits and approvals necessary for the construction and operation of the Generating Facilities. While all of the required permits and approvals have not yet been obtained, Beck did not identify any technical or engineering circumstance that would prevent the issuance of the remaining permits and approvals. Beck notes that the modification of the NPDES Permit and the Surface Water Withdrawal Permit of the adjacent steam plant to accommodate the McIntosh Facility have not yet been issued and are under review by the Georgia Environmental Protection Division. As such, Beck has not reviewed the conditions to be set forth in the permits.

     11. Southern Power's estimates of the costs of operating and maintaining the Generating Facilities, including provision for major maintenance, are within the range of the costs of similar plants with which Beck is familiar.

     12. For the Base Case Projected Operating Results, the projected revenues from the sale of electricity are adequate to pay annual operating and maintenance expenses (including major maintenance), fuel expense, and other operating expenses. Such revenues provide an annual interest coverage on the Debt of at least 3.97 times the annual interest requirement in each year during the term of the Senior Notes and a weighted average coverage of 4.41 times the annual interest requirement on the Debt over the term of the Senior Notes. There is insufficient cash available after the payment of interest to repay the entire principal due on the Debt upon maturity. Southern Power has assumed that the Debt will be refinanced upon maturity.

  SUMMARY OF THE INDEPENDENT MARKET EXPERT'S REPORT

     PA Consulting Group, Inc. ("PA Consulting"), the independent market consultant, has prepared an Independent Market Expert's Report dated May 28, 2003, a copy of which is attached as Annex B to this prospectus. Following is a summary of the report. You should read this summary in conjunction with the full text of the Independent Market Expert's Report.

     Southern Power owns or has ownership interests in companies with 6,024 MW of generation capacity. 5,613 MW are in the SERC market and 411 MW are in the Florida Reliability Coordinating Council ("FRCC") market.

     Some information in the report is necessarily based on predictions and estimates of future events and behaviors, such predictions or estimates may differ from that which other consultants specializing in the electricity industry might present and the provision of a report by PA Consulting does not obviate the need for potential investors to make further appropriate inquiries as to the accuracy of the information included therein, or to undertake an analysis of their own. The report is not intended to be a complete and exhaustive analysis of the subject issues and therefore will not consider some factors that are important to a potential investor's decision making, and PA Consulting and its employees cannot accept liability for loss suffered in consequence of reliance on the report. Nothing in PA Consulting's report should be taken as a promise or guarantee as to the occurrence of any future events.

  Market Description

     Over the past two decades, the structure of the electric power industry has been increasingly shaped by the emergence of a prevailing market trend in the networked industries, namely the introduction of competition in formerly regulated markets. The SERC and FRCC markets are both bilateral markets, whereby sellers and purchasers come together via contracts for the delivery of capacity and/or energy and the associated ancillary services.

  Forecasting Methodology

     The following is PA Consulting's description of its forecasting methodology.

     PA Consulting has developed a proprietary approach to market valuation and price forecasting. This market valuation process (MVP) applies best practice forecasting principles and leverages deep insight into energy market dynamics to deliver sound independent results. PA Consulting's proprietary Merchant Generation Database serves as the backbone of this process by ensuring that PA Consulting's opinion is supported by an accurate view of the ever-changing merchant energy market landscape.

     For the report, PA Consulting utilized a 4 step process:

          1. Review market characteristics.

          2. Establish market assumptions.

          3. Complete baseline fundamental analysis results in overall market projections.

          4. Dispatch the plants against the prices developed in the fundamental model.

  Key Assumptions

     There are many important assumptions in the development of the price projections, including but not limited to demand growth, fuel prices, and capacity additions and retirements. Variations in these three factors, as well as other assumptions, can lead to significant variations in the end price results. PA Consulting has tested the forecasts for variations of these three assumptions, which represent the high fuel, low fuel, and overbuild sensitivity cases.

     Another key fundamental assumption on which this analysis is based is the concept of a competitive wholesale market. These results are based on the assumptions that rational markets for electricity exist, that markets are attempting to adjust to economic equilibrium, and that market players make decisions based on sound economic judgment.

  Results and Sensitivities

     PA Consulting developed three sensitivity cases. These sensitivity cases are intended to provide an indication as to how changes in certain input parameters such as fuel prices and new capacity additions affect forecasted price results. These sensitivities are not intended to be bounding, or worst case scenarios. Their purpose is to determine the impact of an assumed change on the price forecast results. The magnitude of the changes in input parameters may be greater than or less than those assumed in the sensitivities. The three sensitivity cases evaluated are as follows:

     - The low fuel case evaluates the effects of lower gas and oil prices represented as a $0.50/MMBtu reduction in the 2003 gas and oil prices with escalation remaining unchanged (coal prices are not changed).

     - The high fuel case evaluates the effects of higher gas and oil prices represented as a $0.50/MMBtu increase in the 2003 gas and oil base prices with escalation remaining unchanged (coal prices are not changed).

     - The overbuild case evaluates an exuberance of merchant plant development in the regions reviewed.

Specific results are contained in the report, a copy of which is attached as Annex B to this prospectus.

                               THE EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

     We sold the Original Senior Notes on July 8, 2003 to the initial purchasers with further distribution permitted only to (i) "qualified institutional buyers" under Rule 144A under the Securities Act, (ii) "institutional accredited investors" under Rule 501(a)(1), (2), (3) or (7) under the Securities Act and
(iii) non-U.S. persons in offshore transactions in reliance on Regulation S under the Securities Act. In connection with the sale of the Original Senior Notes, we and the initial purchasers entered into a Registration Rights Agreement, dated July 8, 2003, which requires us to use our best efforts to consummate a registered offer to exchange the Original Senior Notes for Exchange Senior Notes, identical in all material respects to the Original Senior Notes except for certain transfer restrictions and registration rights related to the outstanding Original Senior Notes. We will keep the Exchange Offer open for not less than 20 business days and not more than 30 business days after the date notice of the Exchange Offer is mailed to the holders. The Exchange Offer is being made pursuant to the Registration Rights Agreement to satisfy our obligations thereunder.

     Based on SEC staff interpretations contained in several no-action letters regarding similar exchange offers, we believe that, except as described below, the Exchange Senior Notes issued pursuant to the Exchange Offer in exchange for Original Senior Notes may be offered for resale, resold and otherwise transferred by any holder of the Exchange Senior Notes (other than any holder which is a broker-dealer or an "affiliate" of our Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that:

          (i) you acquired such Exchange Senior Notes in the ordinary course of your business;

          (ii) you have no arrangement or understanding with any person to participate in the distribution of such Exchange Senior Notes; and

          (iii) you are not engaged in, and do not intend to engage in, a distribution of such Exchange Senior Notes.

By tendering Original Senior Notes for Exchange Senior Notes, you will represent to us that, among other things:

          (i) the Exchange Senior Notes issued in the Exchange Offer are being acquired in the ordinary course of business of the person receiving the Exchange Senior Notes, whether or not such person is the holder;

          (ii) neither you nor any such other person is engaging in or intends to engage in or has an arrangement or understanding with any person to participate in a distribution of such Exchange Senior Notes within the meaning of the Securities Act;

          (iii) neither you nor any such other person is an affiliate of our Company, or if you or such other person is an affiliate of our Company, you or such other person will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable; and

          (iv) you are not a broker-dealer, or if you are a broker-dealer, that you will receive the Exchange Senior Notes for your own account, you will deliver a prospectus on resale of your Exchange Senior Notes and you acquired your Original Senior Notes as a result of market-making activities or other trading activities.

     In the event that you cannot make the requisite representations to us, you cannot rely on such interpretations by the staff of the SEC and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction. Unless an exemption from registration is otherwise available, any such resale transaction should be covered by an effective registration statement containing the selling securityholder information required by Item 507 of Regula-tion S-K under the Securities Act. This prospectus may be used for an offer to resell, resale or other retransfer of Exchange Senior Notes only as specifically set forth herein.

     As noted above, we base our belief on interpretations by the SEC staff in no-action letters issued to other issuers in exchange offers like ours. We have not, however, asked the SEC to consider this particular Exchange Offer in the context of a no-action letter. Therefore, you cannot be sure that the SEC will treat this Exchange Offer in the same way it has treated other exchange offers in the past. If our belief is wrong, you could incur liabilities under the Securities Act. We will not protect you against any loss incurred as a result of this liability under the Securities Act.

     Each broker-dealer that receives Exchange Senior Notes for its own account in exchange for Original Senior Notes, where such Original Senior Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Senior Notes. See "PLAN OF DISTRIBUTION."

     Pursuant to the Registration Rights Agreement, there are circumstances where we are required to file a shelf registration statement for resale of Original Senior Notes.

TERMS OF THE EXCHANGE OFFER

     Upon the terms and subject to the conditions set forth in this prospectus and in the Letter of Transmittal, we will accept for exchange any and all Original Senior Notes properly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the Expiration Date of the Exchange Offer. You should read "-- Expiration Date; Extensions; Amendments" below for an explanation of how the Expiration Date may be amended.

     Holders may exchange some or all of their Original Senior Notes in denominations of $1,000 and integral multiples thereof. We will issue and deliver $1,000 principal amount of Exchange Senior Notes in exchange for each $1,000 principal amount of outstanding Original Senior Notes accepted in the Exchange Offer.

     The form and terms of the Exchange Senior Notes will be the same as the form and terms of the Original Senior Notes except the Exchange Senior Notes will be registered under the Securities Act and therefore will not bear legends restricting the transfer thereof. The Exchange Senior Notes will evidence the same debt as the Original Senior Notes. The Exchange Senior Notes will be issued under and entitled to the benefits of the Indenture, dated June 1, 2002 between us and The Bank of New York, as Trustee, and supplemented by the Second Supplemental Indenture dated July 8, 2003 which also authorized the issuance of the Original Senior Notes, such that both series will be treated as a single class of debt securities under the Indenture.

     As of the date of this prospectus, $575 million aggregate principal amount of the Original Senior Notes is outstanding. This prospectus, together with the Letter of Transmittal, is being sent to all registered holders of Original Senior Notes. There will be no fixed record date for determining registered holders of Original Senior Notes entitled to participate in the Exchange Offer. The Exchange Offer is not conditioned upon any minimum principal amount of Original Senior Notes being tendered for exchange. However, the obligation to accept Original Senior Notes for exchange pursuant to the Exchange Offer is subject to certain conditions, as described under "-- Conditions."

     We intend to conduct the Exchange Offer in accordance with the provisions of the Registration Rights Agreement and the applicable requirements of the Exchange Act, and the rules and regulations of the SEC thereunder. Original Senior Notes which are not tendered for exchange in the Exchange Offer will remain outstanding and continue to accrue interest and will be entitled to the rights and benefits such holders have under the Indenture and the Registration Rights Agreement.

     We will be deemed to have accepted for exchange properly tendered Original Senior Notes when, as and if we have given oral or written notice thereof to the Exchange Agent and complied with the provisions of the Indenture. The Exchange Agent will act as agent for the tendering holders for the purposes of receiving the Exchange Senior Notes from us.

     If you tender Original Senior Notes in the Exchange Offer you will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Original Senior Notes pursuant to the Exchange Offer. We will pay all charges and expenses, other than certain applicable taxes described below, in connection with the Exchange Offer. See "-- Fees and Expenses."

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

     The term "Expiration Date" shall mean 5:00 p.m., New York City time on
            , 200 , unless we, in our sole discretion, extend the Exchange Offer, in which case the term "Expiration Date" shall mean the latest date to which the Exchange Offer is extended. If the Exchange Offer is not completed by April 5, 2004, the interest rate on the Original Senior Notes shall be increased by 50 basis points per annum. We will pay such additional interest on regular interest payment dates. Such additional interest will be in addition to any other interest payable from time to time with respect to the Original Senior Notes.

     If we extend the Exchange Offer, we will notify the Exchange Agent of any extension by oral or written notice and will mail to the holders an announcement thereof, prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.

     We reserve the right, in our sole discretion, (i) to delay accepting any Original Senior Notes, to extend the Exchange Offer or to terminate the Exchange Offer and not permit acceptance of Original Senior Notes not previously accepted, if any of the conditions set forth below under "-- Conditions" have not been satisfied, by giving oral or written notice of the delay, extension or termination to the Exchange Agent or (ii) to amend the terms of the Exchange Offer in any manner which, in our good faith judgment, is advantageous to the holders of the Original Senior Notes, whether before or after any tender of the Exchange Senior Notes. Any delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to the holders. If the Exchange Offer is amended in a manner determined by us to constitute a material change, we will promptly notify holders of the amendment by means of a prospectus supplement that will be distributed to the registered holders, if required by law, and we will extend the Exchange Offer for a period of five to ten business days, depending upon the significance of the amendment and the manner of disclosure to the registered holders, if the Exchange Offer would otherwise expire during such five to ten business day period.

INTEREST ON THE EXCHANGE SENIOR NOTES

     The Exchange Senior Notes will bear interest at 4.875% per year. Interest on the Exchange Senior Notes will be payable semi-annually, in arrears, on January 15 and July 15 of each year, commencing on January 15, 2004. Interest on the Exchange Senior Notes will accrue from the last interest payment date on which interest was paid on the Original Senior Notes surrendered in exchange therefor or, if no interest has been paid on the Original Senior Notes, from the date of the original issuance of the Original Senior Notes.

CONDITIONS

     Prior to the Expiration Date, we may terminate the Exchange Offer if:

          (a) any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the Exchange Offer which, in our judgment, might materially impair our ability to proceed with the Exchange Offer, or

          (b) any law, statute, rule or regulation is proposed, adopted or enacted, or any existing law, statute, rule or regulation is interpreted by the staff of the SEC, which, in our judgment, might materially impair our ability to proceed with the Exchange Offer, or

          (c) any governmental approval has not been obtained, which approval we shall, in our discretion, deem necessary for the consummation of the Exchange Offer as contemplated hereby.

     If we determine in our discretion that any of these conditions are not satisfied, we may (i) refuse to accept any Original Senior Notes and return all tendered Original Senior Notes to the tendering holders, (ii) extend the Exchange Offer and retain all Original Senior Notes tendered prior to the expiration of the Exchange Offer, subject, however, to the rights of holders who tendered such Original Senior Notes to withdraw their tendered Original Senior Notes, or (iii) waive such unsatisfied conditions with respect to the Exchange Offer and accept all properly tendered Original Senior Notes which have not been withdrawn.

     The foregoing conditions are for our benefit and may be asserted by us regardless of the circumstances giving rise to any such condition or may be waived by us in whole or in part at any time and from time to time in our discretion prior to the Expiration Date. Our failure at any time to exercise any of our rights shall not be deemed a waiver of any such right, and each such right will be deemed an ongoing right which may be asserted at any time and from time to time.

PROCEDURES FOR TENDERING

  BOOK-ENTRY INTERESTS

     The Original Senior Notes sold or transferred to "qualified institutional buyers" under Rule 144A under the Securities Act and to non-U.S. persons in offshore transactions under Regulation S under the Securities Act were issued as global securities in fully registered form without interest coupons. Beneficial interests in the global securities, held by direct or indirect participants in DTC, are shown on, and transfers of these interests are effected only through, records maintained in book-entry form by DTC with respect to its participants.

     If you hold your Original Senior Notes in the form of book-entry interests and you wish to tender your Original Senior Notes for exchange pursuant to the Exchange Offer, you must transmit to the Exchange Agent on or prior to the Expiration Date either:

          (1) a written or facsimile copy of a properly completed and duly executed Letter of Transmittal, including all other documents required by such Letter of Transmittal, to the Exchange Agent at the address set forth on the cover page of the Letter of Transmittal; or

          (2) a computer-generated message transmitted by means of DTC's Automated Tender Offer Program system and received by the Exchange Agent and forming a part of a confirmation of book-entry transfer, in which you acknowledge and agree to be bound by the terms of the Letter of Transmittal.

     In addition, in order to deliver Original Senior Notes held in the form of book-entry interests:

          (1) a timely confirmation of book-entry transfer of such Original Senior Notes into the Exchange Agent's account at DTC pursuant to the procedure for book-entry transfers described below under "-- Book-Entry Transfer" must be received by the Exchange Agent prior to the Expiration Date; or

          (2) you must comply with the guaranteed delivery procedures described below.

     THE METHOD OF DELIVERY OF ORIGINAL SENIOR NOTES AND THE LETTER OF TRANSMITTAL FOR YOUR ORIGINAL SENIOR NOTES AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT YOUR ELECTION AND RISK. INSTEAD OF DELIVERY BY MAIL, WE RECOMMEND THAT YOU USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. YOU SHOULD NOT SEND THE LETTER OF TRANSMITTAL OR ORIGINAL SENIOR NOTES TO US. YOU MAY REQUEST YOUR BROKER, DEALER, COMMERCIAL BANK, TRUST COMPANY, OR NOMINEE TO EFFECT THE ABOVE TRANSACTIONS FOR YOU.

  CERTIFICATED ORIGINAL SENIOR NOTES

     The Original Senior Notes sold or transferred to "institutional accredited investors" under Rule 501(a)(1), (2), (3) or (7) under the Securities Act were issued in certificated fully registered form without coupons. Only registered holders of certificated Original Senior Notes may tender those Original Senior Notes in the Exchange Offer. If your Original Senior Notes are certificated and you wish to tender those Original Senior Notes for exchange pursuant to the Exchange Offer, you must transmit to the Exchange Agent on or prior to the Expiration Date a written or facsimile copy of a properly completed and duly executed Letter of Transmittal, including all other required documents, to the Exchange Agent at the address set forth on the cover page of the Letter of Transmittal. In addition, in order to validly tender your certificated Original Senior Notes:

          (1) the certificates representing your Original Senior Notes must be received by the Exchange Agent prior to the Expiration Date; or

          (2) you must comply with the guaranteed delivery procedures described below.

  PROCEDURES APPLICABLE TO ALL HOLDERS

     If you properly tender an Original Senior Note and you do not withdraw the tender prior to the Expiration Date, you will have made an agreement with us in accordance with the terms and subject to the conditions set forth in this prospectus and in the Letter of Transmittal.

     If your Original Senior Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your Original Senior Notes, you should contact the registered holder promptly and instruct the registered holder to tender on your behalf. If you wish to tender on your own behalf, you must, prior to completing and executing the Letter of Transmittal and delivering your Original Senior Notes, either make appropriate arrangements to register ownership of the Original Senior Notes in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

     Signatures on a Letter of Transmittal or a notice of withdrawal must be guaranteed by an eligible institution unless:

          (1) Original Senior Notes tendered in the Exchange Offer are tendered either

             (A) by a registered holder who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the holder's Letter of Transmittal or

             (B) for the account of an eligible institution; and

          (2) the box entitled "Special Issuance Instructions" on the Letter of Transmittal has not been completed.

     If signatures on a Letter of Transmittal or a notice of withdrawal are required to be guaranteed, the guarantee must be by a financial institution, which includes most banks, savings and loan associations and brokerage houses, that is a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Program or the Stock Exchanges Medallion Program.

     If the Letter of Transmittal is signed by a person other than you, your Original Senior Notes must be endorsed or accompanied by a properly completed bond power and signed by you as your name appears on those Original Senior Notes.

     If the Letter of Transmittal or any Original Senior Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, those persons should so indicate when signing. Unless we waive this requirement, in this instance you must submit with the Letter of Transmittal proper evidence satisfactory to us of their authority to act on your behalf.

     We will determine, in our sole discretion, all questions regarding the validity, form, eligibility, including time of receipt, acceptance and withdrawal of tendered Original Senior Notes. This determination will be final and binding. We reserve the absolute right to reject any and all Original Senior Notes not properly tendered or any Original Senior Notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to particular Original Senior Notes. Our interpretation of the terms and conditions of the Exchange Offer, including the instructions in the Letter of Transmittal, will be final and binding on all parties.

     You must cure any defects or irregularities in connection with tenders of your Original Senior Notes within the time period we will determine unless we waive that defect or irregularity. Although we intend to notify you of defects or irregularities with respect to your tender of Original Senior Notes, neither we, the Exchange Agent nor any other person will incur any liability for failure to give this notification. Your tender will not be deemed to have been made and your Original Senior Notes will be returned to you if:

          (1) you improperly tender your Original Senior Notes;

          (2) you have not cured any defects or irregularities in your tender;
     and

          (3) we have not waived those defects, irregularities or improper tender.

     The Exchange Agent will return your Original Senior Notes, unless otherwise provided in the Letter of Transmittal, as soon as practicable following the expiration of the Exchange Offer.

     In addition, we reserve the right in our sole discretion to:

          (1) purchase or make offers for, or offer registered Notes for, any Original Senior Notes that remain outstanding subsequent to the expiration of the Exchange Offer;

          (2) terminate the Exchange Offer; and

          (3) to the extent permitted by applicable law, purchase Original Senior Notes in the open market, in privately negotiated transactions or otherwise.

     The terms of any of these purchases or offers could differ from the terms of the Exchange Offer.

     In all cases, issuance of Exchange Senior Notes for Original Senior Notes that are accepted for exchange in the Exchange Offer will be made only after timely receipt by the Exchange Agent of certificates for your Original Senior Notes or a timely book-entry confirmation of your Original Senior Notes into the Exchange Agent's account at DTC, a properly completed and duly executed Letter of Transmittal, or a computer-generated message instead of the Letter of Transmittal, and all other required documents. If any tendered Original Senior Notes are not accepted for any reason set forth in the terms and conditions of the Exchange Offer or if Original Senior Notes are submitted for a greater principal amount than you desire to exchange, the unaccepted or non-exchanged Original Senior Notes, or Original Senior Notes in substitution therefor, will be returned without expense to you. In addition, in the case of Original Senior Notes tendered by book-entry transfer into the Exchange Agent's account at DTC pursuant to the book-entry transfer procedures described below, the non-exchanged Original Senior Notes will be credited to your account maintained with DTC, as promptly as practicable after the expiration or termination of the Exchange Offer.

     Each broker-dealer that receives Exchange Senior Notes for its own account in exchange for Original Senior Notes, where such Original Senior Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Senior Notes. See "PLAN OF DISTRIBUTION."

  GUARANTEED DELIVERY PROCEDURES

     If you desire to tender your Original Senior Notes and time will not permit your required documents to reach the Exchange Agent by the Expiration Date, or the procedure for book-entry transfer cannot be completed on time, you may tender if:

          (1) you tender through an eligible financial institution;

          (2) on or prior to 5:00 p.m., New York City time, on the Expiration Date, the Exchange Agent receives from an eligible institution a written or facsimile copy of a properly completed and duly executed Letter of Transmittal and Notice of Guaranteed Delivery, substantially in the form provided by us; and

          (3) the certificates for all certificated Original Senior Notes, in proper form for transfer, or a book-entry confirmation, and all other documents required by the Letter of Transmittal, are received by the Exchange Agent within three New York Stock Exchange trading days after the date of execution of the Notice of Guaranteed Delivery.

     The Notice of Guaranteed Delivery may be sent by facsimile transmission, mail or hand delivery. The Notice of Guaranteed Delivery must set forth:

          (1) your name and address;

          (2) the amount of Original Senior Notes you are tendering; and

          (3) a statement that your tender is being made by the Notice of Guaranteed Delivery and that you guarantee that within three New York Stock Exchange trading days after the execution of the Notice of Guaranteed Delivery, the eligible institution will deliver the following documents to the Exchange Agent:

             (A) the certificates for all certificated Original Senior Notes being tendered, in proper form for transfer or a book-entry confirmation of tender;

             (B) a written or facsimile copy of the Letter of Transmittal, or a book-entry confirmation instead of the Letter of Transmittal; and

             (C) any other documents required by the Letter of Transmittal.

BOOK-ENTRY TRANSFER

     The Exchange Agent will establish an account with respect to the book-entry interests at DTC for purposes of the Exchange Offer promptly after the date of this prospectus. You must deliver your book-entry interest by book-entry transfer to the applicable account maintained by the Exchange Agent at DTC. Any financial institution that is a participant in DTC's systems may make book-entry delivery of book-entry interests by causing DTC to transfer the book-entry interests into the Exchange Agent's applicable account at DTC in accordance with DTC's procedures for transfer.

     If one of the following situations occurs:

          (1) you cannot deliver a book-entry confirmation of book-entry delivery of your book-entry interests into the Exchange Agent's applicable account at DTC; or

          (2) you cannot deliver all other documents required by the Letter of Transmittal to the Exchange Agent prior to the Expiration Date,

then you must tender your book-entry interests according to the Guaranteed Delivery Procedures discussed above.

WITHDRAWAL RIGHTS

     You may withdraw tenders of your Original Senior Notes at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

     For your withdrawal to be effective, the Exchange Agent must receive a written or facsimile transmission notice of withdrawal at its address set forth below under "-- Exchange Agent" prior to 5:00 p.m., New York City time, on the Expiration Date.

     The notice of withdrawal must:

          (1) state your name;

          (2) identify the specific Original Senior Notes to be withdrawn, including the certificate number or numbers, if any, and the principal amount of withdrawn Original Senior Notes;

          (3) be signed by you in the same manner as you signed the Letter of Transmittal when you tendered your Original Senior Notes, including any required signature guarantees or be accompanied by documents of transfer sufficient for the Exchange Agent to register the transfer of the Original Senior Notes into your name; and

          (4) specify the name in which the Original Senior Notes are to be registered, if different from yours.

     We will determine all questions regarding the validity, form and eligibility, including time of receipt, of withdrawal notices. Our determination will be final and binding on all parties. Any Original Senior Notes withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer. Any Original Senior Notes which have been tendered for exchange but which are not exchanged for any reason will be returned to you without cost as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Original Senior Notes may be retendered by following one of the procedures described under "-- Procedures for Tendering" above at any time on or prior to 5:00 p.m., New York City time, on the Expiration Date.

EXCHANGE AGENT

     The Bank of New York has been appointed as Exchange Agent of the Exchange Offer. Questions and requests for assistance, requests for additional copies of this prospectus or of the Letter of Transmittal and requests for Notices of Guaranteed Delivery should be directed to the Exchange Agent addressed as follows:

     BY HAND DELIVERY, REGISTERED OR CERTIFIED MAIL OR OVERNIGHT DELIVERY:

                              The Bank of New York
                           Corporate Trust Operations
                              Reorganization Unit
                            101 Barclay Street - 7E
                            New York, New York 10286
                           Attn: Mr. Bernard Arsenec

                                 BY FACSIMILE:

                                 (212) 298-1915

                 FOR INFORMATION OR CONFIRMATION BY TELEPHONE:

                                 (212) 815-5098

FEES AND EXPENSES

     We will pay the expenses of soliciting tenders. The principal solicitation is being made by mail; however, additional solicitation may be made by telegraph, telephone, facsimile, or in person by officers and our regular employees and our affiliates.

     We have not retained any dealer-manager in connection with the Exchange Offer and will not make any payments to brokers, dealers or others soliciting acceptances of the Exchange Offer. However, we will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith. We may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of the prospectus and related documents to the beneficial owners of the Original Senior Notes and in handling or forwarding tenders for exchange.

     We will pay the cash expenses to be incurred in connection with the Exchange Offer, which we estimate to be approximately $850,000 in the aggregate. Such expenses include fees and expenses of the Exchange Agent and Trustee, accounting and legal fees and printing costs, among others.

     We will pay all transfer taxes, if any, applicable to the exchange of Original Senior Notes pursuant to the Exchange Offer. If, however, Exchange Senior Notes or Original Senior Notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the holder of the Original Senior Notes tendered, or if tendered Original Senior Notes are registered in the name of any person other than the person signing the Letter of Transmittal, or if a transfer tax is imposed for any reason other than the exchange of Original Senior Notes pursuant to the Exchange Offer, then the amount of any transfer taxes (whether imposed on the holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

CONSEQUENCES OF FAILURE TO EXCHANGE

     Holders of Original Senior Notes who do not exchange their Original Senior Notes for Exchange Senior Notes pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Original Senior Notes as set forth in the legend on the Original Senior Notes and in the Indenture. In general, the Original Senior Notes may not be offered or sold, unless registered under the Securities Act, except under an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. We do not currently anticipate that we will register under the Securities Act the resale of any Original Senior Notes that remain outstanding after consummation of the Exchange Offer. However, generally,
(i) due to any change in law or applicable interpretations thereof by the SEC's staff, we determine that we are not permitted to effect the Exchange Offer, (ii) for any reason the Exchange Offer is not consummated within 270 days from July 8, 2003, (iii) if any initial purchaser so requests with respect to Original Senior Notes not eligible to be exchanged for Exchange Senior Notes in the Exchange Offer and held by it following consummation of the Exchange Offer or
(iv) if any holder of Original Senior Notes (except certain broker dealers) is not eligible to participate in the Exchange Offer or, in the case of any holder of Original Senior Notes (except certain broker-dealers) that participates in the Exchange Offer, does not receive freely tradeable Exchange Senior Notes in exchange for Original Senior Notes, we are obligated to file a registration statement on the appropriate form under the Securities Act relating to the Original Senior Notes held by such persons.

ACCOUNTING TREATMENT

     The Exchange Senior Notes will be recorded at the same carrying value as the Original Senior Notes as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize a gain or loss for accounting purposes. The expenses of the Exchange Offer will be deferred and amortized over the term of the Exchange Senior Notes.

           DESCRIPTION OF THE EXCHANGE SENIOR NOTES AND THE INDENTURE

GENERAL

     We issued the Original Senior Notes and we will issue the Exchange Senior Notes under an indenture between us and The Bank of New York, as trustee, and a supplemental indenture thereto relating to the Original Senior Notes and Exchange Senior Notes (collectively, the "Indenture"). The aggregate principal amount of bonds, debentures, promissory notes or other evidences of indebtedness which may be issued under the Indenture is unlimited. Subject to the terms of the Indenture, we may issue additional senior notes under the Indenture in the future at our discretion. Issuances of individual series of senior notes, including this offering, will be governed by the Indenture and the corresponding series supplemental indenture. We may, without the consent of holders of the Exchange Senior Notes, issue additional senior notes having the same ranking and the same interest rate, maturity and other terms (except the issue price and issue date) as the Exchange Senior Notes. Any additional senior notes having such terms will constitute one single series of senior notes.

     The following summaries of certain provisions of the Exchange Senior Notes and the Indenture do not purport to be complete and are subject, and qualified in their entirety by reference, to all of the provisions of the Exchange Senior Notes and the Indenture, including the definitions of certain terms therein. The definitions of certain capitalized terms used in the following summary are set forth below under "-- Certain Definitions."

     The Exchange Senior Notes will not be guaranteed by, or otherwise be obligations of, Southern or any of its direct or indirect subsidiaries other than our Company.

PRINCIPAL, MATURITY AND INTEREST

     The Exchange Senior Notes will be initially issued in the aggregate principal amount of $575,000,000 and shall bear interest at a rate of 4.875% per annum from the date of original issuance. The entire principal amount of the Exchange Senior Notes will mature and become due and payable, together with all accrued interest thereon, on July 15, 2015.

     The Exchange Senior Notes are not subject to any sinking fund provision. The Exchange Senior Notes will be issued in denominations of $1,000 and integral multiples thereof.

     Interest shall be payable semiannually in arrears on January 15 and July 15 of each year to the person in whose name such Exchange Senior Notes are registered at the close of business on the fifteenth calendar day prior to such payment date. The initial interest payment date is January 15, 2004.

     The amount of interest payable will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on the Exchange Senior Notes is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), with the same force and effect as if made on such date. "Business Day" means a day other than a (i) Saturday or Sunday, (ii) a day on which banks in New York, New York are authorized or obligated by law or executive order to remain closed, or (iii) a day on which the trustee's corporate trust office is closed.

     For so long as the Exchange Senior Notes are issued in book-entry form, payments of principal and interest shall be made in immediately available funds by wire transfer to DTC or its nominee. If the Exchange Senior Notes are issued in certificated form to a Holder (as defined below) other than DTC, payments of principal and interest shall be made by check mailed to such Holder at such Holder's registered address or, upon written application by a Holder of $1,000,000 or more in aggregate principal amount of the Exchange Senior Notes to the trustee in accordance with the terms of the Indenture, by wire transfer of immediately available funds to an account maintained by such Holder with a bank or other financial institution. Default interest will be paid in the same manner to Holders as of a special record date established in accordance with the Indenture.

     All amounts paid by us for the payment of principal, premium (if any) or interest on any Exchange Senior Notes that remain unclaimed at the end of two years after such payment has become due and payable will be repaid to us, and the Holders of such Exchange Senior Notes will thereafter look only to us for payment thereof.

RANKING

     The Exchange Senior Notes will be issued as unsecured senior debt securities under the Indenture and will rank equally with all of our unsecured and unsubordinated debt.

OPTIONAL REDEMPTION

     At any time and at our option, we may redeem the Exchange Senior Notes, in whole or in part (if in part, by lot or by such other method as the trustee shall deem fair or appropriate) at the redemption price of 100% of principal amount of such Exchange Senior Notes, plus accrued interest on the principal amount of such Exchange Senior Notes, if any, to the redemption date, plus the Make-Whole Premium.

     Notice of redemption to the Holders of Exchange Senior Notes to be redeemed will be given by us by mailing notice of such redemption by first class mail at least 30 days and not more than 60 days prior to the date fixed for redemption to such Holders of Exchange Senior Notes at their last addresses as they shall appear in the securities register. Failure to give notice by mail, or any defect in the notice to the Holder of any Exchange Senior Note designated for redemption as a whole or in part will not affect the validity of the proceedings for the redemption of any other Exchange Senior Note. The notice of redemption to each Holder will specify that the Exchange Senior Notes are being redeemed pursuant to the Indenture, the date fixed for redemption, the place or places of payment, the CUSIP and ISIN numbers (as applicable), that payment will be made upon presentation and surrender of the Exchange Senior Notes, that interest accrued to the date fixed for redemption will be paid as specified in the Indenture and that, on and after said date interest thereon or on the portions thereof to be redeemed will cease to accrue.

REPORTING OBLIGATIONS; INFORMATION TO HOLDERS

     We will furnish to the trustee:

          (i) within 15 days after we are required to file the same with the SEC, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) that we may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if we are not required to file information, documents or reports pursuant to either of said Sections, then we shall file with the Trustee and the SEC, in accordance with rules and regulations prescribed from time to time by the SEC, such of the supplementary and periodic information, documents and reports which may be required pursuant to
     Section 13 of the Exchange Act, in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

          (ii) at the time of the delivery of the report provided for in clause
     (i) above an officer's certificate to the effect that, to the best of such officer's knowledge, no default or event of default under the Exchange Senior Notes or the Indenture has occurred and is continuing or, if any default or event of default thereunder has occurred and is continuing, specifying the nature and extent thereof and what action we are taking or propose to take in response thereto; and

          (iii) promptly after we obtain actual knowledge of the occurrence thereof, written notice of the occurrence of any event or condition which constitutes an event of default, and an officer's certificate of our company specifically stating that such event of default has occurred and setting forth the details thereof and the action which we are taking or propose to take with respect thereto.

     All such information provided to the trustee as indicated above also will be provided by the trustee upon written request to the trustee (which may be a single continuing request), to (x) Holders, (y) holders of beneficial interests in the Exchange Senior Notes or (z) prospective purchasers of the Exchange Senior Notes or beneficial interests in the Exchange Senior Notes. We will furnish to the trustee, upon its request, sufficient copies of all such information to accommodate the requests of such holders and prospective holders of beneficial interests in the Exchange Senior Notes.

     Upon the request of any Holder, any holder of a beneficial interest in the Exchange Senior Notes, or the trustee (on behalf of a Holder or a holder of a beneficial interest in the Exchange Senior Notes), we will furnish such information as is specified in paragraph (d)(4) of Rule 144A to Holders (and to holders of beneficial interests in the Exchange Senior Notes), prospective purchasers of the Exchange Senior Notes (and of beneficial interests in the Exchange Senior Notes) who are qualified institutional buyers or "institutional accredited investors" or to the trustee for delivery to such Holder or prospective purchasers of the Exchange Senior Notes or beneficial interests therein, as the case may be, unless, at the time of such request, we are subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act.

CERTAIN COVENANTS

 CONSOLIDATION, MERGER AND SALE

     We shall not consolidate with or merge into any other corporation or convey, transfer or lease our properties and assets substantially as an entirety to any person, unless (1) such other corporation or person is a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia and such other corporation or person expressly assumes, by supplemental indenture executed and delivered to the trustee, the payment of the principal of (and premium, if any) and interest on all senior notes and the performance of every covenant of the Indenture on the part of our Company to be performed or observed; (2) immediately after giving effect to such transaction, no Event of Default shall have happened and be continuing; and (3) we delivered to the trustee an officer's certificate and an opinion of counsel, each stating that such transaction complies with the provisions of the Indenture governing consolidation, merger, conveyance, transfer or lease and that all conditions precedent thereto have been complied with.

 LIMITATION ON ASSET SALES

     Except for the sale of our properties and assets substantially as an entirety as described in "-- Consolidation, Merger and Sale" above, and other than assets required to be sold to conform with governmental regulations, we will not, and will not permit any of our Subsidiaries to, consummate any Asset Sale, if the aggregate net book value of all such Asset Sales consummated during the most recent twelve month period would exceed 10% of our Consolidated Tangible Assets as of the beginning of our most recently ended full fiscal quarter preceding such Asset Sale; provided, however, that any such Asset Sale will be disregarded for purposes of the 10% limitation specified above if the proceeds thereof (i) are, within 18 months of such Asset Sale, invested or reinvested by us or any Subsidiary in a Permitted Business, (ii) are used by us or a Subsidiary to repay Indebtedness of our Company or such Subsidiary or (iii) are retained by us or a Subsidiary; provided, further, to the extent we engage in a sale-leaseback transaction with the Effingham County Industrial Development Authority (or other similar governmental entity) for ad valorem tax abatement opportunities relating to McIntosh 10 and 11, such transaction shall not be deemed to be an Asset Sale for purposes of this covenant.

 LIMITATION ON LIENS

     We shall not, and shall not permit any of our Subsidiaries to, issue, assume, guarantee or permit to exist any Indebtedness for borrowed money secured by any lien on any property of our Company or our Subsidiaries, whether owned on the date that the Original Senior Notes were issued or thereafter acquired, without in any such case effectively securing the outstanding Exchange Senior Notes (together with, if we shall so determine, any other Indebtedness of or guaranteed by our Company ranking equally with the

Exchange Senior Notes) equally and ratably with such Indebtedness (but only so long as such Indebtedness is so secured); provided, however, that the foregoing restriction shall not apply to the following liens:

          (i) liens, if any, in existence on the date the Original Senior Notes were issued,

          (ii) pledges or deposits in the ordinary course of business in connection with bids, tenders, contracts or statutory obligations or to secure surety or performance bonds,

          (iii) liens imposed by law, such as carriers', warehousemen's and mechanics' liens, arising in the ordinary course of business,

          (iv) liens for taxes being contested in good faith,

          (v) minor encumbrances, easements or reservations which do not in the aggregate materially adversely affect the value of the properties or impair their use,

          (vi) liens on any property existing at the time of acquisition thereof by us or any of our Subsidiaries,

          (vii) liens on any property (other than Existing Assets) securing (a) all or any portion of the cost of acquiring, constructing, altering, improving or repairing any real or personal property or improvements used or to be used in connection with such property or (b) Indebtedness incurred by us or any of our Subsidiaries prior to, at the time of, or within one year after the later of the acquisition, the completion of construction (including any improvements on an existing property), alteration, improvement, repair or the commencement of commercial operation of the property, which Indebtedness is incurred for the purpose of financing or refinancing all or any part of the purchase price, construction, improvements, alterations or repairs,

          (viii) liens to secure purchase money Indebtedness not in excess of the cost or value of the property acquired,

          (ix) mortgages securing obligations issued by a state, territory or possession of the United States, or any political subdivision of any of the foregoing or the District of Columbia, to finance the acquisition or construction of property, and on which the interest is not, in the opinion of tax counsel of recognized standing or in accordance with a ruling issued by the Internal Revenue Service, includible in gross income of the holder by reason of Section 103(a)(1) of the Internal Revenue Code (or any successor to such provision) as in effect at the time of the issuance of such obligations,

          (x) other liens to secure Indebtedness for borrowed money or in connection with a project financing (including a sale-leaseback transaction) in an aggregate principal amount which does not at the time such Indebtedness is incurred exceed 20% of our Consolidated Tangible Assets, or

          (xi) liens granted in connection with extending, renewing, replacing or refinancing (or successive extensions, renewals, replacements or refinancings) any of the Indebtedness (so long as there is no increase in the principal amount of the Indebtedness) described in clauses (i) through
     (x) above.

     In the event that we shall propose to pledge, mortgage or hypothecate any property, other than as permitted by clauses (i) through (xi) of the previous paragraph, we shall (prior thereto) give written notice thereof to the trustee, who shall give notice to the Holders, and we shall, prior to or simultaneously with such pledge, mortgage or hypothecation, effectively secure all the Exchange Senior Notes equally and ratably with such Indebtedness. This covenant does not restrict our ability or the ability of any of our Subsidiaries to pledge, mortgage, hypothecate or permit to exist any mortgage, pledge or lien upon any assets (other than an Existing Asset, except to the extent permitted by clauses
(i) through (xi) above) in connection with project financings or otherwise.

  RESTRICTIONS ON SUBSIDIARY INDEBTEDNESS

     Except to the extent permitted under "Limitations on Liens", we shall not permit any Subsidiary which owns any Existing Asset to create or incur or suffer to exist any Indebtedness for borrowed money.

  MINIMUM CONTRACT MAINTENANCE COVENANT

     We will not declare or pay any dividends or make any other distributions (except dividends payable or distributions made in shares of our common stock and dividends payable in cash in cases where, concurrently with the payment of the dividend, an amount in cash equal to the dividend is received by us as a capital contribution or as the proceeds of the issue and sale of shares of our common stock) on our common stock, or purchase or permit any of our Subsidiaries to purchase any shares of our common stock or make any payment on Affiliate Subordinated Indebtedness, unless (i) the percentage derived from dividing Contracted Operating Cash Flows by Total Operating Cash Flows is at least 80%, or (ii) the ratio of Recourse Indebtedness to Total Capitalization is 60% or less.

CERTAIN DEFINITIONS

     "Affiliate Subordinated Indebtedness" means the Southern Subordinated Note and any other borrowings by us from Southern, or an affiliate of Southern, provided that such borrowings are subordinated on terms substantially similar to the terms of subordination set forth in the Southern Subordinated Note.

     "Asset Sale" means any sale, lease, sale and leaseback transfer, conveyance or other disposition of any assets including by way of the issue by us or any of our Subsidiaries of equity interests in such Subsidiaries which own any assets, except (a) in the ordinary course of business to the extent that such property is worn out or is no longer useful or necessary in connection with the operation of our business or sale of inventory, (b) if, prior to such conveyance or disposition, each Rating Agency provides a Ratings Reaffirmation of the Senior Notes after giving effect to such transaction, or (c) sale and leaseback or similar transfers of assets (other than Existing Assets, except as provided herein).

     "Consolidated Tangible Assets" means, at any date of determination, the total assets of our Company and our Subsidiaries determined in accordance with GAAP, excluding, however, from the determination of total assets (a) goodwill, organizational expenses, research and product development expenses, trademarks, trade names, copyrights, patents, patent applications, licenses and rights in any thereof, and other similar intangibles, (b) all deferred charges or unamortized debt discount and expenses, (c) all reserves carried and not deducted from assets, (d) securities which are not readily marketable, (e) cash held in sinking or other analogous funds established for the purpose of redemption, retirement or prepayment of capital stock or other equity interests or debt, (f) any write-up in the book value of any assets resulting from a revaluation thereof subsequent to March 31, 2003, and (g) any items not included in clauses (a) through (f) above which are treated as intangibles in conformity with GAAP, plus the aggregate net book value of all asset sales or dispositions made by our Company and any of our Subsidiaries since the original issue date of the Original Senior Notes to the extent that the proceeds thereof or other consideration received therefor are not invested or reinvested in a Permitted Business, or are not retained by us or our Subsidiaries.

     "Contracted Operating Cash Flow" means the projection done at the end of each fiscal quarter of the next four fiscal quarters of our and our Subsidiaries' (other than Unrestricted Subsidiaries) total cash flow available for debt service from fixed-price capacity power contracts, each contract having a term from initial commencement to expiry of at least five years; provided, however, that up to 12.5% of the Contracted Operating Cash Flows may be derived from fixed-price capacity power contracts that have contract terms of at least two years but less than five years from initial commencement to expiry. The projection shall be consistent with our financial reporting procedures. The term fixed-price capacity PPA includes any PPA that states the base capacity price on a per unit basis (for example, in dollars per megawatt) and which may allow for adjustments to that base price that are generally encompassed within our Company's or the electric generation industry's commercial expectations for a PPA of a similar duration (including but not limited to adjustments to accommodate changed capacity purchase levels, variations in expected or actual construction costs or demonstrated capability levels, changes in equipment or law and force majeure); provided, however, that a PPA will not be considered to be a fixed-price capacity PPA if a material portion of the capacity price varies based upon a market index for electric capacity or energy, fuel, weather or other factor that is external to the facility and the transaction between the Company and its customer. The method of calculating the energy price shall not be considered in assessing whether a PPA is a fixed-priced capacity PPA.

     "Existing Assets" means the following of our generating facilities: (i) Dahlberg Units 1-10; (ii) Wansley 6 and Wansley 7; (iii) Franklin 1 and Franklin 2; (iv) Harris 1 and Harris 2; (v) Stanton A; and (vi) McIntosh 10 and McIntosh 11.

     "GAAP" means U.S. generally accepted accounting principles.

     "Holder" means a registered holder of an Exchange Senior Note.

     "Indebtedness" of any person means (i) all indebtedness of such person for borrowed money, (ii) all obligations of such person evidenced by bonds, debentures, notes, or other similar instruments, (iii) all obligations of such person to pay the deferred purchase price of property or services (other than trade accounts obtained on normal commercial terms in the ordinary course of business or practice), (iv) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (v) all capital lease obligations of such person that are required to be accounted for as a capital lease in accordance with GAAP,
(vi) all obligations of the type referred to in clauses (i) through (v) above of other persons which such person is responsible for as guarantor, and (vii) all Indebtedness of the type referred to in clauses (i) through (vi) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any lien or security interest on property.

     "Make-Whole Premium" means, with respect to the Exchange Senior Notes, a computation as of a date not more than five days prior to the redemption date of the following:

          (i) the average life of the remaining scheduled payments of principal in respect of outstanding Exchange Senior Notes (the "Remaining Average Life") as of the redemption date;

          (ii) the yield to maturity for the United States treasury security having an average life equal to the Remaining Average Life and trading in the secondary market at the price closest to the principal amount thereof (the "Primary Issue") (subject to extrapolation if no United States treasury security has an average life equal to the Remaining Average Life); and

          (iii) the discounted present value of the then-remaining scheduled payments of principal and interest (but excluding that portion of any scheduled payment of interest that is actually due and paid on the redemption date) in respect of outstanding Exchange Senior Notes as of the redemption date using a discount factor equal to the sum of (x) the yield to maturity for the Primary Issue, plus (y) 25 basis points.

     The amount of Make-Whole Premium in respect of Exchange Senior Notes to be redeemed shall be an amount equal to (x) the discounted present value of such Exchange Senior Notes to be redeemed determined in accordance with clause (iii) above, minus (y) the unpaid principal amount of such Exchange Senior Notes; provided, however, that the Make-Whole Premium shall not be less than zero.

     "Permitted Business" means a business that is the same as or similar to our business as of the date that the Original Senior Notes were issued under the Indenture, or any business reasonably related thereto.

     "Rating Agencies" means Moody's Investors Service, Inc. and Standard & Poor's Ratings Services.

     "Ratings Reaffirmation" means a reaffirmation by a rating agency of the higher of its minimum investment grade rating or the then current credit ratings (as applicable) of any of the Exchange Senior Notes outstanding, giving effect to the transaction giving rise to such request for such reaffirmation.

     "Recourse Indebtedness" means all Indebtedness (other than Affiliate Subordinated Indebtedness) of our Company and of our Subsidiaries (other than Unrestricted Subsidiaries).

     "Southern Subordinated Note" means that certain promissory note issued to Southern by us on June 20, 2003. As of September 30, 2003, approximately $0.5 million aggregate principal amount was outstanding under the Southern Subordinated Note, which amount varies from month to month and is being used to fund McIntosh 10 and McIntosh 11 until other financing is arranged. The Southern Subordinated Note bears interest at a rate that is the higher of the average effective interest cost of Southern's outstanding obligations for borrowed money or the applicable Federal Rate for short-term loans published by the Internal Revenue Service. The principal amount on the Southern Subordinated Note is due upon demand by Southern, but in no event later than June 20, 2008. The Southern Subordinated
Note is subordinate and subject in right of payment to the prior payment in full of all of our indebtedness, liabilities and obligations (including the Senior Notes) whether direct or indirect, absolute or contingent, due or to become due or now in existence or hereinafter occurred for borrowed money, including without limitation, all principal, interest, premium upon repayment and related fees and expenses and, in respect of or pursuant to or otherwise arising out of any guarantees, indemnities, sureties, support or capital maintenance agreements or keep-well agreements of or with respect to our indebtedness, liabilities or obligations or any one or more of our affiliates or subsidiaries ("Senior Indebtedness") and any promissory notes issued pursuant thereto, subject, however, to any such indebtedness, liabilities or obligations being expressly designated as subordinate to the Southern Subordinated Note. We shall not make any payment or distribution of any kind on account of the Southern Subordinated
Note if an "event of default" shall have occurred and be continuing under any Senior Indebtedness until such Senior Indebtedness shall have been paid in full. We may issue a similarly subordinated promissory note in June 2008 to repay any outstanding amounts on the Southern Subordinated Note. Additionally, from time to time in the future, we may issue similarly subordinated notes which may include provisions permitting us to extend maturity or convert into equity.

     "Subsidiary" means any corporation or other entity of which sufficient voting stock or other ownership or economic interests having ordinary voting power to elect a majority of the board of directors (or equivalent body) are at the time directly or indirectly held by us.

     "Total Capitalization" means the sum of (a) the aggregate of the capital stock and other equity accounts (including retained earnings and paid-in-capital) of our Company and Subsidiaries (other than Unrestricted Subsidiaries; provided, however, that retained earnings of Unrestricted Subsidiaries shall be included); (b) all Recourse Indebtedness; and (c) Affiliate Subordinated Indebtedness.

     "Total Operating Cash Flow" means the projection done at the end of each fiscal quarter of the next four fiscal quarters of our and our Subsidiaries' (other than Unrestricted Subsidiaries) total cash flow available for debt service, as projected consistent with our financial reporting procedures.

     "Unrestricted Subsidiary" means any Subsidiary of our Company all the Indebtedness of which (a) is nonrecourse to our Company or any of our Subsidiaries (other than any other Unrestricted Subsidiary), other than with respect to stock or other ownership interest of our Company or any of our Subsidiaries in such Subsidiary, and (b) is not secured by any property of our Company or any of our Subsidiaries (other than the property of, or stock or other ownership interest in, an Unrestricted Subsidiary).

EVENTS OF DEFAULT

     The Indenture provides that any one or more of the following described events with respect to the Exchange Senior Notes, which has occurred and is continuing, constitutes an "Event of Default" with respect to the Exchange Senior Notes:

          (a) failure for 30 days to pay interest on the Exchange Senior Notes, when due on an interest payment date other than at maturity or upon earlier redemption; or

          (b) failure to pay principal or premium, if any, or interest on the Exchange Senior Notes when due at maturity or upon earlier redemption; or

          (c) an event of default, as defined in any of our instruments under which there may be issued, or by which there may be secured or evidenced, of any Indebtedness of our Company that has resulted in the acceleration of such Indebtedness, or any default occurring in payment of any such Indebtedness at final maturity (and after the expiration of any applicable grace periods), other than such Indebtedness the principal of which does not individually, or in the aggregate, exceed $50,000,000; or

          (d) our failure to perform or observe any covenant or agreement (while such covenant or agreement is effective) under the Indenture and such failure shall continue uncured for more than thirty (30) days after we have actual knowledge of such failure; or

          (e) one or more final judgments, decrees or orders of any court, tribunal, arbitrator, administrative or other governmental body or similar entity for the payment of money shall be rendered against us or any of our properties in an aggregate amount in excess of $50,000,000 (excluding the amount thereof covered by insurance) and such judgment, decree or order shall remain unvacated, undischarged, unsatisfied and unstayed for more than sixty (60) consecutive days, except while being contested in good faith by appropriate proceedings; or

          (f) certain events of bankruptcy, insolvency or reorganization involving our Company or a Subsidiary.

     If an Event of Default (other than an Event of Default based on an event of our bankruptcy, insolvency or reorganization) shall occur and be continuing, either the trustee or the Holders of not less than 25% in aggregate principal amount of the Exchange Senior Notes may, by written notice to us (and to the trustee if given by Holders), declare the principal of and accrued interest on all Exchange Senior Notes outstanding under the Indenture to be immediately due and payable, but upon certain conditions such declaration may be annulled and past defaults (except, unless theretofore cured, a default in payment of principal, premium or interest) may be waived by the Holders of a majority in aggregate principal amount of Exchange Senior Notes then outstanding under the Indenture. If an Event of Default due to our bankruptcy, insolvency or reorganization occurs, all unpaid principal, premium, if any, and interest in respect of the Exchange Senior Notes issued under the Indenture will automatically become due and payable without any declaration or other act on the part of the trustee or any Holder. The occurrence of an event described in paragraph (f) of this section with respect to a Subsidiary shall not constitute an Event of Default if (x) the creditors of such Subsidiary have no recourse to our Company or (y) such Subsidiary is not a "significant subsidiary" as defined in Regulation S-X under the Securities Act.

     The Holders of a majority in principal amount of the Exchange Senior Notes then outstanding under the Indenture shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the Indenture, subject to certain limitations specified in the Indenture, provided that the Holders shall have offered to the trustee reasonable indemnity against expenses and liabilities.

MODIFICATION

     The Indenture contains provisions permitting us and the trustee, with the consent of the holders of not less than a majority in principal amount of the outstanding senior notes of each series affected thereby, to modify the Indenture or the rights of the holders of the senior notes of such series; provided, that no such modification may, without the consent of the holder of each outstanding senior note affected thereby, (i) change the stated maturity of the principal of, or any installment of principal of or interest on, any senior note, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change the method of calculating the rate of interest thereon, or impair the right to institute suit for the enforcement of any such payment on or after the stated maturity thereof (or, in the case of redemption, on or after the redemption date), or (ii) reduce the percentage of principal amount of the outstanding senior notes of any series, the consent of whose holders is required for any such supplemental indenture, or the consent of whose holders is required for any waiver (of compliance with certain provisions of the Indenture or certain defaults thereunder and their consequences) provided for in the Indenture, or (iii) modify any of the provisions of the Indenture relating to supplemental indentures, waiver of past defaults, or waiver of certain covenants, except to increase any such percentage or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each outstanding senior note affected thereby.

     In addition, we and the trustee may execute, without the consent of any holders of senior notes, any supplemental indenture for certain other usual purposes, including the creation of any new series of senior notes.

SATISFACTION AND DISCHARGE AND COVENANT DISCHARGE

  SATISFACTION AND DISCHARGE

     The Indenture provides that upon our request the Indenture will cease to be of further effect and the trustee shall execute proper instruments acknowledging satisfaction and discharge of the Indenture when: (A) either (i) all senior notes outstanding under the Indenture have been delivered to the trustee for cancellation; or (ii) all senior notes outstanding under the Indenture that have not been delivered to the trustee for cancellation have become due and payable or have been called for redemption and we have deposited or caused to be deposited with the trustee as funds in trust an amount sufficient to pay and discharge the entire indebtedness on such senior notes not delivered to the trustee for cancellation, for principal (and premium, if any) and interest to the date of stated maturity, redemption date or the date of payment; (B) we have paid or caused to be paid all sums payable under the Indenture; and (C) we have delivered to the trustee an officer's certificate and opinion of counsel, each stating that all conditions precedent relating to the satisfaction and discharge of the Indenture have been complied with.

  DISCHARGE OF CERTAIN COVENANTS AND CERTAIN EVENTS OF DEFAULT

     The provisions of the supplemental indenture relating to the Exchange Senior Notes will cease to be applicable with respect to (i) the covenants described under "Certain Covenants -- Limitation on Asset Sales," "-- Limitation on Liens," "-- Restrictions on Subsidiary Indebtedness" and "-- Minimum Contract Maintenance Covenant" and (ii) clause (d) under "Events of Default" with respect to such covenants and clauses (c) and (e) under "Events of Default" when (A) we have deposited with the trustee, as funds held in trust, money and/or U.S. Obligations that through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal, premium, if any, and accrued interest on the Exchange Senior Notes; (B) we have delivered to the trustee an officer's certificate and an opinion of counsel, each stating that all conditions precedent relating to the discharge of the certain covenants and certain events of default have been complied with; and (C) we have delivered to the trustee an opinion of counsel, among other things, to the effect that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and discharge of certain covenants and Events of Default and will be subject to federal income tax on the same amount and in the same manner and at the same time as would have been the case if such deposit and discharge had not occurred.

  DISCHARGE AND CERTAIN OTHER EVENTS OF DEFAULT

     If we exercise our option to omit compliance with certain covenants and provisions of the supplemental indenture with respect to the Exchange Senior Notes as described in the immediately preceding paragraph and the Exchange Senior Notes are declared due and payable because of the occurrence of an Event of Default that remains applicable, the amount of funds on deposit with the trustee will be sufficient to pay amounts due on the Exchange Senior Notes, at the time of their stated maturity, but may not be sufficient to pay amounts due on the Exchange Senior Notes at the time of acceleration resulting from such Event of Default. We shall remain liable for such payments.

REGISTRATION AND TRANSFER

     We are not required to (i) issue, register the transfer of or exchange Exchange Senior Notes during a period of 15 days immediately preceding the date notice is given identifying the Exchange Senior Notes called for redemption, or
(ii) register the transfer of or exchange any Exchange Senior Notes so selected for redemption, in whole or in part, except the unredeemed portion of any Exchange Senior Note being redeemed in part.

INFORMATION CONCERNING THE SENIOR NOTE INDENTURE TRUSTEE

     The trustee, prior to an Event of Default with respect to senior notes of any series, undertakes to perform, with respect to senior notes of such series, only such duties as are specifically set forth in the Indenture and, in case an Event of Default with respect to senior notes of any series has occurred and is continuing, shall exercise, with respect to senior notes of such series, the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provision, the trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of senior notes of any series, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties if the trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

BOOK-ENTRY, DELIVERY AND FORM

  GENERAL

     The Exchange Senior Notes initially will be issued in the form of one or more fully registered Exchange Senior Notes in global form (the "Global Notes"). The Global Notes will be deposited upon issuance with the Trustee as custodian for DTC and registered in the name of DTC or its nominee, in each case for credit to the accounts of institutions that have accounts with DTC or its nominee (the "DTC participants") and to the accounts of institutions that have accounts with Euroclear or its nominee participants (the "Euroclear participants" and, collectively with the DTC participants, the "participants"). Each of DTC and Euroclear is referred to herein as a "Book Entry Facility." Ownership of beneficial interests in the Global Notes will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in the Global Notes will be shown on, and the transfer of that ownership will be effected only through, records maintained by a Book Entry Facility or its nominee (with respect to participants' interests) for such Global Notes or by participants or persons that hold interests through participants (with respect to beneficial interests of persons other than participants). The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to transfer or pledge beneficial interests in the Global Notes.

     So long as DTC, or its nominee, is the registered holder of the Global Notes, DTC or such nominee, as the case may be, will be considered the sole legal owner and holder of the Exchange Senior Notes represented by such Global Notes for all purposes under the Indenture and the Exchange Senior Notes. Except as set forth below, owners of beneficial interests in the Global Notes will not be entitled to have such Global Notes or any Exchange Senior Notes represented thereby registered in their names, will not receive or be entitled to receive physical delivery or certificated Exchange Senior Notes in exchange therefor and will not be considered to be the owners or holders of such Global Notes or any Notes represented thereby for any purpose under the Exchange Senior Notes or the Indenture. We understand that under existing industry practice, in the event an owner of a beneficial interest in a Global Note desires to take any action that DTC, as the holder of such Global Notes, is entitled to take, DTC would authorize the participants to take such action, and that the participants would authorize beneficial owners owning through such participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

     Any payment of principal or interest due on the Exchange Senior Notes on any interest payment date or at maturity will be made available by us to the Trustee by such date. As soon as possible thereafter, the Trustee will make such payments to DTC or its nominee, as the case may be, as the registered owner of the Global Notes representing such Exchange Senior Notes in accordance with existing arrangements between the Trustee and DTC.

     We expect that DTC or its nominee, upon receipt of any payment of principal or interest in respect of the Global Notes will credit immediately the accounts of the related participants with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Notes as shown on the records of DTC. We also expect that payments by participants to owners of beneficial interests in the Global Notes held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participants.

     None of us, the Trustee or any payment agent for the Global Notes will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for other aspects of the relationship between DTC and its participants or the relationship between such participants and the owners of beneficial interests in the Global Notes owning through such participants.

     Because of time zone differences, the securities account of a Euroclear participant purchasing an interest in a Global Note from a DTC participant will be credited, and any such crediting will be reported to the relevant Euroclear participant, during the securities settlement processing day (which must be a business day for Euroclear) immediately following the DTC settlement date. Cash received in Euroclear as a result of sales of interests in a Global Note by or through a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Euroclear cash account only as of the business day following settlement in DTC.

     Unless and until exchanged in whole or in part for Exchange Senior Notes in definitive form in accordance with the terms of the Exchange Senior Notes, the Global Notes may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor of DTC or a nominee of each successor.

     Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Notes among participants of a Book Entry Facility, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. None of us or the Trustee will have any responsibility for the performance by a Book Entry Facility or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations. We and the Trustee may conclusively rely on, and shall be protected in relying on, instructions from a Book Entry Facility for all purposes.

  CERTIFICATED NOTES

     The Global Notes shall be exchangeable for corresponding Exchange Senior Notes in certificated fully registered form ("Certificated Notes") registered in the name of persons other than DTC or its nominee only if (A) DTC (i) notifies us that it is unwilling or unable to continue as depositary for the Global Note and we fail to appoint a successor depository within 90 days after receipt of such notice or (ii) at any time ceases to be a clearing agency registered under the Exchange Act, and we fail to appoint a successor depository within 90 days after we became aware of such cessation or (B) there shall have occurred and be continuing an Event of Default (as defined in the Indenture) or any event which after notice or lapse of time or both would be an Event of Default under the Indenture and payment of principal and interest has been accelerated. Any Certificated Notes will be issued only in fully registered form, and shall be issued without coupons in denominations of $1,000 and integral multiples thereof. Any Certificated Notes so issued will be registered in such names and in such denominations as DTC shall request.

  THE CLEARING SYSTEM

     DTC has advised us as follows: DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and "a clearing agency" registered pursuant to the provisions of section 17A of the Exchange Act. DTC was created to hold securities of institutions that have accounts with its participants and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of participants, thereby eliminating the need for physical movement of securities certificates. DTC's participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to

DTC's book-entry system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, whether directly or indirectly.

THE TRUSTEE

     The Bank of New York is the trustee under the Indenture.

GOVERNING LAW

     The Indenture and the Senior Notes are governed by, and construed in accordance with, the laws of the State of New York.

                MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

     The following is a general discussion of the material U.S. federal income tax considerations relevant to the exchange of Original Senior Notes for Exchange Senior Notes pursuant to the Exchange Offer. This discussion is based upon currently existing provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations promulgated thereunder, and administrative and judicial interpretations thereof, all as in effect on the date hereof and all of which are subject to change, possibly on a retroactive basis. There can be no assurance that the Internal Revenue Service will not take positions contrary to those taken in this discussion, and no ruling from the Internal Revenue Service has been or will be sought. This discussion does not address all of the U.S. federal income tax considerations that may be important to holders of the Original Senior Notes in light of their individual circumstances, nor does it address the U.S. federal income tax considerations that may be important to holders subject to special rules, including banks and other financial institutions, insurance companies, tax-exempt entities, dealers in securities or foreign currencies, partnerships or other entities classified as partnerships for U.S. federal income tax purposes, certain former citizens or former long-term residents of the United States, hybrid entities, persons holding the Original Senior Notes as part of a hedging or conversion transaction or a straddle, or holders that are U.S. persons, as defined by the Code, that have a functional currency other than the U.S. dollar.

     Beneficial owners of the Original Senior Notes are urged to consult their own tax advisors as to the particular U.S. federal income tax law consequences to them of exchanging Original Senior Notes for Exchange Senior Notes, as well as the tax consequences under state, local, foreign, and other tax laws, and the possible effects of changes in tax laws.

     The exchange of Original Senior Notes for Exchange Senior Notes pursuant to the Exchange Offer will not be treated as an "exchange" for U.S. federal income tax purposes. A holder that exchanges Original Senior Notes for Exchange Senior Notes pursuant to the Exchange Offer will not recognize taxable gain or loss on such exchange, such holder's adjusted tax basis in the Exchange Senior Notes will be the same as its adjusted tax basis in the Original Senior Notes exchanged therefor immediately before such exchange, and such holder's holding period for the Exchange Senior Notes will include the holding period for the Original Senior Notes exchanged therefor. There will be no U.S. federal income tax consequences to holders that do not exchange their Original Senior Notes pursuant to the Exchange Offer.

                                    RATINGS

     Moody's Investors Service, Inc. and Standard and Poor's Ratings Services have assigned the Exchange Senior Notes the ratings set forth under "SUMMARY OF THE OFFERING -- Ratings." Such ratings reflect only the views of these organizations, and an explanation of the significance of each such rating may be obtained from Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007 and Standard & Poor's, a division of The McGraw-Hill Companies, Inc., 55 Water Street, New York, New York 10004. There is no assurance that such rating will continue for any given period of time or that they will not be revised downward or withdrawn entirely by such rating agencies or either of them, if, in their judgment, circumstances so warrant. A downward change in or withdrawal of such ratings by any of them may have an adverse effect on the market price of the Exchange Senior Notes.

                              PLAN OF DISTRIBUTION

     Each broker-dealer that receives Exchange Senior Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Senior Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Senior Notes received in exchange for Original Senior Notes where such Original Senior Notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a 270-day period following the consummation of the Exchange Offer, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In
addition, until           ,     , all dealers effecting transactions in the
Exchange Senior Notes may be required to deliver a prospectus.

     We will not receive any proceeds from any sale of Exchange Senior Notes by broker-dealers. Exchange Senior Notes received by broker-dealers for their own account as a result of the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Senior Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to the prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such Exchange Senior Notes. Any broker-dealer that resells Exchange Senior Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Senior Notes may be deemed to be an "underwriter" within the meaning of the Securities Act, and any profit on any such resale of Exchange Senior Notes and any commissions or concessions received by any of these persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     For a period of 270 days following the consummation of the Exchange Offer, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. We have agreed to pay all expenses incident to this Exchange Offer (including the expenses of one counsel for the holders of the Exchange Senior Notes) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the Exchange Senior Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                                    EXPERTS

     The financial statements and the related financial statement schedule incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year-ended December 31, 2002 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                              INDEPENDENT ENGINEER

     The Independent Engineer's Report included as Annex A to this prospectus has been prepared by R.W. Beck and is included in this prospectus in reliance upon the authority of R.W. Beck and its affiliates as experts in the review of the design and operation of electric generating facilities and the preparation of financial projections.

                           INDEPENDENT MARKET EXPERT

     The Independent Market Expert's Report included as Annex B to this prospectus has been prepared by PA Consulting and is included in this prospectus in reliance upon the authority of that firm as experts in the analysis of power markets, including future market demand, future market prices for electric energy and capacity and related matters, for electric generating facilities.

                                 LEGAL MATTERS

     The validity of the Exchange Senior Notes will be passed upon for us by Balch & Bingham LLP, Birmingham, Alabama, our counsel, relying on the opinion of Dewey Ballantine LLP, New York, New York, with respect to matters of New York law.

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
                                                                         ANNEX A


                          INDEPENDENT ENGINEER'S REPORT


                             SOUTHERN POWER COMPANY
                              GENERATING FACILITIES


                                     [LOGO]

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

                                     ANNEX A

                          INDEPENDENT ENGINEER'S REPORT

                      SOUTHERN POWER GENERATING FACILITIES

                                TABLE OF CONTENTS

                                                                                                                PAGE
                                                                                                                ----

INTRODUCTION.....................................................................................................A-1

THE GENERATING FACILITIES........................................................................................A-5
   The Facility Sites............................................................................................A-6
      The Dahlberg Facility Site.................................................................................A-6
      The Franklin Facility Site.................................................................................A-6
      The Harris Facility Site...................................................................................A-7
      The McIntosh Facility Site.................................................................................A-7
      The Stanton Facility Site..................................................................................A-7
      The Wansley Facility Site..................................................................................A-8
      Summary....................................................................................................A-9
   Description of the Facilities.................................................................................A-9
   Off-Site Requirements........................................................................................A-10
      Fuel Supply...............................................................................................A-10
      Water Supply and Treatment................................................................................A-11
      Wastewater Disposal.......................................................................................A-13
      Electrical Interconnection................................................................................A-13
   Review of Technologies.......................................................................................A-14
      GE 7FA CT.................................................................................................A-14
      GE 7EA CT.................................................................................................A-18
      Summary...................................................................................................A-18
   Estimated Useful Life........................................................................................A-19
   Performance Tests and Guarantees.............................................................................A-19
   Operating Programs and Procedures............................................................................A-20
   Operating History............................................................................................A-22
   Capacity and Heat Rate.......................................................................................A-22
      The Dahlberg Facility.....................................................................................A-22
      The Franklin Facility.....................................................................................A-23
      The Harris Facility.......................................................................................A-23
      The McIntosh Facility.....................................................................................A-24
      The Stanton Facility......................................................................................A-25
      The Wansley Facility......................................................................................A-25
      Summary...................................................................................................A-26
   Availability.................................................................................................A-26
      The Dahlberg Facility.....................................................................................A-26
      The Franklin Facility.....................................................................................A-27
      The Harris Facility.......................................................................................A-27
      The McIntosh Facility.....................................................................................A-27
      The Stanton Facility......................................................................................A-27
      The Wansley Facility......................................................................................A-28
      Summary...................................................................................................A-28
   Construction Status..........................................................................................A-28

                                     ANNEX A

                          INDEPENDENT ENGINEER'S REPORT

                      SOUTHERN POWER GENERATING FACILITIES

                                TABLE OF CONTENTS
                                  (CONTINUED)

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ENVIRONMENTAL ASSESSMENTS.......................................................................................A-29
   Environmental Site Assessments...............................................................................A-29
      The Dahlberg Facility.....................................................................................A-29
      The Franklin Facility.....................................................................................A-29
      The Harris Facility.......................................................................................A-29
      The McIntosh Facility.....................................................................................A-30
      The Stanton Facility......................................................................................A-30
      The Wansley Facility......................................................................................A-31
      Summary...................................................................................................A-32
   Status of Permits and Approvals..............................................................................A-32
   Regulatory Compliance........................................................................................A-34

PROJECTED OPERATING RESULTS.....................................................................................A-35
   Annual Operating Revenues....................................................................................A-36
      Revenue from PPAs.........................................................................................A-36
      Other Revenues from Electricity Sales.....................................................................A-39
   Annual Operating Expenses....................................................................................A-40
      Fuel Costs................................................................................................A-40
      Operating and Maintenance Costs...........................................................................A-40
      Purchased Power...........................................................................................A-41
      Emissions Allowances......................................................................................A-41
      General and Administrative and Other Expenses.............................................................A-41
   Annual Interest..............................................................................................A-41
   Interest Coverage............................................................................................A-41
   Sensitivity Analyses.........................................................................................A-42
   Summary Comparison of Projected Operating Results............................................................A-42

PRINCIPAL CONSIDERATIONS AND ASSUMPTIONS USED IN THE PROJECTION OF OPERATING RESULTS............................A-43

CONCLUSIONS.....................................................................................................A-45

EXHIBITS
   EXHIBIT A-1    Base Case Projected Operating Results.........................................................A-47
   EXHIBIT A-2    Sensitivity A - Low Gas Market Price Scenario.................................................A-62
   EXHIBIT A-3    Sensitivity B - High Gas Market Price Scenario................................................A-65
   EXHIBIT A-4    Sensitivity C - Capacity Overbuild Market Price Scenario......................................A-68
   EXHIBIT A-5    Sensitivity D - Reduced Output................................................................A-71
   EXHIBIT A-6    Sensitivity E - Reduced Availability..........................................................A-74
   EXHIBIT A-7    Sensitivity F - Increased Heat Rate...........................................................A-77
   EXHIBIT A-8    Sensitivity G - Increased Operating Expenses..................................................A-80

                       Copyright (C) 2003 R. W. Beck, Inc.
                               All Rights Reserved

                                                                          [LOGO]


                                                                    July 1, 2003

Southern Power Company
270 Peachtree Street NW
Suite 2000
Atlanta, Georgia  30303

Subject:          INDEPENDENT ENGINEER'S REPORT ON THE
                  SOUTHERN POWER GENERATING FACILITIES

Ladies and Gentlemen:

                                  INTRODUCTION

                  Presented herein is the report (the "Report") of our review and analyses of the generating facilities owned by Southern Power Company ("Southern Power"), a wholly-owned subsidiary of The Southern Company ("Southern"). Southern Power issued $575,000,000 of 6.25% Senior Notes, due July 15, 2012 in June 2002 (the "2002 Notes"). Southern Power intends on issuing $575,000,000 of 4.875% Senior Notes, due July 15, 2015 (the "Senior Notes"), as described more fully in Southern Power's offering memorandum related to the Senior Notes (the "Offering Memorandum"). Southern Power also has outstanding $100,000,000 of short-term notes related to one of the facilities under construction (the "Short-Term Notes"). Southern Power expects that it will issue additional debt in 2005 (together with the 2002 Notes, the Senior Notes and the Short-Term Notes, the "Debt").

                  The generating facilities reviewed, totaling 6,024 megawatts ("MW")(net), are summarized in Table 1 and consist of the 810 MW (net) Dahlberg simple-cycle power plant in operation near Athens, Georgia consisting of ten units (the "Dahlberg Facility"); the 1,187 MW (net) Franklin (formerly known as Goat Rock) combined-cycle power plant in Lee County, Alabama consisting of two units ("Franklin 1" and "Franklin 2", and, collectively, the "Franklin Facility"); the 1,242 MW (net) Harris (formerly known as Autaugaville) combined-cycle power plant in Autauga County, Alabama consisting of two units ("Harris 1" and "Harris 2", and, collectively, the "Harris Facility"); the 1,240 MW (net) McIntosh combined-cycle power plant in Effingham, Georgia consisting of two units ("McIntosh 10" and "McIntosh 11", and, collectively, the "McIntosh Facility"); Southern Power's 65 percent ownership interest in the 633 MW (net) Stanton combined-cycle power plant in Orlando, Florida (the "Stanton Facility"); and the 1,134 MW (net) Wansley combined-cycle power plant in Heard County, Georgia consisting of two units ("Wansley 6" and "Wansley 7", and, collectively, the "Wansley Facility" and, together with the Dahlberg, Franklin, Harris and Stanton Facilities, the "Generating Facilities"). Dahlberg 1-8 have been operational since May 2000. Dahlberg 9-10 have been operation since May 2001. Franklin 1 entered into commercial operation on June 1, 2002 and Franklin 2 and the Harris Facility entered into commercial operation on June 1, 2003. The McIntosh Facility is under construction and is scheduled to enter into commercial operation in June 1, 2005. The Stanton Facility is under construction and is scheduled to enter into commercial operation on October 1, 2003. The Wansley Facility entered into commercial operation on June 1, 2002.

                                   FIGURE A-1
                      SOUTHERN POWER GENERATING FACILITIES
                                 SITE LOCATIONS

                                      [MAP]

                  Southern Power was formed to own, develop, construct and acquire electric power generation facilities that provide power predominantly to Southern's regulated utilities: Alabama Power Company ("Alabama Power"), Georgia Power Company ("Georgia Power"); Gulf Power Company ("Gulf Power"); Mississippi Power Company ("Mississippi Power"); and Savannah Electric and Power Company ("Savannah Electric"). The Generating Facilities sell power to these entities, as well as to others, under the various terms of individual power purchase agreements (collectively, the "PPAs"). Southern Power intends to continue to derive at least 80 percent of operating cash flow under long-term power purchase agreements.

                  Southern, through its subsidiary Southern Company Services, Inc. ("SCS"), is overseeing the design, procurement, and construction of the Generating Facilities, with the exception of units 1 through 8 at the Dahlberg Facility, which were constructed and completed on a turnkey basis by GE Power Systems, Inc. ("GE"). SCS has developed a standard design for combined-cycle facilities ("CCs"). Certain of the Generating Facilities are based on SCS's second generation standard design ("Gen 2") while others are based on their third generation design ("Gen 3"). The combustion turbine generators ("CTs") for the Generating Facilities are to be supplied by GE. To control the formation of oxides of nitrogen ("NOX"), the CTs are equipped with dry low-NOX combustors.

                  Construction of the Generating Facilities is being funded through a construction loan from a syndicate of commercial banks (the "Commercial Construction Revolver") and the issuance of short-term indebtedness, in addition to a subordinated loan and equity contribution from Southern Company. Under the terms of the Commercial Construction Revolver, Southern is guaranteeing the completion and the performance of the Generating Facilities. The completion guarantee from Southern includes: (a) that Southern will cover any construction cost over-runs and related interest expense; and (b) Southern is obligated to repay the portion of the Commercial Construction Revolver allocated to one of the Generating Facilities if such facility fails to achieve completion or if the guaranteed capacity and heat rate are not achieved.

                  A portion of the output of the Dahlberg Facility is sold to LG&E Energy Marketing, Inc. ("LEM") through December 31, 2004 under two Purchased Power Agreements assigned to Southern Power by Georgia Power effective July 31, 2001 (the "1998 LEM PPA" and the "1999 LEM PPA" and, collectively, the "LEM PPAs"). The remainder of the output was previously being sold to Dynegy Power Marketing under a Purchased Power Agreement dated March 2, 2000; however, this power purchase agreement was terminated by Southern Power on May 21, 2003, as discussed in more detail in the Offering Memorandum.

                  The output of the Franklin Facility will be sold to Georgia Power through May 31, 2010 for Franklin 1 and May 31, 2011 for Franklin 2 under the terms of a Power Purchase Agreement dated March 30, 2001 (the "Franklin PPA").

                  The Harris 1 output will be sold through May 31, 2010 to Alabama Power under the terms of a Power Purchase Agreement dated June 1, 2001 (the "Harris 1 PPA"). The Harris 2 output will be sold through May 31, 2019 to Georgia Power under the terms of a Power Purchase Agreement dated August 6, 2001 (the "Harris 2 PPA" and, together with the Harris 1 PPA, the "Harris PPAs").

                  The output of the McIntosh Facility will be sold to Georgia Power and Savannah Electric through May 31, 2020 under two Power Purchase Agreements dated June 3, 2002 (the "McIntosh PPAs"). The McIntosh PPAs are still subject to approval by the Federal Energy Regulatory Commission ("FERC").

                  Southern Power's share of the output of the Stanton Facility will be sold to the Orlando Utilities Commission ("OUC"), Kissimmee Utility Authority ("KUA"), and Florida Municipal Power Authority ("FMPA") through October 31, 2013, assuming an effective date of October 1, 2003, under the terms of three similar Power Purchase Agreements dated March 19, 2001 (the "Stanton PPAs"). Southern Power is participating in the Stanton Facility with OUC, KUA and FMPA through its subsidiary, Southern Company Florida, LLC ("Southern Company Florida"), under the terms of a Construction and Ownership Participation Agreement dated March 19, 2001 (the "Stanton Ownership Agreement").

                  The output of the Wansley Facility will be sold to Georgia Power and Savannah Electric through December 31, 2009 under two Contracts for the Purchase of Firm Capacity and Energy dated July 31, 2001 (the "Wansley PPAs").

                  Georgia Power operates and maintains the Dahlberg, Franklin, and Wansley Facilities pursuant to the terms and conditions of an Amended Operating Agreement dated January 18, 2002, with Southern Power. Alabama Power will operate and maintain the Harris Facility pursuant to the terms and conditions of an Operating Agreement with Southern Power dated June 30, 2001. Savannah Electric will operate and maintain the McIntosh Facility pursuant to the terms and conditions of an Operating Agreement with Southern Power effective January 1, 2003. SCS, on behalf of Southern Company Florida, will operate and maintain the Stanton Facility under the terms of a Service Agreement between Southern Power and SCS dated January 10, 2001. Georgia Power, Alabama Power, and Savannah Electric provide similar services for their respective utility power generation facilities. Southern Power has entered into Long Term Service Agreements ("LTSAs") with General Electric International, Inc. ("GEI") for the maintenance and overhaul of the CTs at all the Generating Facilities and the steam turbine generators ("STs") at Franklin 1 and the Wansley Facility.

                  A summary of general information related to the Generating Facilities is presented in Table 1.

                                     TABLE 1
                      SOUTHERN POWER GENERATING FACILITIES
                               GENERAL INFORMATION

                                                                             TOTAL
                                                                      UNIT  CAPACITY         DISPATCH
 FACILITY                   LOCATION                FUEL TYPE         TYPE   (MW)(1)           TYPE           POWER PURCHASER
---------              ------------------        ----------------     ----  --------       ------------      -----------------

Dahlberg                   Athens, GA             Oil/Natural Gas      CT       810          Peaking               LEM(2)
Franklin 1               Lee County, AL             Natural Gas        CC       564        Intermediate        Georgia Power
Franklin 2               Lee County, AL             Natural Gas        CC       623        Intermediate        Georgia Power
Harris 1               Autauga County, AL            Natural G         CC       627        Intermediate        Alabama Power
Harris 2               Autauga County, AL            Natural G         CC       615        Intermediate        Georgia Power
McIntosh                  Effingham, GA             Natural Gas        CC     1,240        Intermediate        Georgia Power/
                                                                                                             Savannah Electric
Stanton                    Orlando, FL           Oil/ Natural Gas      CC       411(4)     Intermediate         OUC/KUA/FMPA
Wansley                 Heard County, GA            Natural Gas        CC     1,134        Intermediate        Georgia Power/
                                                                                                             Savannah Electric
                                                                              -----
Total                                                                         6,024

                       COMMERCIAL
                        OPERATION  TERM OF
 FACILITY                 DATE       PPA
---------              ----------  -------

Dahlberg                   5/00(3)   2004
Franklin 1                 6/02      2010
Franklin 2                 6/03      2011
Harris 1                   6/03      2010
Harris 2                   6/03      2019
McIntosh                   6/05      2020

Stanton                   10/03      2013
Wansley                    6/02      2009


Total

--------------------
(1) Represents guaranteed new and clean summer rating with duct firing and steam injection (as described later in the Report), with the exception of the Stanton Facility which is based on an average ambient temperature of 70(Degree)F.
(2) Under the LEM PPAs, the contract capacity of 578 MW can be met by any of the units.
(3)   Commercial operation of Dahlberg 9-10 occurred in 2001.
(4) Represents Southern Power's 65 percent ownership interest in the Stanton Facility.

                  During the preparation of this Report, we reviewed the various agreements related to the construction, operation, maintenance and management of the Generating Facilities to which Southern Power is a party. These agreements and documents set forth the obligations of each of the parties with respect to the construction, testing, operation, maintenance and management of the Generating Facilities. As Independent Engineer, we have made no determination as to the validity and enforceability of these agreements; however, for the purposes of this Report, we have assumed these agreements will be fully enforceable in accordance with their terms and that all parties will comply with the provisions of their respective agreements.

                  In addition, we have reviewed: (1) the status of permits and approvals and reviewed the status of permit compliance for the plants with significant operating history; (2) geotechnical reports and environmental assessment reports with respect to the sites of the Generating Facilities; (3) the historic and projected levels of production of the Generating Facilities; (4) the historic and projected operating and maintenance expenses of the Generating Facilities; (5) the projected revenues of the Generating Facilities; (6) historical operating records of the Generating Facilities, and (7) operating programs and procedures. Based on our review, we have prepared a projection of revenues and expenses of the Generating Facilities and interest coverage ratios, which are attached as Exhibits A-1 through A-8 to this Report (the "Projected Operating Results").

                  During the course of our review, we visited and made general field observations of the Generating Facilities and the sites of the Generating Facilities. The general field observations were visual, above-ground examinations of selected areas which we deemed adequate to comment on the existing condition of the sites but which were not in the level of detail necessary to reveal conditions with respect to geological or environmental conditions, the internal physical condition of any equipment, or the conformance with agreements, codes, permits, rules, or regulation of any party having jurisdiction with respect to the sites.

                  Following the terrorist attacks of September 11, 2001, increased emphasis has been placed on addressing security measures for the infrastructure systems and facilities in the United States. Terrorist activities aimed at the Generating Facilities could interfere with the ability of Southern Power to generate revenues. Additionally, terrorist activities have the potential to affect organizations, other than Southern Power, that are critical to the continuing operation of the Generating Facilities. We have not conducted any independent evaluations or on-site reviews to ascertain the effectiveness of the measures Southern Power has undertaken to address the security issues.

                  In developing the Projected Operating Results, we have relied upon a report by PA Consulting, Inc. ("PA Consulting") attached as Annex B to the Offering Memorandum, of which this Report is a part, for projections of the Generating Facilities' electricity sales, market electricity prices when the PPAs are not in effect, fuel costs, and emissions allowance prices. We have not reviewed PA Consulting's methodology and approach in its development of these projections but instead have based our reliance upon their previous experience developing similar projections.

                            THE GENERATING FACILITIES

                  The Dahlberg Facility is an 810 MW peaking, simple-cycle facility consisting of ten PG7121EA ("GE 7EA") CTs. The CTs are dual-fuel units (natural gas and No. 2 fuel oil) and incorporate dry low-NOX technology to control the formation of NOX.

                  The Franklin Facility is a 1,187 MW (net) combined-cycle power plant consisting of two gas-fired electric generating plants. Franklin 1 is a 564 MW combined-cycle plant based on the SCS Gen 2 design, which incorporates two GE PG7241FA ("GE 7FA") CTs, two Vogt-NEM ("Vogt") heat recovery steam generators ("HRSGs"), and a GE ST. Franklin 1 includes duct firing ("full-pressure mode") and steam injection ("power augmentation") capabilities to help increase power output when compared to normal base load operation. Franklin 2 is a 623 MW combined-cycle plant based on the SCS Gen 3 design, which incorporates two GE 7FA CTs, two Deltak HRSGs, and an Alstom Power, Inc. ("Alstom") ST. Franklin 2 also includes duct firing and steam injection capabilities.

                  The Harris Facility is a 1,242 MW (net) combined-cycle power plant consisting of two SCS Gen 3 gas-fired electric generating units, Harris 1 and 2, consisting of two GE 7FA CTs, two Deltak HRSGs, and an Alstom ST. Harris 1 is rated at 627 MW and Harris 2 is rated at 615 MW. The Harris Facility includes duct firing and steam injection capabilities.

                  The McIntosh Facility is a 1,240 MW (net) combined-cycle power plant consisting of two SCS Gen 3 gas-fired electric generating units, McIntosh 10 and 11, each rated at 620 MW and consisting of two dual-fuel (natural gas and No. 2 fuel oil) GE 7FA CTs, two Deltak HRSGs, and an Alstom ST. The McIntosh Facility includes duct firing and steam injection capabilities.

                  The Stanton Facility is a 633 MW (net) combined-cycle power plant consisting of an SCS Gen 3 combined-cycle power generation plant consisting of two dual-fuel (natural gas and No. 2 fuel oil) GE 7FA CTs, two

Deltak HRSGs, and an Alstom ST. Southern Power has a 65 percent ownership interest in the Stanton Facility, or 411 MW. The Stanton Facility includes duct firing and steam injection capabilities.

                  The Wansley Facility is a 1,134 MW (net) combined-cycle power plant consisting of two 567 MW SCS Gen 2 combined-cycle power generation plants, Wansley 6 and 7, each consisting of two GE 7FA CTs, two Vogt HRSGs, and a GE ST. The Wansley Facility includes duct firing and steam injection capabilities.

                                     TABLE 2
                      SOUTHERN POWER GENERATING FACILITIES
                       MAJOR EQUIPMENT AND CHARACTERISTICS


                                                                        TOTAL CAPACITY    HEAT RATE
           FACILITY       SCS DESIGN        CT       HRSG        ST         (MW)(1)       (BTU/KWH)(2)
           --------       ----------      ------    ------     ------   --------------    ---------

         Dahlberg            N/A(3)       GE 7EA     N/A         N/A         810(4)              (4)
         Franklin 1         Gen 2         GE 7FA     Vogt        GE          564            6,711
         Franklin 2         Gen 3         GE 7FA    Deltak     Alstom        623            6,728
         Harris             Gen 3         GE 7FA    Deltak     Alstom      1,242            6,730
         McIntosh           Gen 3         GE 7FA    Deltak     Alstom      1,240            6,827
         Stanton            Gen 3         GE 7FA    Deltak     Alstom        411(5)         6,756
         Wansley (6)        Gen 2         GE 7FA     Vogt        GE        1,134            6,706

         --------------------
         (1) Represents new and clean summer rating guaranteed by Southern with duct firing and steam injection, except for the Stanton Facility which is based on an average ambient temperature of 70(Degree)F.
         (2) Represents new and clean full-load heat rate guaranteed by Southern in British thermal units per kilowatt-hour
               ("Btu/kWh") on a higher heating value basis.
         (3) Dahlberg 1-8 were constructed on a turnkey basis by GE. The design and construction of Dahlberg 9-10 was managed by SCS.
         (4)   Southern guarantee does not apply to the Dahlberg Facility.
         (5) Represents Southern Power's 65 percent ownership interest in the Stanton Facility.
         (6) Southern guarantees the Wansley Facility as an individual plant rather than separate units.

THE FACILITY SITES

         THE DAHLBERG FACILITY SITE

                  The Dahlberg Facility is located on a continuous parcel of land totaling approximately 270 acres in an unincorporated area of Jackson County, in northeast Georgia, approximately 15 miles northwest of Athens, Georgia, and approximately 65 miles northeast of Atlanta, Georgia (the "Dahlberg Facility Site"). Highway access to the Dahlberg Facility Site is convenient over national highways, state routes and city and county roads.

         THE FRANKLIN FACILITY SITE

                  The Franklin Facility property is a continuous parcel of land totaling 709 acres located in an unincorporated area of Lee County, in east central Alabama near the Georgia border, approximately one mile west of the Chattahoochee River, about 30 miles northwest of Columbus, Georgia and 10 miles northeast of Auburn, Alabama (the "Franklin Facility Site"). Highway access to the Franklin Facility Site is convenient over national highways, state routes and city and county roads.

         THE HARRIS FACILITY SITE

                  The Harris Facility property is a contiguous piece of land totaling 759 acres, located in Autauga County, Alabama, approximately three miles west of Autaugaville, Alabama, and approximately 20 miles northwest of Montgomery, Alabama (the "Harris Facility Site"). The Harris Facility Site is located in an unincorporated area of Autauga County, in central Alabama directly north of the Alabama River. Highway access to the Harris Facility Site is convenient over national highways, state routes and county roads.

         THE MCINTOSH FACILITY SITE

                  The McIntosh Facility is to be constructed on property totaling approximately 58 acres in size located approximately 27 miles north of Savannah, Georgia, near Rincon, Georgia on Old Augusta Highway three miles south of Georgia Highway 275 (the "McIntosh Facility Site"). The McIntosh Facility Site is located in Effingham County, Georgia. The McIntosh Facility Site is located in an area zoned Industrial.

                  Highway access to the McIntosh Facility is convenient over national highways, state routes and county roads. Heavy hauls to the McIntosh Facility will be made via a rail spur currently servicing the existing Savannah Electric facility located approximately one mile to the east of the McIntosh Facility. Southern Power also noted that the Savannah Electric facility also has capabilities to receive and offload equipment from an existing barge slip on the Savannah River. Southern Power noted that agreements are in place with Savannah Electric to utilize the rail spur and barge slip for receipt of the heavier equipment.

                  Southern Geotech performed a subsurface investigation and prepared a report titled "Reports of Geotechnical Investigation, Proposed Plant McIntosh, Combined Cycle Units 10 & 11, Effingham County, Georgia" dated October 1, 2002 (the "McIntosh Geotechnical Report"). The McIntosh Geotechnical Report included summaries of the investigation; compilation of select laboratory results used for determination of engineering parameters, provided recommendations for foundations and foundation systems, and provided guidance on estimated settlement of foundations due to static and dynamic loading. Southern Geotech performed subsurface investigations in February 2002 and January 2003 and conducted a pile test program in August 2002. The soil boring investigations included dilatometer tests and test borings ranging in depth from approximately 51 feet to 92 feet below ground surface.

                  Based on their geotechnical analysis, Southern Geotech recommended that pile foundations support the McIntosh Facility's more heavily loaded equipment, including the STs, CTs, ST support steel, pipe racks, and HRSGs. Southern Geotech further indicated that shallow foundations might be considered for the storage tanks, cooling towers, transformers, electrical buildings, the warehouse and administration building, and other miscellaneous foundations.

                  The McIntosh Geotechnical Report does not include criteria for site development, compaction, or surface water control nor did it provide information relating to corrosion potential and resistivity of the soils. However, Southern Power indicated that the specifications prepared for construction include the necessary considerations for adequate site development. At the time of our site visit, we noted that surface water control measures were installed and finished subgrade had been achieved. The McIntosh Geotechnical Report provides settlement estimates for the equipment to be installed on shallow and deep foundations and a summary of pile testing conducted at the McIntosh Facility Site in August 2002. Southern Power noted that the settlement estimations reported in the McIntosh Geotechnical Report were deemed acceptable. We note that the settlement estimations presented in the McIntosh Geotechnical Report appear to be within the range we would expect for the given structures. The McIntosh Geotechnical Report did not make foundation recommendations for the structures located within the switchyard.

         THE STANTON FACILITY SITE

                  The Stanton Facility is being constructed on property totaling approximately 60 acres just north of the two existing Stanton Energy Center ("SEC") coal-burning units owned and operated by the OUC. The Stanton Facility is located in Orange County, Florida, approximately 10 miles east of Orlando, Florida (the "Stanton Facility

Site"). The Stanton Facility Site is located in an area zoned A-2 with a special exemption consistent with that of the existing SEC.

                  Highway access to the Stanton Facility is convenient over national highways, state routes and county roads. Southern Power reports that upgrades to the existing access road will not be required to facilitate ingress and egress to and from the Stanton Facility Site and the existing road should be adequate to support delivery of the Stanton Facility's equipment not requiring heavy haul facilities. Southern Power noted that delivery of the Stanton Facility's heavy equipment is to be made via the existing rail spur that services the SEC. Southern Power anticipates no additional improvements will be required to the rail spur to facilitate delivery of the large equipment.

                  Southern Geotech performed a subsurface investigation and prepared a report titled "Stanton Energy Center Combined Cycle Unit A Subsurface Investigation Report" dated July 17, 2001 (the "Stanton Geotechnical Report"). The Stanton Geotechnical Report included summaries of the investigation; compilation of select laboratory results used for compaction recommendations; and provided recommendations for development work, foundations and foundation systems, allowable bearing capacities for equipment foundations; and provided guidance on estimated settlement of foundations due to static and dynamic loading.

                  Based on their geotechnical analysis, Southern Geotech recommends that pile foundations support the Stanton Facility's more heavily loaded equipment, including the ST, CTs, and HRSGs. Southern Geotech further recommends that piles in areas located proximate to the silty clay to soft plastic clay layer (at approximately 52 feet to 74 feet below ground surface) be founded on the deeper, very dense sand layer (at approximately 100 feet to 110 feet below ground surface according to the Stanton Geotechnical Report.) Southern Geotech further indicated that shallow foundations may be considered for the demineralized water storage tank, the fuel oil tank, the cooling tower, the electrical building, transformers, the warehouse and administration building, and other miscellaneous foundations.

                  The Stanton Geotechnical Report includes criteria for site development, compaction, allowable bearing pressure, and surface and ground water control. Southern Geotech also provided settlement estimates for the equipment to be installed on shallow foundations. Information provided by Southern Power noted that two additional borings and further evaluations of settlement potential were conducted at the Stanton Facility. Results of this further investigation and analysis yielded smaller settlement estimations for the tanks and cooling tower. Southern Power noted that the settlement estimations reported above were reviewed by and deemed acceptable to the tank suppliers contingent upon proper construction practices. With respect to the demineralized water storage tank, we note that the Stanton Geotechnical Report states, based on their experience with similar tank structures, Southern Geotech considers these magnitudes of settlement tolerable, provided the pipe connections are properly accounted for. Finally, the remainder of the settlement estimations presented in the Stanton Geotechnical Report appear to be within the range we would expect for the given structures. We note that no foundation recommendations were made for the structures located within the switchyard; however, we understand that a detailed investigation has been completed for the switchyard. Based on information from Southern Power, it is our understanding that there are no additional foundation requirements for the switchyard structures.

                  The Stanton Geotechnical Report did not provide recommendations for additional geotechnical investigations prior to or during the detailed design of the Stanton Facility nor did it provide information relating to corrosion potential and resistivity of the soils. However, subsequent investigations were conducted, including additional borings, evaluations of soil corrosion potential, and resistivity testing. According to Southern Power, no additional recommendations were made as a result of these subsequent investigations.

         THE WANSLEY FACILITY SITE

                  The Wansley Facility was constructed on land totaling approximately 25 acres, located in Heard County, Georgia near Carrolton, Georgia and approximately 30 miles southwest of Atlanta (the "Wansley Facility Site"). The Wansley Facility Site is located in an incorporated area of Heard County, in western Georgia directly north of the Chattahoochee River. Highway access to the Wansley Facility Site is convenient over national highways, state routes, and county roads.

         SUMMARY

                  Based on our review, we are of the opinion that, provided Southern Power takes into account the recommendations in the geotechnical reports by Southern Geotech, the sites for the Generating Facilities are suitable for the construction and operation of the Generating Facilities.

DESCRIPTION OF THE FACILITIES

                  The following section describes the equipment and systems either in place or proposed for the respective Generating Facilities. Our review of the technical aspects of the equipment included in the Generating Facilities is included in the section entitled "Review of Technology," presented later herein.

                  The Franklin, Harris, McIntosh, Stanton and Wansley Facilities are combined-cycle facilities. Each will incorporate GE 7FA CTs. The CTs are to be base-mounted units equipped with dry low-NOX combustors to control the formation of NOX emissions and an evaporative cooling system to improve performance during the summer months. All units are single-fueled (natural gas) with the exception of the Stanton Facility, which can also burn No. 2 oil, and the McIntosh Facility, which can burn liquefied natural gas ("LNG") and No. 2 oil. Each CT is designed to deliver in the range of 172 to 176 MW of electric power at 95(degree)F and approximately 45 percent relative humidity, with the exception of the McIntosh Facility where the reference condition is 51 percent relative humidity, at approximate site elevations and corresponding barometric pressures with the inlet evaporative cooler and power augmentation operational. An inlet air filtration system is provided to remove particles in the inlet airstream. An inlet evaporative cooling system is provided to cool the inlet airstream and improve CT performance. NOX emissions are guaranteed by GE to 9 parts per million volume, dry basis corrected to 15 percent oxygen ("ppmvd") at the CT exhaust, over an ambient temperature range from 0(degree)F to 105(degree)F and over a range of 50 percent to 100 percent of base load by the use of dry low-NOX combustors without power augmentation. With power augmentation, NOX emissions are guaranteed by GE to 12 ppmvd at base load. Carbon monoxide ("CO") emissions are guaranteed by GE to 9 ppmvd between base load and 50 percent of base load without power augmentation for the Harris, McIntosh, and Stanton Facilities when firing natural gas and, in the case of the McIntosh Facility, LNG. With power augmentation, CO emissions are guaranteed by GE to 15 ppmvd for the Franklin, Harris, McIntosh, Stanton, and Wansley Facilities. The CT control and instrumentation system senses, computes, records and displays pertinent CT operational information for use by plant operators and control systems. It also provides protection to the CT against potentially dangerous operating conditions.

                  The high-pressure ("HP") superheated steam from each HRSG will be delivered to an ST to generate additional electricity. The STs for the Franklin 2, Harris, McIntosh, and Stanton Facilities are combined, double flow turbines, operating at 3,600 RPM, with reheat, and are single-shaft condensing machines with separate HP, intermediate pressure ("IP"), and low pressure ("LP") sections, and are each nominally rated at 282 MW. The STs for the Franklin 1 and Wansley Facilities are reheat, multi-stage, axial exhausting condensing STs suitable for sliding inlet pressure operation, and are each nominally rated at 190 MW. The manufacturers of the HRSGs and STs include Deltak, Vogt, Alstom, and GE.

                  Exhaust gas from each CT is directed to an HRSG, where the energy in the exhaust gas is converted into steam. HP steam is produced by the HRSG and piped to the HP section of the ST. The HP steam is also piped to the CT for power augmentation. The HP ST exhaust is combined with IP steam from the HRSG and returned to the reheat section of the HRSG where it is reheated and then returned to the IP/LP section of the ST. LP steam is produced by the HRSG and supplied to the LP section of the turbine. There, the steam is further expanded and exhausted to a surface condenser.

                  The CTs are equipped with dry low-NOX 2.6 ("DLN-2.6") combustors for control of NOX emissions. Dry low-NOX technology premixes fuel and air to provide a lean flame with a more uniform and lower burning temperature than a conventional burner. Additionally, the dry low-NOX combustor has a shorter, lower residence time flame. Both lower temperature and shorter time contribute to NOX emissions equal to or lower than that achieved by conventional steam and water injection.

                  Each HRSG is to be equipped with selective catalytic reduction ("SCR") to further reduce the NOX emissions from the CTs and the HRSG duct burners. Anhydrous ammonia is vaporized and sprayed into the exhaust gas of the CT in the HRSGs upstream of the SCR and reacts with the exhaust gas in the presence of the catalyst to form nitrogen ("N2") and water vapor.

                  The Dahlberg Facility is designed to be an 810 MW nominal simple-cycle power generation facility consisting of ten separate simple-cycle units. The term "simple-cycle" refers to the Brayton cycle, in which hot combustion gases are expanded through a gas turbine-generator. The major equipment components of the Dahlberg Facility include ten GE PG 7121EA CTs and other typical and necessary auxiliary equipment. In the simple-cycle arrangement, natural gas is fired in the CT for production of power output. Hot exhaust gas from each CT is passed through the exhaust ducting and out through its own stack. The CTs do not use fuel gas heaters to preheat the natural gas for performance enhancements.

                  The CTs are provided with inlet cooling using an evaporative cooling system to improve performance during the summer months. As the CT is a constant volume machine, it is subject to variation in output depending on the density of the air, as affected by temperature and humidity. Output will decrease in warm weather and will increase in cold weather. The CTs are base mounted, dual fuel (natural gas and No. 2 fuel oil) units equipped with dry low NOX-I ("DLN-I") combustors for dry control of NOX emissions when burning natural gas and incorporate water injection for control of NOX emissions when burning No. 2 distillate fuel oil.

                  Each CT is designed to deliver approximately 75 MW (nominal base load) of electric power at 95(degree)F, 14.32 psia and 45 percent relative humidity with evaporative cooling when burning natural gas. In the peak operation mode, the output of each CT increases to 81 MW. Each CT burns natural gas as its primary fuel and No. 2 distillate fuel oil as its backup fuel. An inlet air filtration system is provided to remove particles in the inlet airstream. Air inlet silencing features are included to control far field sound levels.

                  NOX emissions are guaranteed to 9 ppmvd (at 95(degree)F, 14.32 psia, and 45 percent relative humidity) by the use of dry low-NOX combustors while burning natural gas. NOX emissions while burning No. 2 distillate fuel oil are guaranteed to 42 ppmvd (at 95(degree)F, 14.32 psia, and 45 percent relative humidity) by the use of water injection. Operation on fuel oil is limited to no more than 1,000 hours per year per turbine and only during times that natural gas is unavailable.

                  The CTs are equipped with DLN-I combustors for control of NOX emissions while burning natural gas. Traditional control for CTs was comprised of water injection into the combustors to cool the flame and inhibit NOX formation, whereas dry low-NOX technology premixes fuel and air to provide a lean flame with a more uniform and lower burning temperature than a conventional burner. Additionally, the dry low-NOX combustor has a shorter, lower residence time flame. Both lower temperature and shorter time contribute to NOX emissions equal to or lower than that achieved by conventional steam and water injection. Control of NOX while burning No. 2 distillate fuel oil is performed by injection of demineralized water into the combustion chamber.

OFF-SITE REQUIREMENTS

         FUEL SUPPLY

                  The Dahlberg Facility is located approximately two miles east of a pipeline owned by Transcontinental Gas Pipe Line Corporation ("Transco"). Georgia Power has constructed a 20-inch diameter by 2-mile lateral connecting to the Transco line. Although Georgia Power has reimbursed Transco for the construction of the tap facilities, Transco owns and operates these facilities. Gas transportation service is supplied on a seasonal or daily basis through the Transco line. The lateral is of sufficient capacity to support the ten simple-cycle units at the Dahlberg Facility. In the event of an interruption in natural gas, the Dahlberg Facility has a 3.6 million-gallon, No. 2 fuel oil storage tank on the site. The tank is of sufficient capacity to operate all ten units at base load for over 2 days.

                  Natural gas fuel for the Franklin Facility is delivered to the Franklin Facility Site through a 20-inch pipeline lateral extending from the SNG main line located approximately 5.5 miles south of the Franklin Facility Site.

Southern Power owns and operates the meter station which is located adjacent to the pipeline tap location. SCS purchases natural gas from Gulf Coast for delivery to the Franklin Facility.

                  The natural gas pipeline to the Harris Facility Site is 24 inches in diameter and approximately 12 miles in length. The pipeline was constructed by Southern and runs parallel to the existing 500 kV power transmission line. The pipeline ties into an existing pipeline owned and operated by Southern Natural Gas ("SNG"), a wholly-owned subsidiary of El Paso Corporation. SNG is not affiliated with Southern. SCS purchases natural gas from Gulf Coast Natural Gas for delivery by SNG to the plant. A metering station adjacent to the pipeline tap location and a gas conditioning station has been constructed on site.

                  The natural gas pipeline to the McIntosh Facility is to be 16 inches in diameter and approximately 600 feet in length. The pipeline will tie into an existing 16-inch pipeline that provides gas to the existing peaking units located adjacent to the McIntosh Facility Site. The existing 16-inch pipeline is a 5.2-mile lateral pipeline that is connected to a 24-inch pipeline owned and operated by SNG. Savannah Electric will purchase natural gas from El Paso Merchant Energy, L.P. for delivery by SNG to the plant. All the gas delivered to the McIntosh Facility will be filtered, metered and reduced in pressure at the gas conditioning area, located at the property boundary. The gas will be preheated and flow through a final filter/separator prior to use in the CTs.

                  The natural gas pipeline to the Stanton Facility is 16 inches in diameter and approximately 5.2 miles in length. The pipeline ties into an existing pipeline owned and operated by Florida Gas Transmission Company. All the gas delivered to the Stanton Facility will be filtered, metered and reduced in pressure at the gas conditioning area, located at the property boundary. The gas will be preheated and flow through a final filter/separator prior to use in the CTs. No. 2 oil is the standby fuel to permit operation in the event of an interruption in the supply of natural gas. No. 2 oil is stored in a tank that will hold approximately 1.7 million gallons of fuel. This is enough fuel for approximately 2.5 days of operation with both CTs at full load output. The fuel oil system includes three truck unloading stations, a storage tank, forwarding pumps and filter.

                  The natural gas pipeline to the Wansley Facility is 30 inches in diameter and is owned by Southern Power. The gas pipeline connects to the existing Transco system located approximately 6.5 miles south of the Wansley Facility. Southern Power is to reimburse Transco for the construction of the tap and metering facilities and Transco will retain ownership and operation responsibilities for the newly installed system in accordance with the Interconnect, Reimbursement and Operating Agreement. SCS purchases Gulf Coast natural gas supplies for delivery of the Wansley Facility's projected peak day gas requirements.

                  Additionally, Southern Power has executed a gas storage contract with Petal Gas Storage Company ("Petal"), to provide fuel storage for all of the Generating Facilities except the McIntosh and Stanton Facilities. This contract provides 700,000 million British thermal units ("MMBtu") per day up to a total of 7,000,000 MMBtu for up to ten days if gas flow is interrupted.

         WATER SUPPLY AND TREATMENT

                  The Jackson County Water and Sewage Authority (the "Water Authority") supplies potable water for use by the Dahlberg Facility personnel for drinking and sanitary purposes. The Dahlberg Facility is limited to a maximum water take of 0.5 million gallons per day ("mgd") at a flow rate of 450 gallons per minute ("gpm") and a pressure of 100 psi until termination of the contract on June 30, 2019. Upon completion of a new reservoir for Jackson County, which has been completed and is expected to be in service by July 1, 2002, the Water Authority will be capable of providing a flow rate of 900 gpm. Demineralized water is supplied by trailer-mounted mobile units through an agreement with Ecolochem, Inc. ("Ecolochem"). Demineralized water is stored in a
2.4 million-gallon storage tank on-site. This storage capacity provides approximately 1.4 days of full load operation while firing No. 2 fuel oil.

                  Primary water usage for the Franklin Facility is for the cooling water system and steam cycle makeup. Major water usages during continuous operation include: cooling tower blowdown, cooling tower evaporation, CT evaporative cooler evaporation, CT evaporative cooler blowdown, HRSG blowdown, CT on-line compressor wash water, and CT steam injection losses (during power augmentation operations only). The cooling water system has the greatest water need of all the systems. Raw water is taken from the Chattahoochee River via an existing unused penstock located within the Goat Rock Dam located approximately one mile east of the plant. Wastewater is discharged in the tailrace of the same dam. Demineralized water for the Franklin Facility is provided by Water & Power Technologies. The raw water needs of the Franklin Facility are supplied through the existing Goat Rock Dam.

                  The water supply for the Harris Facility will be obtained from two different locations. The primary source of process water is the Alabama River located at the southern edge of the property and will be used for cooling water, makeup water, and fire protection water. The second source of water will be from a nearby municipal water supply system and will be the sole source for the Harris Facility's potable and sanitary water needs. An on-site water treatment system will prepare the river water for use by the plant. Primary uses of the plant's process water will be for the cooling water system and steam cycle makeup. Southern Power estimates a total water demand of approximately 9.5 mgd (which corresponds with the quantity of water Southern Power has applied for withdrawal from the Alabama River), based on an annual average including plant makeup water, for the two power blocks. Filtered water will be used for fire protection purposes and the source for the Harris Facility's demineralized water needs. Demineralized water will be used for on-line CT compressor wash water, steam injection, and general steam cycle makeup. The Harris Facility will include a 1.0 million-gallon demineralized water storage tank and a 300,000-gallon filtered water storage tank.

                  The McIntosh Facility will be supplied with raw water from the existing Savannah Electric facility which is located approximately one mile northeast from the McIntosh Facility. The raw water supply for McIntosh Facility will be the Savannah River near the City of Savannah. Potable water is to be supplied via an on-site well. Southern Power indicated that raw water is to be delivered to the McIntosh Facility via a 30-inch supply line and will be stored in an on-site storage tank. This water will subsequently be used for fire protection, cooling water, and treated for process water. Although Southern Power represents that Savannah Electric is to provide raw water to the McIntosh Facility, we are not aware of any contractual requirement to do so. However, Southern Power reported that the draft Memorandum of Operator Interface Procedures dated January 1, 2003, is to be amended to obligate Savannah Electric to provide specific water and wastewater services for the McIntosh Facility.

                  The raw water supply for the Stanton Facility cooling tower makeup is to be pumped, via the installation of new raw water pumps, from OUC's existing makeup pond located at the Stanton Facility Site to a distribution system. Demineralized water will be used for on-line CT compressor wash water, water injection during operation on No. 2 fuel oil, source for steam injection (power augmentation), and general steam cycle makeup. Demineralized water is to be provided by OUC from the demineralizer at the SEC coal unit. The SEC demineralized water plant is to be expanded to accommodate the Stanton Facility's anticipated demineralized water requirements. A 1.6 million-gallon tank is to be constructed to provide the necessary storage requirements. Potable water, which is to be used for domestic, washdown, and sanitary purposes, is to be provided via an extension of the existing potable water system at the SEC, which is supplied from a nearby municipal potable water system.

                  The water supply for the Wansley Facility is obtained from the Plant Wansley reservoir located northeast of the Wansley Facility Site. A new 60-inch suction header has been installed at the existing reservoir to supply water to the Wansley Facility via an expanded pumping station located at the toe of the reservoir embankment approximately 2 miles northeast of the Wansley Facility. As a result of the proximity of the reservoir to the Wansley Facility, the need for an on-site raw water storage tank is eliminated. Southern Power entered into a ten-year extended term agreement with Ecolochem to build, own, operate, and maintain a water treatment facility for the Wansley Facility. Ecolochem is to supply all water production, filtered and demineralized, for the project. The water treatment system has been sized to accommodate water usage requirements of the Wansley Facility. Two demineralized water storage tanks have been constructed at the Wansley Facility, each one with storage capacity of a million gallons. It should be noted that there are some discrepancies between the water quality requirements set forth in the Wansley Facility LTSA and HRSG contract with respect to total organic carbon ("TOC"). SCS noted that the TOC levels cited for makeup water, feedwater, and steam purity are consistent with industry standards and that TOC is to be removed from the system via HRSG blowdown. Based on discussions with SCS, the anticipated TOC concentration in the make-up water, and the effects dilution will have on the overall TOC concentration, it is our understanding that the anticipated TOC concentration levels will satisfy the LTSA and HRSG water quality requirements.

         WASTEWATER DISPOSAL

                  Treated wastewater will be conveyed from the Franklin Facility Site to the tailrace of the Goat Rock Dam via a piping system installed along the transmission tower corridor. The ultimate disposition of the treated wastewater is the Chattahoochee River. Surface water will be channeled directly to an on-site retention pond where it will be allowed time to settle and equalize prior to discharge to the surrounding environment. Process wastewater is pumped to the tailrace of the Goat Rock Dam for discharge. Southern Power notes that while some dilution effects will be realized by the discharge to the tailrace, a specifically-designed dilution system will not be included as part of the wastewater system, which is consistent with the approved water discharge permit for the Franklin Facility.

                  The Harris Facility's plant wastewater drains are to be pumped to a wastewater holding pond. HRSG blowdown is to be drained by gravity to the cooling tower basin along with ST start-up drain tank effluent. Wastewater collected in drains throughout the plant that has the potential for containing oil contamination will be collected and treated through an oil/water separator. Surface water from storm events will be collected in an on-site retention pond where it will be allowed to overflow to the Alabama River.

                  Process wastewater from the McIntosh Facility is to be returned to the existing Savannah Electric facility for discharge to the Savannah River through the outfall structure at the existing Savannah Electric facility.

                  Plant wastewater drains at the Stanton Facility are collected in sumps and pumped to a low volume sump, which drains to the SEC existing recycle basin. HRSG blowdown is sent to the cooling tower basin. Wastewater collected in drains throughout the plant that has the potential for containing oil contamination will be collected and treated through an oil/water separator. Surface water from storm events will be directed to the existing facilities at the SEC.

                  Wastewater from the Wansley Facility is to be transferred to the existing ash pond located approximately one mile directly north of the plant. The wastewater will intermingle with the Plant Wansley wastewater discharge in the ash pond. The ash pond was originally constructed to allow for settling of fine particulates prior to discharge to the retention pond. From the outlet of the ash pond, the wastewater gravity feeds to a retention pond located south of the Wansley Facility Site where it overflows to the Chattahoochee River. Surface water will be channeled directly to the retention pond and then to the Chattahoochee River.

         ELECTRICAL INTERCONNECTION

                  The Dahlberg 230 kV Switchyard consists of one bus with five step-up transformer positions and one ongoing transmission line position. An approximate one-mile, two-conductor 230 kV transmission line connects the switchyard to Georgia Power's Center Substation.

                  The Franklin Facility is interconnected through the Goat Rock 230 kV Switchyard, which consists of a single bus, single breaker arrangement with three transformer positions each for Franklin 1 and 2, and one transmission line position. The Goat Rock 230 kV Switchyard is interconnected via a transmission line to the Southern transmission system at the existing ring bus arranged 230 kV Goat Rock Substation, located approximately 1.5 miles from the Franklin Facility Site.

                  The Harris 1 230 kV plant switchyard is a single bus, single breaker arrangement with three transformer positions and one transmission line position. The Harris 2 500 kV plant switchyard is a single bus, single breaker arrangement with three transformer positions and one transmission line position. Short transmission lines for Harris 1 and 2 of approximately 0.15 and 0.5 miles in length, respectively, are routed from the plant switchyards to new Alabama Power 230 kV and 500 kV switchyards.

                  The 230 kV switchyard at the McIntosh Facility consists of two 230 kV collector buses connected to the West McIntosh substation, located approximately 1,000 feet from the Facility Site. The West McIntosh 230 kV

Substation is connected to the West McIntosh 500 kV Substation, configured as four-breaker ring bus, via two 500/230 kV autotransformers. The West McIntosh 230 kV Substation is also connected to the McIntosh 230 kV Substation via two transmission lines. The West McIntosh 500 kV Substation has two transmission exits, one to Vogtle and the other to Thalmann.

                  The 230 kV switchyard at the Stanton Facility consists of a single bus, single breaker arrangement with three transformer positions for generator step-up transformers and one transmission line position. The 230 kV switchyard is to be interconnected to the OUC transmission system at the existing bay, breaker-and-a-half, Stanton Substation No. 17, located approximately one mile from the Stanton Facility Site.

                  The Wansley 500 kV Switchyard consists of a single bus, single breaker arrangement with three transformer positions for Wansley 6, three transformer positions for Wansley 7, and one transmission line position. The 500 kV switchyard is to be interconnected to the Georgia Power transmission system at the existing four-bay, breaker-and-a-half Wansley 500 kV Switchyard, located approximately one mile from the Wansley Facility Site.

                  An interconnection study for the McIntosh Facility was conducted to analyze the load flow, stability, and short-circuit analysis of the transmission system. As a result of the study, some system upgrades are required. The necessary improvements are to be provided by Georgia Power and the associated cost is to be reimbursed by Southern Power. Southern Power has also entered into a 40-year interconnection agreements with Georgia Power for each of the two McIntosh Facility power blocks. Based on the information outlined in the interconnection study and execution of the interconnection agreements, the McIntosh Facility should be able to interconnect to the transmission system and deliver a net electrical output of 1,240 MW at the interconnection point.

                  Although a formal interconnection study was not conducted for the Stanton Facility, OUC performed a series of studies to evaluate the impact of interconnecting the Stanton Facility to the OUC 230-kV transmission system. The studies performed included a short circuit study to identify system improvements required for purposes of the interconnection and a study to evaluate the capability of the transmission system to receive the output from the Stanton Facility. The results of the short circuit study indicated that with the Stanton Facility connected, the available fault current levels at the SEC and several other OUC substations would equal or exceed the interrupting capacity rating of the circuit breakers. As an alternative to replacing the circuit breakers, OUC conducted a separate study to evaluate splitting the bus of the modified OUC Stanton Substation. This would create two separate 230 kV breaker-and-one-half substations tied together by breakers with one substation connected to OUC's existing generation at the SEC site and the other connected to the Stanton Facility. OUC has verbally committed that this work will be completed prior to initial synchronization of the Stanton Facility. The study performed to evaluate the capability of the OUC transmission system identified only one upgrade that was required to an existing 230 kV transmission line. This upgrade required the removal of several swing brackets on the steel structures of the existing line. Southern Power has submitted a request for OUC to perform a stability study to determine whether the integration of the Stanton Facility causes any stability problems on the OUC system. OUC has indicated that it intends to perform the stability study prior to initial synchronization of the Stanton Facility. The stability impacts of the integration of the Stanton Facility on the OUC transmission system will be determined by the stability study.

REVIEW OF TECHNOLOGIES

                  The following section contains a discussion of our review of the critical areas of the Generating Facilities' design and the ability of the equipment and design to meet the projected performance, operating cost, and environmental permit requirements. CT and ST technology has been used in electrical generation and energy recovery for over four decades. The development and operating histories of the specific models utilized by the Generating Facilities are described herein to promote an understanding of the risks associated with these models.

         GE 7FA CT

                  The Franklin, Harris, McIntosh, Stanton and Wansley Facilities utilize the GE Frame 7241FA CT (the "7241FA"), which represents the fourth technology/operational improvement in the Frame 7F evolution since its introduction to the market in June 1987. The Frame 7F engine design was based on its successful predecessor, the

Frame 7E/EA, which has over 600 units installed and has accrued over 15 million operating hours. While the Frame 7F/FA is considered mature technology with over 416 units installed, 4.1 million fired hours, and over 106,000 fired starts fleet-wide, of the 324 7241FA units currently in operation as of February 2003, the fleet leader has only accumulated approximately 22,300 fired hours and 650 fired starts.

                  The GE Frame 7F/FA CT, including the 7241FA, is a two-bearing machine, using a single rotor comprised of a compressor and turbine sections with cold end (compressor side) electric generator drive. Each section consists of a series of discs or wheels and spacers held together with tie bolts. The following discussion presents an overview of the technical development of the 7241FA and identifies the potential risks and risk mitigation strategies for that model. This is followed by a description of serial issues that the 7F/FA fleet has experienced or that GE is in the process of correcting in the last three years, which have the potential to apply to the 7241FA and consequently affect the Projected Operating Results ("Operational Issues").

                  TECHNICAL DEVELOPMENT

                  Since the market inception of the GE Frame 7F in 1987, there have been five product offerings within the Frame 7F family, based on technology or operational changes. The fourth of these is the 7241FA used by the Franklin, Harris, McIntosh, Stanton, and Wansley Facilities. GE's approach to CT development has traditionally followed the philosophy of evolution of designs, by making incremental changes from one frame or model designation to the next. Using this design philosophy in combination with component and full-scale engine shop and field testing, GE is able to retain its previously designed products' most successful attributes, while exercising the full performance capabilities of its new design. It is through full-scale engine testing that GE was able to recognize the potential of the Frame 7F/FA compressor and the impacts of raising the firing temperature to its current level, each of which resulted in developments incorporated into the 7241FA design.

                  PERFORMANCE CHARACTERISTICS

                  In general, GE has improved the performance of its engines with airflow and firing temperature increases, as well as implementing improvements in turbine cooling, and compressor and turbine sealing. Firing temperature refers to rotor inlet temperature, which is experienced at the upstream side of the row 1 turbine blades. GE also uses advances in material technology throughout the entire CT to enable the performance improvements sought, and to increase the engine reliability by employing materials that are more robust at the temperatures and operational characteristics of the given design. Table 3 compares the major operational characteristics and hours of operation of the Frame 7F evolution through the 7241FA, as of February 2003.

                                     TABLE 3
                                  FRAME 7 F/FA
                           OPERATIONAL CHARACTERISTICS

                                                           7191F        7221FA       7231FA       7241FA
                                                          -------       -------      -------      -------
          ISO Output(MW)                                    150           159         167.8        171.7
          ISO Heat Rate(HHV)(Btu/kWh)                      10,950       10,535       10,400       10,380
          Firing Temperature((degree)F)                    2,300         2,350        2,400        2,420
          Pressure Ratio                                   13.5:1       15.1:1       14.9:1       15.5:1
          Units in Service(1)                                16           44           30           220
          Fleet Leader Operating Hours(1)                 58,000+       75,000+      34,000+      22,300+
          Fleet Leader Commercial Operation Date            1991         1993         1997         1999

                  KEY FEATURES

                  The specific changes made to the 7231FA model design that result in the 7241FA designation are the following: (1) firing temperature increase from 2,400(degree)F to 2,420(degree)F; (2) increase in compressor airflow and pressure ratio by modulating the compressor inlet guide vanes to a new position; (3) the use of directionally solidified row one turbine blades; (4) new thermal barrier coatings on the first stage turbine vanes and blades; and (5) the use of improved cooling and sealing throughout the hot gas path.

                  In addition to changes (1) through (5) delineated above, GE has modified the compressor section of all 7241FA CTs, which have been shipped after September 12, 2000 (which include the CTs utilized by the Franklin, Harris, , McIntosh, Stanton, and Wansley Facilities) by incorporating the following features: (a) the outer diameters of the first five stages of compressor blades have been flared to a slightly larger diameter, adding 0.35 inches to the radius of the first stage compressor blade, tapering to a zero inch increase by the stage six blade; (b) the compressor casing and stage one through stage five compressor vanes, also referred to in the industry as diaphragms have been modified to accommodate the flaring in the first five stages of compressor blading; and (c) the inlet casing (the casing upstream of the compressor section's inlet guide vane) and the inlet guide vane aerodynamics have been further optimized to reduce inlet aerodynamic losses. GE reports that modifications (a), (b), and (c) have been made to increase commonality with the GE 7251FB (GE's newest Frame 7F product offering). This allows GE to better optimize its manufacturing production cycles. These modifications have not resulted in a re-rating of the 7241FA's base thermodynamic performance, as compared to the 7241FAs shipped prior to September 12, 2000. GE further reports that modifications (a), (b), and (c) have been tested at full-speed-no-load at its Greenville, South Carolina manufacturing facility, and have been successfully operated in the field at many commercial facilities.

                  Though the 7241FA fleet leader has operated in excess of 22,300 fired hours, the effects of long-term operational issues related to most of these changes have not yet been validated by field experience.

                  COMBUSTION SYSTEM

                  The Franklin, Harris, McIntosh, Stanton, and Wansley Facilities utilize the GE DLN-2.6 combustion system as the primary emissions control mechanism. The DLN-2.6 is the latest development in the GE low emissions combustion technology, and the third major technology and operational change made in the dry low-NOX evolution at GE. The DLN-2.6 is a can-annular design (containing 14 individual combustor baskets and transition pieces on the 7241FA), which has six premixed fuel nozzles per combustor, five on the periphery and one in the center. For the 7241FA, GE offers a standard NOX guarantee of 9 ppmvd when firing natural gas fuel over a range of 50 percent to 100 percent of base load. The DLN-2.6 is an incremental technology improvement over its predecessor the DLN-2.0, which lacks the sixth premixed fuel nozzle in the center of each combustor. The DLN-2.0 design was first operated in commercial service in February 1994, and the DLN-2.6 was placed into service in March 1996. As of February 2003, GE reports over 480 units operating with its dry low-NOX technology with over 5.2 million fired hours, of which 1,200,000 hours were on Frame 7F machines. DLN-2.6 in all its applications has accumulated in excess of 1,600,000 fired hours. Of the DLN-2.6 systems currently operating at 2,420(Degree)F, the nominal firing temperature of the 7241FA, the fleet leader has in excess of 22,300 fired hours as of February 2003.

                  The sixth fuel nozzle in the center of the DLN-2.6 combustor design was added to the DLN-2.0 design to allow 9 ppm NOX control from 100 percent down to 50 percent of base load, which was unachievable over that entire range without the change. In addition, the DLN-2.6 operates over the entire load range without the requirement of a diffusion flame, whereas the DLN-2.0 utilizes a diffusion flame at low loads.

                  STEAM INJECTION FOR POWER AUGMENTATION

                  In addition to hardware changes that have resulted in the 7241FA CT, equipped with the DLN-2.6 combustion system, the GE 7FA Facilities will utilize steam injection for power augmentation, which has not accrued extensive usage by GE as an enhancement to the Frame 7F/FA based plants' net facility output. Currently GE reports to have several 7241FA units, equipped with the DLN-2.6 combustion system, operating with steam injection for power augmentation, as well as several other Frame 7FA units (i.e., 7221FA and 7231FAs) operating with steam injection for power augmentation, equipped with either DLN-2.0 or DLN-2.6 combustion systems (the latter of which GE reports is very similar to the DLN-2.6 utilized in the 7241FA). GE has indicated that it currently does not monitor detailed operating history such as fired hours and steam injection rates on units that utilize steam injection for power augmentation.

                  GE offers a NOX guarantee of 12 ppm for the 7241FA, equipped with the DLN-2.6 combustion system, where firing natural gas fuel during periods when steam injection for power augmentation is utilized, rather than the 9 ppm guarantee previously discussed. In addition, GE has issued a technical paper (which is referenced in GE's Long Term Parts and Services Agreement for which the Generating Facilities which incorporate the GE 7FA will participate) that states an impact factor of 1.5 on actual maintenance operating hours at a maximum allowable steam injection rate of 5 percent of CT inlet airflow in the 7241FA. However, the elevated impact factor is only applicable to a "wet control" operating mode, which is the mode of power augmentation when the firing temperature is held constant and not depressed. The other mode of operation is referred to as the "dry control" mode where the firing temperature is reduced and the maintenance impact factor is not affected. Southern Power reports that the 7FA CTs utilized by the Generating Facilities operate or will operate in a "dry control" mode.

                  OPERATIONAL ISSUES

                  In the last three years, GE Frame 7F/FA machines have experienced certain operational issues or GE is in the process of correcting prior issues, in its compressor and turbine sections for that frame. Some of these issues are related to characteristics of the earlier Frame 7F/FA designs, and GE reports that all 7241FA machines will include the appropriate changes to prevent these issues from reoccurring on the 7241FAs utilized by the Franklin, Harris, McIntosh, Stanton, and Wansley Facilities. A brief description of the issues and the subsequent resolutions are given below.

                  Compressor Section. In the first quarter of 2001, failed seventeenth stage diaphragms were discovered in two 7241FAs at one project, while inspecting the CTs during a boroscope inspection following high vibration levels in one of the CTs. GE reported that the root cause of the failure was cracking due to high aerodynamic stresses caused by a flow separation downstream of a recessed area in the diaphragm. GE explained that the recessed areas were machined into the diaphragms for bolting the four seventeenth stage compressor segments of the diaphragms together. GE further reported that the aerodynamic stresses were exacerbated by high mass flows through the compressor at the site where the cracking was found, as the cracking is believed to have occurred while commissioning that plant during cold temperatures. GE reported that its permanent remedy to this issue involves covering the bolt hole recession with a blank of the same contour as the diaphragm to eliminate the aerodynamic separation which GE reports excited the compressor diaphragms. GE reported that its interim solution is to utilize inlet bleed heat at a higher ambient temperature than it had employed for such heating prior to this issue being encountered. Inlet bleed heating is the process of diverting intra-stage compressor air to the compressor's inlet to blend the incoming cold ambient air with the warmer compressor intra-stage air. GE believes that these remedies have mitigated the flow separation issue that led to the high aerodynamic stresses, and that similar issues should not occur on subsequent units that include these remedies. Southern Power has reported that the CTs at the Franklin, Harris, McIntosh, Stanton, and Wansley Facilities currently incorporate the software changes necessary to bring the inlet bleed heat on at higher ambient temperatures, and it plans on incorporating the hardware change described above (the GE reported permanent remedy to this issue) at the first hot gas path inspection for each unit.

                  In 2002 and 2003, GE submitted several Technical Information Letters ("TILs") that discuss the susceptibility of the 7241FA's compressor section to erosion, damage, and potentially part failure when exposed to liquid water during operation. The CTs affected by these TILs are those that utilize online water washing (to reduce the effects of compressor fouling), inlet evaporative coolers, and/or inlet fogging. The Franklin, Harris, McIntosh, Stanton, and Wansley Facilities each utilize inlet evaporative cooling and intend to utilize online water washing, as required, to maintain higher levels of thermodynamic performance during commercial operation. GE has recommended the following in its TILs, as applicable to the Franklin, Harris, McIntosh, Stanton, and Wansley Facilities: (i) increased inspection requirements and intervals for the inlet evaporative cooling system; (ii) potentially ceasing the use of evaporative cooling until modifications can be made to any affected row 0 compressor blading; and (iii) increased inspection intervals for the first few compressor blade stages and potentially more frequent compressor maintenance than originally anticipated by GE for those parts.

                  GE reported that if the evaporative coolers for its 7241FA units are commissioned and maintained according to its recommendations, such that no water carryover into the compressor section is allowed that blade erosion should not be a concern for this reason. GE further reported that after a given unit operates for approximately 300 to 400 hours with the evaporative coolers in use that it will recommend taking a mold of the row 0 compressor blades to assess any erosion at that time and provided that GE finds little or no erosion, it will permit unrestricted evaporative cooler operation going forward. As related online water washing, GE has recommended certain modifications to its online water washing system that it reports to have verified reduced erosion to the row 0 compressor blades and has additionally increased the effectiveness of the online water washing process. GE is still recommending that molds be taken of the row 0 compressor blades after 100 hours of cumulative online water washing to assess erosion of such blades (if any) until such time as it can complete its ongoing water washing verification program and permit longer inspection intervals. Southern Power reports that it is aware of GE's recommendations for both its evaporative coolers and online water washing and is working to maintain its evaporative coolers so that water carryover is not a concern and is making all required modifications and inspections of the water washing system and the row 0 compressor blades.

                  Turbine Section. The shroud tips of the row 2 turbine blades are reported by GE to be susceptible to creep deformation that results in a slow and progressive distortion of the blade shroud under operating loads and temperatures. GE reports that it has issued instructions to users to grind material off a tip seal or cutter tooth on the shroud and that if this action is performed in the first 4,000 hours of operation that the blades should be able to make the published life expectancy. The GE advisory further recommends a borescope inspection be performed every 8,000 hours to inspect for creep deformation of the row 2 turbine blades. GE reports that it has created an alternate design of the row 2 turbine blade which reduces the mass of the shroud, moves the tip seal to the center of the shroud, and improves the shroud cooling to improve its creep life. Southern Power reports that it will make the required modifications to the row 2 blades and that the improved blades will be incorporated into the units as part of the normal parts replacement intervals.

         GE 7EA CT

                  The Dahlberg Facility utilizes a GE 7EA CT set equipped with dry low-NOX combustors. The 7EA is a 3,600-rpm heavy-duty CT with a 17-stage axial flow compressor and a 3-stage power turbine designed to serve the 60 Hz power generation needs for utility and industrial service.

                  TECHNOLOGY EVOLUTION

                  GE's approach to CT development is discussed in the GE 7FA CT section of this Report. As mentioned in that section, over 600 GE Frame 7E/EA units are in operation worldwide, and have accumulated over 15 million hours of operation since the initial introduction in the 1970s. The 7EA product offering first achieved commercial operation in the mid-1980s.

                  While the 7EA, an upgrade of the GE 7E CT, has evolved during its approximate 20-year operating history, the base design of the current 7EA is largely unchanged from its predecessors. Some of the key features utilized in the current 7EA CT are a 2,035(Degree)F firing temperature, certain improved hot gas path part alloys, better sealing, increased compressor massflow, and the use of thermal barrier coatings.

                  Additionally, the Dahlberg Facility CTs utilize GE dry low-NOX combustion technology. GE has reported that its GE 7EA dry low-NOX combustion system has consistently achieved 9 ppmvd NOX control while operating on natural gas at the nominal GE 7EA firing temperature of 2,035(Degree)F.

         SUMMARY

                  Based on our review, we are of the opinion that, based on GE's previously demonstrated capability to address issues similar to those related to the Frame 7FA described herein, the power generation technologies proposed for the Generating Facilities are sound, proven methods of energy recovery. If constructed, operated and maintained as proposed by Southern Power, the Generating Facilities should be capable of meeting the requirements of the PPAs and the currently applicable environmental permit requirements. Furthermore, all off-site requirements of the

Generating Facilities have been adequately provided for, including fuel supply, water supply, wastewater disposal, and electrical interconnection.

                  In addition, the proposed method of design, construction, operation, and maintenance of the Generating Facilities has been developed in accordance with generally accepted industry practice and has taken into consideration the current environmental, license and permit requirements that the Generating Facilities must meet.

ESTIMATED USEFUL LIFE

                  We have reviewed the quality of equipment installed at the Generating Facilities and the general plans for operating and maintaining the Generating Facilities. Based on our review and provided that: (a) the units are operated and maintained by the operators in accordance with the policies and procedures as presented by Southern Power, (b) all required renewals and replacements are made on a timely basis as the units age, and (c) gas and oil burned by the units are within the expected range with respect to quantity and quality, we are of the opinion that the Generating Facilities should have useful lives of at least 20 years.

PERFORMANCE TESTS AND GUARANTEES

                  All of the Generating Facilities except the Dahlberg Facility were or are being constructed under an owner construction management approach rather than having a turnkey, engineer, procure, and construct ("EPC") type contractor provide the respective services. Under the construction management approach, Southern Power accepts more responsibility for ensuring that these projects are engineered, designed, constructed, and commissioned properly. The construction management approach also requires Southern Power to be more responsible for contract interface issues and the associated impacts on project cost and schedule. Under a traditional EPC contract, an owner of a project would place all these responsibilities on the EPC contractor, which increases the contract cost to account for the added risk exposure the contractor assumes. Southern Power, through SCS, is assuming this responsibility for the performance of the Franklin, Harris, McIntosh, Stanton, and the Wansley Facilities. A description of the performance tests and Southern completion guarantees for these units are presented below.

                  Table 4 indicates the performance guarantees provided by Southern for Franklin 2 and the Harris, McIntosh, and Stanton Facilities, as set forth in Credit Agreement for the Commercial Construction Revolver dated April 17, 2003 (the "Construction Revolver Credit Agreement"). Franklin 2 and the Harris Facility declared commercial operation under their respective PPAs on June 1, 2003. Southern Power reports that the Franklin 2 and Harris Facilities have completed their initial net plant output tests under the Franklin and Harris PPAs.

                                     TABLE 4
                         SOUTHERN PERFORMANCE GUARANTEES

                                                OUTPUT                  HEAT RATE
                                                 (MW)(1)                (BTU/KWH)(2)
                                                ------                 -----------
          Franklin 2(3)                           615                     6,728
          Harris 1(3)                             618                     6,730
          Harris 2(3)                             618                     6,730
          McIntosh                                620                     6,827
          Stanton                                 633(4)                  6,756

          --------------------
         (1) Represents net output at summer peak conditions, except for the Stanton Facility which is based on an average ambient temperature of 70(Degree)F.
         (2) Represents base mode heat rate guarantee on a higher heating value basis and at rated conditions, based on site characteristics.
         (3) Recently entered into commercial operation. Initial net plant output test complete.
         (4) Represents full output of the Stanton Facility. Southern Power owns 65 percent of the Stanton Facility.

                  As a result of Southern Power's construction management approach to engineering, design, procurement and construction of the Generating Facilities (instead of hiring a turnkey contractor), the only performance test program to verify project output and heat rate are the performance tests Southern Power is required to perform under the PPAs and the Construction Revolver Credit Agreement. Under the terms of the Construction Revolver Credit Agreement, the heat rate and output tests are to be conducted in accordance with the guidelines established in the applicable American Society of Mechanical Engineer's Power Test Codes, prudent utility practices, and routine operating conditions.

                  Emissions testing is to be performed in accordance with the air permit and CT and HRSG purchase agreements. Successful demonstration of emissions with air permit requirements is part of achieving Substantial Completion as defined in the Construction Revolver Credit Agreement. The equipment manufacturers (GE, Deltak, and Vogt) offer certain emissions guarantees for their respective equipment. These guarantees, in some cases, are not consistent with the emission limits set forth in the air permits. Notwithstanding the apparent inconsistencies in the guarantees, the design of each of the Generating Facilities includes provision for the installation of an oxidation catalyst should one be required to comply with air permit limits for CO and volatile organic compounds ("VOCs").

                  The performance test program that Southern Power is to perform includes a 7-day reliability test which is intended to demonstrate that the facilities are capable of continuous, reliable operation at various load points. The reliability test is to be conducted during a continuous 168-hour period during which the relevant project shall, among other things, achieve an equivalent availability factor of 97 percent, operate for at least 24 hours in the Summer Peak Output mode for such project (providing ambient conditions allow for such operation and, in any event, at least 6 continuous hours of operation in that mode is required), and operate for an additional 100 hours in either the "Base Mode Heat Rate" mode or the "Summer Peak Output" mode (or at a point between these two operating modes). During the reliability test, the facility is to be operated in accordance with prudent utility practice and all laws, permits and regulations applicable to such project including all emissions requirements imposed by the air permit.

                  The PPAs for the Franklin, Harris, and McIntosh Facilities require the facilities to be capable of "producing energy and delivering same to the Transmission System through the Interconnection Point on a reliable basis." The PPAs do not address how Southern Power is to demonstrate a reliable basis prior to entering into commercial operation. Based on discussions with Southern Power, it is our understanding that SCS determines when a respective plant is ready for commercial operation based on the success of the commissioning program, CT and HRSG component tests, and overall plant performance tests. Southern Power represented that once they have completed the commissioning program, including the reliability test discussed above, that most of the potential reliability problems should have been identified and corrected, and that it should be able to produce and deliver energy to the transmission system of the power purchaser on a reliable basis.

                  Individual CT, ST, and HRSG component tests are typically not conducted on projects constructed using a turnkey approach. SCS has included such tests in the respective equipment purchase orders/agreements. As such, the commissioning program SCS is to perform on the facilities incorporates more equipment testing than what is typically provided for on turnkey projects.

                  Based on our review, we are of the opinion that the performance guarantees proposed for the Generating Facilities under construction, if all the equipment contract guarantees are considered in their entirety, are similar to the performance tests of turnkey projects with which we are familiar.

OPERATING PROGRAMS AND PROCEDURES

                  SCS, on behalf of Southern Power, manages and provides operations and maintenance services for the Generating Facilities. Georgia Power provides operations and maintenance support staff to SCS for the Franklin, Dahlberg, and Wansley Facilities pursuant to the terms and conditions of an Operating Agreement with Southern Power, dated December 18, 2002. Savannah Electric is to provide operations and maintenance support staff to SCS for the McIntosh Facility pursuant to the terms and conditions of an Operating Agreement with Southern Power, which is to be effective January 1, 2003. Alabama Power provides operations and maintenance support staff to SCS for the Harris Facility pursuant to the terms and conditions of an Operating Agreement with Southern Power, dated

June 30, 2001. Georgia Power, Alabama Power, and Savannah Electric provide similar services for their respective utility power generation facilities.

                  SCS is to provide operation and maintenance services for the Stanton Facility on behalf of Southern Company Florida pursuant to the terms and conditions of an Operating Agreement with the Stanton Participants. Southern Company Florida acts as the OUC's, KUA's, and FMPA's agent for the operation and maintenance of the Stanton Facility during the term of the Stanton PPAs.

                  Southern Power has entered into LTSAs with GE for the maintenance and overhaul of the CTs and STs furnished by GE. The LTSA for the Stanton Facility has been assigned to Southern Company Florida, a direct wholly-owned subsidiary of Southern Power.

                  We have reviewed the general application of the various operations and maintenance ("O&M") programs and procedures within the Generating Facilities, including: preventive, corrective and predictive maintenance plans; operating procedures; and maintenance procedures. We did not review all aspects of these plans and procedures, but verified that all of the usual and necessary plans, procedures and documentation normally required to operate a facility of this type were in place. Following is a brief description of the key programs and procedures in place at the Generating Facilities.

                  SCS utilizes computerized maintenance management systems at the Generating Facilities. In addition to the computerized maintenance management systems, major outages are scheduled by SCS in coordination with Southern Power generating resource requirements.

                  The predictive maintenance program includes the capability for SCS with the support of Georgia Power and Alabama Power personnel and local contractors to perform common predictive maintenance functions such as vibration analysis and trending, infrared thermography to sense hot spots in electrical and other equipment, and lube oil sample analysis. The Generating Facilities are also using SCS's centralized maintenance program in which key pieces of equipment will be analyzed and specific maintenance plans developed for the most efficient maintenance of the equipment.

                  SCS maintains an appropriate collection of operating, maintenance and administrative procedures which have been developed in coordination with Southern Power. These procedures include normal operating and maintenance procedures, as well as emergency response procedures for operating events or the exceedance of environmental limits.

                  SCS is in the process of implementing reliability and performance monitoring programs at the Generating Facilities. Principle among these programs are a reliability improvement program to determine the root cause of equipment failures, a boiler tube failure reduction program, a boiler waterwall tubing survey and inspection program, a high energy piping inspection program, and a pulverizer maintenance and performance program.

                  The plant staffing is projected to consist of approximately 9, 24, 28, 30, 23, and 28 on-site personnel at the Dahlberg, Franklin, Harris, McIntosh, Stanton, and Wansley Facilities, respectively. Staffing at the Franklin and Stanton Facilities are shared with adjacent generating units. SCS has utilized a multi-skilled craft concept for most operating and maintenance positions. With this concept, each plant technician has both a primary skill and a secondary skill, with levels of proficiency within each skill. Maintenance disciplines are divided between mechanical and electrical/instruments/controls.

                  Major maintenance for the CTs and STs are scheduled on the basis of factored hours with the exception of the Dahlberg Facility, which is scheduled based on factored starts as recommended by the manufacturer. Major maintenance scheduled on a factored hours basis is performed at approximately a 48,000- to 50,000-hour interval. Overhaul durations are typically 2 to 4 weeks, depending upon the scope of work to be performed. In years when there is no major maintenance scheduled for a unit, a one- to two-week "mini-outage" is performed on the CTs, STs, generators, HRSGs and auxiliaries.

                  Based on our review, we are of the opinion that, through the experience of Southern Power, Alabama Power, Georgia Power, Savannah Electric or other Southern Company subsidiaries, SCS has demonstrated the capability to operate the Generating Facilities. The operating programs and procedures which are proposed or currently in place for the Generating Facilities are consistent with generally accepted practices in the industry, and SCS has incorporated organizational structures that are comparable to other facilities using similar technologies for a similar service.

OPERATING HISTORY

                  Dahlberg 1-8 have been in operation since May 2000 and Dahlberg 9-10 have been in operation since May 2001. Franklin 1 and the Wansley Facility declared commercial operation under their respective PPAs on June 1, 2002. A summary of certain operating data for the 12 months ending May 31, 2003 for these facilities is presented in Table 5. Franklin 2 and the Harris Facility declared commercial operation under their respective PPAs on June 1, 2003. As such, no operating results are available for these facilities.

                                     TABLE 5
                              OPERATING HISTORY(1)

                                      NET                               NET           ACTUAL STARTS
                         EAF      GENERATION         HEAT RATE       CAPACITY           /ATTEMPTED
       UNIT              (%)         (MWH)         (BTU/KWH)(2)     FACTOR(%)(3)          STARTS
       ----            ------     ----------       ------------     ------------      -------------
    Dahlberg 1          99.24         25,247          11,829             3.57             59/59
    Dahlberg 2         100.00         21,846          11,829             3.09             54/54
    Dahlberg 3          97.74         33,060          11,829             4.67             68/68
    Dahlberg 4         100.00         22,938          11,829             3.24             50/50
    Dahlberg 5          98.67         29,839          11,829             4.22             66/66
    Dahlberg 6          95.53         21,907          11,829             3.10             48/48
    Dahlberg 7          99.09         25,100          11,829             3.55             54/54
    Dahlberg 8          99.16         19,866          11,829             2.81             41/41
    Dahlberg 9          96.46         27,456          11,829             3.88             57/57
    Dahlberg 10         99.20         29,228          11,829             4.13             64/64
    Franklin 1          81.37      1,399,133           7,348            30.08             17/17
     Wansley 6          95.61      1,643,644           7,192            34.72             19/19
     Wansley 7          95.36      1,652,011           7,192            34.80             25/25

--------------------
(1)   From June 1, 2002 through May 31, 2003.
(2) On a Higher Heating Value ("HHV") basis. Fuel consumption recorded on a total project basis.
(3)   Based on a peak output rating of 81 MW per unit.

CAPACITY AND HEAT RATE

                  Each of the respective PPAs includes specific capacity designation and testing criteria as described below. The capacity payments included in the Projected Operating Results presented later herein are based upon the contractual capacity requirements in the PPAs through their respective terms. Based on these capacity values, PA Consulting has estimated the energy generation and fuel consumption of the Generating Facilities based upon its projection of seasonal operation at various load levels and modes of operation.

         THE DAHLBERG FACILITY

                  Under the terms of the LEM PPAs, the Dahlberg Facility is required to provide a total contract capacity of 577.5 MW during the summer months and 646.8 MW when firing natural gas during the winter months. Energy payments are based on a heat rate of 12,300 Btu/kWh during the summer months and 11,931 Btu/kWh when firing natural gas during the winter months. These output and heat rate values are subject to degradation as set forth in the LEM PPAs.

                  Based on information provided by Southern Power, we have estimated the long-term annual average capacity to be 399 MW for Dahlberg 1-5, 159 MW for Dahlberg 6-8, and 239 MW for Dahlberg 9-10. This estimate includes a levelized allowance for long-term degradation.

                  Under the terms of the LEM PPAs, fuel is purchased by Southern power and reimbursed by LEM according to the summer and winter heat rate curves in the LEM PPAs. Heat rate degradation is provided for in the LEM PPAs. Based on information provided by Southern Power, we have estimated the long-term, full-load heat rate, including a levelized allowance for long-term degradation, to be 12,352 Btu/kWh for the Dahlberg Facility. For the purposes of the Projected Operating Results, we have assumed that the heat rate of the Dahlberg Facility will be in accordance with the heat rate curves in the LEM PPAs and no heat rate penalties will be incurred or bonuses achieved.

         THE FRANKLIN FACILITY

                  The monthly capacity payments under the Franklin PPA are based on the "Designated Capacity" for that annual period. The Designated Capacity is adjusted by a monthly capacity payment factor of 0.15 for the months of June through September and 0.05 for all other months. The Designated Capacity is defined as the output nominated by Southern Power at the reference conditions or "Rated Conditions," which are 95(degree)F and 45 percent relative humidity. The Demonstrated Capability was determined by test upon commercial operation as the amount of capacity Franklin 1 and 2 are able to provide at each mode of operation corrected to "Rated Conditions" of 95(degree)F and 45 percent relative humidity: "normal mode", "full-pressure mode", and "full-pressure mode with power augmentation". Southern Power cannot nominate more than the Demonstrated Capability at "full-pressure mode with power augmentation" as the Designated Capacity. As a result of the Demonstrated Capability tests performed pursuant to the Franklin PPA, the Designated Capacity has been set at 564 MW for Franklin 1 and 623 MW for Franklin 2.

                  In the event that the Franklin Facility is unable to supply the Designated Capability, Southern Power may supply the requested output from alternate resources. The Demonstrated Capability will be determined prior to degradation of the Franklin Facility; therefore, we have assumed that Southern Power will nominate a Designated Capacity equal to the Demonstrated Capability in full-pressure mode with power augmentation less allowances for non-recoverable degradation, fouling, and other operational factors that make it difficult to achieve tested values on a day-to-day basis. Based on information provided by Southern Power, we have estimated the long-term Demonstrated Capability to be 542 MW for Franklin 1 and 598 MW for Franklin 2. This estimate includes a levelized allowance for long-term degradation.

                  Under the terms of the Franklin PPA, fuel is purchased by Georgia Power. Southern Power guarantees summer and winter heat rate curves in the Franklin PPA and will reimburse Georgia Power if these guarantees are not met. The demonstrated normal-mode and full-pressure mode capabilities will determine the breakpoints at which the heat rates will be applied to the various operating modes. Heat rate degradation is provided for in the Franklin PPA. As a result of the performance tests performed pursuant to the Franklin PPA, Franklin 1 demonstrated a net plant heat rate, corrected to Rated Conditions, of 6,780 Btu/kWh. Based on information provided by Southern Power, we have estimated the long-term, full-load heat rate, including a levelized allowance for long-term degradation, to be 6,949 Btu/kWh for Franklin 1 and 6,879 Btu/kWh for Franklin
2. For the purposes of the Projected Operating Results, we have assumed that the heat rate of the Franklin Facility will be in accordance with the heat rate curves in the Franklin PPA and no heat rate penalties will be incurred or bonuses achieved.

         THE HARRIS FACILITY

                  The monthly capacity payments under the Harris PPAs are based on the "Designated Capacity" for that annual period. The Designated Capacity is adjusted by a monthly capacity payment factor of 0.15 for the months of June through September and 0.05 for all other months. The Designated Capacity is defined as the output nominated by Southern Power at the reference conditions or "Rated Conditions," which are 95(degree)F and 45 percent relative humidity. The Demonstrated Capability is determined by test upon commercial operation as the amount of capacity Harris 1 and

2 are able to provide at each mode of operation corrected to "Rated Conditions" of 95(degree)F and 45 percent relative humidity: "normal mode", "full-pressure mode", and "full-pressure mode with power augmentation." Southern Power cannot nominate more than the Demonstrated Capability at "full-pressure mode with power augmentation" as the Designated Capacity. As a result of the Demonstrated Capability tests performed pursuant to the Harris PPAs, the Designated Capability has been set at 627 MW for Harris 1 and 615 MW for Harris 2.

                  In the event that the Harris Facility is unable to supply the Designated Capability, Southern Power may supply the requested output from alternate resources. The Demonstrated Capability will be determined prior to degradation of the Harris Facility; therefore, we have assumed that Southern Power will nominate a Designated Capacity equal to the Demonstrated Capability in full-pressure mode with power augmentation less allowances for non-recoverable degradation, fouling, and other operational factors that make it difficult to achieve tested values on a day-to-day basis. Based on information provided by Southern Power, we have estimated the long-term Demonstrated Capability to be 602 MW for Harris 1 and 590 MW for Harris 2. This estimate includes a levelized allowance for long-term degradation.

                  Under the terms of the Harris PPAs, fuel is purchased by Alabama Power and Georgia Power. Southern Power guarantees summer and winter heat rate curves in the Harris PPAs and will reimburse Alabama Power and Georgia Power if these guarantees are not met. The demonstrated normal-mode and full-pressure mode capabilities will determine the breakpoints at which the heat rates will be applied to the various operating modes. Heat rate degradation is provided for in the Harris PPAs. Based on information provided by Southern Power, we have estimated the long-term, full-load heat rate, including a levelized allowance for long-term degradation, to be 6,883 Btu/kWh for Harris 1 and 2. For the purposes of the Projected Operating Results, we have assumed that the heat rate of the Harris Facility will be in accordance with the heat rate curves in the Harris PPAs and no heat rate penalties will be incurred or bonuses achieved.

         THE MCINTOSH FACILITY

                  The monthly capacity payments under the McIntosh PPAs are based on the "Designated Capacity" for that annual period. The Designated Capacity is adjusted by a monthly capacity payment factor of 0.175 for the months of June through September, 0.05 for the months of January and February, and 0.033 for all other months. The Designated Capacity is defined as the output nominated by Southern Power at the reference conditions or "Rated Conditions," which are 95(degree)F and 45 percent relative humidity. The Demonstrated Capability is determined by test upon commercial operation as the amount of capacity McIntosh 10 and 11 are able to provide at each mode of operation corrected to "Rated Conditions" of 95(degree)F and 45 percent relative humidity:
"normal mode", "full-pressure mode", and "full-pressure mode with power augmentation." Southern Power cannot nominate more than the Demonstrated Capability at "full-pressure mode with power augmentation" as the Designated Capacity.

                  All capacity testing will be adjusted to the Rated Conditions using correction curves supplied by SCS. The Demonstrated Capability of the McIntosh Facility will be measured by the installed metering system. No test tolerances or measurement uncertainties are to be permitted. All auxiliary equipment must be operated in a normal manner consistent with prudent utility practices.

                  On the date of the capacity tests, Southern Power is to bring the McIntosh Facility to maximum normal capability. The tests will be scheduled between the weekday hours of 11:00 a.m. and 7:00 p.m. and will be conducted over an eight consecutive hour period, or less, at the respective power purchaser's request. The capacity test will establish the Demonstrated Capability and will be based on the average demonstrated net hourly output, corrected to Rated Conditions, by use of correction curves supplied by SCS. The Demonstrated Capability of the unit will be the average net output over the test period corrected to Rated Conditions.

                  In the event that the McIntosh Facility is unable to supply the Designated Capability, Southern Power may supply the requested output from alternate resources. The Demonstrated Capability will be determined prior to degradation of the McIntosh Facility; therefore, we have assumed that Southern Power will nominate a Designated Capacity equal to the Demonstrated Capability in full-pressure mode with power augmentation less allowances for non-recoverable degradation, fouling, and other operational factors that make it difficult to achieve tested values on a day-to-day basis. Based on information provided by Southern Power, we have estimated the long-term Demonstrated Capability to be 595 MW for McIntosh 10 and 595 MW for McIntosh 11. This estimate includes a levelized allowance for long-term degradation.

                  Under the terms of the McIntosh PPAs, Georgia Power and Savannah Electric are responsible for reimbursing Southern Power for the cost of fuel consumed by the McIntosh Facility at the guaranteed summer and winter heat rate curves in the McIntosh PPAs. The demonstrated normal-mode and full-pressure mode capabilities will determine the breakpoints at which the heat rates will be applied to the various operating modes. Heat rate degradation is provided for in the McIntosh PPAs. Based on information provided by Southern Power, we have estimated the long-term, full-load heat rate, including a levelized allowance for long-term degradation, to be 6,894 Btu/kWh for McIntosh 10 and McIntosh 11. For the purposes of the Projected Operating Results, we have assumed that the heat rate of the McIntosh Facility will be in accordance with the heat rate curves in the McIntosh PPAs and no heat rate penalties will be incurred or bonuses achieved.

         THE STANTON FACILITY

                  Under the terms of the Stanton PPAs, the capacity payment is the product of the "Demonstrated Capability" times the Annual Capacity Charge. The "Designated Capability" is defined as the net capacity of the project, determined by a periodic capacity test, adjusted to 70(degree)F and 45 percent relative humidity.

                  On the date of the capacity tests, Southern Power is to bring the Stanton Facility to maximum normal capability. The tests will be scheduled between the weekday hours of 11:00 a.m. and 7:00 p.m. and will be conducted over an eight consecutive hour period, or less, at the respective power purchaser's request. The capacity test will establish the Demonstrated Capability and will be based on the average demonstrated net hourly output, corrected to Rated Conditions, by use of correction curves supplied by SCS. The Demonstrated Capability of the unit will be the average net output over the test period corrected to Rated Conditions. Based on information provided by Southern Power, we have estimated the long-term Demonstrated Capability to be 621 MW for the Stanton Facility. This estimate is based on the output at an ambient temperature of 70(degree)F and includes a levelized allowance for long-term degradation. The long-term output at the average annual temperature, including an allowance for degradation, is estimated to be 606 MW.

                  Under the terms of the Stanton PPAs, fuel is purchased by OUC and reimbursed by the power purchasers at cost. The demonstrated normal-mode and full-pressure mode capabilities will determine the breakpoints at which the heat rates will be applied to the various operating modes. Heat rate degradation is provided for in the Stanton PPAs. Based on information provided by Southern Power, we have estimated the long-term, full-load heat rate, including a levelized allowance for long-term degradation, to be 6,915 Btu/kWh for the Stanton Facility. For the purposes of the Projected Operating Results, we have assumed that the heat rate of the Stanton Facility will be in accordance with the heat rate curves in the Stanton PPAs and no heat rate penalties will be incurred or bonuses achieved.

         THE WANSLEY FACILITY

                  The monthly capacity and fixed O&M payments under the Wansley PPAs are based on the "Contract Capacity Rating" for that annual period. The Contract Capacity Rating will be based on the actual demonstrated capability following performance testing corrected to 95(Degree)F and 45 percent relative humidity. The Contract Capacity Rating is to be declared each year thereafter. The capacity dedicated to Georgia Power is to be 82.33 percent of the Contract Capacity Rating, with the remaining output dedicated to Savannah Electric. Also to be declared is the minimum normal capability, the maximum normal capability, over-pressure mode (similar to full-pressure mode on the other Generating Facilities) capability and capability in over-pressure mode with power augmentation. During the months of June through September, the capability in over-pressure mode with power augmentation is not to be less than the Contract Capacity Rating.

                  In the event that the Wansley Facility is unable to supply the Contract Capacity Rating, Southern Power may supply the requested output from alternate resources. The demonstrated capability will be determined prior to degradation of the Wansley Facility; therefore, we have assumed that Southern Power will nominate a Contract Capacity Rating equal to the demonstrated capability in over-pressure mode with power augmentation less allowances for non-recoverable degradation, fouling, and other operational factors that make it difficult to achieve tested values on a day-to-day basis. Based on information provided by Southern Power, we have estimated the long-term Contract Capacity Rating to be 1,089 MW for the Wansley Facility. This estimate includes a levelized allowance for long-term degradation.

                  Under the terms of the Wansley PPAs, fuel is purchased by Southern Power and reimbursed by Georgia Power and Savannah Electric according to the summer and winter heat rate curves in the Wansley PPAs. Fuel payments are based on the "Contract Heat Rate", which is based on the delivered output for each unit in each hour. The Contract Heat Rate is determined pursuant to heat rate curves included in the Wansley PPAs for normal operation with the actual output to fall between the minimum normal capability and the maximum normal capability. Summer (May through September) and winter (October through April) heat rate curves are included which specify the heat rate at any given output. If the output is between the maximum normal capability and the over-pressure mode capability, the unit output is to be calculated assuming a 50 MW block at a heat rate of 9,100 Btu per kWh, plus the remaining output calculated using the heat rate curves. If the output is between the over-pressure mode capability and the capability in over-pressure mode with power augmentation, the unit output is to be calculated assuming a 25 MW block at a heat rate of 13,000 Btu per kWh plus the 50 MW block of over-pressure output at 9,100 Btu per kWh plus the remaining output using the heat rate curves. Power augmentation is not available at temperatures below 59(Degree)F and is limited to 1,000 hours per year. Based on information provided by Southern Power, we have estimated the long-term, full-load heat rate, including a levelized allowance for long-term degradation, to be 6,890 Btu/kWh for Wansley 6 and 6,923 Btu/kWh for Wansley 7. For the purposes of the Projected Operating Results, we have assumed that the heat rate of the Wansley Facility will be in accordance with the heat rate curves in the Wansley PPAs and no heat rate penalties will be incurred or bonuses achieved.

         SUMMARY

                  Based on our review, we are of the opinion that, if operated and maintained as currently proposed by the operators of the Generating Facilities, the Generating Facilities should be capable of achieving the annual average output in full-pressure mode with power augmentation and the average annual net plant heat rates assumed in the Projected Operating Results. These estimates include allowance for corrections to reference conditions and long-term degradation of output and heat rate. These assumptions represent the average long-term performance over the term of the Senior Notes. There may be years when the actual performance is above or below the average performance stipulated herein. However, for the purpose of the Projected Operating Results, we have utilized these average performance assumptions.

AVAILABILITY

                  A number of the PPAs include contractual availability requirements which impact the level of capacity payments under those contracts, as discussed below. In general, the definitions of contractual availability exclude scheduled maintenance, which reduced the actual availability of the Generating Facilities. We have performed an analysis of Southern Power's proposed operations and maintenance plan through the operating agreements with the respective operators, taking into consideration the planned outages, as well as actual industry operating experience regarding forced outage rates as reported by various major equipment vendors, plant operators, and industry monitoring sources (including NERC Generating Availability Data System) selected for applicability to the Generating Facilities.

         THE DAHLBERG FACILITY

                  Under the terms of the LEM PPAs, Southern Power will receive bonus payments in the event that the Dahlberg Facility achieves contract availabilities in excess of certain levels. Southern Power can meet this contract availability through energy from alternate resources. Southern Power can earn an annual availability bonus for Dahlberg 1-5 ranging from $100,000 for a contract availability of 98.6 percent to $1,000,000 for a contract availability of 100 percent. Southern Power can earn an annual availability bonus for Dahlberg 6-7 of $200,000 for a contract availability of 100 percent. No bonus is available for Dahlberg 6-7 for contract availability levels below 100 percent. There are no minimum availability levels in the LEM PPAs. In the event that the Dahlberg Facility is unable to meet the requirements of the LEM PPAs, Southern Power must provide the requested energy from other resources.

         THE FRANKLIN FACILITY

                  Under the terms of the Franklin PPA, an availability adjustment is made to the amount paid for Designated Capacity. The adjustment can result in either an increase or decrease in the capacity payments. The availability adjustment is based upon a "Capacity Adjustment Factor" adjusted by a factor of 0.15 for the months of June through September and 0.05 for all other months. The Capacity Adjustment Factor is based on a contract availability factor called the "Seasonal Availability Factor", which excludes scheduled maintenance and allows Southern Power to replace the undelivered energy from another resource. The Capacity Adjustment Factor results in a reduction in capacity payments in the event that the Franklin 1 and 2 contract availabilities are less than 96.5 percent. The capacity payments can increase by 1.0 to 3.5 percent of the annual capacity payments for a contract availability ranging from
96.5 to 99.5 percent. Southern Power can meet this contract availability through energy from alternate resources.

         THE HARRIS FACILITY

                  Under the terms of the Harris PPAs, an availability adjustment is made to the amount paid for Designated Capacity. The adjustment can result in either an increase or decrease in the capacity payments. The availability adjustment is based upon a "Capacity Adjustment Factor" adjusted by a factor of
0.15 for the months of June through September and 0.05 for all other months. The Capacity Adjustment Factor is based on a contract availability factor, called the "Actual Demand Availability" in the Harris 1 PPA and the "Seasonal Availability Factor" in the Harris 2 PPA, which excludes scheduled maintenance and allows Southern Power to replace the undelivered energy from another resource. The Capacity Adjustment Factor results in a reduction in capacity payments in the event that the Harris 1 and 2 contract availability factors are less than 96 and 96.5 percent, respectively. The capacity payments can be increased by 1.5 to 4.0 percent of the annual capacity payments for a contract availability ranging from 97.0 to 99.0 percent for Harris 1 and by 1.0 to 3.5 percent of the annual capacity payments for a contract availability ranging from
96.5 to 99.5 percent for Harris 2. Southern Power can meet these contract availabilities through energy from alternate resources.

         THE MCINTOSH FACILITY

                  Under the terms of the McIntosh PPAs, an availability adjustment is made to the amount paid for the Contract Capacity Rating. The adjustment can result in either an increase or decrease in the capacity payments. The adjustment is based on a contract availability factor called the "Seasonal Availability Factor", which excludes scheduled maintenance and allows Southern Power to replace the undelivered energy from another resource. A reduction in capacity payments results in the event that the Seasonal Availability Factor is less than 96.0 percent. The capacity payments can increase by 1.5 to 4.0 percent of the annual capacity payments for a contract availability ranging from 96.0 to 99.0 percent. Southern Power can meet this contract availability through energy from alternate resources.

         THE STANTON FACILITY

                  Under the terms of the Stanton PPAs, an availability adjustment is made to the amount paid for the Demonstrated Capacity. If the availability of the Stanton Facility is less than the guaranteed availability, capacity payments are reduced by the "Availability Damages". Availability Damages are calculated as the difference between the actual availability and 97 percent times the sum of the capacity payment for the appropriate period, adjusted by one-half for the off-peak period. The Stanton Facility will also be entitled to an availability incentive payment of 3 percent of the peak period capacity payments for a contract availability in excess of 99 percent and 1.5 percent of the off-peak capacity payments for an off-peak contract availability in excess of 99 percent. The Stanton Facility will also be penalized by 2 percent of the peak period capacity payments for a peak contract availability of 95 percent and an additional 1 percent for each percentage of contract availability less than 95 percent. The off-peak contract availability penalty is 1 percent of the off-peak capacity payments for an off-peak contract availability of 95 percent and an additional 0.5 percent for each percentage of off-peak contract availability less than 95 percent.

         THE WANSLEY FACILITY

                  Under the terms of the Wansley PPAs, an availability adjustment is made to the amount paid for the Contract Capacity Rating. The adjustment can result in either an increase or decrease in the capacity payments. The adjustment is based on a contract availability factor called the "Seasonal Availability Factor", which excludes scheduled maintenance and allows Southern Power to replace the undelivered energy from another resource. A reduction in capacity payments results in the event that the Seasonal Availability Factor is less than 96.5 percent. The capacity payments can increase by 1.0 to 3.5 percent of the annual capacity payments for a contract availability ranging from 96.6 to 99.5 percent. Southern Power can meet this contract availability through energy from alternate resources.

         SUMMARY

                  Based on our review, we are of the opinion that the Generating Facilities should be capable of achieving the required average annual contract availabilities under the PPAs ranging from 96.5 to 97 percent, which exclude scheduled maintenance and allow Southern Power to replace the undelivered energy from another resource, and should also be capable of achieving an average annual availability of 92 percent, which includes provision for forced and scheduled maintenance. The stipulated availability factors represent the projected average availabilities over the term of the Senior Notes. There may be years when the actual availability factors are above or below the average availability factors stipulated herein.

                  For the purpose of the Projected Operating Results, Southern Power has assumed that it will provide energy from alternate resources in order to achieve the contract availabilities required to obtain the maximum amount of capacity payments under the PPAs.

CONSTRUCTION STATUS

                  We were provided summary schedules comprised of engineering, procurement, construction, and turnover activities to support the assumed commercial operations dates of the McIntosh and Stanton Facilities. In addition, we have been provided an estimated cost to complete these facilities. The estimated remaining construction cost of these facilities is expected to be funded from the Commercial Construction Revolver and Southern equity.

                  Commercial operation of the Stanton Facility is currently scheduled for October 1, 2003. According to SCS, overall construction was approximately 98 percent complete as of June 1, 2003, and start-up and testing are underway. First fire of the both CTs and steam piping blows have been completed. The total construction cost is estimated by Southern Power to be $262 million, of which Southern Power's share is 65 percent.

                  Commercial operation of the McIntosh Facility is currently scheduled for June 1, 2005. Construction began October 1, 2002, this included site work, grading, and the installation of a barge ramp and access road. Piling for both units is scheduled to be accomplished between April and August 2003. Major foundation construction for the units is scheduled to begin in July 2003 and complete in early March 2004. Erection of the HRSGs is scheduled to begin in October 2004 and approximately ten months has been estimated for the installation of each HRSG. Installation of the CTGs is scheduled to begin in November 2003 and completion is scheduled for September 2003. The McIntosh 10 STG installation is scheduled to begin in December 2003 and complete December 23, 2004. The McIntosh 11 STG installation is scheduled to begin March 2, 2004 and complete January 18, 2005. The GSU transformers are to be delivered to the site on February 25, 2004. The station service energization is scheduled for May 3, 2004. Steam blows for McIntosh 10 and 11 are scheduled for November and December 2004, respectively. Gas performance testing for McIntosh 10 is scheduled to begin January 12, 2003 and McIntosh 11 gas performance testing is scheduled to begin February 11, 2005. Commercial operation is scheduled for McIntosh 10 and 11 on May 1, 2005 and June 1, 2005, respectively. The total construction cost is estimated by Southern Power to be approximately $591 million.

                            ENVIRONMENTAL ASSESSMENTS

ENVIRONMENTAL SITE ASSESSMENTS

         THE DAHLBERG FACILITY

                  We have reviewed the "Environmental Property Assessment" regarding the Dahlberg Facility Site completed August 4, 1997, by Georgia Power and the "Phase I Environmental Site Assessment, Plant Dahlberg" dated April 20, 2001, prepared for SCS by URS Corporation ("URS"). The approximately 270-acre subject property has historically been used for agricultural and silvicultural activities. At the time of Georgia Power's 1997 assessment, the property was undeveloped woodlands and farm fields, with some use for silvicultural activities with an overhead electric transmission line traversing the property. According to information provided by Southern Power, Dames & Moore's "Phase I Environmental Survey, Wetland Delineations, and Threatened and Endangered Species Survey" dated January 9, 1995, prepared for Georgia Power, Dames & Moore did not identify any environmental concerns at the Dahlberg Facility regarding site contamination during their 1995 investigation. During their 1997 site visit, Georgia Power did not identify any signs of spills, stained soils, waste disposal, chemical storage, tanks, drums, or other indicators of potential site-contamination issues. At the time of URS's April 2001 site visit, construction of eight CT units (and associated equipment and amenities) at the Dahlberg Facility had been completed, and additional construction of Units 9 and 10 was near completion. Neither Georgia Power's nor URS's assessments identified any potential impacts to the property from adjoining properties. As a result of their 1997 investigation, Georgia Power concluded, "there were no significant environmental concerns identified which would prohibit the purchase of the property." During their April 2001 site visit, URS examined several areas of fuel storage and use of other hazardous substances, but reported no soil stains or other observable concerns associated with these areas. URS reported an accidental release of 16,900 gallons of No. 2 fuel oil within the bermed area for the 3.5 million-gallon fuel tank (as well as three other minor historical fuel/hydraulic oil releases associated with plant construction and operations). URS provided documentation that all of the spill areas had been cleaned-up and contaminated soils had been disposed of at a permitted landfill. URS concluded that their investigation revealed no on-site recognizable environmental concerns.

         THE FRANKLIN FACILITY

                  We have reviewed the "Environmental Property Assessment" regarding the Franklin Facility Site completed August 31, 1998, by Alabama Power and the "Phase I Environmental Site Assessment (Revised)" dated May 3, 2001, prepared for Alabama Power by TTL, Inc. ("TTL"). The approximately 709-acre subject property has historically been used for hunting and silvicultural activities. At the time of Alabama Power's 1998 assessment, the property was undeveloped timberland and fields, with prior land use for hunting and silvicultural activities. During their 1998 site visit, Alabama Power did not identify any signs of spills, stained soils, waste disposal, chemical storage, tanks, drums, or other indicators of potential site-contamination issues. At the time of TTL's April 2001 site visit, the subject property was undeveloped, with the exception of power plant construction activity on the northeast corner of the site. TTL observed an 8,000-gallon above-ground storage tank for diesel fuel with no evidence of fuel releases, observed minor areas of debris that they described as benign, and encountered a small on-site cemetery. TTL reported no issues of concern associated with the power plant construction area. Neither Alabama Power's nor TTL's assessments identified any potential impacts to the property from adjoining properties. As a result of their 1998 investigation, Alabama Power concluded, "there were no significant environmental concerns identified, which would prohibit the purchase of the property." TTL's conclusions did not indicate any issues of significant environmental concern for the subject property.

         THE HARRIS FACILITY

                  We have reviewed the following: (1) the "Environmental Property Assessment" regarding the Harris Facility Site completed February 18, 2000, by Alabama Power; (2) the "Phase I Environmental Site Assessment (Revised), Autaugaville Site" dated May 3, 2001, prepared for Alabama Power by TTL; and (3) the "Phase I Environmental Site Assessment, Approximate 291.37-acre Parcel" dated May 18, 2001, prepared for Alabama Power by TTL. These reports cover the 467.66-acre and 291.37-acre contiguous parcels for the Harris Facility, totaling approximately 759 acres. According to TTL, the subject properties have been historically used for agricultural purposes and timber production. At the time of Alabama Power's February 2000 assessment, the properties were undeveloped farmland and wooded tracts. At the time of TTL's April/May 2001 site visits, initial construction activities for the Harris Facility had begun on the 468-acre parcel and construction of a substation was underway on the 291-acre parcel. TTL observed temporary trailers at the power plant construction site and above-ground storage tanks for diesel fuel on both construction sites. TTL reported no spills or stained soils of regulatory consequence associated with the fuel storage. During their site reconnaissance of the two properties, TTL observed abandoned rusting vehicles, several debris sites, abandoned houses/barn/sheds, and several former domestic wells. Neither Alabama Power's nor TTL's assessments identified any potential impacts to the Harris Facility Site from adjoining properties. Alabama Power concluded that their assessment "revealed no environmental conditions which would preclude the purchase of this property." With the exception of solid waste disposal on various portions of the properties, TTL reported no other conditions of potentially significant concern during their site reconnaissance. TTL recommended: (1) properly abandoning the domestic wells (on the 291-acre parcel) by filling them with cement and clay; (2) that debris/trash piles on the 468-acre property be removed and disposed of off-site, followed by sampling and analysis of soil beneath the debris piles; (3) removal and off-site disposal of Trash Area No. 1 from the 291-acre property, followed by soils sampling if staining was observed during the removal process; and (4) citing the presence of potentially hazardous materials such as oil containers, oil filters, and car batteries, TTL recommended removal and off-site disposal of Trash Area No. 2 from the 291-acre property, followed by soil sampling to evaluate baseline environmental conditions in this area. In accordance with their normal practices, Alabama Power has reported their intent to abandon the aforementioned domestic wells by filling the wells with appropriate materials. Further, Alabama Power indicates that the various debris piles and trash areas will be removed and evaluated for proper disposal, depending on the content of the piles. After debris removal, Alabama Power plans to assess the areas and conduct soil sampling and additional soil removal, as necessary, if such areas have been severely impacted.

         THE MCINTOSH FACILITY

                  We have prepared the "Phase I Environmental Site Assessment, Property for the Proposed Plant McIntosh Combined Cycle Units 10 and 11", dated June 9, 2003, regarding the approximately 58-acre McIntosh Facility Site. Previous land use of the subject property has included growing timber and agriculture, and the property previously contained isolated residential structures. No previous spills or other environmental concerns have been reported at the subject property. At the time of our April 29, 2003 site visit, the property had been cleared of all trees and vegetation in preparation for construction of the McIntosh Facility. We observed no evidence of spills, soil staining, tanks, solid waste disposal, hazardous waste, or storage of chemicals or hazardous materials during our site visit. Our interviews with personnel familiar to the property, review of materials regarding the history of the property, and review of state and Federal environmental databases did not reveal any recognized environmental conditions or other environmental concerns regarding the subject property.

         THE STANTON FACILITY

                  We have reviewed the "Phase I Environmental Site Assessment, Stanton Energy Plant" dated April 2001, prepared for OUC by Environmental Consulting & Technology, Inc. ("ECT") and the "Limited Phase II Environmental Site Assessment, Stanton Energy Center" dated June 29, 2001, prepared for OUC by ECT. The environmental site assessments were conducted on a 7-acre portion of the 60 acres leased to Southern Power Florida, OUC, and FMPA. According to ECT, the 7-acre property has been used historically as a construction laydown yard during construction of the adjacent SEC power plant and as a fueling facility for fleet vehicles. At the time of their March-May 2001 site visits, the property contained two small structures, a concrete foundation for a former structure, an out-of-service electrical substation, and an active fueling facility. Areas adjacent to the property included citrus groves to the north, the SEC to the south, and OUC's fleet vehicle maintenance facility also located to the south. ECT observed disposed sand blasting material on the south side of the property; a storage building with discarded industrial batteries (with evidence of the concrete floor stained by battery acid); a storage building at the fueling facility containing five above-ground tanks for gasoline and diesel (with no evidence of releases) and associated above-ground piping and fuel dispenser; and several on-site piles of solid waste/construction debris (containing concrete, scrap wood, steel glass piping, metal grating, and miscellaneous railroad debris). With the exception of stained gravel beneath a transformer (labeled non-PCB) at the out-of-service substation, ECT observed no evidence of stained soils at the property. ECT concluded that their assessment revealed no evidence of recognized environmental conditions except the aforementioned issues associated with possible releases to soil or groundwater at the out-of-service substation, the fueling facility, and discarded sand blasting material located on the property; and the vehicle maintenance facility located south of the property. ECT recommended removal of the solid waste/debris areas, sand blasting materials, and discarded batteries (at the substation); and limited soil and groundwater testing at the site. During May 2001, ECT collected a sample of the sand blasting materials for laboratory analysis of metals by toxicity characteristic leaching procedure ("TCLP") and conducted limited sampling of soil and groundwater at the property including selected analyses of VOCs, polynuclear aromatic hydrocarbons, ("PAHs"), total petroleum hydrocarbons, metals, and pH. Soil and groundwater samples from four temporary monitoring wells were installed near the battery storage building, in the sand blasting materials area, at the fueling facility, and at the south property boundary bordering the OUC vehicle maintenance facility. Metals were not detected in the TCLP sample of sand blasting materials. Fuel related compounds were detected in soil associated with the fueling facility and the south boundary sampling location (north of the off-site vehicle maintenance facility), but none of the concentrations in any of the soil samples exceeded the applicable cleanup standards promulgated by the Florida Department of Environmental Protection ("FDEP"). Fuel related compounds and metals were detected in groundwater samples associated with the sand blasting area, the fueling facility, or the boundary sampling location, but none of the concentrations in any of the samples exceeded the applicable cleanup standards with the exception of one groundwater sample at the fueling facility. Benzene at 2.2 parts per billion ("ppb") and total xylenes at 50 ppb exceeded the FDEP regulatory standard for groundwater cleanup of 1 ppb and 20 ppb, respectively at the fueling facility. Due to the elevated levels of benzene and xylenes at the fueling facility, ECT recommended additional investigations consisting of installation of piezometers (to determine groundwater flow direction) and installation of permanent groundwater monitoring wells for analysis of fuel related organic compounds. We have not reviewed any additional reports regarding this issue and we have not received any documentation from Southern Power addressing disposal of potentially contaminated groundwater from dewatering activities. However, pursuant to the Stanton Ownership Agreement, OUC is responsible for any pre-construction environmental issues.

                  The environmental site assessments were conducted on a 7-acre portion of the 60 acres leased to Southern Power Florida, OUC, and FMPA. Although we have not reviewed any environmental site assessments for the remaining 53 acres of the 60-acre leased area, under the Stanton Ownership Agreement, OUC is responsible for any pre-construction environmental issues that would need to be addressed on the entire 60-acre leased area. If groundwater remediation is ever required at the Stanton Facility Site in the future to address the exceedances of groundwater contaminants identified by ECT's investigations; such remediation activities would not likely significantly impact the ability of the Stanton Facility to conduct normal operations.

         THE WANSLEY FACILITY

                  We have reviewed the "Phase I Environmental Site Assessment" dated April 20, 2001, prepared for SCS by URS and the "Plant Wansley Petroleum Release and Remediation Summary" dated May 7, 2001, prepared for SCS by Williams Environmental Services ("Williams"). According to URS, the Wansley Facility Site and construction laydown area were previously used by Georgia Power as a support and maintenance facility for Georgia Power operations. Prior to 1970, the subject property was wooded and agricultural, and was reportedly occupied by homesteads, a church, and several cemeteries. Development at the subject property after 1970 included a railcar maintenance shop, a concrete plant, and two warehouses. At the time of URS's April 2001 site visit, the Wansley Facility was under construction, with demolition of historical structures either completed, underway, or scheduled. Structural debris was in the process of being removed subsequent to demolition of one of the warehouses. The coal-fired Units 1 and 2 of Plant Wansley are immediately adjacent to the Wansley Facility Site. URS did not identify the existing coal-fired Plant Wansley or any other adjacent areas as having any potential to impact the Wansley Facility Site. URS observed several above-ground fuel storage tanks and 55-gallon drums on the subject property, as well as storage areas for machinery, parts, and miscellaneous equipment and materials. URS also observed staging areas for scrap wood and waste construction materials, but did not observe any generation of hazardous waste. URS noted that several temporary fuel storage tanks and drums were without secondary containment. Southern Power has provided a lined secondary containment storage area for the temporary fuel storage tanks that are being used during construction.

                  URS identified two areas on the property with soil staining, particularly in the vicinity of fuel tank and drum storage areas. URS recommended excavation and disposal of the stained soils, followed by confirmatory soil sampling. URS also recommended sediment sampling in a ditch, which had potential to receive stormwater runoff from soil stained areas. In April/May 2001, Williams was contracted to complete the soil excavations recommended by URS. The two areas of soil staining (including a one-foot perimeter buffer) identified by URS were excavated and disposed of off-site. While we note that the soil sampling recommended by URS for the ditch was not conducted, confirmatory soil sampling from the two excavated areas by Williams indicated that removal of the contaminated soils was completed.

         SUMMARY

                  In February 2003, Southern Power stated that there have been no reportable spills or site contamination issues of concern at the Dahlberg, Franklin, Harris, Stanton and Wansley Facility Sites since issuance of the 2001 environmental site assessments. Based on our Phase I environmental site assessment for the McIntosh Facility, we did not identify any environmental concerns related to site contamination issues. Because no updated ESAs of previous or recent environmental investigations regarding the potential for site contamination issues at the sites of the other Generating Facilities have been provided for our review, we can offer no opinion with respect to potential site contamination issues at the sites of the Dahlberg, Franklin, Harris, Stanton, and Wansley Facilities, if any, or the potential for future remediation.

STATUS OF PERMITS AND APPROVALS

                  The Generating Facilities must be operated in accordance with applicable environmental laws, regulations, policies, codes and standards. Table 6 identifies the key permits and approvals required for the operation of the Generating Facilities. Based on our review, we are of the opinion that Southern Power has identified the major permits and approvals necessary for the construction and operation of the Generating Facilities. While all of the required permits and approvals have not yet been obtained, we did not identify any technical or engineering circumstance that would prevent the issuance of the remaining permits and approvals. We note that the modification of the NPDES Permit and the Surface Water Withdrawal Permit of the adjacent steam plant to accommodate the McIntosh Facility have not yet been issued and are under review by the Georgia Environmental Protection Division. As such, we have not reviewed the conditions to be set forth in the permits.

                                     TABLE 6
           STATUS OF KEY PERMITS AND APPROVALS REQUIRED FOR OPERATION

==================================================================================================================================
                         DAHLBERG        FRANKLIN          HARRIS         MCINTOSH                   STANTON          WANSLEY
   PERMIT/APPROVAL       FACILITY        FACILITY         FACILITY        FACILITY                  FACILITY         FACILITY
==================================================================================================================================
 Air Construction     Issued 8/9/99   Issued 4/10/00   Issued 1/8/01   Covered under             Issued 9/21/01   Issued 7/28/00
 Permits              by Georgia      by Alabama       by ADEM;        Prevention of             by FDEP.         by GEPD;
                      Environmental   Department of    reissued with   Significant                                finalized
                      Protection      Environmental    "Harris" name   Deterioration                              11/6/00.
                      Division        Management       7/26/02.        Permit/Title V
                      ("GEPD").       ("ADEM"),                        Part 70
                                      revised 4/6/01.                  Operating Permit
                                                                       for existing plant
                                                                       issued 4/17/03.
----------------------------------------------------------------------------------------------------------------------------------
 Title IV Acid Rain   Issued 8/31/99  Issued 5/7/01    Application     Covered under             Application      Issued 7/28/00
 Permits              by GEPD.        by ADEM.         submitted       Prevention of             deemed           by GEPD;
                                                       12/14/00 to     Significant               complete         finalized
                                                       ADEM.           Deterioration             4/24/02.         11/6/00.
                                                       Application     Permit /Title
                                                       re-submitted    V Part 70
                                                       with "Harris"   Operating
                                                       name 7/19/02;   Permit for
                                                       permit pending  existing
                                                                       plant issued
                                                                       4/17/03.
----------------------------------------------------------------------------------------------------------------------------------

                                     TABLE 6
           STATUS OF KEY PERMITS AND APPROVALS REQUIRED FOR OPERATION

==================================================================================================================================
                         DAHLBERG        FRANKLIN          HARRIS         MCINTOSH                   STANTON          WANSLEY
   PERMIT/APPROVAL       FACILITY        FACILITY         FACILITY        FACILITY                  FACILITY         FACILITY
----------------------------------------------------------------------------------------------------------------------------------
 Title V Operating    Application     Application      Application     Covered under             Application      Issued 7/28/00
 Permits              submitted       submitted ADEM   to be           Prevention of             must be          by GEPD;
                      3/5/01 to       11/20/02.        submitted to    Significant               submitted        finalized
                      GEPD; permit                     ADEM within     Deterioration             within 12        11/6/00;
                      pending.                         12 months of    Permit /Title             months of the    amended 2/4/02
                                                       the start of    V Part 70                 start of         and 6/25/02.
                                                       operations.     Operating                 operation;
                                                                       Permit for                application to
                                                                       existing                  be submitted
                                                                       plant issued              after third
                                                                       4/17/03.                  quarter 2003.
----------------------------------------------------------------------------------------------------------------------------------
 National Pollutant   N/A             Final NPDES      Issued          Application               Not required.    Issued 7/31/00
 Discharge                            Permit issued    12/20/01;       submitted                                  by GEPD.
 Elimination System                   12/27/00 by      effective       5/31/02;
 ("NPDES") Permits                    ADEM.            1/1/02.         permit
 for Wastewater                                                        issuance
 Discharges                                                            expected 7/03.
----------------------------------------------------------------------------------------------------------------------------------
 Notice of            Submitted       Issued           Issued          Notice of                 Submitted to     Submitted
 Intent/General       8/11/00 to      12/17/99 by      12/1/00 by      Intent filed              FDEP 6/2/02.     8/10/00 to
 Permits-Construction GEPD (only      ADEM.            ADEM.           9/30/02.                                   GEPD.
 Stormwater           covers Units
 Discharges           9 and 10).
----------------------------------------------------------------------------------------------------------------------------------
 Notice of            Not required    Notice of        Not required    Notice of                 Notice of        Discharges to
 Intent/NPDES         for peaking     Intent to be     - stormwater    Intent to be              Intent to be     existing
 General              plants.         filed after      discharges      filed after               filed after      Wansley site
 Permits-Operational                  completion of    covered under   completion of             completion of    retention pond.
 Activities                           construction.    NPDES           construction.             construction.
 Stormwater                                            Wastewater
 Discharges                                            Discharge
                                                       Permit.
----------------------------------------------------------------------------------------------------------------------------------
 Clean Water Act      Wetlands        Issued 1/12/00   Issued          According to              Issued 11/6/01   Issued 4/21/00
 Section 404          Delineation     for the          11/4/00 for     Southern                  for the          for gas line
 Permits- Corps of    Survey          construction     gas pipeline;   Power's                   construction     crossing
 Engineers ("COE")    2/24/99.  A     of natural gas   issued          Assessment,               of the           river; also, a
                      Project         pipeline.        12/20/00 for    this is not               substation       Stream Buffer
                      Completion                       intake and      required.                 expansion, the   Variance from
                      Report was                       discharge                                 electric         GEPD was
                      submitted to                     structures.                               transmission     issued 10/5/00
                      COE on                                                                     line, and the    for
                      7/20/01.                                                                   gas pipeline.    construction
                                                                                                                  of gas
                                                                                                                  pipeline.
----------------------------------------------------------------------------------------------------------------------------------

                                     TABLE 6
           STATUS OF KEY PERMITS AND APPROVALS REQUIRED FOR OPERATION

==================================================================================================================================
                         DAHLBERG        FRANKLIN          HARRIS         MCINTOSH                   STANTON          WANSLEY
   PERMIT/APPROVAL       FACILITY        FACILITY         FACILITY        FACILITY                  FACILITY         FACILITY
----------------------------------------------------------------------------------------------------------------------------------
 Water Withdrawal     N/A             Issued 4/30/00   Certificate     Application               Water to be      Issued
 Permits                              by GEPD to       of Beneficial   submitted                 provided by      10/31/00 by
                                      withdraw water   Use from the    5/31/02;                  OUC pursuant     GEPD; petition
                                      from Goat Rock   Alabama         permit                    to agreement     filed against
                                      Reservoir.       Department of   issuance                  OUC has with     Permit;
                                      Also, the        Economic and    expected 7/03.            Orange County,   appeals
                                      Federal Energy   Community                                 Florida.         hearing began
                                      Regulatory       Affairs to be                             OUC's plan is    7/16/01;
                                      Commission       obtained                                  currently        Administrative
                                      issued           prior to the                              under review     Law Judge
                                      approval on      start of                                  by St. John's    issued an
                                      10/10/00 to      operations.                               River Water      amended order
                                      withdraw         Southern                                  Management       4/24/02.
                                      additional       Power                                     District.        Permit
                                      water through    submitted                                                  reissued in
                                      an existing      Declaration                                                accordance
                                      penstock in      of Beneficial                                              with
                                      Goat Rock Dam.   Use on                                                     Administrative
                                                       3/29/01.                                                   Order 5/22/02.
----------------------------------------------------------------------------------------------------------------------------------
 Federal Aviation     Issued          Issued 4/25/00.  On 5/30/01,     FAA review in             Not required.    Issued
 Administration       7/15/99;                         FAA issued a    progress.                                  12/12/00.
 ("FAA") Notice of    extended                         determination
 Construction or      7/19/00.                         that the
 Alteration Permits                                    stacks are
 for Stacks                                            not a hazard
                                                       to navigation.
----------------------------------------------------------------------------------------------------------------------------------
 Order of             N/A             N/A              N/A             N/A                       Issued 9/11/01   N/A
 Certification                                                                                   by the State
                                                                                                 of Florida
                                                                                                 Siting Board.
----------------------------------------------------------------------------------------------------------------------------------
 Spill Prevention     Finalized on    Construction     In place for    To be                     Existing plan    Prepared
 Control and          9/27/00.        plan revised     oil flush as    prepared                  to be amended    1/7/03.
 Countermeasure                       and certified    of 8/26/02;     prior to the              to include new
 ("SPCC") Plan                        12/6/02;         operational     start of                  unit.
                                      operational      plan is being   operation.                Temporary plan
                                      plan in place    prepared.                                 in place.
                                      10/15/01.
==================================================================================================================================

REGULATORY COMPLIANCE

                  We note the following circumstances relative to compliance with permits and approvals and other regulatory requirements that could have an impact on future operations:

         - In 1998, the United States Environmental Protection Agency ("USEPA") promulgated the "NOX State Implementation Plan ("SIP") Call Rule" for the purpose of controlling NOX, a precursor to ozone, and a pollutant of concern. As required by the USEPA rules, Alabama and Georgia are subject to the NOX SIP Call, which will impose NOX allowance obligations on certain emission sources. The USEPA has approved Alabama's SIP that includes the Franklin and Harris Facilities. As such, each facility will be required to obtain allowances to cover annual NOX emissions starting in 2004. Calculations performed by the Alabama Department of Environmental Management ("ADEM") propose 35 tons of NOX allocations to each Harris Facility CT train for a total of 140 tons for the four trains and 33 tons of NOX allocations to each Franklin Facility CT train for a total of 264 tons for the eight trains (note there are two CT trains per unit) for 2004 through 2006, with subsequent allocations recalculated every three years (e.g., calculated in 2004 for the years 2007-2009). Based on the March 3, 2000, decision by the U.S. Court of Appeals for the District of Columbia Circuit ("Court"), certain portions of the USEPA rules that affect the entire state of Georgia were remanded.

    The Court found that USEPA's modeling demonstrated that the entire state of Georgia should not be included in the SIP Call. In response to the Court, the USEPA proposed revisions to their rules to include a NOx budget for Georgia for the northern portion of the state. Based on the USEPA proposed amended rules the state is required to submit a SIP by no later than April 1, 2003 with a May 1, 2005 compliance date. As such, the Georgia Environmental Protection Division ("GEPD") has not yet amended Georgia's SIP. GEPD is still considering options for revising their SIP and determining future allocations. It is anticipated that the Dahlberg, McIntosh, and Wansley Facilities will be included within the area that will be subject to the NOX SIP Call Rule. Since the manner in which the NOX allocations will be structured has not been determined by GEPD, we are unable to accurately estimate the likely number of allowances that may be allocated to the Dahlberg and Wansley Facilities. The exact number of allowances to be required in the future will depend on the utilization of the units in the future and the finalization of the SIP. For the purposes of the Projected Operating Results, we have assumed that the Generating Facilities would be allocated allowances based on the Alabama SIP and no allowances were assumed for the Dahlberg, McIntosh, and Wansley Facilities, all located in Georgia. The future cost of NOX allowances will be market dependent and could be lower or higher than the current values for such allowances. The allowance costs assumed in the Projected Operating Results are presented later in this Report.

         - The Generating Facilities are subject to Title IV of the Clean Air Act (Acid Rain Provisions) whereby each unit must possess sulfur dioxide ("SO2") allowances to cover its emissions beginning in 2000. The future cost of SO2 allowances will be market dependent and could be lower or higher than the current values for such allowances. The exact number of allowances to be required in the future will depend on the utilization of the units. The allowance costs assumed in the Projected Operating Results are presented later in this Report. Since the facilities will operate primarily on natural gas, the actual cost for purchasing allowances should be relatively small. In addition, since the facilities are operated on natural gas, they are not subject to the NOX requirements under the Acid Rain Program.

         - For the purpose of estimating NOX and SO2 allowance costs in the Projected Operating Results, actual emissions testing results have been assumed for the Dahlberg Facility, and air permit limits have been assumed for the other Generating Facilities with no significant operating history. Based on firing natural gas, a NOX emission level of 0.24 lb/MMBtu was used for the Dahlberg Facility and 0.013 lb/MMBtu was assumed for the other Generating Facilities. An SO2 emission level of 0.001 lb/MMBtu was assumed for all of the Generating Facilities while firing natural gas.

         - Southern Power has reported that there have been no Notices of Violation issued by regulatory agencies against any of the Facilities.

         - The modification of the NPDES Permit and the Surface Water Withdrawal Permit of the adjacent steam plant to accommodate the McIntosh Project have not yet been issued and are under review by the Georgia Environmental Protection Division. As such, we have not reviewed the conditions to be set forth in the permits.

         - There are a number of potential future regulations that, if promulgated, could increase capital expenditures and O&M costs at the Generating Facilities. Such potential regulations include mercury control, particulate matter of 2.5 microns or less ("PM2.5"), regional haze, regional visibility, water intake structure regulations, and potential ratcheting of SO2 and NOX allowances beyond 2009. The schedule and specific regulations to be promulgated are not presently known; therefore, the impact of such potential regulations has not been incorporated into the Projected Operating Results. Since the Generating Facilities are primarily fired on natural gas, the impact of these potential future regulations is not expected to be significant.

                           PROJECTED OPERATING RESULTS

                  We have reviewed the historical operating information, estimates and projections of electrical generating capacity, fuel consumption, and capital and operating costs of the Generating Facilities made available to us by Southern Power. On the basis of such data, we have prepared the Projected Operating Results. Southern Power will sell electricity generated from the Generating Facilities to various entities primarily under the terms of the PPAs, which vary in term. For the purposes of the Projected Operating Results, we have assumed that all of the PPAs will expire at the end of their respective initial terms and will not be renewed. After expiration of the PPAs, Southern Power intends on entering into long-term power purchase agreements at prices reflective of then-current market rates in the Southeastern Electric Reliability Council ("SERC") and Florida Reliability Coordinating Council ("FRCC") markets. For the purpose of the Projected Operating Results, we have assumed that the prices under these long-term contracts will be equivalent to the projected market prices for those markets as projected by PA Consulting. PA Consulting was also responsible for providing monthly dispatch hours, starts per month for each unit, monthly heat rates per unit and projected natural gas prices. Expenses for the plants consist primarily of the delivered costs of fuel, including transportation, as estimated by PA Consulting, and operations and maintenance expenses, as estimated by Southern Power. During the terms of the respective PPAs, the cost of fuel is reimbursed by, or purchased directly by, the power purchasers. Emissions allowances are also the responsibility of the power purchasers. The interest on the Senior Notes has been estimated by Lehman Brothers Inc. and Citigroup Global Markets Inc. (together, the "Representatives of the Initial Purchasers"). The Senior Notes have been assumed to mature on July 15, 2015. Southern Power has assumed that the Debt will be refinanced upon maturity. The Projected Operating Results are presented for each calendar year beginning July 1, 2003 through December 31, 2023, a period approximately eight years beyond the term of the Senior Notes. Projected revenues and expenses have been set forth in the Projected Operating Results presented in Exhibit A-1. The "Base Case" Projected Operating Results have been prepared using assumptions and considerations set forth in this Report and the footnotes to Exhibit A-1.

ANNUAL OPERATING REVENUES

         REVENUE FROM PPAS

                  All of the Generating Facilities have PPAs that have various terms and conditions. Several facilities have more than one PPA, as they apply to specific units. Most of the PPAs provide payment for capacity, start-up charges and variable O&M charges. The power purchasers and terms for each individual PPA are presented in Table 7.

                                     TABLE 7
                            POWER PURCHASE AGREEMENTS

                                          TOTAL   CONTRACT
                         POWER          CAPACITY  CAPACITY                                                     POTENTIAL
     UNIT(S)            PURCHASER(S)    (MW)(1)   (MW)(2)       START DATE              END DATE               EXTENSION
     -------         -----------------  --------  --------    ---------------       -----------------       ----------------

Dahlberg                    LEM           797(3)    578(3)     June 1, 2000         December 31, 2004       December 31, 2009
Franklin 1             Georgia Power      542       542(4)     June 1, 2002           May 31, 2010                 N/A
Franklin 2             Georgia Power      598       598(4)     June 1, 2003           May 31, 2011                 N/A
Harris 1               Alabama Power      602       602        June 1, 2003           May 31, 2010                 N/A
Harris 2               Georgia Power      590       590        June 1, 2004           May 31, 2019                 N/A
McIntosh               Georgia Power      998       998        June 1, 2005         May 31, 2020(5)                N/A
McIntosh             Savannah Electric    192       192        June 1, 2005         May 31, 2020(5)                N/A
Stanton                OUC, KUA, FMPA     394(6)    404       October 1, 2003       October 31, 2013        October 31, 2033
Wansley                Georgia Power      897       897        June 1, 2002         December 31, 2009              N/A
Wansley              Savannah Electric    192       192        June 1, 2002         December 31, 2009              N/A

--------------------
(1) Represents annual average output with duct firing and steam injection with an allowance for long-term degradation.
(2) Represent annual capacity nomination assumed to be set at annual average output including long-term degradation, except for the Stanton Facility for which the contract capacity is based on an average ambient temperature of 70(Degree)F.
(3) The contract capacity for the Dahlberg Facility can be met by any of the units.
(4) Represents maximum contract output. Initial years of contract include lower contract output.
(5) Assumes the extension of the fuel transportation agreement, as expected by Southern Power.
(6) Represents Southern Power's 65 percent ownership interest. Lower than contract capacity since the contract capacity is based on an average ambient temperature of 70(Degree)F.

                  THE DAHLBERG FACILITY

                  Dahlberg 1 through 5 are currently in operation and are realizing revenue under the terms of the 1998 LEM PPA. LEM has the right to extend the term of this 1998 LEM PPA to December 31, 2009; however, we have assumed for the purposes of the Projected Operating Results that this 1998 LEM PPA will expire December 31, 2004. Southern Power will receive revenues from Dahlberg 1 through 5 for capacity, start-up and variable operations from LEM. Start-up charges are paid under the 1998 LEM PPA for starts in excess of 750 over the initial term of the 1998 LEM PPA. Based on our discussion with Southern Power and the review of the plant design and technology, we have assumed that Southern Power will achieve its contract capacity of 412.5 MW by utilizing peak firing and power from the other Dahlberg Facility units. Additional capacity payments are available for contract availability above 98.6 percent. Southern Power has indicated that it would provide energy from alternate resources in order to receive the maximum capacity payment under the 1998 LEM PPA. We have assumed the contract availability is equal to 100 percent based upon the purchase of replacement energy from the market, resulting in additional capacity payments of $1,000,000 per year.

                  Dahlberg 6 and 7 are currently in operation and are realizing revenue under the terms of the 1999 LEM PPA. As with the 1998 LEM PPA, LEM has the right to extend this contract; however, we have assumed for the purposes of the Projected Operating Results that the 1999 LEM PPA will expire on December 31, 2004. Revenues from operations of these units include capacity payments, start-up charges and variable operations payments. Based on our discussion with Southern Power and the review of the plant design and technology, we have assumed that Southern Power will achieve its contract capacity of 165 MW by utilizing peak firing and power from the other Dahlberg Facility units. Additional capacity payments are available for contract availability of 100 percent. Southern Power has indicated that it would provide energy from alternate resources in order to receive the maximum capacity payment under the 1999 LEM PPA. We have assumed the contract availability is equal to 100 percent based upon the purchase of replacement energy from the market, resulting in additional capacity payments of $200,000 per year.

                  THE FRANKLIN FACILITY

                  The Franklin PPA includes provisions for selling capacity and associated energy from Franklin 1 and Franklin 2 to Georgia Power. The agreement expires May 31, 2010 for Franklin 1 and May 31, 2011 for Franklin 2. For Franklin 1 and Franklin 2, the annual average projected capacities are 542 MW and 598 MW, respectively. Average contract capacity values are 542 MW for Franklin 1 and 400 MW through June 1, 2004 and 598 MW thereafter for Franklin 2. The excess energy generation has been assumed to be sold to the market as forward contracts and spot market sales, as discussed later herein. The annual contract capacity price is fixed for the term of the Franklin PPA. These capacity prices are weighted such that 60 percent of the payments occur in the summer months. Additional capacity payments are available for contract availability above 96.5 percent. Southern Power has indicated that it would provide energy from alternate resources in order to receive the maximum capacity payment under the Franklin PPA. We have assumed the contract availability is equal to 99.5 percent based upon the purchase of replacement energy from the market, resulting in an increase in capacity payments of 3.5 percent. Variable O&M charges are indexed to the 1999 Gross Domestic Product - Implicit Price Deflator ("GDP-IPD"). We have assumed the GDP-IPD will increase at 2.6 percent from 2003. Start-up charges are per unit per start and are based upon the total number of starts. Under the terms of the Franklin PPA, the start-up charges are indexed to both the January 1, 1999 U.S. City Average Consumer Price Index for All Urban Consumers ("CPI") and $2.25 per MMBtu as a base to the "Daily Price Survey" midpoint as published in Gas Daily. For the purposes of the Projected Operating Results, we have assumed that the CPI will escalate at 2.6 percent after January 1, 2003 and the midpoint in the "Daily Price Survey" will be as projected by PA Consulting in their delivered fuel forecast.

                  In addition, before initiation of the Franklin PPA as it relates to Franklin 2, a portion of the output from Franklin 2 is to be sold to third parties pursuant to contracts entered into by Southern Power. During the remainder of 2003, net revenues associated with these third-party contract sales will be approximately $1,823,000 based on the executed contracts as reported by Southern Power.

                  THE HARRIS FACILITY

                  Harris 1 and 2 are to sell power under separate PPAs to Alabama Power and Georgia Power with terms beginning on June 1, 2003 and June 1, 2004 and ending on May 31, 2010 and May 31, 2019, respectively. Prior to commencement of the Harris 2 PPA, Southern Power has assumed that electricity from Harris 2 will be sold on a merchant basis at quantities and prices estimated by PA Consulting. Annual average contract capacity is equal to 595 MW per unit. Monthly revenues are generated from a capacity payment, which is adjusted by a monthly capacity payment factor that is weighted such that 60 percent of the payment occurs during the summer months. Additional capacity payments are available for contract availability above 97.0 percent for Harris 1 and 96.5 percent for Harris 2. Southern Power has indicated that it would provide energy from alternate resources in order to receive the maximum capacity payment under the Harris PPAs. We have assumed the contract availability is equal to 99.0 percent for Harris 1 and 99.5 percent for Harris 2 based upon the purchase of replacement energy from the market, resulting in additional capacity payments of 4.0 and 3.5 percent, respectively. Revenues are also generated from a variable O&M charge indexed to the 1999 GDP-IPD. We have assumed that the GDP-IPD and all inflation-related indices will increase at 2.6 percent from 2003. Start-up charges are per unit per start and are based upon the total number of starts. Under the terms of the Harris 1 and 2 PPAs, the start-up charges are indexed to both the January 1, 1999 CPI and $2.25 per MMBtu as a base to the "Daily Price Survey" midpoint as published in Gas Daily. For the purposes of the Projected Operating Results, we have assumed that the CPI will escalate at 2.6 percent after January 1, 2003 and the midpoint in the "Daily Price Survey" will be as projected by PA Consulting in their delivered fuel forecast.

                  THE MCINTOSH FACILITY

                  The McIntosh PPAs include provisions for selling capacity and associated energy generated by the McIntosh Facility to Georgia Power and Savannah Electric. Under the terms of the McIntosh PPAs, energy sales start on June 1, 2005 and expire May 31, 2020. If certain fuel agreements are not in place for the final year of each of the McIntosh PPAs, that agreement may be terminated in 2019. Southern Power anticipates an extension of the fuel transportation agreement at the appropriate time and expects the term of each McIntosh PPAs to be effective through May 31, 2020. Contract capacity and associated energy from McIntosh are sold as blocks, each rated at from 550 to 685 MW. The contract capacity equals the projected annual average capacity. Capacity pricing varies by month with 70 percent of the annual capacity payment occurring during June-September and 30 percent occurring in the months remaining. Additional capacity payments are available for contract availability above 96.0 percent. Southern Power has indicated that it would provide energy from alternate resources in order to receive the maximum capacity payment under the McIntosh PPAs. We have assumed the contract availability is equal to 99.0 percent based upon the purchase of replacement energy from the market, resulting in an increase in capacity payments of 4.0 percent. Start-up charges are paid for starts in excess of 150 starts per year and are indexed to the 2001 CPI. We have assumed that the CPI will increase at 2.6 percent from January 1, 2003. Variable O&M payments are also indexed to the 2001 CPI.

                  THE STANTON FACILITY

                  Under the terms of the Stanton PPAs, 52 percent of the Stanton Facility's generation is allocated to OUC, 6.5 percent of the generation is allocated to KUA, and the remaining 6.5 percent is allocated to FMPA. Sale of power under the Stanton PPAs commences upon commercial operation of the Stanton Facility. For the purposes of the Projected Operating Results, we have assumed that the Stanton PPAs will have an effective date of October 1, 2003 and will expire on October 31, 2013. Each of the agreements has similar terms and conditions. Southern Company Florida will receive capacity, energy and start payments. OUC is the fuel agent and is responsible for the delivery of fuel. The power purchasers will be obligated for the payment of fuel used to produce energy.

                  OUC, KUA, and FMPA shall have the irrevocable right to jointly reduce the total of their combined capacity nominations beginning with the sixth contract year and ending with the tenth contract year. OUC, KUA, and FMPA can reduce their nominations in 25 MW blocks; however, no reduction can total more than 50 MW in any given year and 200 MW in the aggregate. The decrease in capacity nominations will be effective through the initial term and any subsequent extensions. For the purposes of the Projected Operating Results, we have assumed that OUC, KUA, and FMPA will not elect to reduce their capacity nominations.

                  The capacity payment during each month of the operating period shall be an amount equal to the product of the purchasers' annual capacity nomination multiplied by the annual capacity charge. The Stanton Facility will also be entitled to an availability incentive payment of 3 percent of the peak period capacity payments for a contract availability in excess of 99 percent and
1.5 percent of the off-peak capacity payments for an off-peak contract availability in excess of 99 percent. The Stanton Facility will also be penalized by 2 percent of the peak period capacity payments for a peak contract availability of 95 percent and an additional 1 percent for each percentage of contract availability less than 95 percent. The off-peak contract availability penalty is 1 percent of the off-peak capacity payments for an off-peak contract availability of 95 percent and an additional 0.5 percent for each percentage of off-peak contract availability less than 95 percent. For the purpose of the Projected Operating Results, we assumed an annual, peak, and off-peak contract availability of 99.01 percent, based upon the purchase of replacement energy from the market, resulting in additional capacity payments of 2.375 percent. The capacity payment will increase or decrease by $0.42 per kW-year for every $350,000 increase or decrease in "BOP Capital Cost Range" or "Fixed Amount" as referenced in the Stanton Ownership Agreement. For the purposes of the Projected Operating Results, we have assumed that there will be no increase or decrease in the BOP Capital Cost Range and Fixed Amount.

                  The variable energy charge will consist of three components:
(1) a variable O&M charge; (2) an hourly variable O&M charge while firing natural gas based on the annual capacity factor; and (3) an hourly variable O&M charge while firing No. 2 oil of three times the corresponding rate while firing natural gas. The annual capacity factor is defined as the annual scheduled hours divided by the period hours minus the outage hours. Outage hours include both the 58 hours of allowable scheduled maintenance and the total hours of forced outages. Each component is indexed to the CPI for January 1, 2003, and contractually escalated each January 1 at the rate of change in the CPI. For the purposes of the Projected Operating Results, we have assumed that the rate of change in the CPI will be 2.6 percent per year. The Stanton Facility will receive the applicable variable O&M components and cost of fuel for any energy delivered from an alternate resource.

                  The Stanton Facility will also receive a start charge for each unit start over 65 starts. The start charges are indexed to the CPI for January 1, 2003 and contractually escalated each January 1 at the rate of change in the CPI. For the purposes of the Projected Operating Results, we have assumed that the rate of change in the CPI will be 2.6 percent per year.

                  THE WANSLEY FACILITY

                  The Wansley PPAs include provisions for selling capacity and associated energy generated by the Wansley Facility to Georgia Power and Savannah Electric. Under the terms of the Wansley PPAs, energy sales terminate December 31, 2009. Contract capacity and associated energy from Wansley are sold as blocks, each rated at 561.5 MW. The contract capacity equals the projected annual average capacity. Capacity pricing varies by month with 60 percent of the annual capacity payment occurring during June through September and 40 percent occurring in the months remaining. Capacity pricing includes a capacity charge, a fixed O&M charge and a transmission interconnection charge. Additional capacity payments are available for contract availability above 96.6 percent. Southern Power has indicated that it would provide energy from alternate resources in order to receive the maximum capacity payment under the Wansley PPAs. We have assumed the contract availability is equal to 99.5 percent based upon the purchase of replacement energy from the market, resulting in an increase in capacity payments of 3.5 percent. Start-up charges are paid for starts in excess of 50 starts per year indexed to the 1999 GDP-IPD. We have assumed that the GDP-IPD will increase at 2.6 percent from 2003. Variable O&M payments are also indexed to the 1999 GDP-IPD.

         OTHER REVENUES FROM ELECTRICITY SALES

                  Southern Power has assumed that a portion of the capacity and associated energy from Franklin 1, Franklin 2, and Harris 2 will be sold into the market before initiation of their respective PPAs. In addition, capacity of the Dahlberg Facility above the requirements of the LEM PPAs is assumed to be sold into the market. Market prices have been estimated by PA Consulting in 2001 dollars and have been adjusted for inflation. For the purposes of the

Projected Operating Results, the general inflation rate has been assumed to be
2.6 percent per year. PA Consulting also provided monthly dispatch hours for each of these facilities during this period.

                  After the expiration of the PPAs, Southern Power intends on entering into long-term power purchase agreements representing at least 80 percent of its cash flow at prices reflective of then-current market rates. For the purposes of the Projected Operating Results, we have utilized a projection of market prices prepared by PA Consulting as an estimate of those contract rates. Market prices include separate charges for capacity and electricity sold into the SERC and FRCC markets, as estimated by PA Consulting. PA Consulting also provided monthly dispatch hours for each of the Generating Facilities.

ANNUAL OPERATING EXPENSES

         FUEL COSTS

                  Substantially all of the commodity component of the fuel costs associated with the terms of the respective PPAs are the obligation of the buyer of the energy and have not been included in the Projected Operating Results as expenses to Southern Power. Commodity fuel costs are incurred during periods of market sales, either before the PPAs begin, after they expire, or at times when annual average capacity is greater or less than contract capacity. Commodity fuel cost projections have been estimated by PA Consulting based upon the appropriate annual average heat rate for each unit, or group of units, for the respective Generating Facility. For the purposes of the Projected Operating Results, we have assumed fuel prices equal to the projections prepared by PA Consulting in 2001 dollars and adjusted for inflation at the assumed rate of 2.6 percent per year.

                  Non-commodity fuel charges, related to transportation and storage, are the obligation of the buyer of the energy during the term of the PPAs. These costs are incurred by Southern Power after the expiration of the PPAs. These charges have been estimated by Southern Power, as derived from their fuel plans for the Franklin, Harris, McIntosh, and Wansley Facilities.

         OPERATING AND MAINTENANCE COSTS

                  For the purposes of developing the Projected Operating Results, operating and maintenance expenses for the Generating Facilities have been estimated by Southern Power. These estimates include annual costs for payroll, materials and supplies, outside services, including contractors, and variable operating and maintenance expenses. All operation and maintenance expenses have been provided in 2003 dollars and have been assumed to escalate at the general rate of inflation. PA Consulting has projected that the Generating Facilities will operate in the full-pressure mode with power augmentation over the course of the year, resulting in additional water costs.

                  Major maintenance expenses were estimated by Southern Power and include major maintenance, "recurring" capital expenditures, and LTSA charges. These expenses vary annually and have been assumed to escalate with the rate of inflation. Under the terms of the LTSAs, the cost of maintenance of the Generating Facilities increases if the Generating Facilities are operated in certain types of steam injection modes. The full-pressure mode with power augmentation assumed by Southern Power is not classified by GEI as a type of steam injection that would result in increased maintenance compared to base-load operation. As such, we have assumed no impact on the LTSA charges due the assumed mode of operation projected by PA Consulting.

                  We have reviewed the combined projection of operating and maintenance expenses and major maintenance costs in comparison to the costs of similar plants with which we are familiar. Based on our review, we are of the opinion that Southern Power's estimates of the costs of operating and maintaining the Generating Facilities, including provision for major maintenance, are within the range of the costs of similar plants with which we are familiar.

         PURCHASED POWER

                  In order to maximize the capacity payments under the PPAs, Southern Power has indicated that it will provide replacement energy from alternate resources. We have assumed the replacement energy will be purchased from the market. Purchased power has been assumed to be available at market prices estimated by PA Consulting.

         EMISSIONS ALLOWANCES

                  Southern Power has acquired or has been allocated the SO2 and NOX allowances associated with the Generating Facilities. We have included the cost of allowances as an additional operating expense for the Generating Facilities. In the event that excess allowances are available for sale, we have assumed that Southern Power will sell the allowances at market prices. The deficit or excess of allowances has been estimated based on the assumed emission rates as estimated by Southern Power, the capacity factors projected by PA Consulting, and the allocated SO2 and NOX allowances. In the event of a shortfall during the term of any of the various PPAs, the emissions allowance expense would be the contractual obligation of the buyer of the electricity, but excess allowances could be sold by Southern Power. For the purpose of the Projected Operating Results, we have assumed market NOX emissions allowance prices of $2,000 per ton in 2004, $1,700 per ton in 2005, and escalating thereafter at the assumed rate of inflation. We have assumed market SO2 emissions allowance prices of $150 per ton in 2003, escalating thereafter at the assumed rate of inflation.

         GENERAL AND ADMINISTRATIVE AND OTHER EXPENSES

                  Southern Power has estimated certain general and administrative costs which have been included in the Projected Operating Results. These costs include, among other things, support services such as power marketing, computer systems and services, human resources, and accounting. These expenses have been assumed to increase at the general rate of inflation. In addition, Southern Power has estimated other expenses, which have also been included in the Projected Operating Results. Property taxes and insurance costs have been estimated by Southern Power for 2003 and have been assumed to escalate at the rate of inflation.

ANNUAL INTEREST

                  We have included actual interest due on the 2002 Notes and interest payments on the $575,000,000 principal amount of the Senior Notes at an interest rate of 4.875 percent per year, as reported by the Representatives of the Initial Purchasers, as well as interest on Debt assumed to be issued in 2005. The Short-Term Notes were issued at a floating interest rate assumed to be
4.875 percent per year, as estimated by the Representatives of the Initial Purchasers. The scheduled amortization of the 2002 Notes consists of a single payment due on July 15, 2012. The scheduled amortization of the Senior Notes consists of a single payment due on July 15, 2015. Interest payments on the Senior Notes are due each July 15 and January 15 beginning January 15, 2004. We have assumed that an additional $384,000,000 of Debt will be issued July 1, 2005 at an interest rate of 7.50 percent per year, as estimated by the Representatives of the Initial Purchasers. Southern Power has assumed that the Debt will be refinanced upon maturity at the same principal amounts and respective interest rates, as estimated by the Representatives of the Initial Purchasers. No additional costs of issuance have been included. No amortization of the Debt has been assumed.

INTEREST COVERAGE

                  Interest coverage has been calculated as the cash available for debt service during the calendar year divided by interest on the Debt due on July 15 of that calendar year and January 15 of the next calendar year. On the basis of our studies and analyses of the Generating Facilities and the assumptions set forth in this Report, we are of the opinion that, for the Base Case Projected Operating Results, the projected revenues from the sale of electricity are adequate to pay annual operating and maintenance expenses (including major maintenance), fuel expense, and other operating expenses. Such revenues provide an annual interest coverage on the Debt of at least 3.97 times the annual interest requirement in each year during the term of the Senior Notes and a weighted average coverage of 4.41 times the annual interest requirement on the Debt over the term of the Senior Notes. There is insufficient cash available after the payment of interest to repay the entire principal due on the Debt upon maturity. Southern Power has assumed that the Debt will be refinanced upon maturity. The weighted average interest coverage has been calculated as the total net operating revenues, as shown in Exhibit A-1, over the term of the Senior Notes divided by the total interest payments on the Debt over the term of the Senior Notes. Annual interest coverages are presented in Exhibit A-1.

SENSITIVITY ANALYSES

                  Due to the uncertainties necessarily inherent in relying on assumptions and projections, it should be anticipated that certain circumstances and events may differ from those assumed and described herein and that such will affect the results of our Base Case Projected Operating Results for the Generating Facilities. In order to demonstrate the impact of certain circumstances on the Base Case Projected Operating Results, certain sensitivity analyses have been developed. It should be noted that other examples could have been considered and those presented are not intended to reflect the full extent of possible impacts on the Generating Facilities. The sensitivities are not presented in any particular order with regard to the likelihood of any case actually occurring. In addition, no assurance can be given that all relevant sensitivities have been presented, that the level of each sensitivity is the appropriate level for testing purposes, or that only one (rather than a combination of more than one) of such variations or sensitivities could impact the Generating Facilities in the future.

                  These sensitivity analyses present the Projected Operating Results assuming, respectively, that: (a) the market prices, energy sales, and fuel prices are reduced according to the "Low Gas Price" scenario prepared by PA Consulting; (b) the market prices, energy sales, and fuel prices are increased according to the "High Gas Price" scenario prepared by PA Consulting; (c) the market prices, energy sales, and fuel prices are reduced according to the "Capacity Overbuild" case prepared by PA Consulting; (d) the output of the Generating Facilities is reduced by 5 percent; (e) the availability of the Generating Facilities is reduced by 5 percentage points; (f) the heat rates of the Generating Facilities are 5 percent higher than that assumed in the Base Case; and (g) the non-fuel related operating expenses of the Generating Facilities are 10 percent higher than that assumed in the Base Case. The sensitivity analyses are presented as Exhibits A-2 through A-8 to this Report. For the purposes of sensitivity cases (a), (b) and (c), PA Consulting has prepared additional projections of dispatch and market prices. Based on discussions with PA Consulting, market sales and market prices have been assumed to be the same as the Base Case for the purposes of sensitivity cases (d), (e),
(f) and (g).

SUMMARY COMPARISON OF PROJECTED OPERATING RESULTS

                  A summary of the interest coverages for the Base Case Projected Operating Results and each sensitivity case is presented in Table 8.

                                     TABLE 8
                         PROJECTED INTEREST COVERAGE(1)

                       BASE CASE                                        SENSITIVITY CASES
                                       A             B              C            D          E             F            G
                                      ---           ---            ---          ---        ---           ---          ---
                                                                CAPACITY
            YEAR                    LOW GAS       HIGH GAS      OVERBUILD                                          INCREASED
           ENDING                MARKET PRICE   MARKET PRICE   MARKET PRICE   REDUCED    REDUCED      INCREASED    OPERATING
           DEC 31,                 SCENARIO       SCENARIO       SCENARIO     OUTPUT   AVAILABILITY   HEAT RATE    EXPENSES
           -------               ------------   ------------   ------------   -------  ------------   ---------    ---------

            2003(2)      3.99        3.97           4.00           3.99        3.77        3.85          3.67         3.86
            2004         4.55        4.47           4.59           4.55        4.32        4.44          4.26         4.42
            2005         4.46        4.34           4.56           4.52        4.22        4.33          4.16         4.34
            2006         4.17        3.92           4.32           4.19        3.95        4.03          3.87         4.04
            2007         3.97        3.61           4.16           3.99        3.75        3.80          3.66         3.83
            2013         4.90        4.80           4.83           4.79        4.59        4.76          4.58         4.75
            2018         4.86        5.00           4.66           4.91        4.55        4.76          4.59         4.71
            2023         4.86        5.16           4.98           4.90        4.49        4.77          4.62         4.69

         Minimum(3)      3.97        3.61           4.00           3.98        3.75        3.80          3.66         3.83
         Average(4)      4.41        4.23           4.47           4.37        4.15        4.26          4.10         4.27

 --------------------
 (1) Interest coverages assume the refinancing of the Debt upon maturity at the same principal amounts and respective interest rates, as estimated by the Representatives of the Initial Purchasers.
 (2) Represents partial year beginning July 1.
 (3) Represents minimum interest coverage on the Debt during any year over the term of the Senior Notes assuming no principal repayment.
 (4) Represents the weighted average interest coverage on the Debt over the term of the Senior Notes assuming no principal repayment.

                    PRINCIPAL CONSIDERATIONS AND ASSUMPTIONS
                   USED IN THE PROJECTION OF OPERATING RESULTS

                  In the preparation of this Report and the opinions that follow, we have made certain assumptions with respect to conditions which may exist or events which may occur in the future. While we believe these assumptions to be reasonable for the purpose of this Report, they are dependent upon future events, and actual conditions may differ from those assumed. In addition, we have used and relied upon certain information provided to us by sources which we believe to be reliable. While we believe the use of such information and assumptions to be reasonable for the purposes of our Report, we offer no other assurances thereto and some assumptions may vary significantly due to unanticipated events and circumstances. To the extent that actual future conditions differ from those assumed herein or provided to us by others, the actual results will vary from those projected herein. This Report summarizes our work up to the date of the Report. Thus, changed conditions occurring or becoming known after such date could affect the material presented to the extent of such changes.

                  The principal considerations and assumptions made by us in developing the Base Case Projected Operating Results and the principal information provided to us by others include the following:

                  1. As Independent Engineer, we have made no determination as to the validity and enforceability of any contract, agreement, rule, or regulation applicable to the Generating Facilities and their operations. However, for purposes of this Report, we have assumed that all such contracts, agreements, rules, and regulations will be fully enforceable in accordance with their terms and that all parties will comply with the provisions of their respective agreements.

                  2. Our review of the design of the Generating Facilities was based on information developed by SCS and Southern Power and provided by Southern Power.

                  3. Southern Power, SCS, Georgia Power, Alabama Power, and Savannah Electric and the operators will maintain the Generating Facilities in accordance with good engineering practice, will perform all required major maintenance in a timely manner, and will not operate the equipment to cause it to exceed the equipment manufacturers' recommended maximum ratings.

                  4. Southern Power, SCS, Georgia Power, Alabama Power, and Savannah Electric will employ qualified and competent personnel and will generally operate the Generating Facilities in a sound and businesslike manner.

                  5. Inspections, overhauls, repairs and modifications are planned for and conducted in accordance with manufacturers' recommendations, and with special regard for the need to monitor certain operating parameters to identify early signs of potential problems.

                  6. All licenses, permits and approvals, and permit modifications necessary to operate the Generating Facilities have been, or will be, obtained on a timely basis and any changes in required licenses, or permits and approvals will not require reduced operation of, or increased costs to, the Generating Facilities.

                  7. The McIntosh PPAs will be approved by the FERC in a timely manner.

                  8. The CPI, GDP-IPD, general inflation and all inflation-related indices will increase at a rate of 2.6 percent per year based on a March 10, 2003 projection prepared by Blue Chip Economic Indicators.

                  9. The actual performance of the Generating Facilities in each year will be equal to the long-term average estimates included in the Projected Operating Results.

                  10. The Generating Facilities will sell the quantities of electricity pursuant to the PPAs as projected by PA Consulting, at prices determined in accordance with the relevant PPAs. After the term of the PPAs, Southern Power will enter into long-term power purchase agreements at prices equivalent to the market electricity prices projected by PA Consulting in 2001 dollars and adjusted for assumed inflation and will sell the quantities of electricity as projected by PA Consulting.

                  11. The Franklin Facility will earn the revenue from contract sales to third parties in 2003 as reported by Southern Power.

                  12. Certain of the Generating Facilities will achieve contract availabilities under their respective PPAs sufficient to receive the maximum capacity payments by purchasing additional energy from the market at prices estimated by PA Consulting.

                  13. Except for during the term of the PPAs when the energy purchaser is responsible for the cost of fuel, the cost of fuel will be as projected by PA Consulting.

                  14. Southern Power will operate the Generating Facilities at the load levels projected by PA Consulting, resulting in the annual average heat rates assumed in the Projected Operating Results, resulting in no additional fuel cost under the PPAs.

                  15. The non-fuel operating and maintenance expenses, including the cost of major maintenance, will be consistent with the projection provided by Southern Power in 2003 dollars, and will increase at the assumed change in the general inflation rate, except for a portion of the administrative and general expenses.

                  16. The assumed quantity of emissions allowances will be allocated to Southern Power through the term of the Debt. The price of NOX emissions allowances will be $2,000 per ton in 2004, $1,700 per ton in 2005, and will escalate thereafter at the assumed rate of inflation. The price of SO2 emissions allowances will be $150 per ton in 2003 and will escalate thereafter at the assumed rate of inflation.

                  17. There will be no additional capital improvements to the Generating Facilities other than those assumed in the Projected Operating Results.

                  18. The principal amount of the Senior Notes will be $575,000,000. The interest rate on the Senior Notes will be 4.875 percent per year, as reported by the Representatives of the Initial Purchasers. The interest rate on the principal amount of Short-Term Notes of $100,000,000 will be 4.875 percent per year, as estimated by the Representatives of the Initial Purchasers. An additional $384,000,000 will be issued July 1, 2005 at an interest rate of 7.50 percent per year, as estimated by the Representatives of the Initial Purchasers. The Debt will be refinanced upon maturity at the same principal amounts and respective interest rates, as estimated by the Representatives of the Initial Purchasers.

                                   CONCLUSIONS

                  Set forth below are the principal opinions we have reached after our review of the Generating Facilities. For a complete understanding of the estimates, assumptions, and calculations upon which these opinions are based, the Report should be read in its entirety. On the basis of our review and analyses of the Generating Facilities and the assumptions set forth in this Report, we are of the opinion that:

                  1. Provided Southern Power takes into account the recommendations in the geotechnical reports by Southern Geotech, the sites for the Generating Facilities are suitable for the construction and operation of the Generating Facilities.

                  2. Based on GE's previously demonstrated capability to address issues similar to those related to the Frame 7FA described herein, the power generation technologies proposed for the Generating Facilities are sound, proven methods of energy recovery. If constructed, operated and maintained as proposed by Southern Power, the Generating Facilities should be capable of meeting the requirements of the PPAs and the currently applicable environmental permit requirements. Furthermore, all off-site requirements of the Generating Facilities have been adequately provided for, including fuel supply, water supply, wastewater disposal, and electrical interconnection.

                  3. The proposed method of design, construction, operation, and maintenance of the Generating Facilities has been developed in accordance with generally accepted industry practice and has taken into consideration the current environmental, license and permit requirements that the Generating Facilities must meet.

                  4. Based on our review and provided that: (a) the units are operated and maintained by the operators in accordance with the policies and procedures as presented by Southern Power, (b) all required renewals and replacements are made on a timely basis as the units age, and (c) gas and oil burned by the units are within the expected range with respect to quantity and quality, the Generating Facilities should have useful lives of at least 20 years.

                  5. The performance guarantees proposed for the Generating Facilities under construction, if all the equipment contract guarantees are considered in their entirety, are similar to the performance tests of turnkey projects with which we are familiar.

                  6. Through the experience of Southern Power, Alabama Power, Georgia Power, Savannah Electric or other Southern Company subsidiaries, SCS has demonstrated the capability to operate the Generating Facilities. The operating programs and procedures which are proposed or currently in place for the Generating Facilities are consistent with generally accepted practices in the industry, and SCS has incorporated organizational structures that are comparable to other facilities using similar technologies for a similar service.

                  7. The Generating Facilities should be capable of achieving the annual average output in full-pressure mode with power augmentation and the average annual net plant heat rates assumed in the Projected Operating Results.

                  8. The Generating Facilities should be capable of achieving the required average annual contract availabilities under the PPAs ranging from 96.5 to 97 percent, which exclude scheduled maintenance and allow Southern Power to replace the undelivered energy from another resource, and should also be capable of achieving an average annual availability of 92 percent, which includes provision for forced and scheduled maintenance.

                  9. Based on our Phase I environmental site assessment for the McIntosh Facility, we did not identify any environmental concerns related to site contamination issues. Because no updated ESAs of previous or recent environmental investigations regarding the potential for site contamination issues at the sites of the other Generating Facilities have been provided for our review, we can offer no opinion with respect to potential site contamination issues at the sites of the Dahlberg, Franklin, Harris, Stanton, and Wansley Facilities, if any, or the potential for future remediation.

                  10. Southern Power has identified the major permits and approvals necessary for the construction and operation of the Generating Facilities. While all of the required permits and approvals have not yet been obtained, we did not identify any technical or engineering circumstance that would prevent the issuance of the remaining permits and approvals. We note that the modification of the NPDES Permit and the Surface Water Withdrawal Permit of the adjacent steam plant to accommodate the McIntosh Facility have not yet been issued and are under review by the Georgia Environmental Protection Division. As such, we have not reviewed the conditions to be set forth in the permits.

                  11. Southern Power's estimates of the costs of operating and maintaining the Generating Facilities, including provision for major maintenance, are within the range of the costs of similar plants with which we are familiar.

                  12. For the Base Case Projected Operating Results, the projected revenues from the sale of electricity are adequate to pay annual operating and maintenance expenses (including major maintenance), fuel expense, and other operating expenses. Such revenues provide an annual interest coverage on the Debt of at least 3.97 times the annual interest requirement in each year during the term of the Senior Notes and a weighted average coverage of 4.41 times the annual interest requirement on the Debt over the term of the Senior Notes. There is insufficient cash available after the payment of interest to repay the entire principal due on the Debt upon maturity. Southern Power has assumed that the Debt will be refinanced upon maturity.


                                     Respectfully submitted,



                                     /S/ R. W. BECK, INC.

                                   EXHIBIT A-1
                     SOUTHERN POWER COMPANY, INC. FACILITIES
                           PROJECTED OPERATING RESULTS
                                    BASE CASE

Year Ending December 31,                  2003(1)        2004          2005         2006         2007         2008         2009
------------------------                ---------      ---------     ---------    ---------    ---------    ---------    ---------
CONSOLIDATED
------------

PERFORMANCE

Annual Average Capacity (MW)(2)             4,612          4,612         5,802        5,802        5,802        5,802        5,802
Average Capacity Factor (%)(3)               31.3%          29.5%         31.7%        39.1%        43.8%        44.9%        43.6%

Contract Energy Sales (GWh)(4)              5,943         11,442        16,544       20,333       22,763       23,315       22,607
Other Energy Sales (GWh)(4)                 1,116            765             0            9           38           73           86
                                        ---------      ---------     ---------    ---------    ---------    ---------    ---------
Total Energy Sales (GWh)                    7,059         12,207        16,544       20,342       22,800       23,388       22,692

Fuel Consumption (BBtu)                    48,697         92,948       124,247      152,609      168,579      172,934      167,909
Average Net Heat Rate (Btu/kWh)(5)          7,710          7,788         7,715        7,685        7,572        7,572        7,575

SO(2) Allowances Purchased (Tons)(6)           24             47            62           77           83           86           85
NO(X) Allowances Purchased (Tons)(7)            0            (70)          165          229          292          314          290

COMMODITY PRICES

General Inflation (%)(8)                     2.60           2.60          2.60         2.60         2.60         2.60         2.60
Contract Electricity Price ($/MWh)(9)   $   34.44          34.72         29.42        26.55        23.42        23.20        23.70
Other Capacity Price ($/MWh)(10)        $   16.91          18.52         16.99        17.18        16.83        19.29        36.69
Other Energy Price ($/MWh)(10)          $   52.82          48.71          0.00        67.31        68.32        65.64        67.93
Fuel Price ($/MMBtu)(11)                $    5.38           4.96          0.00         3.76         3.58         3.69         3.80
SO(2) Allowances ($/Ton)(12)            $     150            154           158          162          166          171          175
NO(X) Allowances ($/Ton)(13)            $       0          2,000         1,700        1,744        1,790        1,836        1,884

OPERATING REVENUES ($000)

Contract Electricity Revenues
           Dahlberg                     $  16,645         34,138             0            0            0            0            0
           Franklin (14)                $  85,818        109,905       116,396      120,196      122,832      124,145      124,376
           Harris (14)                  $  36,237        115,862       142,441      146,622      144,089      144,558      144,040
           McIntosh                     $       0              0        87,301      130,323      123,410      127,323      121,774
           Stanton                      $  10,374         45,040        44,420       45,276       45,484       45,836       46,076
           Wansley                      $  55,624         92,339        96,116       97,366       97,269       99,010       99,498
Other Electricity Revenues
           Dahlberg                     $   2,223          4,429        13,540       14,271       15,987       20,192       35,052
           Franklin (14)                $   3,222         12,310             0            0            0            0            0
           Harris                       $  62,689         29,934             0            0            0            0            0
           McIntosh                     $       0              0             0            0            0            0            0
           Stanton                      $       0              0             0            0            0            0            0
           Wansley                      $       0              0             0            0            0            0            0
                                        ---------      ---------     ---------    ---------    ---------    ---------    ---------

Total Operating Revenues                $ 272,832        443,957       500,214      554,054      549,071      561,064      570,816

OPERATING EXPENSES ($000)

Fuel
         Dahlberg                       $      38              0             0          429        1,753        3,520        4,242
         Franklin                       $   1,221          8,423             0            0            0            0            0
         Harris                         $  45,315         21,309             0            0            0            0            0
         McIntosh                       $       0              0             0            0            0            0            0
         Stanton                        $       0              0             0            0            0            0            0
         Wansley                        $       0              0             0            0            0            0            0
Purchased Power (15)                    $  43,081         13,258        20,974       22,153       24,224       25,754       25,204
Operations & Maintenance (16)           $  33,111         60,848        77,843       92,168      102,824      108,667      110,018
Administration and General (17)         $  12,729         26,966        29,734       31,921       32,391       32,873       33,364
                                        ---------      ---------     ---------    ---------    ---------    ---------    ---------

Total Operating Expenses                $ 135,495        130,804       128,551      146,671      161,192      170,814      172,828

NET OPERATING REVENUES ($000)           $ 137,337        313,154       371,663      407,383      387,879      390,250      397,987

ANNUAL INTEREST($000)(18)               $  34,422         68,844        83,244       97,644       97,644       97,644       97,644

ANNUAL INTEREST COVERAGE (19)                3.99           4.55          4.46         4.17         3.97         4.00         4.08
2003-15 AVG INTEREST COVERAGE (20)           4.41


Year Ending December 31,                   2010         2011         2012         2013
                                        ---------    ---------    ---------    ---------

CONSOLIDATED
------------

PERFORMANCE

Annual Average Capacity (MW)(2)             5,802        5,802        5,802        5,802
Average Capacity Factor (%)(3)               41.2%        42.3%        40.0%        36.5%

Contract Energy Sales (GWh)(4)             12,712       10,007        8,847        7,832
Other Energy Sales (GWh)(4)                 8,491       11,721       11,674       10,804
                                         --------      -------      -------      -------
Total Energy Sales (GWh)                   21,203       21,728       20,521       18,636

Fuel Consumption (BBtu)                   159,487      162,653      154,397      141,954
Average Net Heat Rate (Btu/kWh)(5)          7,615        7,557        7,596        7,660

SO(2) Allowances Purchased (Tons)(6)           80           83           76           70
NO(X) Allowances Purchased (Tons)(7)          257          274          253          213

COMMODITY PRICES

General Inflation (%)(8)                     2.60         2.60         2.60         2.60
Contract Electricity Price ($/MWh)(9)       27.06        27.44        28.12        32.21
Other Capacity Price ($/MWh)(10)            46.49        58.16        62.97        67.71
Other Energy Price ($/MWh)(10)              45.84        47.51        49.19        50.06
Fuel Price ($/MMBtu)(11)                     4.49         4.63         4.80         5.00
SO(2) Allowances ($/Ton)(12)                  180          184          189          194
NO(X) Allowances ($/Ton)(13)                1,933        1,983        2,035        2,088

OPERATING REVENUES ($000)

Contract Electricity Revenues
           Dahlberg                             0            0            0            0
           Franklin (14)                   82,134       25,853            0            0
           Harris (14)                     89,115       74,485       74,217       74,430
           McIntosh                       126,117      127,802      127,964      138,295
           Stanton                         46,560       46,476       46,609       39,515
           Wansley                              0            0            0            0
Other Electricity Revenues
           Dahlberg                        40,321       53,484       55,407       56,286
           Franklin (14)                   81,488      225,938      271,958      260,111
           Harris                         104,379      167,795      164,181      167,052
           McIntosh                             0            0            0            0
           Stanton                              0            0            0        9,790
           Wansley                        287,063      309,602      311,136      295,566
                                        ---------    ---------    ---------    ---------

Total Operating Revenues                  857,177    1,031,435    1,051,472    1,041,045

OPERATING EXPENSES ($000)

Fuel
         Dahlberg                           2,569        5,267        3,711        1,718
         Franklin                          46,993      123,819      146,873      138,743
         Harris                            62,530       97,649       94,037       96,545
         McIntosh                               0            0            0            0
         Stanton                                0            0            0        5,867
         Wansley                          176,261      182,099      180,998      169,780
Purchased Power (15)                       13,054       10,511       10,282        5,270
Operations & Maintenance (16)             108,282      114,767      114,695      109,371
Administration and General (17)            33,872       34,386       34,924       35,465
                                        ---------    ---------    ---------    ---------

Total Operating Expenses                  443,562      568,499      585,520      562,759

NET OPERATING REVENUES ($000)             413,615      462,936      465,952      478,286

ANNUAL INTEREST($000)(18)                  97,644       97,644       97,644       97,644

ANNUAL INTEREST COVERAGE (19)                4.24         4.74         4.77         4.90
2003-15 AVG INTEREST COVERAGE (20)


                                   EXHIBIT A-1
                     SOUTHERN POWER COMPANY, INC. FACILITIES
                           PROJECTED OPERATING RESULTS
                                    BASE CASE

Year Ending December 31,                   2014          2015          2016          2017          2018          2019
------------------------                ----------    ----------    ----------    ----------    ----------    ----------

CONSOLIDATED
------------

PERFORMANCE

Annual Average Capacity (MW)(2)              5,802         5,802         5,802         5,802         5,802         5,802
Average Capacity Factor (%)(3)                33.1%         31.3%         28.5%         26.3%         24.5%         22.8%

Contract Energy Sales (GWh)(4)               6,352         6,051         5,629         5,115         4,738         3,576
Other Energy Sales (GWh)(4)                 10,550         9,968         8,937         8,339         7,786         8,061
                                        ----------    ----------    ----------    ----------    ----------    ----------
Total Energy Sales (GWh)                    16,901        16,020        14,567        13,453        12,524        11,638

Fuel Consumption (BBtu)                    130,059       123,431       113,265       105,067        98,368        92,010
Average Net Heat Rate (Btu/kWh)(5)           7,740         7,750         7,822         7,855         7,901         7,928

SO(2) Allowances Purchased (Tons)(6)            66            62            57            52            49            46
NO(X) Allowances Purchased (Tons)(7)           174           143           102            81            68            54

COMMODITY PRICES

General Inflation (%)(8)                      2.60          2.60          2.60          2.60          2.60          2.60
Contract Electricity Price ($/MWh)(9)   $    34.12         35.99         39.32         43.28         46.20         46.07
Other Capacity Price ($/MWh)(10)        $    67.83         71.68         74.42         76.04         79.21         83.11
Other Energy Price ($/MWh)(10)          $    52.74         53.05         55.13         57.70         59.65         62.83
Fuel Price ($/MMBtu)(11)                $     5.34          5.53          5.79          6.03          6.21          6.44
SO(2) Allowances ($/Ton)(12)            $      199           204           209           215           220           226
NO(X) Allowances ($/Ton)(13)            $    2,142         2,197         2,255         2,313         2,373         2,435

OPERATING REVENUES ($000)

Contract Electricity Revenues
           Dahlberg                     $        0             0             0             0             0             0
           Franklin (14)                $        0             0             0             0             0             0
           Harris (14)                  $   75,619        76,488        75,534        74,859        75,898        16,327
           McIntosh                     $  141,097       141,329       145,813       146,477       143,008       148,445
           Stanton                      $        0             0             0             0             0             0
           Wansley                      $        0             0             0             0             0             0
Other Electricity Revenues
           Dahlberg                     $   55,353        56,856        58,471        59,764        62,426        65,796
           Franklin (14)                $  250,895       236,471       229,122       221,854       222,225       219,581
           Harris                       $  154,761       155,722       149,400       149,374       150,355       243,589
           McIntosh                     $        0             0             0             0             0             0
           Stanton                      $   85,586        86,686        88,008        88,055        87,464        85,084
           Wansley                      $  282,582       281,329       266,973       267,947       260,555       260,275
                                        ----------    ----------    ----------    ----------    ----------    ----------

Total Operating Revenues                $1,045,893     1,034,881     1,013,321     1,008,330     1,001,931     1,039,097

OPERATING EXPENSES ($000)

Fuel
         Dahlberg                       $    1,229           291             0             0             0             0
         Franklin                       $  133,670       122,726       118,812       111,665       107,328        98,985
         Harris                         $   87,889        90,309        85,446        85,355        83,464       129,387
         McIntosh                       $        0             0             0             0             0             0
         Stanton                        $   51,374        51,636        52,163        51,430        51,765        49,421
         Wansley                        $  162,611       162,635       149,621       146,902       140,054       134,564
Purchased Power (15)                    $    5,040         4,895         4,646         4,447         4,285         1,949
Operations & Maintenance (16)           $  105,991       109,381       103,618       102,295       102,455       100,654
Administration and General (17)         $   36,022        36,601        37,186        37,792        38,416        39,052
                                        ----------    ----------    ----------    ----------    ----------    ----------

Total Operating Expenses                $  583,827       578,475       551,492       539,886       527,767       554,013

NET OPERATING REVENUES ($000)           $  462,066       456,406       461,829       468,444       474,164       485,084

ANNUAL INTEREST($000)(18)               $   97,644        97,644        97,644        97,644        97,644        97,644

ANNUAL INTEREST COVERAGE (19)                 4.73          4.67          4.73          4.80          4.86          4.97
2003-15 AVG INTEREST COVERAGE (20)            4.41


Year Ending December 31,                   2020          2021          2022          2023
------------------------                ----------    ----------    ----------    ----------

CONSOLIDATED
------------

PERFORMANCE

Annual Average Capacity (MW)(2)              5,802         5,802         5,802         5,802
Average Capacity Factor (%)(3)                21.0%         20.2%         18.4%         18.4%

Contract Energy Sales (GWh)(4)                 551             0             0             0
Other Energy Sales (GWh)(4)                 10,107        10,274         9,375         9,375
                                        ----------    ----------    ----------    ----------
Total Energy Sales (GWh)                    10,657        10,274         9,375         9,375

Fuel Consumption (BBtu)                     84,797        82,221        75,165        75,165
Average Net Heat Rate (Btu/kWh)(5)           7,957         8,003         8,018         8,018

SO(2) Allowances Purchased (Tons)(6)            43            42            38            38
NO(X) Allowances Purchased (Tons)(7)            31            28            11            11

COMMODITY PRICES

General Inflation (%)(8)                      2.60          2.60          2.60          2.60
Contract Electricity Price ($/MWh)(9)        50.29          0.00          0.00          0.00
Other Capacity Price ($/MWh)(10)             84.87         87.74         89.36         91.68
Other Energy Price ($/MWh)(10)               64.45         66.02         67.65         69.40
Fuel Price ($/MMBtu)(11)                      6.69          6.85          7.10          7.26
SO(2) Allowances ($/Ton)(12)                   232           238           244           251
NO(X) Allowances ($/Ton)(13)                 2,498         2,563         2,630         2,698

OPERATING REVENUES ($000)

Contract Electricity Revenues
           Dahlberg                              0             0             0             0
           Franklin (14)                         0             0             0             0
           Harris (14)                           0             0             0             0
           McIntosh                         27,698             0             0             0
           Stanton                               0             0             0             0
           Wansley                               0             0             0             0
Other Electricity Revenues
           Dahlberg                         67,299        69,661        70,940        72,784
           Franklin (14)                   208,898       213,547       197,972       203,119
           Harris                          285,657       282,765       283,337       290,702
           McIntosh                        217,143       279,817       259,961       266,720
           Stanton                          86,687        84,437        85,808        88,039
           Wansley                         257,924       257,133       254,567       261,186
                                        ----------    ----------    ----------    ----------

Total Operating Revenues                 1,151,306     1,187,360     1,152,585     1,182,550

OPERATING EXPENSES ($000)

Fuel
         Dahlberg                                0             0             0             0
         Franklin                           92,020        92,989        80,882        82,525
         Harris                            149,382       146,630       145,457       148,754
         McIntosh                          112,453       142,923       128,857       131,721
         Stanton                            51,114        49,309        50,143        51,047
         Wansley                           133,575       131,388       128,651       131,615
Purchased Power (15)                             0             0             0             0
Operations & Maintenance (16)              100,077       105,674       100,368       120,978
Administration and General (17)             39,705        40,375        41,060        41,768
                                        ----------    ----------    ----------    ----------

Total Operating Expenses                   678,326       709,288       675,417       708,407

NET OPERATING REVENUES ($000)              472,980       478,072       477,168       474,143

ANNUAL INTEREST($000)(18)                   97,644        97,644        97,644        97,644

ANNUAL INTEREST COVERAGE (19)                 4.84          4.90          4.89          4.86
2003-15 AVG INTEREST COVERAGE (20)

                                   EXHIBIT A-1
                     SOUTHERN POWER COMPANY, INC. FACILITIES
                           PROJECTED OPERATING RESULTS
                                    BASE CASE

Year Ending December 31,                   2003(1)        2004        2005      2006        2007       2008
------------------------                  --------       -------    -------    -------    -------    -------

DAHLBERG FACILITY
-----------------

PERFORMANCE

Average Annual Capacity (MW)(2)                 797          797        797        797        797        797
Average Annual Contract Capacity (MW)(19)       578          578          0          0          0          0
Average Annual Other Capacity (MW)(19)          239          239        797        797        797        797

Capacity Factor(%)(3)                           0.2%         0.0%       0.0%       0.1%       0.5%       1.1%
Energy Generation (GWh)                           7            0          0          9         38         73

Contract Energy Sales (GWh)                       6            0          0          0          0          0
Other Energy Sales (Purchases)(GWh)               1            0          0          9         38         73

Net Heat Rate (Btu/kWh)(5)                   12,733            0          0     13,253     13,020     13,016
Contract Fuel Consumption (BBtu)                 77            0          0          0          0          0
Other Fuel Consumption (BBtu)                     9            0          0        114        490        955

SO(2) Allowances Purchased (Tons)(6)              0            0          0          0          0          0
NO(X) Allowances Purchased (Tons)(7)              0            0          0          1          6         11

COMMODITY PRICES

General Inflation (%)(8)                       2.60         2.60       2.60       2.60       2.60       2.60
Contract Electricity ($/MWh)              $2,620.87         0.00       0.00       0.00       0.00       0.00
Other Electricity
    Capacity ($/kW-yr)                    $    9.09        18.52      16.99      17.18      16.83      19.29
    Energy ($/MWh)                        $   70.32         0.00       0.00      67.31      68.32      65.64
Fuel ($/MMBtu)(12)                        $    4.19         0.00       0.00       3.76       3.58       3.69
SO(2) Allowances ($/Ton)(13)              $     150          154        158        162        166        171
NO(X) Allowances ($/Ton)(14)              $       0        2,000      1,700      1,744      1,790      1,836

OPERATING REVENUES ($000)

Contract Electricity Revenues             $  16,645       34,138          0          0          0          0
Other Electricity Revenues
    Capacity Revenues                     $   2,173        4,429     13,540     13,692     13,416     15,376
    Energy Revenues                       $      50            0          0        579      2,571      4,816
                                          ---------      -------    -------    -------    -------    -------

Total Operating Revenues                  $  18,868       38,567     13,540     14,271     15,987     20,192

OPERATING EXPENSES ($000)(16)

Fuel Costs                                $      38            0          0        429      1,753      3,520
Purchased Power                           $      22            0          0          0          0          0
Operating and Maintenance                 $   5,141        2,715      2,786      3,215      4,531      6,207
Administrative and General                $   2,605        5,268      5,323      5,378      5,435      5,496
                                          ---------      -------    -------    -------    -------    -------

Total Operating Expenses                  $   7,806        7,983      8,109      9,022     11,719     15,223

NET OPERATING REVENUES ($000)             $  11,062       30,584      5,431      5,249      4,268      4,969


Year Ending December 31,                      2009       2010      2011       2012        2013
------------------------                    -------    -------    -------    -------    -------

DAHLBERG FACILITY
-----------------

PERFORMANCE

Average Annual Capacity (MW)(2)                 797        797        797        797        797
Average Annual Contract Capacity (MW)(19)         0          0          0          0          0
Average Annual Other Capacity (MW)(19)          797        797        797        797        797

Capacity Factor(%)(3)                           1.2%       0.7%       1.4%       1.0%       0.4%
Energy Generation (GWh)                          86         50        100         69         31

Contract Energy Sales (GWh)                       0          0          0          0          0
Other Energy Sales (Purchases)(GWh)              86         50        100         69         31

Net Heat Rate (Btu/kWh)(5)                   13,063     13,115     13,070     12,991     13,042
Contract Fuel Consumption (BBtu)                  0          0          0          0          0
Other Fuel Consumption (BBtu)                 1,117        657      1,307        894        402

SO(2) Allowances Purchased (Tons)(6)              1          0          1          0          0
NO(X) Allowances Purchased (Tons)(7)             13          8         15         11          5

COMMODITY PRICES

General Inflation (%)(8)                       2.60       2.60       2.60       2.60       2.60
Contract Electricity ($/MWh)                   0.00       0.00       0.00       0.00       0.00
Other Electricity
    Capacity ($/kW-yr)                        36.69      46.49      58.16      62.97      67.51
    Energy ($/MWh)                            67.93      65.25      71.34      75.87      80.59
Fuel ($/MMBtu)(12)                             3.80       3.91       4.03       4.15       4.28
SO(2) Allowances ($/Ton)(13)                    175        180        184        189        194
NO(X) Allowances ($/Ton)(14)                  1,884      1,933      1,983      2,035      2,088

OPERATING REVENUES ($000)

Contract Electricity Revenues                     0          0          0          0          0
Other Electricity Revenues
    Capacity Revenues                        29,243     37,052     46,350     50,186     53,802
    Energy Revenues                           5,809      3,269      7,134      5,221      2,484
                                            -------    -------    -------    -------    -------

Total Operating Revenues                     35,052     40,321     53,484     55,407     56,286

OPERATING EXPENSES ($000)(16)

Fuel Costs                                    4,242      2,569      5,267      3,711      1,718
Purchased Power                                   0          0          0          0          0
Operating and Maintenance                     6,917      5,468      7,957      8,451      4,948
Administrative and General                    5,556      5,617      5,682      5,749      5,815
                                            -------    -------    -------    -------    -------

Total Operating Expenses                     16,715     13,654     18,906     17,911     12,481

NET OPERATING REVENUES ($000)                18,337     26,667     34,578     37,496     43,805

                                   EXHIBIT A-1
                     SOUTHERN POWER COMPANY, INC. FACILITIES
                           PROJECTED OPERATING RESULTS
                                    BASE CASE

Year Ending December 31,                     2014       2015       2016       2017       2018       2019
------------------------                    -------    -------    -------    -------    -------    -------

DAHLBERG FACILITY
-----------------

PERFORMANCE

Average Annual Capacity (MW)(2)                 797        797        797        797        797        797
Average Annual Contract Capacity (MW)(19)         0          0          0          0          0          0
Average Annual Other Capacity (MW)(19)          797        797        797        797        797        797

Capacity Factor(%)(3)                           0.3%       0.1%       0.0%       0.0%       0.0%       0.0%
Energy Generation (GWh)                          22          5          0          0          0          0

Contract Energy Sales (GWh)                       0          0          0          0          0          0
Other Energy Sales (Purchases)(GWh)              22          5          0          0          0          0

Net Heat Rate (Btu/kWh)(5)                   12,761     12,754          0          0          0          0
Contract Fuel Consumption (BBtu)                  0          0          0          0          0          0
Other Fuel Consumption (BBtu)                   279         64          0          0          0          0

SO(2) Allowances Purchased (Tons)(6)              0          0          0          0          0          0
NO(X) Allowances Purchased (Tons)(7)              3          1          0          0          0          0

COMMODITY PRICES

General Inflation (%)(8)                       2.60       2.60       2.60       2.60       2.60       2.60
Contract Electricity ($/MWh)                $  0.00       0.00       0.00       0.00       0.00       0.00
Other Electricity
    Capacity ($/kW-yr)                      $ 67.11      70.80      73.36      74.99      78.33      82.55
    Energy ($/MWh)                          $ 85.39      84.90       0.00       0.00       0.00       0.00
Fuel ($/MMBtu)(12)                          $  4.40       4.53       0.00       0.00       0.00       0.00
SO(2) Allowances ($/Ton)(13)                $   199        204        209        215        220        226
NO(X) Allowances ($/Ton)(14)                $ 2,142      2,197      2,255      2,313      2,373      2,435

OPERATING REVENUES ($000)

Contract Electricity Revenues               $     0          0          0          0          0          0
Other Electricity Revenues
    Capacity Revenues                       $53,486     56,430     58,471     59,764     62,426     65,796
    Energy Revenues                         $ 1,867        426          0          0          0          0
                                            -------    -------    -------    -------    -------    -------

Total Operating Revenues                    $55,353     56,856     58,471     59,764     62,426     65,796

OPERATING EXPENSES ($000)(16)

Fuel Costs                                  $ 1,229        291          0          0          0          0
Purchased Power                             $     0          0          0          0          0          0
Operating and Maintenance                   $ 4,620      3,864      3,694      3,790      3,888      3,990
Administrative and General                  $ 5,883      5,954      6,027      6,102      6,180      6,257
                                            -------    -------    -------    -------    -------    -------

Total Operating Expenses                    $11,732     10,109      9,721      9,892     10,068     10,247

NET OPERATING REVENUES ($000)               $43,621     46,747     48,750     49,872     52,358     55,549


Year Ending December 31,                      2020       2021       2022       2023
------------------------                    -------    -------    -------    -------

DAHLBERG FACILITY
-----------------

PERFORMANCE

Average Annual Capacity (MW)(2)                 797        797        797        797
Average Annual Contract Capacity (MW)(19)         0          0          0          0
Average Annual Other Capacity (MW)(19)          797        797        797        797

Capacity Factor(%)(3)                           0.0%       0.0%       0.0%       0.0%
Energy Generation (GWh)                           0          0          0          0

Contract Energy Sales (GWh)                       0          0          0          0
Other Energy Sales (Purchases)(GWh)               0          0          0          0

Net Heat Rate (Btu/kWh)(5)                        0          0          0          0
Contract Fuel Consumption (BBtu)                  0          0          0          0
Other Fuel Consumption (BBtu)                     0          0          0          0

SO(2) Allowances Purchased (Tons)(6)              0          0          0          0
NO(X) Allowances Purchased (Tons)(7)              0          0          0          0

COMMODITY PRICES

General Inflation (%)(8)                       2.60       2.60       2.60       2.60
Contract Electricity ($/MWh)                   0.00       0.00       0.00       0.00
Other Electricity
    Capacity ($/kW-yr)                        84.44      87.40      89.01      91.32
    Energy ($/MWh)                             0.00       0.00       0.00       0.00
Fuel ($/MMBtu)(12)                             0.00       0.00       0.00       0.00
SO(2) Allowances ($/Ton)(13)                    232        238        244        251
NO(X) Allowances ($/Ton)(14)                  2,498      2,563      2,630      2,698

OPERATING REVENUES ($000)

Contract Electricity Revenues                     0          0          0          0
Other Electricity Revenues
    Capacity Revenues                        67,299     69,661     70,940     72,784
    Energy Revenues                               0          0          0          0
                                            -------    -------    -------    -------

Total Operating Revenues                     67,299     69,661     70,940     72,784

OPERATING EXPENSES ($000)(16)

Fuel Costs                                        0          0          0          0
Purchased Power                                   0          0          0          0
Operating and Maintenance                     4,093      4,201      4,310      4,422
Administrative and General                    6,338      6,420      6,503      6,592
                                            -------    -------    -------    -------

Total Operating Expenses                     10,431     10,621     10,813     11,014

NET OPERATING REVENUES ($000)                56,868     59,040     60,127     61,770

                                   EXHIBIT A-1
                     SOUTHERN POWER COMPANY, INC. FACILITIES
                           PROJECTED OPERATING RESULTS
                                    BASE CASE

Year Ending December 31,                 2003(1)        2004         2005         2006         2007         2008
------------------------                --------      --------     --------     --------     --------     --------

FRANKLIN FACILITY
-----------------

PERFORMANCE

Average Annual Capacity (MW)(2)            1,139         1,139        1,139        1,139        1,139        1,139
Average Annual Contract Capacity (MW)        942         1,090        1,139        1,139        1,139        1,139
Average Annual Other Capacity (MW)            99            82            0            0            0            0

Capacity Factor(%)(3)                       35.3%         29.7%        32.2%        37.9%        45.6%        46.5%
Energy Generation (GWh)                    1,761         2,965        3,217        3,781        4,552        4,644

Contract Energy Sales (GWh)                2,385         2,784        3,300        3,878        4,670        4,764
Other Energy Sales (Purchases)(GWh)           29           216            0            0            0            0

Net Heat Rate (Btu/kWh)(5)                 7,567         7,913        7,854        7,818        7,687        7,658
Contract Fuel Consumption (BBtu)          13,102        21,767       25,270       29,556       34,993       35,565
Other Fuel Consumption (BBtu)                223         1,693            0            0            0            0

SO(2) Allowances Purchased (Tons)(6)           7            12           13           15           17           18
NO(X) Allowances Purchased (Tons)(7)           0           (42)         (34)         (26)          (9)          (3)

COMMODITY PRICES

General Inflation (%)(8)                    2.60          2.60         2.60         2.60         2.60         2.60
Contract Electricity ($/MWh)            $  35.99         39.48        35.27        30.99        26.30        26.06
Other Electricity
    Capacity ($/kW-yr)                  $  16.90         18.52         0.00         0.00         0.00         0.00
    Energy ($/MWh)                      $  54.10         50.00         0.00         0.00         0.00         0.00
Fuel ($/MMBtu)(12)                      $   4.48          4.19         0.00         0.00         0.00         0.00
SO(2) Allowances ($/Ton)(13)            $    150           154          158          162          166          171
NO(X) Allowances ($/Ton)(14)            $      0         2,000        1,700        1,744        1,790        1,836

OPERATING REVENUES ($000)

Contract Electricity Revenues           $ 85,818       109,905      116,396      120,196      122,832      124,145
Other Electricity Revenues
    Capacity Revenues                   $  1,670         1,525            0            0            0            0
    Energy Revenues                     $  1,552        10,785            0            0            0            0
                                        --------      --------     --------     --------     --------     --------

Total Operating Revenues                $ 89,040       122,215      116,396      120,196      122,832      124,145

OPERATING EXPENSES ($000)(16)

Fuel Costs                              $  1,221         8,423            0            0            0            0
Purchased Power                         $ 38,355         1,730        4,012        4,604        5,370        5,702
Operating and Maintenance               $  8,504        16,067       17,370       19,327       21,986       22,872
Administrative and General              $  4,317         8,715        8,800        8,888        8,978        9,069
                                        --------      --------     --------     --------     --------     --------

Total Operating Expenses                $ 52,396        34,935       30,182       32,819       36,334       37,643

NET OPERATING REVENUES ($000)           $ 36,644        87,280       86,214       87,377       86,498       86,502


Year Ending December 31,                  2009         2010         2011         2012         2013
------------------------                --------     --------     --------     --------     --------

FRANKLIN FACILITY

PERFORMANCE

Average Annual Capacity (MW)(2)            1,139        1,139        1,139        1,139        1,139
Average Annual Contract Capacity (MW)      1,139        1,139          598            0            0
Average Annual Other Capacity (MW)             0          542        1,139        1,139        1,139

Capacity Factor(%)(3)                       44.1%        41.6%        41.1%        38.6%        34.6%
Energy Generation (GWh)                    4,398        4,147        4,101        3,850        3,453

Contract Energy Sales (GWh)                4,511        2,910          715            0            0
Other Energy Sales (Purchases)(GWh)            0        1,294        3,385        3,850        3,453

Net Heat Rate (Btu/kWh)(5)                 7,690        7,791        7,694        7,748        7,821
Contract Fuel Consumption (BBtu)          33,820       22,131        5,485            0            0
Other Fuel Consumption (BBtu)                  0       10,177       26,068       29,831       27,007

SO(2) Allowances Purchased (Tons)(6)          17           16           16           15           14
NO(X) Allowances Purchased (Tons)(7)         (12)         (20)         (20)         (24)         (34)

COMMODITY PRICES

General Inflation (%)(8)                    2.60         2.60         2.60         2.60         2.60
Contract Electricity ($/MWh)               27.57        28.23        36.14         0.00         0.00
Other Electricity
    Capacity ($/kW-yr)                      0.00        31.77        48.49        62.97        67.51
    Energy ($/MWh)                          0.00        49.66        50.42        52.00        53.05
Fuel ($/MMBtu)(12)                          0.00         3.99         4.10         4.23         4.36
SO(2) Allowances ($/Ton)(13)                 175          180          184          189          194
NO(X) Allowances ($/Ton)(14)               1,884        1,933        1,983        2,035        2,088

OPERATING REVENUES ($000)

Contract Electricity Revenues            124,376       82,134       25,853            0            0
Other Electricity Revenues
    Capacity Revenues                          0       17,205       55,245       71,735       76,902
    Energy Revenues                            0       64,283      170,693      200,223      183,209
                                        --------     --------     --------     --------     --------

Total Operating Revenues                 124,376      163,622      251,791      271,958      260,111

OPERATING EXPENSES ($000)(16)

Fuel Costs                                     0       46,993      123,819      146,873      138,743
Purchased Power                            5,524        2,822            0            0            0
Operating and Maintenance                 22,725       22,479       22,919       22,751       22,052
Administrative and General                 9,164        9,260        9,358        9,461        9,565
                                        --------     --------     --------     --------     --------

Total Operating Expenses                  37,413       81,554      156,097      179,086      170,361

NET OPERATING REVENUES ($000)             86,963       82,068       95,694       92,872       89,750

                                   EXHIBIT A-1
                     SOUTHERN POWER COMPANY, INC. FACILITIES
                           PROJECTED OPERATING RESULTS
                                    BASE CASE

Year Ending December 31,                   2014          2015          2016          2017          2018          2019
------------------------                ---------     ---------     ---------     ---------     ---------     ---------

FRANKLIN FACILITY
-----------------

PERFORMANCE

Average Annual Capacity (MW)(2)             1,139         1,139         1,139         1,139         1,139         1,139
Average Annual Contract Capacity (MW)           0             0             0             0             0             0
Average Annual Other Capacity (MW)          1,139         1,139         1,139         1,139         1,139         1,139

Capacity Factor(%)(3)                        31.9%         27.7%         25.3%         22.8%         21.4%         19.0%
Energy Generation (GWh)                     3,181         2,760         2,520         2,270         2,134         1,899

Contract Energy Sales (GWh)                     0             0             0             0             0             0
Other Energy Sales (Purchases)(GWh)         3,181         2,760         2,520         2,270         2,134         1,899

Net Heat Rate (Btu/kWh)(5)                  7,876         7,910         7,968         7,958         7,992         7,967
Contract Fuel Consumption (BBtu)                0             0             0             0             0             0
Other Fuel Consumption (BBtu)              25,054        21,832        20,082        18,068        17,052        15,130

SO(2) Allowances Purchased (Tons)(6)           13            11            10             9             9             8
NO(X) Allowances Purchased (Tons)(7)          (36)          (45)          (51)          (59)          (58)          (62)

COMMODITY PRICES

General Inflation (%)(8)                     2.60          2.60          2.60          2.60          2.60          2.60
Contract Electricity ($/MWh)            $    0.00          0.00          0.00          0.00          0.00          0.00
Other Electricity
    Capacity ($/kW-yr)                  $   67.11         70.80         73.36         74.99         78.33         82.55
    Energy ($/MWh)                      $   54.84         56.46         57.75         60.09         62.33         66.10
Fuel ($/MMBtu)(12)                      $    4.48          4.62          4.80          5.01          5.20          5.38
SO(2) Allowances ($/Ton)(13)            $     199           204           209           215           220           226
NO(X) Allowances ($/Ton)(14)            $   2,142         2,197         2,255         2,313         2,373         2,435

OPERATING REVENUES ($000)

Contract Electricity Revenues           $       0             0             0             0             0             0
Other Electricity Revenues
    Capacity Revenues                   $  76,452        80,659        83,577        85,423        89,230        94,045
    Energy Revenues                     $ 174,443       155,812       145,545       136,431       132,995       125,536
                                        ---------     ---------     ---------     ---------     ---------     ---------

Total Operating Revenues                $ 250,895       236,471       229,122       221,854       222,225       219,581

OPERATING EXPENSES ($000)(16)

Fuel Costs                              $ 133,670       122,726       118,812       111,665       107,328        98,985
Purchased Power                         $       0             0             0             0             0             0
Operating and Maintenance               $  21,769        21,204        21,366        20,868        20,886        20,329
Administrative and General              $   9,672         9,782         9,894        10,008        10,128        10,249
                                        ---------     ---------     ---------     ---------     ---------     ---------

Total Operating Expenses                $ 165,111       153,712       150,071       142,540       138,342       129,564

NET OPERATING REVENUES ($000)           $  85,784        82,759        79,051        79,314        83,883        90,017


Year Ending December 31,                   2020          2021          2022          2023
------------------------                ---------     ---------     ---------     ---------

FRANKLIN FACILITY
-----------------

PERFORMANCE

Average Annual Capacity (MW)(2)             1,139         1,139         1,139         1,139
Average Annual Contract Capacity (MW)           0             0             0             0
Average Annual Other Capacity (MW)          1,139         1,139         1,139         1,139

Capacity Factor(%)(3)                        16.5%         16.3%         13.3%         13.3%
Energy Generation (GWh)                     1,651         1,631         1,330         1,330

Contract Energy Sales (GWh)                     0             0             0             0
Other Energy Sales (Purchases)(GWh)         1,651         1,631         1,330         1,330

Net Heat Rate (Btu/kWh)(5)                  8,004         8,033         8,065         8,065
Contract Fuel Consumption (BBtu)                0             0             0             0
Other Fuel Consumption (BBtu)              13,212        13,099        10,725        10,725

SO(2) Allowances Purchased (Tons)(6)            7             7             5             5
NO(X) Allowances Purchased (Tons)(7)          (71)          (69)          (77)          (77)

COMMODITY PRICES

General Inflation (%)(8)                     2.60          2.60          2.60          2.60
Contract Electricity ($/MWh)                 0.00          0.00          0.00          0.00
Other Electricity
    Capacity ($/kW-yr)                      84.44         87.40         89.01         91.32
    Energy ($/MWh)                          68.28         69.90         72.62         74.51
Fuel ($/MMBtu)(12)                           5.63          5.75          5.89          6.05
SO(2) Allowances ($/Ton)(13)                  232           238           244           251
NO(X) Allowances ($/Ton)(14)                2,498         2,563         2,630         2,698

OPERATING REVENUES ($000)

Contract Electricity Revenues                   0             0             0             0
Other Electricity Revenues
    Capacity Revenues                      96,194        99,571       101,398       104,034
    Energy Revenues                       112,704       113,976        96,574        99,085
                                        ---------     ---------     ---------     ---------

Total Operating Revenues                  208,898       213,547       197,972       203,119

OPERATING EXPENSES ($000)(16)

Fuel Costs                                 92,020        92,989        80,882        82,525
Purchased Power                                 0             0             0             0
Operating and Maintenance                  19,770        20,183        19,360        19,862
Administrative and General                 10,374        10,502        10,634        10,769
                                        ---------     ---------     ---------     ---------

Total Operating Expenses                  122,164       123,674       110,876       113,156

NET OPERATING REVENUES ($000)              86,734        89,873        87,096        89,963

                                   EXHIBIT A-1
                     SOUTHERN POWER COMPANY, INC. FACILITIES
                           PROJECTED OPERATING RESULTS
                                    BASE CASE

Year Ending December 31,                 2003(1)        2004         2005         2006         2007        2008
------------------------                --------      --------     --------     --------     --------    --------

HARRIS FACILITY
---------------

PERFORMANCE

Average Annual Capacity (MW)(2)            1,192         1,192        1,192        1,192        1,192       1,192
Average Annual Contract Capacity (MW)        602         1,192        1,192        1,192        1,192       1,192
Average Annual Other Capacity (MW)           590           590            0            0            0           0

Capacity Factor(%)(3)                       41.6%         37.7%        42.9%        49.0%        53.6%       55.1%
Energy Generation (GWh)                    2,171         3,934        4,486        5,119        5,600       5,754

Contract Energy Sales (GWh)                1,107         3,428        4,589        5,238        5,729       5,887
Other Energy Sales (Purchases)(GWh)        1,086           549            0            0            0           0

Net Heat Rate (Btu/kWh)(5)                 7,766         7,810        7,712        7,669        7,556       7,531
Contract Fuel Consumption (BBtu)           8,442        26,421       34,594       39,261       42,311      43,337
Other Fuel Consumption (BBtu)              8,418         4,301            0            0            0           0

SO(2) Allowances Purchased (Tons)(6)           8            15           17           20           21          22
NO(X) Allowances Purchased (Tons)(7)           0           (28)         (17)          (6)           5          14

COMMODITY PRICES

General Inflation (%)(8)                    2.60          2.60         2.60         2.60         2.60        2.60
Contract Electricity ($/MWh)            $  32.73         33.80        31.04        27.99        25.15       24.55
Other Electricity
    Capacity ($/kW-yr)                  $   9.09          5.87         0.00         0.00         0.00        0.00
    Energy ($/MWh)                      $  52.78         48.20         0.00         0.00         0.00        0.00
Fuel ($/MMBtu)(12)                      $   4.48          4.18         0.00         0.00         0.00        0.00
SO(2) Allowances ($/Ton)(13)            $    150           154          158          162          166         171
NO(X) Allowances ($/Ton)(14)            $      0         2,000        1,700        1,744        1,790       1,836

OPERATING REVENUES ($000)

Contract Electricity Revenues           $ 36,237       115,862      142,441      146,622      144,089     144,558
Other Electricity Revenues
    Capacity Revenues                   $  5,362         3,461            0            0            0           0
    Energy Revenues                     $ 57,327        26,473            0            0            0           0
                                        --------      --------     --------     --------     --------    --------

Total Operating Revenues                $ 98,926       145,796      142,441      146,622      144,089     144,558

OPERATING EXPENSES ($000)(16)

Fuel Costs                              $ 45,315        21,309            0            0            0           0
Purchased Power                         $  1,175         2,058        4,779        5,248        5,638       6,029
Operating and Maintenance               $  8,960        17,603       19,545       21,750       23,491      24,525
Administrative and General              $  3,514         7,114        7,203        7,296        7,390       7,488
                                        --------      --------     --------     --------     --------    --------

Total Operating Expenses                $ 58,964        48,084       31,527       34,294       36,519      38,042

NET OPERATING REVENUES ($000)           $ 39,962        97,712      110,914      112,328      107,570     106,516


Year Ending December 31,                  2009        2010         2011        2012         2013
------------------------                --------    --------     --------    --------     --------

HARRIS FACILITY
---------------

PERFORMANCE

Average Annual Capacity (MW)(2)            1,192       1,192        1,192       1,192        1,192
Average Annual Contract Capacity (MW)      1,192       1,192          590         590          590
Average Annual Other Capacity (MW)             0         602          602         602          602

Capacity Factor(%)(3)                       53.5%       49.8%        52.7%       49.5%        46.4%
Energy Generation (GWh)                    5,589       5,199        5,509       5,171        4,842

Contract Energy Sales (GWh)                5,718       3,416        2,739       2,621        2,302
Other Energy Sales (Purchases)(GWh)            0       1,846        2,839       2,616        2,598

Net Heat Rate (Btu/kWh)(5)                 7,532       7,566        7,507       7,540        7,596
Contract Fuel Consumption (BBtu)          42,094      25,381       20,116      19,270       17,133
Other Fuel Consumption (BBtu)                  0      13,951       21,242      19,722       19,649

SO(2) Allowances Purchased (Tons)(6)          21          20           21          19           18
NO(X) Allowances Purchased (Tons)(7)           4          (3)           2          (3)         (10)

COMMODITY PRICES

General Inflation (%)(8)                    2.60        2.60         2.60        2.60         2.60
Contract Electricity ($/MWh)               25.19       26.09        27.19       28.31        32.33
Other Electricity
    Capacity ($/kW-yr)                      0.00       31.77        58.16       62.97        67.51
    Energy ($/MWh)                          0.00       46.17        46.77       48.27        48.66
Fuel ($/MMBtu)(12)                          0.00        3.98         4.10        4.22         4.35
SO(2) Allowances ($/Ton)(13)                 175         180          184         189          194
NO(X) Allowances ($/Ton)(14)               1,884       1,933        1,983       2,035        2,088

OPERATING REVENUES ($000)

Contract Electricity Revenues            144,040      89,115       74,485      74,217       74,430
Other Electricity Revenues
    Capacity Revenues                          0      19,130       35,021      37,920       40,652
    Energy Revenues                            0      85,249      132,774     126,261      126,400
                                        --------    --------     --------    --------     --------

Total Operating Revenues                 144,040     193,494      242,280     238,398      241,482

OPERATING EXPENSES ($000)(16)

Fuel Costs                                     0      62,530       97,649      94,037       96,545
Purchased Power                            6,011       2,989        3,259       3,216        2,887
Operating and Maintenance                 24,672      24,223       25,804      26,012       26,410
Administrative and General                 7,587       7,690        7,795       7,904        8,013
                                        --------    --------     --------    --------     --------

Total Operating Expenses                  38,270      97,433      134,506     131,169      133,854

NET OPERATING REVENUES ($000)            105,770      96,061      107,774     107,229      107,628

                                   EXHIBIT A-1
                     SOUTHERN POWER COMPANY, INC. FACILITIES
                           PROJECTED OPERATING RESULTS
                                    BASE CASE

Year Ending December 31,                   2014          2015          2016          2017          2018          2019
------------------------                ---------     ---------     ---------     ---------     ---------     ---------

HARRIS FACILITY
---------------

PERFORMANCE

Average Annual Capacity (MW)(2)             1,192         1,192         1,192         1,192         1,192         1,192
Average Annual Contract Capacity (MW)         590           590           590           590           590           590
Average Annual Other Capacity (MW)            602           602           602           602           602         1,192

Capacity Factor(%)(3)                        41.2%         40.9%         36.9%         34.0%         32.5%         30.0%
Energy Generation (GWh)                     4,307         4,275         3,851         3,548         3,400         3,132

Contract Energy Sales (GWh)                 2,145         2,119         1,928         1,720         1,656           495
Other Energy Sales (Purchases)(GWh)         2,216         2,209         1,972         1,871         1,785         2,637

Net Heat Rate (Btu/kWh)(5)                  7,701         7,717         7,769         7,830         7,863         7,926
Contract Fuel Consumption (BBtu)           16,112        15,932        14,587        13,145        12,738         3,919
Other Fuel Consumption (BBtu)              17,061        17,057        15,334        14,632        13,993        20,902

SO(2) Allowances Purchased (Tons)(6)           17            16            15            14            13            12
NO(X) Allowances Purchased (Tons)(7)          (24)          (29)          (39)          (45)          (45)          (53)

COMMODITY PRICES

General Inflation (%)(8)                     2.60          2.60          2.60          2.60          2.60          2.60
Contract Electricity ($/MWh)            $   35.25         36.09         39.18         43.51         45.82         32.99
Other Electricity
    Capacity ($/kW-yr)                  $   67.11         70.80         73.36         74.99         78.33         69.62
    Energy ($/MWh)                      $   51.60         51.19         53.36         55.71         57.81         60.90
Fuel ($/MMBtu)(12)                      $    4.49          4.62          4.81          5.02          5.22          5.45
SO(2) Allowances ($/Ton)(13)            $     199           204           209           215           220           226
NO(X) Allowances ($/Ton)(14)            $   2,142         2,197         2,255         2,313         2,373         2,435

OPERATING REVENUES ($000)

Contract Electricity Revenues           $  75,619        76,488        75,534        74,859        75,898        16,327
Other Electricity Revenues
    Capacity Revenues                   $  40,414        42,638        44,180        45,156        47,169        83,003
    Energy Revenues                     $ 114,347       113,084       105,220       104,218       103,186       160,586
                                        ---------     ---------     ---------     ---------     ---------     ---------

Total Operating Revenues                $ 230,380       232,210       224,934       224,233       226,253       259,916

OPERATING EXPENSES ($000)(16)

Fuel Costs                              $  87,889        90,309        85,446        85,355        83,464       129,387
Purchased Power                         $   2,773         2,759         2,589         2,460         2,431             0
Operating and Maintenance               $  25,239        25,720        24,956        24,604        24,915        24,366
Administrative and General              $   8,126         8,242         8,361         8,486         8,611         8,740
                                        ---------     ---------     ---------     ---------     ---------     ---------

Total Operating Expenses                $ 124,026       127,030       121,352       120,905       119,421       162,494

NET OPERATING REVENUES ($000)           $ 106,354       105,180       103,582       103,328       106,832        97,422


Year Ending December 31,                   2020          2021          2022          2023
------------------------                ---------     ---------     ---------     ---------

HARRIS FACILITY
---------------

PERFORMANCE

Average Annual Capacity (MW)(2)             1,192         1,192         1,192         1,192
Average Annual Contract Capacity (MW)           0             0             0             0
Average Annual Other Capacity (MW)          1,192         1,192         1,192         1,192

Capacity Factor(%)(3)                        27.9%         26.6%         25.5%         25.5%
Energy Generation (GWh)                     2,919         2,775         2,662         2,662

Contract Energy Sales (GWh)                     0             0             0             0
Other Energy Sales (Purchases)(GWh)         2,919         2,775         2,662         2,662

Net Heat Rate (Btu/kWh)(5)                  7,912         7,955         7,996         7,996
Contract Fuel Consumption (BBtu)                0             0             0             0
Other Fuel Consumption (BBtu)              23,096        22,077        21,285        21,285

SO(2) Allowances Purchased (Tons)(6)           12            11            11            11
NO(X) Allowances Purchased (Tons)(7)          (54)          (57)          (58)          (58)

COMMODITY PRICES

General Inflation (%)(8)                     2.60          2.60          2.60          2.60
Contract Electricity ($/MWh)                 0.00          0.00          0.00          0.00
Other Electricity
    Capacity ($/kW-yr)                      84.44         87.40         89.01         91.32
    Energy ($/MWh)                          63.37         64.34         66.57         68.30
Fuel ($/MMBtu)(12)                           5.66          5.80          5.96          6.11
SO(2) Allowances ($/Ton)(13)                  232           238           244           251
NO(X) Allowances ($/Ton)(14)                2,498         2,563         2,630         2,698

OPERATING REVENUES ($000)

Contract Electricity Revenues                   0             0             0             0
Other Electricity Revenues
    Capacity Revenues                     100,678       104,212       106,125       108,883
    Energy Revenues                       184,979       178,553       177,212       181,819
                                        ---------     ---------     ---------     ---------

Total Operating Revenues                  285,657       282,765       283,337       290,702

OPERATING EXPENSES ($000)(16)

Fuel Costs                                149,382       146,630       145,457       148,754
Purchased Power                                 0             0             0             0
Operating and Maintenance                  24,303        24,454        24,580        25,219
Administrative and General                  8,873         9,008         9,148         9,290
                                        ---------     ---------     ---------     ---------

Total Operating Expenses                  182,557       180,092       179,184       183,262

NET OPERATING REVENUES ($000)             103,100       102,673       104,153       107,440

                                   EXHIBIT A-1
                     SOUTHERN POWER COMPANY, INC. FACILITIES
                           PROJECTED OPERATING RESULTS
                                    BASE CASE

Year Ending December 31,                 2003(1)      2004       2005       2006       2007       2008
------------------------                -------      -------    -------    -------    -------    -------

McINTOSH FACILITY
-----------------

PERFORMANCE

Average Annual Capacity (MW)(2)               0            0      1,190      1,190      1,190      1,190
Average Annual Contract Capacity (MW)         0            0      1,190      1,190      1,190      1,190
Average Annual Other Capacity (MW)            0            0          0          0          0          0

Capacity Factor(%)(3)                       0.0%         0.0%      49.4%      46.8%      51.5%      52.6%
Energy Generation (GWh)                       0            0      3,005      4,877      5,371      5,484

Contract Energy Sales (GWh)                   0            0      3,067      4,928      5,427      5,541
Other Energy Sales (Purchases)(GWh)           0            0          0          0          0          0

Net Heat Rate (Btu/kWh)(5)                    0            0      7,604      7,666      7,545      7,552
Contract Fuel Consumption (BBtu)              0            0     22,848     37,387     40,521     41,419
Other Fuel Consumption (BBtu)                 0            0          0          0          0          0

SO(2) Allowances Purchased (Tons)(6)          0            0         11         19         20         21
NO(X) Allowances Purchased (Tons)(7)          0            0         97        128        146        146

COMMODITY PRICES

General Inflation (%)(8)                   2.60         2.60       2.60       2.60       2.60       2.60
Contract Electricity ($/MWh)            $  0.00         0.00      28.47      26.45      22.74      22.98
Other Electricity
    Capacity ($/kW-yr)                  $  0.00         0.00       0.00       0.00       0.00       0.00
    Energy ($/MWh)                      $  0.00         0.00       0.00       0.00       0.00       0.00
Fuel ($/MMBtu)(12)                      $  0.00         0.00       0.00       0.00       0.00       0.00
SO(2) Allowances ($/Ton)(13)            $   150          154        158        162        166        171
NO(X) Allowances ($/Ton)(14)            $     0        2,000      1,700      1,744      1,790      1,836

OPERATING REVENUES ($000)

Contract Electricity Revenues           $     0            0     87,301    130,323    123,410    127,323
Other Electricity Revenues
    Capacity Revenues                   $     0            0          0          0          0          0
    Energy Revenues                     $     0            0          0          0          0          0
                                        -------      -------    -------    -------    -------    -------

Total Operating Revenues                $     0            0     87,301    130,323    123,410    127,323

OPERATING EXPENSES ($000)(16)

Fuel Costs                              $     0            0          0          0          0          0
Purchased Power                         $     0            0      2,956      2,243      2,446      2,612
Operating and Maintenance               $     0            0     12,210     19,263     20,481     21,310
Administrative and General              $     0            0      2,428      4,266      4,378      4,490
                                        -------      -------    -------    -------    -------    -------

Total Operating Expenses                $     0            0     17,594     25,772     27,305     28,412

NET OPERATING REVENUES ($000)           $     0            0     69,707    104,551     96,105     98,911


Year Ending December 31,                  2009         2010       2011       2012       2013
------------------------                -------      -------    -------    -------    -------

McINTOSH FACILITY
-----------------

PERFORMANCE

Average Annual Capacity (MW)(2)           1,190      1,190      1,190      1,190      1,190
Average Annual Contract Capacity (MW)     1,190      1,190      1,190      1,190      1,190
Average Annual Other Capacity (MW)            0          0          0          0          0

Capacity Factor(%)(3)                      52.8%      48.1%      50.4%      48.2%      43.7%
Energy Generation (GWh)                   5,500      5,011      5,257      5,023      4,558

Contract Energy Sales (GWh)               5,558      5,063      5,311      5,075      4,605
Other Energy Sales (Purchases)(GWh)           0          0          0          0          0

Net Heat Rate (Btu/kWh)(5)                7,495      7,559      7,520      7,526      7,647
Contract Fuel Consumption (BBtu)         41,226     37,876     39,531     37,803     34,853
Other Fuel Consumption (BBtu)                 0          0          0          0          0

SO(2) Allowances Purchased (Tons)(6)         21         19         20         19         17
NO(X) Allowances Purchased (Tons)(7)        143        133        137        135        125

COMMODITY PRICES

General Inflation (%)(8)                   2.60       2.60       2.60       2.60       2.60
Contract Electricity ($/MWh)              21.91      24.91      24.06      25.21      30.03
Other Electricity
    Capacity ($/kW-yr)                     0.00       0.00       0.00       0.00       0.00
    Energy ($/MWh)                         0.00       0.00       0.00       0.00       0.00
Fuel ($/MMBtu)(12)                         0.00       0.00       0.00       0.00       0.00
SO(2) Allowances ($/Ton)(13)                175        180        184        189        194
NO(X) Allowances ($/Ton)(14)              1,884      1,933      1,983      2,035      2,088

OPERATING REVENUES ($000)

Contract Electricity Revenues           121,774    126,117    127,802    127,964    138,295
Other Electricity Revenues
    Capacity Revenues                         0          0          0          0          0
    Energy Revenues                           0          0          0          0          0
                                        -------    -------    -------    -------    -------

Total Operating Revenues                121,774    126,117    127,802    127,964    138,295

OPERATING EXPENSES ($000)(16)

Fuel Costs                                    0          0          0          0          0
Purchased Power                           2,620      2,444      2,607      2,550      2,383
Operating and Maintenance                21,604     20,973     21,586     21,465     20,990
Administrative and General                4,604      4,726      4,844      4,970      5,096
                                        -------    -------    -------    -------    -------

Total Operating Expenses                 28,828     28,143     29,037     28,985     28,469

NET OPERATING REVENUES ($000)            92,946     97,974     98,765     98,979    109,826

                                   EXHIBIT A-1
                     SOUTHERN POWER COMPANY, INC. FACILITIES
                           PROJECTED OPERATING RESULTS
                                    BASE CASE

Year Ending December 31,                  2014        2015        2016        2017        2018        2019
------------------------                --------    --------    --------    --------    --------    --------

McINTOSH FACILITY
-----------------

PERFORMANCE

Average Annual Capacity (MW)(2)            1,190       1,190       1,190       1,190       1,190       1,190
Average Annual Contract Capacity (MW)      1,190       1,190       1,190       1,190       1,190       1,190
Average Annual Other Capacity (MW)             0           0           0           0           0           0

Capacity Factor(%)(3)                       39.9%       37.3%       35.1%       32.2%       29.3%       29.3%
Energy Generation (GWh)                    4,163       3,892       3,663       3,359       3,050       3,050

Contract Energy Sales (GWh)                4,206       3,932       3,702       3,394       3,082       3,082
Other Energy Sales (Purchases)(GWh)            0           0           0           0           0           0

Net Heat Rate (Btu/kWh)(5)                 7,718       7,746       7,800       7,841       7,880       7,900
Contract Fuel Consumption (BBtu)          32,127      30,144      28,573      26,340      24,031      24,092
Other Fuel Consumption (BBtu)                  0           0           0           0           0           0

SO(2) Allowances Purchased (Tons)(6)          16          15          14          13          12          12
NO(X) Allowances Purchased (Tons)(7)         114         105          98          95          87          89

COMMODITY PRICES

General Inflation (%)(8)                    2.60        2.60        2.60        2.60        2.60        2.60
Contract Electricity ($/MWh)            $  33.54       35.94       39.39       43.15       46.41       48.17
Other Electricity
    Capacity ($/kW-yr)                  $   0.00        0.00        0.00        0.00        0.00        0.00
    Energy ($/MWh)                      $   0.00        0.00        0.00        0.00        0.00        0.00
Fuel ($/MMBtu)(12)                      $   0.00        0.00        0.00        0.00        0.00        0.00
SO(2) Allowances ($/Ton)(13)            $    199         204         209         215         220         226
NO(X) Allowances ($/Ton)(14)            $  2,142       2,197       2,255       2,313       2,373       2,435

OPERATING REVENUES ($000)

Contract Electricity Revenues           $141,097     141,329     145,813     146,477     143,008     148,445
Other Electricity Revenues
    Capacity Revenues                   $      0           0           0           0           0           0
    Energy Revenues                     $      0           0           0           0           0           0
                                        --------    --------    --------    --------    --------    --------

Total Operating Revenues                $141,097     141,329     145,813     146,477     143,008     148,445

OPERATING EXPENSES ($000)(16)

Fuel Costs                              $      0           0           0           0           0           0
Purchased Power                         $  2,267       2,136       2,057       1,987       1,854       1,949
Operating and Maintenance               $ 20,484      24,214      20,566      20,126      20,071      20,081
Administrative and General              $  5,226       5,364       5,498       5,640       5,786       5,936
                                        --------    --------    --------    --------    --------    --------

Total Operating Expenses                $ 27,977      31,714      28,121      27,753      27,711      27,966

NET OPERATING REVENUES ($000)           $113,120     109,615     117,692     118,724     115,297     120,479


Year Ending December 31,                  2020        2021        2022        2023
------------------------                --------    --------    --------    --------

McINTOSH FACILITY
-----------------

PERFORMANCE

Average Annual Capacity (MW)(2)            1,190       1,190       1,190       1,190
Average Annual Contract Capacity (MW)      1,190           0           0           0
Average Annual Other Capacity (MW)         1,190       1,190       1,190       1,190

Capacity Factor(%)(3)                       26.1%       25.8%       22.2%       22.2%
Energy Generation (GWh)                    2,725       2,691       2,317       2,317

Contract Energy Sales (GWh)                  551           0           0           0
Other Energy Sales (Purchases)(GWh)        2,175       2,691       2,317       2,317

Net Heat Rate (Btu/kWh)(5)                 7,909       7,970       7,969       7,969
Contract Fuel Consumption (BBtu)           4,356           0           0           0
Other Fuel Consumption (BBtu)             17,199      21,450      18,464      18,464

SO(2) Allowances Purchased (Tons)(6)          11          11           9           9
NO(X) Allowances Purchased (Tons)(7)          79          82          72          72

COMMODITY PRICES

General Inflation (%)(8)                    2.60        2.60        2.60        2.60
Contract Electricity ($/MWh)               50.29        0.00        0.00        0.00
Other Electricity
    Capacity ($/kW-yr)                     67.55       87.40       89.01       91.32
    Energy ($/MWh)                         62.89       65.32       66.48       68.21
Fuel ($/MMBtu)(12)                          5.67        5.79        5.97        6.12
SO(2) Allowances ($/Ton)(13)                 232         238         244         251
NO(X) Allowances ($/Ton)(14)               2,498       2,563       2,630       2,698

OPERATING REVENUES ($000)

Contract Electricity Revenues             27,698           0           0           0
Other Electricity Revenues
    Capacity Revenues                     80,386     104,010     105,920     108,674
    Energy Revenues                      136,757     175,807     154,041     158,046
                                        --------    --------    --------    --------

Total Operating Revenues                 244,841     279,817     259,961     266,720

OPERATING EXPENSES ($000)(16)

Fuel Costs                               112,453     142,923     128,857     131,721
Purchased Power                                0           0           0           0
Operating and Maintenance                 19,870      24,739      19,685      38,198
Administrative and General                 6,088       6,246       6,404       6,570
                                        --------    --------    --------    --------

Total Operating Expenses                 138,411     173,908     154,946     176,489

NET OPERATING REVENUES ($000)            106,429     105,909     105,015      90,231


                                   EXHIBIT A-1
                     SOUTHERN POWER COMPANY, INC. FACILITIES
                           PROJECTED OPERATING RESULTS
                                    BASE CASE

Year Ending December 31,                2003(1)       2004        2005       2006       2007       2008
------------------------                -------      -------    -------    -------    -------    -------

STANTON FACILITY
----------------

PERFORMANCE

Average Annual Capacity (MW)(2)             394          394        394        394        394        394
Average Annual Contract Capacity (MW)       404          404        404        404        404        404
Average Annual Other Capacity (MW)            0            0          0          0          0          0

Capacity Factor(%)(3)                      36.6%        41.5%      33.7%      38.9%      40.5%      40.5%
Energy Generation (GWh)                     315        1,433      1,162      1,343      1,399      1,398

Contract Energy Sales (GWh)                 330        1,534      1,244      1,438      1,497      1,497
Other Energy Sales (Purchases)(GWh)           0            0          0          0          0          0

Net Heat Rate (Btu/kWh)(5)                7,866        7,750      7,914      7,853      7,827      7,832
Contract Fuel Consumption (BBtu)          2,481       11,108      9,197     10,550     10,947     10,950
Other Fuel Consumption (BBtu)                 0            0          0          0          0          0

SO(2) Allowances Purchased (Tons)(6)          1            6          5          5          5          5
NO(X) Allowances Purchased (Tons)(7)          0            0          0          0          0          0

COMMODITY PRICES

General Inflation (%)(8)                   2.60         2.60       2.60       2.60       2.60       2.60
Contract Electricity ($/MWh)            $ 31.45        29.35      35.70      31.48      30.38      30.62
Other Electricity
    Capacity ($/kW-yr)                  $  0.00         0.00       0.00       0.00       0.00       0.00
    Energy ($/MWh)                      $  0.00         0.00       0.00       0.00       0.00       0.00
Fuel ($/MMBtu)(12)                      $  0.00         0.00       0.00       0.00       0.00       0.00
SO(2) Allowances ($/Ton)(13)            $   150          154        158        162        166        171
NO(X) Allowances ($/Ton)(14)            $     0        2,000      1,700      1,744      1,790      1,836

OPERATING REVENUES ($000)

Contract Electricity Revenues           $10,374       45,040     44,420     45,276     45,484     45,836
Other Electricity Revenues
    Capacity Revenues                   $     0            0          0          0          0          0
    Energy Revenues                     $     0            0          0          0          0          0
                                        -------      -------    -------    -------    -------    -------

Total Operating Revenues                $10,374       45,040     44,420     45,276     45,484     45,836

OPERATING EXPENSES ($000)(16)

Fuel Costs                              $     0            0          0          0          0          0
Purchased Power                         $   769        5,142      4,309      4,772      4,992      5,205
Operating and Maintenance               $ 1,627        7,128      6,515      7,216      7,573      7,765
Administrative and General              $   588        2,379      2,409      2,439      2,470      2,502
                                        -------      -------    -------    -------    -------    -------

Total Operating Expenses                $ 2,984       14,649     13,233     14,427     15,035     15,472

NET OPERATING REVENUES ($000)           $ 7,390       30,392     31,187     30,848     30,450     30,364



Year Ending December 31,                 2009       2010       2011       2012       2013
------------------------                -------    -------    -------    -------    -------

STANTON FACILITY
----------------

PERFORMANCE

Average Annual Capacity (MW)(2)             394        394        394        394        394
Average Annual Contract Capacity (MW)       404        404        404        404        404
Average Annual Other Capacity (MW)            0          0          0          0        394

Capacity Factor(%)(3)                      37.2%      35.8%      33.6%      31.1%      30.0%
Energy Generation (GWh)                   1,283      1,236      1,159      1,074      1,036

Contract Energy Sales (GWh)               1,373      1,323      1,241      1,150        925
Other Energy Sales (Purchases)(GWh)           0          0          0          0        112

Net Heat Rate (Btu/kWh)(5)                7,934      8,020      8,011      8,070      8,086
Contract Fuel Consumption (BBtu)         10,177      9,911      9,287      8,669      7,476
Other Fuel Consumption (BBtu)                 0          0          0          0        904

SO(2) Allowances Purchased (Tons)(6)          5          5          5          4          4
NO(X) Allowances Purchased (Tons)(7)          0          0          0          0          0

COMMODITY PRICES

General Inflation (%)(8)                   2.60       2.60       2.60       2.60       2.60
Contract Electricity ($/MWh)              33.55      35.19      37.45      40.53      42.74
Other Electricity
    Capacity ($/kW-yr)                     0.00       0.00       0.00       0.00       7.83
    Energy ($/MWh)                         0.00       0.00       0.00       0.00      59.97
Fuel ($/MMBtu)(12)                         0.00       0.00       0.00       0.00       4.65
SO(2) Allowances ($/Ton)(13)                175        180        184        189        194
NO(X) Allowances ($/Ton)(14)              1,884      1,933      1,983      2,035      2,088

OPERATING REVENUES ($000)

Contract Electricity Revenues            46,076     46,560     46,476     46,609     39,515
Other Electricity Revenues
    Capacity Revenues                         0          0          0          0      3,086
    Energy Revenues                           0          0          0          0      6,704
                                        -------    -------    -------    -------    -------

Total Operating Revenues                 46,076     46,560     46,476     46,609     49,305

OPERATING EXPENSES ($000)(16)

Fuel Costs                                    0          0          0          0      5,867
Purchased Power                           4,894      4,799      4,645      4,516          0
Operating and Maintenance                 7,631      7,640      7,598      7,462      7,520
Administrative and General                2,535      2,568      2,602      2,637      2,674
                                        -------    -------    -------    -------    -------

Total Operating Expenses                 15,060     15,007     14,845     14,615     16,061

NET OPERATING REVENUES ($000)            31,015     31,553     31,631     31,994     33,244

                                   EXHIBIT A-1
                     SOUTHERN POWER COMPANY, INC. FACILITIES
                           PROJECTED OPERATING RESULTS
                                    BASE CASE

Year Ending December 31,                  2014       2015       2016       2017       2018       2019
------------------------                -------    -------    -------    -------    -------    -------

STANTON FACILITY
----------------

PERFORMANCE

Average Annual Capacity (MW)(2)             394        394        394        394        394        394
Average Annual Contract Capacity (MW)       404          0          0          0          0          0
Average Annual Other Capacity (MW)          394        394        394        394        394        394

Capacity Factor(%)(3)                      26.6%      26.1%      25.1%      23.7%      23.0%      20.4%
Energy Generation (GWh)                     919        900        867        819        792        704

Contract Energy Sales (GWh)                   0          0          0          0          0          0
Other Energy Sales (Purchases)(GWh)         919        900        867        819        792        704

Net Heat Rate (Btu/kWh)(5)                8,183      8,164      8,244      8,232      8,282      8,387
Contract Fuel Consumption (BBtu)              0          0          0          0          0          0
Other Fuel Consumption (BBtu)             7,522      7,352      7,147      6,745      6,563      5,905

SO(2) Allowances Purchased (Tons)(6)          4          4          4          3          3          3
NO(X) Allowances Purchased (Tons)(7)          0          0          0          0          0          0

COMMODITY PRICES

General Inflation (%)(8)                   2.60       2.60       2.60       2.60       2.60       2.60
Contract Electricity ($/MWh)            $  0.00       0.00       0.00       0.00       0.00       0.00
Other Electricity
    Capacity ($/kW-yr)                  $ 74.49      79.77      84.18      85.77      87.38      89.03
    Energy ($/MWh)                      $ 61.18      61.36      63.26      66.22      66.93      71.03
Fuel ($/MMBtu)(12)                      $  4.78       4.93       5.14       5.34       5.54       5.76
SO(2) Allowances ($/Ton)(13)            $   199        204        209        215        220        226
NO(X) Allowances ($/Ton)(14)            $ 2,142      2,197      2,255      2,313      2,373      2,435

OPERATING REVENUES ($000)

Contract Electricity Revenues           $     0          0          0          0          0          0
Other Electricity Revenues
    Capacity Revenues                   $29,351     31,429     33,167     33,792     34,427     35,078
    Energy Revenues                     $56,235     55,257     54,841     54,263     53,037     50,006
                                        -------    -------    -------    -------    -------    -------
Total Operating Revenues                $85,586     86,686     88,008     88,055     87,464     85,084

OPERATING EXPENSES ($000)(16)

Fuel Costs                              $51,374     51,636     52,163     51,430     51,765     49,421
Purchased Power                         $     0          0          0          0          0          0
Operating and Maintenance               $ 7,322      7,456      7,516      7,518      7,840      7,628
Administrative and General              $ 2,711      2,749      2,788      2,828      2,869      2,912
                                        -------    -------    -------    -------    -------    -------

Total Operating Expenses                $61,407     61,841     62,468     61,776     62,474     59,961

NET OPERATING REVENUES ($000)           $24,179     24,845     25,540     26,279     24,990     25,123


Year Ending December 31,                  2020       2021       2022       2023
------------------------                -------    -------    -------    -------

STANTON FACILITY
----------------

PERFORMANCE

Average Annual Capacity (MW)(2)             394        394        394        394
Average Annual Contract Capacity (MW)         0          0          0          0
Average Annual Other Capacity (MW)          394        394        394        394

Capacity Factor(%)(3)                      20.5%      18.8%      18.7%      18.7%
Energy Generation (GWh)                     706        650        647        647

Contract Energy Sales (GWh)                   0          0          0          0
Other Energy Sales (Purchases)(GWh)         706        650        647        647

Net Heat Rate (Btu/kWh)(5)                8,422      8,485      8,501      8,501
Contract Fuel Consumption (BBtu)              0          0          0          0
Other Fuel Consumption (BBtu)             5,944      5,514      5,500      5,500

SO(2) Allowances Purchased (Tons)(6)          3          3          3          3
NO(X) Allowances Purchased (Tons)(7)          0          0          0          0

COMMODITY PRICES

General Inflation (%)(8)                   2.60       2.60       2.60       2.60
Contract Electricity ($/MWh)               0.00       0.00       0.00       0.00
Other Electricity
    Capacity ($/kW-yr)                    90.71      92.42      94.15      96.60
    Energy ($/MWh)                        72.18      73.90      75.29      77.25
Fuel ($/MMBtu)(12)                         6.01       6.15       6.32       6.48
SO(2) Allowances ($/Ton)(13)                232        238        244        251
NO(X) Allowances ($/Ton)(14)              2,498      2,563      2,630      2,698

OPERATING REVENUES ($000)

Contract Electricity Revenues                 0          0          0          0
Other Electricity Revenues
    Capacity Revenues                    35,740     36,412     37,096     38,060
    Energy Revenues                      50,947     48,025     48,712     49,979
                                        -------    -------    -------    -------
Total Operating Revenues                 86,687     84,437     85,808     88,039

OPERATING EXPENSES ($000)(16)

Fuel Costs                               51,114     49,309     50,143     51,047
Purchased Power                               0          0          0          0
Operating and Maintenance                 7,810      7,814      7,977      8,185
Administrative and General                2,955      2,999      3,045      3,092
                                        -------    -------    -------    -------

Total Operating Expenses                 61,879     60,123     61,166     62,324

NET OPERATING REVENUES ($000)            24,808     24,314     24,642     25,715

                                   EXHIBIT A-1
                     SOUTHERN POWER COMPANY, INC. FACILITIES
                           PROJECTED OPERATING RESULTS
                                    BASE CASE

Year Ending December 31,                 2003(1)      2004       2005        2006      2007        2008
------------------------                -------      -------    -------    -------    -------    -------

WANSLEY FACILITY
----------------

PERFORMANCE

Average Annual Capacity (MW)(2)           1,089        1,089      1,089      1,089      1,089      1,089
Average Annual Contract Capacity (MW)     1,089        1,089      1,089      1,089      1,089      1,089
Average Annual Other Capacity (MW)            0            0          0          0          0          0

Capacity Factor(%)(3)                      43.2%        37.8%      44.4%      49.6%      55.6%      57.5%
Energy Generation (GWh)                   2,062        3,603      4,234      4,729      5,303      5,484

Contract Energy Sales (GWh)               2,115        3,696      4,343      4,851      5,440      5,625
Other Energy Sales (Purchases)(GWh)           0            0          0          0          0          0

Net Heat Rate (Btu/kWh)(5)                7,734        7,676      7,637      7,557      7,414      7,423
Contract Fuel Consumption (BBtu)         15,945       27,658     32,338     35,741     39,317     40,708
Other Fuel Consumption (BBtu)                 0            0          0          0          0          0

SO(2) Allowances Purchased (Tons)(6)          8           14         16         18         20         20
NO(X) Allowances Purchased (Tons)(7)          0            0        119        132        144        146

COMMODITY PRICES

General Inflation (%)(8)                   2.60         2.60       2.60       2.60       2.60       2.60
Contract Electricity ($/MWh)            $ 26.30        24.98      22.13      20.07      17.88      17.60
Other Electricity
    Capacity ($/kW-yr)                  $  0.00         0.00       0.00       0.00       0.00       0.00
    Energy ($/MWh)                      $  0.00         0.00       0.00       0.00       0.00       0.00
Fuel ($/MMBtu)(12)                      $  0.00         0.00       0.00       0.00       0.00       0.00
SO(2) Allowances ($/Ton)(13)            $   150          154        158        162        166        171
NO(X) Allowances ($/Ton)(14)            $     0        2,000      1,700      1,744      1,790      1,836

OPERATING REVENUES ($000)

Contract Electricity Revenues           $55,624       92,339     96,116     97,366     97,269     99,010
Other Electricity Revenues
    Capacity Revenues                   $     0            0          0          0          0          0
    Energy Revenues                     $     0            0          0          0          0          0
                                        -------      -------    -------    -------    -------    -------

Total Operating Revenues                $55,624       92,339     96,116     97,366     97,269     99,010

OPERATING EXPENSES ($000)(16)

Fuel Costs                              $     0            0          0          0          0          0
Purchased Power                         $ 2,760        4,328      4,918      5,286      5,778      6,206
Operating and Maintenance               $ 8,880       17,335     19,416     21,396     24,762     25,988
Administrative and General              $ 1,705        3,490      3,571      3,654      3,740      3,828
                                        -------      -------    -------    -------    -------    -------

Total Operating Expenses                $13,345       25,153     27,905     30,336     34,280     36,022

NET OPERATING REVENUES ($000)           $42,279       67,186     68,211     67,030     62,989     62,988


Year Ending December 31,                  2009       2010       2011       2012       2013
------------------------                -------    -------    -------    -------    -------

WANSLEY FACILITY
----------------

PERFORMANCE

Average Annual Capacity (MW)(2)           1,089      1,089      1,089      1,089      1,089
Average Annual Contract Capacity (MW)     1,089          0          0          0          0
Average Annual Other Capacity (MW)            0      1,089      1,089      1,089      1,089

Capacity Factor(%)(3)                      55.7%      55.6%      56.6%      53.9%      48.3%
Energy Generation (GWh)                   5,310      5,301      5,397      5,140      4,610

Contract Energy Sales (GWh)               5,446          0          0          0          0
Other Energy Sales (Purchases)(GWh)           0      5,301      5,397      5,140      4,610

Net Heat Rate (Btu/kWh)(5)                7,435      7,434      7,341      7,434      7,490
Contract Fuel Consumption (BBtu)         39,475          0          0          0          0
Other Fuel Consumption (BBtu)                 0     39,403     39,617     38,208     34,530

SO(2) Allowances Purchased (Tons)(6)         20         20         20         19         17
NO(X) Allowances Purchased (Tons)(7)        142        139        140        134        127

COMMODITY PRICES

General Inflation (%)(8)                   2.60       2.60       2.60       2.60       2.60
Contract Electricity ($/MWh)              18.27       0.00       0.00       0.00       0.00
Other Electricity
    Capacity ($/kW-yr)                     0.00      46.49      58.16      62.97      67.51
    Energy ($/MWh)                         0.00      44.60      45.63      47.19      48.16
Fuel ($/MMBtu)(12)                         0.00       3.98       4.10       4.23       4.35
SO(2) Allowances ($/Ton)(13)                175        180        184        189        194
NO(X) Allowances ($/Ton)(14)              1,884      1,933      1,983      2,035      2,088

OPERATING REVENUES ($000)

Contract Electricity Revenues            99,498          0          0          0          0
Other Electricity Revenues
    Capacity Revenues                         0     50,631     63,337     68,580     73,520
    Energy Revenues                           0    236,432    246,265    242,556    222,046
                                        -------    -------    -------    -------    -------

Total Operating Revenues                 99,498    287,063    309,602    311,136    295,566

OPERATING EXPENSES ($000)(16)

Fuel Costs                                    0    176,261    182,099    180,998    169,780
Purchased Power                           6,155          0          0          0          0
Operating and Maintenance                26,471     27,499     28,904     28,554     27,450
Administrative and General                3,918      4,011      4,105      4,203      4,302
                                        -------    -------    -------    -------    -------

Total Operating Expenses                 36,544    207,771    215,108    213,756    201,533

NET OPERATING REVENUES ($000)            62,954     79,292     94,494     97,380     94,033

                                   EXHIBIT A-1
                     SOUTHERN POWER COMPANY, INC. FACILITIES
                           PROJECTED OPERATING RESULTS
                                    BASE CASE

Year Ending December 31,                  2014        2015        2016        2017        2018        2019
------------------------                --------    --------    --------    --------    --------    --------

WANSLEY FACILITY
----------------

PERFORMANCE

Average Annual Capacity (MW)(2)            1,089       1,089       1,089       1,089       1,089       1,089
Average Annual Contract Capacity (MW)          0           0           0           0           0           0
Average Annual Other Capacity (MW)         1,089       1,089       1,089       1,089       1,089       1,089

Capacity Factor(%)(3)                       44.1%       42.9%       37.5%       35.4%       32.2%       29.6%
Energy Generation (GWh)                    4,212       4,094       3,578       3,379       3,075       2,821

Contract Energy Sales (GWh)                    0           0           0           0           0           0
Other Energy Sales (Purchases)(GWh)        4,212       4,094       3,578       3,379       3,075       2,821

Net Heat Rate (Btu/kWh)(5)                 7,575       7,584       7,698       7,736       7,801       7,819
Contract Fuel Consumption (BBtu)               0           0           0           0           0           0
Other Fuel Consumption (BBtu)             31,904      31,050      27,542      26,137      23,991      22,062

SO(2) Allowances Purchased (Tons)(6)          16          16          14          13          12          11
NO(X) Allowances Purchased (Tons)(7)         117         111          94          90          84          80

COMMODITY PRICES

General Inflation (%)(8)                    2.60        2.60        2.60        2.60        2.60        2.60
Contract Electricity ($/MWh)            $   0.00        0.00        0.00        0.00        0.00        0.00
Other Electricity
    Capacity ($/kW-yr)                  $  67.11       70.80       73.36       74.99       78.33       82.55
    Energy ($/MWh)                      $  49.74       49.88       52.28       55.14       56.99       60.38
Fuel ($/MMBtu)(12)                      $   4.48        4.62        4.81        5.01        5.23        5.44
SO(2) Allowances ($/Ton)(13)            $    199         204         209         215         220         226
NO(X) Allowances ($/Ton)(14)            $  2,142       2,197       2,255       2,313       2,373       2,435

OPERATING REVENUES ($000)

Contract Electricity Revenues           $      0           0           0           0           0           0
Other Electricity Revenues
    Capacity Revenues                   $ 73,090      77,112      79,901      81,667      85,306      89,910
    Energy Revenues                     $209,492     204,217     187,072     186,280     175,249     170,365
                                        --------    --------    --------    --------    --------    --------

Total Operating Revenues                $282,582     281,329     266,973     267,947     260,555     260,275

OPERATING EXPENSES ($000)(16)

Fuel Costs                              $162,611     162,635     149,621     146,902     140,054     134,564
Purchased Power                         $      0           0           0           0           0           0
Operating and Maintenance               $ 26,558      26,924      25,520      25,389      24,855      24,260
Administrative and General              $  4,404       4,510       4,618       4,728       4,842       4,958
                                        --------    --------    --------    --------    --------    --------

Total Operating Expenses                $193,574     194,069     179,758     177,019     169,750     163,782

NET OPERATING REVENUES ($000)           $ 89,008      87,260      87,215      90,928      90,805      96,493


Year Ending December 31,                  2020        2021        2022        2023
------------------------                --------    --------    --------    --------

WANSLEY FACILITY
----------------

PERFORMANCE

Average Annual Capacity (MW)(2)            1,089       1,089       1,089       1,089
Average Annual Contract Capacity (MW)          0           0           0           0
Average Annual Other Capacity (MW)         1,089       1,089       1,089       1,089

Capacity Factor(%)(3)                       27.8%       26.5%       25.4%       25.4%
Energy Generation (GWh)                    2,656       2,527       2,419       2,419

Contract Energy Sales (GWh)                    0           0           0           0
Other Energy Sales (Purchases)(GWh)        2,656       2,527       2,419       2,419

Net Heat Rate (Btu/kWh)(5)                 7,902       7,948       7,933       7,933
Contract Fuel Consumption (BBtu)               0           0           0           0
Other Fuel Consumption (BBtu)             20,990      20,081      19,191      19,191

SO(2) Allowances Purchased (Tons)(6)          10          10          10          10
NO(X) Allowances Purchased (Tons)(7)          77          72          74          74

COMMODITY PRICES

General Inflation (%)(8)                    2.60        2.60        2.60        2.60
Contract Electricity ($/MWh)                0.00        0.00        0.00        0.00
Other Electricity
    Capacity ($/kW-yr)                     84.44       87.40       89.01       91.32
    Energy ($/MWh)                         62.47       64.09       65.16       66.86
Fuel ($/MMBtu)(12)                          5.67        5.81        5.94        6.09
SO(2) Allowances ($/Ton)(13)                 232         238         244         251
NO(X) Allowances ($/Ton)(14)               2,498       2,563       2,630       2,698

OPERATING REVENUES ($000)

Contract Electricity Revenues                  0           0           0           0
Other Electricity Revenues
    Capacity Revenues                     91,964      95,192      96,939      99,459
    Energy Revenues                      165,960     161,941     157,628     161,727
                                        --------    --------    --------    --------

Total Operating Revenues                 257,924     257,133     254,567     261,186

OPERATING EXPENSES ($000)(16)

Fuel Costs                               133,575     131,388     128,651     131,615
Purchased Power                                0           0           0           0
Operating and Maintenance                 24,231      24,283      24,456      25,092
Administrative and General                 5,077       5,200       5,326       5,455
                                        --------    --------    --------    --------

Total Operating Expenses                 162,882     160,871     158,433     162,162

NET OPERATING REVENUES ($000)             95,042      96,262      96,134      99,024

                            FOOTNOTES TO EXHIBIT A-1


1.       Represents six months for the year 2003.

2. Represents annual average capacity for the Generating Facilities, including allowance for degradation. Reflects three months of operation of the Stanton Facility in 2003 and seven months of operation of the McIntosh Facility in 2005.

3. Represents annual weighted average capacity factors of the Generating Facilities as projected by PA Consulting.

4. Energy sales both contractual and other are as projected by PA Consulting. Other sales assumed to be representative of long-term contracts Southern Power expects to enter into upon expiration of the PPAs.

5. Weighted average annual heat rate calculated as the sum of total fuel consumed by the Generating Facilities divided by the energy generated by the Generating Facilities, as projected by PA Consulting.

6. SO(2) allowances that Southern Power will have to purchase or can sell based on emission rates as provided by Southern Power and dispatch as projected by PA Consulting. During the term of the PPAs, we have assumed that any shortfall in emissions would be provided by the buyer of the generation. Upon expiration of the PPAs, we have assumed that Southern Power will purchase any allowances required or sell any excess allowances.

7. NO(X) allowances that Southern Power will have to purchase or have the ability to sell based on emission rates as provided by Southern Power and dispatch as projected by PA Consulting. During the terms of the PPAs, we have assumed that any shortfall in emissions would be provided by the buyer of the generation. Upon expiration of the PPAs, we have assumed that Southern Power will purchase any allowances required or sell any excess allowances.

8. Rate of change in general inflation and various inflation related escalators assumed to be 2.6 percent per year for the term of the Debt, based on the March 10, 2003 projection prepared by Blue Chip Economic Indicators.

9. Average contract electricity price calculated as the sum of the electricity revenues under the PPAs divided by the total annual contractual energy from the various PPAs.

10. Average other capacity and energy price calculated as the sum of the other electricity revenues of the Generating Facilities divided by the total energy or capacity sold as projected by PA Consulting in 2001 dollars and adjusted for inflation. Assumed to be equivalent to the price of long-term contracts to be entered into by Southern Power upon expiration of the PPAs. Shown as zero in years during which there are no other capacity or energy sales.

11. Weighted average of fuel prices for the Generating Facilities calculated as sum of the fuel expenses divided by the total fuel consumed by the Generating Facilities as projected by PA Consulting in 2001 dollars and adjusted for inflation. Shown as zero in years during which there are no fuel purchases.

12. Assumed to be $150 per ton in 2003 escalating thereafter at the assumed rate of inflation.

13. Assumed to be $2,000 per ton in 2004, $1,700 per ton in 2005, and escalating thereafter at the assumed rate of inflation.

14. Assumes contract sales to third parties in 2003 as reported by Southern Power for the Franklin Facility prior to commencement of the Franklin PPA and market energy sales as estimated by PA Consulting for Harris 2 prior to the commencement of the Harris 2 PPA.

15. In order to maximize the capacity payments under the PPAs, Southern Power has indicated that it will provide replacement energy from alternate sources. Purchases power has been assumed to be available at the market prices projected by PA Consulting.

16. Operating and maintenance includes fixed and variable operations and maintenance expense, the cost of emissions allowances, balance of plant major maintenance costs, and LTSA expenses. These expenses have been estimated by Southern Power and have been assumed to escalate at the rate of inflation.

17. Administrative and general expenses include administrative expense, insurance costs, property taxes and other costs. These expenses have been estimated by Southern Power and have been assumed to escalate at the rate of inflation.

18. Interest payments on the Debt are based on semi-annual payments due each July 15 and January 15. Interest has been included on the principal amount of the Senior Notes of $575,000,000 at an interest rate of 4.875 percent per year beginning January 15, 2004, as reported by the Representatives of the Initial Purchasers. Interest has been included on the principal amount of Short-Term Notes of $100,000,000 at an interest rate of 4.875 percent per year, as estimated by the Representatives of the Initial Purchasers. Assumes monthly accrual of interest payments six months prior to due date. Interest payments shown represent the payments due July 15 of the calendar year shown and January 15 of the following calendar year. The scheduled amortization of the 2002 Notes consists of a single payment due on July 15, 2012. The scheduled amortization of the Senior Notes consists of a single payment due on July 15, 2015. Includes an additional $384,000,000 of Debt assumed to be issued July 1, 2005 at an interest rate of 7.50 percent per year, as estimated by the Representatives of the Initial Purchasers. Southern Power has assumed that the Debt will be refinanced upon maturity at the same principal amounts and respective interest rates, as estimated by the Representatives of the Initial Purchasers. No additional costs of issuance have been included. No principal amortization of the Debt has been assumed.

19. Interest coverage is equal to the net operating revenue divided by the interest on the Debt.

20. Average interest coverage is equal to the total net operating revenues over the term of the Senior Notes ending July 15, 2015 divided by the total interest on the Debt over the same period.

                                   EXHIBIT A-2
                     SOUTHERN POWER COMPANY, INC. FACILITIES
                           PROJECTED OPERATING RESULTS
                 SENSITIVITY A - LOW FUEL MARKET PRICE SCENARIO

Year Ending December 31,                  2003(1)        2004          2005         2006         2007         2008
------------------------                ---------      ---------     ---------    ---------    ---------    ---------

CONSOLIDATED
------------

PERFORMANCE

Annual Average Capacity (MW)(2)             4,612          4,612         5,802        5,802        5,802        5,802
Average Capacity Factor (%)(3)               31.8%          32.9%         34.7%        43.0%        50.0%        51.0%

Contract Energy Sales (GWh)(4)              6,054         12,753        18,124       22,369       25,987       26,437
Other Energy Sales (GWh)(4)                 1,130            836             0           27           40           90
Total Energy Sales (GWh)                    7,184         13,589        18,124       22,396       26,027       26,527

Fuel Consumption (BBtu)                    49,603        101,938       134,077      165,254      187,783      191,932
Average Net Heat Rate (Btu/kWh)(5)          7,711          7,672         7,600        7,557        7,389        7,408

SO(2) Allowances Purchased (Tons)(6)           25             52            67           82           94           96
NO(X) Allowances Purchased (Tons)(7)            0            (42)          225          292          369          381

COMMODITY PRICES

General Inflation (%)(8)                     2.60           2.60          2.60         2.60         2.60         2.60
Contract Electricity Price ($/MWh)(9)   $   33.32          30.94         26.46        23.26        19.50        19.47
Other Capacity Price ($/MWh)(10)        $   16.91          19.42         16.99        17.40        17.17        19.58
Other Energy Price ($/MWh)(10)          $   47.49          43.43          0.00        59.55        54.10        59.11
Fuel Price ($/MMBtu)(11)                $    4.83           4.40          0.00         3.33         3.17         3.27
SO(2) Allowances ($/Ton)(12)            $     150            154           158          162          166          171
NO(X) Allowances ($/Ton)(13)            $       0          2,000         1,700        1,744        1,790        1,836

OPERATING REVENUES ($000)

Contract Electricity Revenues
           Dahlberg                     $  16,642         34,138             0            0            0            0
           Franklin (14)                $  82,732        109,109       115,884      120,185      120,739      123,521
           Harris (14)                  $  36,279        114,049       139,098      141,041      133,219      135,058
           McIntosh                     $       0              0        85,224      118,096      111,889      113,347
           Stanton                      $  10,373         44,575        44,330       45,062       45,012       45,414
           Wansley                      $  55,671         92,742        95,085       95,959       95,871       97,265
Other Electricity Revenues
           Dahlberg                     $   2,220          4,643        13,540       15,463       15,835       20,952
           Franklin (14)                $   3,126         12,173             0            0            0            0
           Harris                       $  57,542         29,372             0            0            0            0
           McIntosh                     $       0              0             0            0            0            0
           Stanton                      $       0              0             0            0            0            0
           Wansley                      $       0              0             0            0            0            0
                                        ---------      ---------     ---------    ---------    ---------    ---------

Total Operating Revenues                $ 264,585        440,801       493,161      535,806      522,565      535,557

OPERATING EXPENSES ($000)

Fuel
         Dahlberg                       $      33              0             0        1,169        1,641        3,852
         Franklin                       $   1,137          8,103             0            0            0            0
         Harris                         $  41,244         20,381             0            0            0            0
         McIntosh                       $       0              0             0            0            0            0
         Stanton                        $       0              0             0            0            0            0
         Wansley                        $       0              0             0            0            0            0
Purchased Power (15)                    $  39,344         13,039        20,417       21,329       23,977       25,653
Operations & Maintenance (16)           $  33,305         64,562        82,086       98,189      111,764      118,231
Administration and General (17)         $  12,729         26,966        29,734       31,921       32,391       32,873
                                        ---------      ---------     ---------    ---------    ---------    ---------

Total Operating Expenses                $ 127,792        133,050       132,237      152,608      169,773      180,609

NET OPERATING REVENUES ($000)           $ 136,793        307,750       360,923      383,198      352,792      354,948

ANNUAL INTEREST($000)(18)               $  34,422         68,844        83,244       97,644       97,644       97,644

ANNUAL INTEREST COVERAGE (19)                3.97           4.47          4.34         3.92         3.61         3.64
2003-15 AVG INTEREST COVERAGE (20)           4.23


Year Ending December 31,                   2009         2010         2011         2012         2013
------------------------                ---------    ---------    ---------    ---------    ---------

CONSOLIDATED
------------

PERFORMANCE

Annual Average Capacity (MW)(2)             5,802        5,802        5,802        5,802        5,802
Average Capacity Factor (%)(3)               49.5%        48.4%        49.6%        46.2%        41.8%

Contract Energy Sales (GWh)(4)             25,644       14,872       11,781       10,016        8,860
Other Energy Sales (GWh)(4)                   109       10,047       13,672       13,669       12,512
Total Energy Sales (GWh)                   25,753       24,919       25,453       23,685       21,371

Fuel Consumption (BBtu)                   186,593      182,980      186,449      174,575      160,355
Average Net Heat Rate (Btu/kWh)(5)          7,418        7,433        7,395        7,440        7,545

SO(2) Allowances Purchased (Tons)(6)           95           93           93           88           81
NO(X) Allowances Purchased (Tons)(7)          355          344          353          320          279

COMMODITY PRICES

General Inflation (%)(8)                     2.60         2.60         2.60         2.60         2.60
Contract Electricity Price ($/MWh)(9)       20.05        21.91        21.36        23.08        26.66
Other Capacity Price ($/MWh)(10)            39.76        46.38        58.63        64.47        66.77
Other Energy Price ($/MWh)(10)              61.14        40.75        41.96        43.50        45.36
Fuel Price ($/MMBtu)(11)                     3.37         3.95         4.08         4.22         4.40
SO(2) Allowances ($/Ton)(12)                  175          180          184          189          194
NO(X) Allowances ($/Ton)(13)                1,884        1,933        1,983        2,035        2,088

OPERATING REVENUES ($000)

Contract Electricity Revenues
           Dahlberg                             0            0            0            0            0
           Franklin (14)                  122,092       80,069       22,896            0            0
           Harris (14)                    134,504       86,468       69,543       69,333       72,923
           McIntosh                       113,135      112,887      112,308      115,168      123,656
           Stanton                         46,213       46,471       46,868       46,634       39,616
           Wansley                         98,288            0            0            0            0
Other Electricity Revenues
           Dahlberg                        38,374       44,743       57,071       59,057       59,317
           Franklin (14)                        0       84,793      232,181      280,814      274,594
           Harris                               0      107,005      171,364      167,391      166,149
           McIntosh                             0            0            0            0            0
           Stanton                              0            0            0            0        9,915
           Wansley                              0      296,542      314,689      321,254      302,982
                                        ---------    ---------    ---------    ---------    ---------

Total Operating Revenues                  552,606      858,978    1,026,920    1,059,651    1,049,152

OPERATING EXPENSES ($000)

Fuel
         Dahlberg                           4,787        5,832        7,605        5,568        4,224
         Franklin                               0       47,471      124,826      148,146      143,651
         Harris                                 0       62,360       97,978       92,810       92,031
         McIntosh                               0            0            0            0            0
         Stanton                                0            0            0            0        5,853
         Wansley                                0      177,437      181,835      182,555      169,083
Purchased Power (15)                       25,217       13,499       10,958       10,453        5,389
Operations & Maintenance (16)             120,453      125,129      129,666      126,028      124,883
Administration and General (17)            33,364       33,872       34,386       34,924       35,465
                                        ---------    ---------    ---------    ---------    ---------

Total Operating Expenses                  183,821      465,601      587,255      600,484      580,579

NET OPERATING REVENUES ($000)             368,785      393,378      439,665      459,167      468,574

ANNUAL INTEREST($000)(18)                  97,644       97,644       97,644       97,644       97,644

ANNUAL INTEREST COVERAGE (19)                3.78         4.03         4.50         4.70         4.80
2003-15 AVG INTEREST COVERAGE (20)

                                   EXHIBIT A-2
                     SOUTHERN POWER COMPANY, INC. FACILITIES
                           PROJECTED OPERATING RESULTS
                 SENSITIVITY A - LOW FUEL MARKET PRICE SCENARIO

Year Ending December 31,                        2014          2015          2016          2017          2018          2019
------------------------                     ----------    ----------    ----------    ----------    ----------    ----------

CONSOLIDATED
------------

PERFORMANCE

     Annual Average Capacity (MW)(2)              5,802         5,802         5,802         5,802         5,802         5,802
     Average Capacity Factor (%)(3)                38.9%         36.2%         32.1%         30.0%         28.5%         26.4%

     Contract Energy Sales (GWh)(4)               7,522         6,962         6,157         5,773         5,552         4,049
     Other Energy Sales (GWh)(4)                 12,372        11,527        10,266         9,555         9,022         9,379
                                             ----------     ---------     ---------     ---------     ---------     ---------
     Total Energy Sales (GWh)                    19,893        18,489        16,423        15,328        14,574        13,428

     Fuel Consumption (BBtu)                    149,925       140,040       126,140       118,353       113,040       104,994
     Average Net Heat Rate (Btu/kWh)(5)           7,580         7,618         7,726         7,766         7,802         7,840

     SO(2) Allowances Purchased (Tons)(6)            73            69            63            59            57            53
     NO(X) Allowances Purchased (Tons)(7)           245           212           164           130           114           103

COMMODITY PRICES

     General Inflation (%)(8)                      2.60          2.60          2.60          2.60          2.60          2.60
     Contract Electricity Price ($/MWh)(9)   $    26.78         28.92         34.69         36.93         39.66         40.25
     Other Capacity Price ($/MWh)(10)        $    68.74         72.86         74.82         77.65         82.06         84.68
     Other Energy Price ($/MWh)(10)          $    47.20         47.65         50.43         51.73         53.21         55.74
     Fuel Price ($/MMBtu)(11)                $     4.69          4.86          5.10          5.31          5.46          5.67
     SO(2) Allowances ($/Ton)(12)            $      199           204           209           215           220           226
     NO(X) Allowances ($/Ton)(13)            $    2,142         2,197         2,255         2,313         2,373         2,435

OPERATING REVENUES ($000)

Contract Electricity Revenues
           Dahlberg                          $        0             0             0             0             0             0
           Franklin (14)                     $        0             0             0             0             0             0
           Harris (14)                       $   72,345        73,483        75,455        74,414        76,660        16,401
           McIntosh                          $  129,106       127,834       138,116       138,806       143,554       146,579
           Stanton                           $        0             0             0             0             0             0
           Wansley                           $        0             0             0             0             0             0
Other Electricity Revenues
           Dahlberg                          $   57,896        59,465        60,736        61,843        64,942        67,709
           Franklin (14)                     $  262,420       250,941       239,089       230,686       231,792       230,042
           Harris                            $  159,844       158,443       153,603       150,128       153,100       245,144
           McIntosh                          $        0             0             0             0             0             0
           Stanton                           $   88,411        86,524        89,755        91,538        88,806        88,640
           Wansley                           $  291,865       286,945       275,388       272,348       271,391       266,018
                                             ----------    ----------    ----------    ----------    ----------    ----------

Total Operating Revenues                     $1,061,887     1,043,635     1,032,142     1,019,763     1,030,245     1,060,533

OPERATING EXPENSES ($000)

Fuel
         Dahlberg                            $    2,215         1,341         1,297           458             0           401
         Franklin                            $  135,391       128,282       119,272       113,497       108,708       104,220
         Harris                              $   88,410        88,622        84,287        83,324        82,547       126,063
         McIntosh                            $        0             0             0             0             0             0
         Stanton                             $   52,874        50,261        51,676        52,439        51,357        50,984
         Wansley                             $  162,937       160,016       148,545       145,328       142,477       135,835
Purchased Power (15)                         $    5,303         5,003         4,705         4,439         4,423         1,976
Operations & Maintenance (16)                $  118,504       115,360       111,908       110,260       114,456       124,837
Administration and General (17)              $   36,022        36,601        37,186        37,792        38,416        39,052
                                             ----------    ----------    ----------    ----------    ----------    ----------

      Total Operating Expenses               $  601,656       585,487       558,876       547,537       542,385       583,369

NET OPERATING REVENUES ($000)                $  460,231       458,148       473,266       472,226       487,860       477,164

ANNUAL INTEREST($000)(18)                    $   97,644        97,644        97,644        97,644        97,644        97,644

ANNUAL INTEREST COVERAGE (19)                      4.71          4.69          4.85          4.84          5.00          4.89
2003-15 AVG INTEREST COVERAGE (20)                 4.23


Year Ending December 31,                        2020          2021          2022          2023
------------------------                     ----------    ----------    ----------    ----------

CONSOLIDATED
------------

PERFORMANCE

     Annual Average Capacity (MW)(2)              5,802         5,802         5,802         5,802
     Average Capacity Factor (%)(3)                24.1%         22.6%         21.5%         21.5%

     Contract Energy Sales (GWh)(4)                 629             0             0             0
     Other Energy Sales (GWh)(4)                 11,641        11,487        10,919        10,919
                                             ----------    ----------    ----------    ----------
     Total Energy Sales (GWh)                    12,270        11,487        10,919        10,919

     Fuel Consumption (BBtu)                     96,881        91,272        86,883        86,883
     Average Net Heat Rate (Btu/kWh)(5)           7,896         7,945         7,957         7,957

     SO(2) Allowances Purchased (Tons)(6)            48            46            43            43
     NO(X) Allowances Purchased (Tons)(7)            64            57            47            47

COMMODITY PRICES

     General Inflation (%)(8)                      2.60          2.60          2.60          2.60
     Contract Electricity Price ($/MWh)(9)        44.69          0.00          0.00          0.00
     Other Capacity Price ($/MWh)(10)             86.16         87.74         89.36         91.68
     Other Energy Price ($/MWh)(10)               57.69         59.33         60.43         62.00
     Fuel Price ($/MMBtu)(11)                      5.89          6.07          6.24          6.37
     SO(2) Allowances ($/Ton)(12)                   232           238           244           251
     NO(X) Allowances ($/Ton)(13)                 2,498         2,563         2,630         2,698

OPERATING REVENUES ($000)

Contract Electricity Revenues
           Dahlberg                                   0             0             0             0
           Franklin (14)                              0             0             0             0
           Harris (14)                                0             0             0             0
           McIntosh                              28,102             0             0             0
           Stanton                                    0             0             0             0
           Wansley                                    0             0             0             0
Other Electricity Revenues
           Dahlberg                              69,103        69,683        70,940        72,784
           Franklin (14)                        215,531       220,156       202,691       207,961
           Harris                               292,093       285,628       287,713       295,192
           McIntosh                             221,487       276,155       267,296       274,246
           Stanton                               88,566        86,042        88,643        90,947
           Wansley                              264,221       252,991       260,978       267,763
                                             ----------    ----------    ----------    ----------

Total Operating Revenues                      1,179,103     1,190,655     1,178,261     1,208,893

OPERATING EXPENSES ($000)

Fuel
         Dahlberg                                   471            20             0             0
         Franklin                                93,729        96,113        82,574        84,261
         Harris                                 150,243       145,923       146,140       149,455
         McIntosh                               112,354       137,421       132,151       135,100
         Stanton                                 50,537        48,789        50,359        51,268
         Wansley                                134,330       125,305       130,498       133,510
Purchased Power (15)                                  0             0             0             0
Operations & Maintenance (16)                   106,269       105,320       106,268       109,258
Administration and General (17)                  39,705        40,375        41,060        41,768
                                             ----------    ----------    ----------    ----------

      Total Operating Expenses                  687,637       699,265       689,049       704,619

NET OPERATING REVENUES ($000)                   491,466       491,390       489,212       504,274

ANNUAL INTEREST($000)(18)                        97,644        97,644        97,644        97,644

ANNUAL INTEREST COVERAGE (19)                      5.03          5.03          5.01          5.16
2003-15 AVG INTEREST COVERAGE (20)

                            FOOTNOTES TO EXHIBIT A-2


         The footnotes to Exhibit A-2 are the same as the footnotes for Exhibit A-1, except:

3. Capacity factor as estimated by PA Consulting under its "Low Gas Price" scenario.

10.      As estimated by PA Consulting in its "Low Gas Price" scenario.

11.      As estimated by PA Consulting in its "Low Gas Price" scenario.

                                   EXHIBIT A-3
                     SOUTHERN POWER COMPANY, INC. FACILITIES
                           PROJECTED OPERATING RESULTS
                 SENSITIVITY B - HIGH FUEL MARKET PRICE SCENARIO

Year Ending December 31,                 2003(1)          2004          2005         2006         2007         2008
------------------------                ---------      ---------     ---------    ---------    ---------    ---------

CONSOLIDATED
------------

PERFORMANCE
-----------

Annual Average Capacity (MW)(2)             4,612          4,612         5,802        5,802        5,802        5,802
Average Capacity Factor (%)(3)               31.0%          27.7%         29.2%        35.8%        40.7%        41.9%

Contract Energy Sales (GWh)(4)              5,894         10,729        15,261       18,639       21,180       21,761
Other Energy Sales (GWh)(4)                 1,103            721             0            1           25           54
                                        ---------      ---------     ---------    ---------    ---------    ---------
Total Energy Sales (GWh)                    6,997         11,450        15,261       18,640       21,205       21,815

Fuel Consumption (BBtu)                    48,291         87,948       115,730      141,456      158,669      163,034
Average Net Heat Rate (Btu/kWh)(5)          7,709          7,858         7,792        7,774        7,664        7,654

SO(2) Allowances Purchased (Tons)(6)           24             44            57           70           78           81
NO(X) Allowances Purchased (Tons)(7)            0            (87)          114          168          253          272

COMMODITY PRICES

General Inflation (%)(8)                     2.60           2.60          2.60         2.60         2.60         2.60
Contract Electricity Price ($/MWh)(9)   $   35.23          37.11         32.25        29.42        25.85        25.45
Other Capacity Price ($/MWh)(10)        $   16.91          18.77         16.99        19.28        16.95        18.85
Other Energy Price ($/MWh)(10)          $   58.07          54.29          0.00        77.43        74.45        74.66
Fuel Price ($/MMBtu)(11)                $    5.93           5.52          0.00         4.17         3.98         4.10
SO(2) Allowances ($/Ton)(12)            $     150            154           158          162          166          171
NO(X) Allowances ($/Ton)(13)            $       0          2,000         1,700        1,744        1,790        1,836

OPERATING REVENUES ($000)

Contract Electricity Revenues
           Dahlberg                     $  16,638         34,138             0            0            0            0
           Franklin (14)                $  88,652        108,851       115,376      120,985      124,041      123,701
           Harris (14)                  $  36,150        116,316       145,693      149,122      147,086      148,231
           McIntosh                     $       0              0        90,332      135,335      132,400      135,677
           Stanton                      $  10,466         45,636        44,902       45,339       45,838       46,278
           Wansley                      $  55,734         93,179        95,904       97,532       98,104       99,920
Other Electricity Revenues
           Dahlberg                     $   2,235          4,488        13,540       15,479       15,377       19,089
           Franklin (14)                $   3,546         13,062             0            0            0            0
           Harris                       $  67,478         31,120             0            0            0            0
           McIntosh                     $       0              0             0            0            0            0
           Stanton                      $       0              0             0            0            0            0
           Wansley                      $       0              0             0            0            0            0
                                        ---------      ---------     ---------    ---------    ---------    ---------

Total Operating Revenues                $ 280,899        446,790       505,747      563,792      562,846      572,896

OPERATING EXPENSES ($000)

Fuel
         Dahlberg                       $      42              0             0           75        1,295        2,910
         Franklin                       $   1,465          9,041             0            0            0            0
         Harris                         $  49,304         22,259             0            0            0            0
         McIntosh                       $       0              0             0            0            0            0
         Stanton                        $       0              0             0            0            0            0
         Wansley                        $       0              0             0            0            0            0
Purchased Power (15)                    $  46,792         14,027        21,668       22,810       25,324       27,175
Operations & Maintenance (16)           $  33,001         58,717        74,736       87,203       97,949      103,330
Administration and General (17)         $  12,729         26,966        29,734       31,921       32,391       32,873
                                        ---------      ---------     ---------    ---------    ---------    ---------

Total Operating Expenses                $ 143,333        131,010       126,138      142,009      156,959      166,288

NET OPERATING REVENUES ($000)           $ 137,566        315,780       379,609      421,784      405,887      406,609

ANNUAL INTEREST($000)(18)               $  34,422         68,844        83,244       97,644       97,644       97,644

ANNUAL INTEREST COVERAGE (19)                4.00           4.59          4.56         4.32         4.16         4.16
2003-15 AVG INTEREST COVERAGE (20)           4.47


Year Ending December 31,                   2009         2010         2011         2012         2013
------------------------                ---------    ---------    ---------    ---------    ---------

CONSOLIDATED
------------

PERFORMANCE
-----------

Annual Average Capacity (MW)(2)             5,802        5,802        5,802        5,802        5,802
Average Capacity Factor (%)(3)               41.0%        37.5%        38.4%        36.4%        33.5%

Contract Energy Sales (GWh)(4)             21,255       11,821        9,189        8,141        7,330
Other Energy Sales (GWh)(4)                    74        7,460       10,531       10,533        9,785
                                        ---------    ---------    ---------    ---------    ---------
Total Energy Sales (GWh)                   21,329       19,281       19,719       18,674       17,115

Fuel Consumption (BBtu)                   159,541      146,825      149,868      142,032      131,940
Average Net Heat Rate (Btu/kWh)(5)          7,658        7,712        7,674        7,681        7,753

SO(2) Allowances Purchased (Tons)(6)           80           74           74           69           65
NO(X) Allowances Purchased (Tons)(7)          252          198          219          201          167

COMMODITY PRICES

General Inflation (%)(8)                     2.60         2.60         2.60         2.60         2.60
Contract Electricity Price ($/MWh)(9)       25.94        30.01        31.36        31.32        35.39
Other Capacity Price ($/MWh)(10)            29.83        45.82        54.61        60.52        64.84
Other Energy Price ($/MWh)(10)              85.76        51.60        53.06        54.50        55.68
Fuel Price ($/MMBtu)(11)                     4.23         5.04         5.18         5.37         5.59
SO(2) Allowances ($/Ton)(12)                  175          180          184          189          194
NO(X) Allowances ($/Ton)(13)                1,884        1,933        1,983        2,035        2,088

OPERATING REVENUES ($000)

Contract Electricity Revenues
           Dahlberg                             0            0            0            0            0
           Franklin (14)                  125,333       81,771       26,446            0            0
           Harris (14)                    148,570       91,202       76,143       75,343       75,602
           McIntosh                       131,497      135,112      139,245      132,778      144,149
           Stanton                         46,137       46,647       46,310       46,840       39,657
           Wansley                         99,767            0            0            0            0
Other Electricity Revenues
           Dahlberg                        30,104       37,549       49,907       51,355       53,722
           Franklin (14)                        0       81,608      223,846      267,121      255,957
           Harris                               0      107,545      166,117      166,614      165,580
           McIntosh                             0            0            0            0            0
           Stanton                              0            0            0            0       10,080
           Wansley                              0      280,465      306,660      308,552      296,429
                                        ---------    ---------    ---------    ---------    ---------

Total Operating Revenues                  581,408      861,899    1,034,674    1,048,603    1,041,176

OPERATING EXPENSES ($000)

Fuel
         Dahlberg                           4,080          775        4,877        2,218        1,485
         Franklin                               0       47,895      127,085      148,523      140,527
         Harris                                 0       65,428       99,828       98,965       98,558
         McIntosh                               0            0            0            0            0
         Stanton                                0            0            0            0        6,220
         Wansley                                0      173,932      186,007      184,902      176,282
Purchased Power (15)                       26,832       13,433       10,735       10,604        5,431
Operations & Maintenance (16)             105,517      100,656      107,448      105,392      105,518
Administration and General (17)            33,364       33,872       34,386       34,924       35,465
                                        ---------    ---------    ---------    ---------    ---------

Total Operating Expenses                  169,793      435,991      570,366      585,529      569,487

NET OPERATING REVENUES ($000)             411,615      425,908      464,308      463,073      471,689

ANNUAL INTEREST($000)(18)                  97,644       97,644       97,644       97,644       97,644

ANNUAL INTEREST COVERAGE (19)                4.22         4.36         4.76         4.74         4.83
2003-15 AVG INTEREST COVERAGE (20)

                                   EXHIBIT A-3
                     SOUTHERN POWER COMPANY, INC. FACILITIES
                           PROJECTED OPERATING RESULTS
                 SENSITIVITY B - HIGH FUEL MARKET PRICE SCENARIO

Year Ending December 31,                   2014          2015          2016          2017          2018          2019
------------------------                ----------    ----------    ----------    ----------    ----------    ----------

CONSOLIDATED
------------

PERFORMANCE

Annual Average Capacity (MW)(2)              5,802         5,802         5,802         5,802         5,802         5,802
Average Capacity Factor (%)(3)                29.9%         27.6%         25.7%         23.9%         21.6%         20.5%
                                        ----------    ----------    ----------    ----------    ----------    ----------
Contract Energy Sales (GWh)(4)               5,805         5,399         5,051         4,658         4,059         3,260
Other Energy Sales (GWh)(4)                  9,503         8,687         8,093         7,580         6,978         7,191
                                        ----------    ----------    ----------    ----------    ----------    ----------
Total Energy Sales (GWh)                    15,308        14,086        13,144        12,238        11,037        10,451

Fuel Consumption (BBtu)                    118,813       109,707       102,992        96,274        87,163        83,229
Average Net Heat Rate (Btu/kWh)(5)           7,806         7,835         7,883         7,913         7,943         7,986

SO(2) Allowances Purchased (Tons)(6)            60            56            51            48            43            42
NO(X) Allowances Purchased (Tons)(7)           135            96            74            53            43            34

COMMODITY PRICES

General Inflation (%)(8)                      2.60          2.60          2.60          2.60          2.60          2.60
Contract Electricity Price ($/MWh)(9)   $    37.70         40.75         43.70         46.76         51.17         49.85
Other Capacity Price ($/MWh)(10)        $    67.86         68.95         71.80         74.57         77.90         78.67
Other Energy Price ($/MWh)(10)          $    57.81         59.38         61.10         63.25         65.69         69.89
Fuel Price ($/MMBtu)(11)                $     5.97          6.20          6.47          6.73          6.94          7.20
SO(2) Allowances ($/Ton)(12)            $      199           204           209           215           220           226
NO(X) Allowances ($/Ton)(13)            $    2,142         2,197         2,255         2,313         2,373         2,435

OPERATING REVENUES ($000)

Contract Electricity Revenues
           Dahlberg                     $        0             0             0             0             0             0
           Franklin (14)                $        0             0             0             0             0             0
           Harris (14)                  $   76,189        75,949        75,626        74,376        73,063        16,026
           McIntosh                     $  142,671       144,038       145,113       143,433       134,634       146,494
           Stanton                      $        0             0             0             0             0             0
           Wansley                      $        0             0             0             0             0             0
Other Electricity Revenues
           Dahlberg                     $   54,445        54,216        56,270        58,466        61,268        61,924
           Franklin (14)                $  246,117       230,727       227,466       217,254       214,230       212,743
           Harris                       $  152,410       151,244       148,916       146,806       145,134       238,972
           McIntosh                     $        0             0             0             0             0             0
           Stanton                      $   86,925        84,675        88,791        90,137        88,963        87,973
           Wansley                      $  282,383       272,278       261,721       266,698       262,088       249,231
                                        ----------    ----------    ----------    ----------    ----------    ----------

Total Operating Revenues                $1,041,140     1,013,127     1,003,903       997,170       979,380     1,013,363

OPERATING EXPENSES ($000)

Fuel
         Dahlberg                       $      746             0             0             0             0             0
         Franklin                       $  133,598       122,154       121,291       112,592       104,903        99,715
         Harris                         $   88,494        89,336        87,480        86,349        81,038       131,056
         McIntosh                       $        0             0             0             0             0             0
         Stanton                        $   53,255        51,458        54,236        54,288        54,338        52,517
         Wansley                        $  167,421       160,026       150,449       151,467       145,107       131,777
Purchased Power (15)                    $    5,023         4,871         4,659         4,450         4,102         1,976
Operations & Maintenance (16)           $  100,460        98,045       102,019        97,914        96,443        95,782
Administration and General (17)         $   36,022        36,601        37,186        37,792        38,416        39,052
                                        ----------    ----------    ----------    ----------    ----------    ----------

Total Operating Expenses                $  585,019       562,492       557,319       544,852       524,348       551,875

NET OPERATING REVENUES ($000)           $  456,121       450,635       446,584       452,318       455,032       461,488

ANNUAL INTEREST($000)(18)               $   97,644        97,644        97,644        97,644        97,644        97,644

ANNUAL INTEREST COVERAGE (19)                 4.67          4.62          4.57          4.63          4.66          4.73
2003-15 AVG INTEREST COVERAGE (20)            4.47


Year Ending December 31,                   2020          2021          2022           2023
------------------------                ---------     ----------    ----------     ----------

CONSOLIDATED
------------

PERFORMANCE

Annual Average Capacity (MW)(2)              5,802         5,802         5,802          5,802
Average Capacity Factor (%)(3)                18.6%         17.4%         16.0%          16.0%

Contract Energy Sales (GWh)(4)                 472             0             0              0
Other Energy Sales (GWh)(4)                  8,986         8,819         8,145          8,145
                                        ---------     ----------    ----------     ----------
Total Energy Sales (GWh)                     9,458         8,819         8,145          8,145

Fuel Consumption (BBtu)                     75,749        70,859        65,626         65,626
Average Net Heat Rate (Btu/kWh)(5)           8,009         8,035         8,058          8,058

SO(2) Allowances Purchased (Tons)(6)            38            36            33             33
NO(X) Allowances Purchased (Tons)(7)            11             2           (10)           (10)

COMMODITY PRICES

General Inflation (%)(8)                      2.60          2.60          2.60           2.60
Contract Electricity Price ($/MWh)(9)        56.53          0.00          0.00           0.00
Other Capacity Price ($/MWh)(10)             80.18         86.61         89.36          91.68
Other Energy Price ($/MWh)(10)               72.01         73.29         75.12          77.07
Fuel Price ($/MMBtu)(11)                      7.49          7.72          7.96           8.13
SO(2) Allowances ($/Ton)(12)                   232           238           244            251
NO(X) Allowances ($/Ton)(13)                 2,498         2,563         2,630          2,698

OPERATING REVENUES ($000)

Contract Electricity Revenues
           Dahlberg                              0             0             0              0
           Franklin (14)                         0             0             0              0
           Harris (14)                           0             0             0              0
           McIntosh                         26,677             0             0              0
           Stanton                               0             0             0              0
           Wansley                               0             0             0              0
Other Electricity Revenues
           Dahlberg                         63,288        68,689        70,940         72,784
           Franklin (14)                   196,652       204,281       186,701        191,555
           Harris                          288,563       276,406       282,400        289,741
           McIntosh                        207,099       271,060       257,909        264,615
           Stanton                          89,150        85,329        88,197         90,489
           Wansley                         248,571       243,037       244,102        250,448
                                        ----------    ----------    ----------     ----------

Total Operating Revenues                 1,120,000     1,148,802     1,130,249      1,159,632

OPERATING EXPENSES ($000)

Fuel
         Dahlberg                                0             0             0              0
         Franklin                           88,464        88,534        74,531         76,009
         Harris                            157,176       145,028       146,093        149,407
         McIntosh                          108,944       139,304       128,723        131,583
         Stanton                            53,241        50,540        52,658         53,626
         Wansley                           131,272       123,315       120,472        123,224
Purchased Power (15)                             0             0             0              0
Operations & Maintenance (16)               95,380        94,632        99,557         97,427
Administration and General (17)             39,705        40,375        41,060         41,768
                                        ----------    ----------    ----------     ----------

Total Operating Expenses                   674,182       681,728       663,093        673,044

NET OPERATING REVENUES ($000)              445,818       467,074       467,156        486,588

ANNUAL INTEREST($000)(18)                   97,644        97,644        97,644         97,644

ANNUAL INTEREST COVERAGE (19)                 4.57          4.78          4.78           4.98
2003-15 AVG INTEREST COVERAGE (20)

                            FOOTNOTES TO EXHIBIT A-3


         The footnotes to Exhibit A-3 are the same as the footnotes for Exhibit A-1, except:

3. Capacity factor as estimated by PA Consulting under its "High Gas Price" scenario.

10.      As estimated by PA Consulting in its "High Gas Price" scenario.

11.      As estimated by PA Consulting in its "High Gas Price" scenario.

                                   EXHIBIT A-4
                     SOUTHERN POWER COMPANY, INC. FACILITIES
                           PROJECTED OPERATING RESULTS
                    SENSITIVITY C - OVERBUILD PRICE SCENARIO

Year Ending December 31,                 2003(1)          2004          2005         2006         2007         2008
------------------------                ---------      ---------     ---------    ---------    ---------    ---------

CONSOLIDATED
------------

PERFORMANCE

Annual Average Capacity (MW)(2)             4,612          4,612         5,802        5,802        5,802        5,802
Average Capacity Factor (%)(3)               31.3%          29.5%         31.1%        38.8%        43.9%        38.4%

Contract Energy Sales (GWh)(4)              5,943         11,442        16,215       20,208       22,807       19,959
Other Energy Sales (GWh)(4)                 1,116            765             0            0           37            7
                                        ---------      ---------     ---------    ---------    ---------    ---------
Total Energy Sales (GWh)                    7,059         12,207        16,215       20,208       22,844       19,966

Fuel Consumption (BBtu)                    48,697         92,948       122,228      151,604      168,896      148,972
Average Net Heat Rate (Btu/kWh)(5)          7,710          7,788         7,741        7,683        7,572        7,642

SO(2) Allowances Purchased (Tons)(6)           24             47            61           76           83           74
NO(X) Allowances Purchased (Tons)(7)            0            (70)          163          225          291          244

COMMODITY PRICES

General Inflation (%)(8)                     2.60           2.60          2.60         2.60         2.60         2.60
Contract Electricity Price ($/MWh)(9)   $   34.44          34.72         30.16        26.72        23.45        26.70
Other Capacity Price ($/MWh)(10)        $   16.91          18.52         16.99        17.63        16.96        17.35
Other Energy Price ($/MWh)(10)          $   52.82          48.71          0.00         0.00        66.66        65.93
Fuel Price ($/MMBtu)(11)                $    5.38           4.96          0.00         0.00         3.58         3.68
SO(2) Allowances ($/Ton)(12)            $     150            154           158          162          166          171
NO(X) Allowances ($/Ton)(13)            $       0          2,000         1,700        1,744        1,790        1,836

OPERATING REVENUES ($000)

Contract Electricity Revenues
           Dahlberg                     $  16,645         34,138             0            0            0            0
           Franklin (14)                $  85,818        109,905       116,864      121,833      123,023      120,315
           Harris (14)                  $  36,237        115,862       145,327      147,411      144,218      145,291
           McIntosh                     $       0              0        86,915      129,170      125,233      123,445
           Stanton                      $  10,374         45,040        43,968       44,901       45,538       45,653
           Wansley                      $  55,624         92,339        95,909       96,611       96,728       98,123
Other Electricity Revenues
           Dahlberg                     $   2,223          4,429        13,540       14,054       15,955       14,280
           Franklin (14)                $   3,222         12,310             0            0            0            0
           Harris                       $  62,689         29,934             0            0            0            0
           McIntosh                     $       0              0             0            0            0            0
           Stanton                      $       0              0             0            0            0            0
           Wansley                      $       0              0             0            0            0            0
                                        ---------      ---------     ---------    ---------    ---------    ---------

Total Operating Revenues                $ 272,832        443,957       502,523      553,980      550,695      547,107

OPERATING EXPENSES ($000)

Fuel
         Dahlberg                       $      38              0             0            0        1,703          320
         Franklin                       $   1,221          8,423             0            0            0            0
         Harris                         $  45,315         21,309             0            0            0            0
         McIntosh                       $       0              0             0            0            0            0
         Stanton                        $       0              0             0            0            0            0
         Wansley                        $       0              0             0            0            0            0
Purchased Power (15)                    $  43,081         13,258        19,993       21,630       24,257       21,294
Operations & Maintenance (16)           $  33,111         60,848        76,502       91,134      102,869       96,902
Administration and General (17)         $  12,729         26,966        29,734       31,921       32,391       32,873
                                        ---------      ---------     ---------    ---------    ---------    ---------

Total Operating Expenses                $ 135,495        130,804       126,229      144,685      161,220      151,389

NET OPERATING REVENUES ($000)           $ 137,337        313,154       376,294      409,295      389,474      395,718

ANNUAL INTEREST($000)(18)               $  34,422         68,844        83,244       97,644       97,644       97,644

ANNUAL INTEREST COVERAGE (19)                3.99           4.55          4.52         4.19         3.99         4.05
2003-15 AVG INTEREST COVERAGE (20)           4.37


Year Ending December 31,                   2009         2010         2011         2012         2013
------------------------                ---------    ---------    ---------    ---------    ---------

CONSOLIDATED
------------

PERFORMANCE

Annual Average Capacity (MW)(2)             5,802        5,802        5,802        5,802        5,802
Average Capacity Factor (%)(3)               40.5%        40.7%        42.0%        40.5%        36.6%

Contract Energy Sales (GWh)(4)             21,060       12,696       10,076        8,979        7,888
Other Energy Sales (GWh)(4)                    43        8,226       11,463       11,822       10,837
                                        ---------    ---------    ---------    ---------    ---------
Total Energy Sales (GWh)                   21,102       20,921       21,538       20,801       18,725

Fuel Consumption (BBtu)                   156,836      157,496      161,511      156,240      142,566
Average Net Heat Rate (Btu/kWh)(5)          7,611        7,623        7,573        7,584        7,657

SO(2) Allowances Purchased (Tons)(6)           78           79           81           78           70
NO(X) Allowances Purchased (Tons)(7)          253          249          265          254          210

COMMODITY PRICES

General Inflation (%)(8)                     2.60         2.60         2.60         2.60         2.60
Contract Electricity Price ($/MWh)(9)       25.41        27.18        27.25        27.68        31.60
Other Capacity Price ($/MWh)(10)            17.85        38.56        52.83        59.99        64.27
Other Energy Price ($/MWh)(10)              69.99        46.54        47.88        49.26        50.52
Fuel Price ($/MMBtu)(11)                     3.80         4.51         4.64         4.80         5.00
SO(2) Allowances ($/Ton)(12)                  175          180          184          189          194
NO(X) Allowances ($/Ton)(13)                1,884        1,933        1,983        2,035        2,088

OPERATING REVENUES ($000)

Contract Electricity Revenues
           Dahlberg                             0            0            0            0            0
           Franklin (14)                  122,914       81,468       25,834            0            0
           Harris (14)                    141,730       89,903       74,058       74,605       74,384
           McIntosh                       125,711      127,005      127,834      126,963      135,346
           Stanton                         46,141       46,647       46,856       46,966       39,522
           Wansley                         98,651            0            0            0            0
Other Electricity Revenues
           Dahlberg                        17,215       32,898       47,667       53,336       53,927
           Franklin (14)                        0       79,572      219,335      270,606      259,187
           Harris                               0      101,590      163,069      164,372      165,570
           McIntosh                             0            0            0            0            0
           Stanton                              0            0            0            0       10,071
           Wansley                              0      271,683      300,457      311,604      294,117
                                        ---------    ---------    ---------    ---------    ---------

Total Operating Revenues                  552,362      830,766    1,005,110    1,048,452    1,032,124

OPERATING EXPENSES ($000)

Fuel
         Dahlberg                           2,104        1,728        4,033        3,958        1,881
         Franklin                               0       47,048      122,685      147,580      139,669
         Harris                                 0       62,157       96,060       95,109       96,152
         McIntosh                               0            0            0            0            0
         Stanton                                0            0            0            0        6,105
         Wansley                                0      169,700      179,467      182,875      170,179
Purchased Power (15)                       23,555       13,267       10,842       10,639        5,323
Operations & Maintenance (16)             104,512      106,752      113,175      113,724      109,905
Administration and General (17)            33,364       33,872       34,386       34,924       35,465
                                        ---------    ---------    ---------    ---------    ---------

Total Operating Expenses                  163,535      434,525      560,648      588,810      564,680

NET OPERATING REVENUES ($000)             388,827      396,241      444,462      459,642      467,444

ANNUAL INTEREST($000)(18)                  97,644       97,644       97,644       97,644       97,644

ANNUAL INTEREST COVERAGE (19)                3.98         4.06         4.55         4.71         4.79
2003-15 AVG INTEREST COVERAGE (20)

                                   EXHIBIT A-4
                     SOUTHERN POWER COMPANY, INC. FACILITIES
                           PROJECTED OPERATING RESULTS
                    SENSITIVITY C - OVERBUILD PRICE SCENARIO

Year Ending December 31,                   2014          2015          2016          2017          2018          2019
-----------------------                 ----------    ----------    ----------    ----------    ----------    ----------

CONSOLIDATED
-----------

PERFORMANCE

Annual Average Capacity (MW)(2)              5,802         5,802         5,802         5,802         5,802         5,802
Average Capacity Factor (%)(3)                33.9%         32.4%         29.4%         27.1%         25.3%         23.9%
Contract Energy Sales (GWh)(4)               6,481         6,304         5,723         5,334         4,892         3,737
Other Energy Sales (GWh)(4)                 10,835        10,245         9,282         8,539         8,056         8,425
                                        ----------    ----------    ----------    ----------    ----------    ----------
Total Energy Sales (GWh)                    17,316        16,549        15,005        13,873        12,948        12,162

Fuel Consumption (BBtu)                    132,821       127,318       116,328       108,217       101,615        96,084
Average Net Heat Rate (Btu/kWh)(5)           7,714         7,739         7,799         7,846         7,894         7,922

SO(2) Allowances Purchased (Tons)(6)            66            64            57            54            51            48
NO(X) Allowances Purchased (Tons)(7)           178           152           109            89            74            61

COMMODITY PRICES

General Inflation (%)(8)                      2.60          2.60          2.60          2.60          2.60          2.60
Contract Electricity Price ($/MWh)(9)   $    33.19         34.67         38.57         41.41         45.39         45.44
Other Capacity Price ($/MWh)(10)        $    66.28         71.25         72.77         75.32         76.21         81.95
Other Energy Price ($/MWh)(10)          $    52.46         53.76         55.75         58.06         60.97         63.15
Fuel Price ($/MMBtu)(11)                $     5.32          5.51          5.76          6.01          6.18          6.41
SO(2) Allowances ($/Ton)(12)            $      199           204           209           215           220           226
NO(X) Allowances ($/Ton)(13)            $    2,142         2,197         2,255         2,313         2,373         2,435

OPERATING REVENUES ($000)

Contract Electricity Revenues
           Dahlberg                     $        0             0             0             0             0             0
           Franklin (14)                $        0             0             0             0             0             0
           Harris (14)                  $   75,450        77,027        75,351        75,843        76,119        16,480
           McIntosh                     $  139,658       141,559       145,378       145,058       145,936       153,321
           Stanton                      $        0             0             0             0             0             0
           Wansley                      $        0             0             0             0             0             0
Other Electricity Revenues
           Dahlberg                     $   54,403        56,996        57,404        59,126        59,776        65,654
           Franklin (14)                $  251,434       244,668       235,064       223,922       227,582       226,082
           Harris                       $  155,698       159,658       150,527       151,764       154,296       249,581
           McIntosh                     $        0             0             0             0             0             0
           Stanton                      $   88,510        89,234        91,933        93,374        93,818        87,046
           Wansley                      $  284,959       286,766       275,169       270,485       262,170       266,344
                                        ----------    ----------    ----------    ----------    ----------    ----------

Total Operating Revenues                $1,050,112     1,055,908     1,030,826     1,019,572     1,019,697     1,064,508

OPERATING EXPENSES ($000)

Fuel
         Dahlberg                       $    1,388           494           127             0             0           420
         Franklin                       $  134,847       126,826       122,294       113,262       111,597       103,933
         Harris                         $   89,279        92,367        85,688        87,180        86,524       133,091
         McIntosh                       $        0             0             0             0             0             0
         Stanton                        $   54,357        53,416        54,924        54,679        55,105        51,633
         Wansley                        $  165,653       164,332       155,064       148,392       140,356       139,340
Purchased Power (15)                    $    5,117         5,114         4,783         4,629         4,482         2,044
Operations & Maintenance (16)           $  107,871       110,658       105,305       103,746       103,888       103,122
Administration and General (17)         $   36,022        36,601        37,186        37,792        38,416        39,052
                                        ----------    ----------    ----------    ----------    ----------    ----------

Total Operating Expenses                $  594,534       589,809       565,370       549,680       540,369       572,636

NET OPERATING REVENUES ($000)           $  455,578       466,099       465,456       469,892       479,328       491,872

ANNUAL INTEREST($000)(18)               $   97,644        97,644        97,644        97,644        97,644        97,644

ANNUAL INTEREST COVERAGE (19)                 4.67          4.77          4.77          4.81          4.91          5.04
2003-15 AVG INTEREST COVERAGE (20)            4.37


Year Ending December 31,                   2020          2021          2022          2023
------------------------                ----------    ----------    ----------    ----------

CONSOLIDATED
------------

PERFORMANCE

Annual Average Capacity (MW)(2)              5,802         5,802         5,802         5,802
Average Capacity Factor (%)(3)                21.9%         20.3%         18.9%         18.9%

Contract Energy Sales (GWh)(4)                 578             0             0             0
Other Energy Sales (GWh)(4)                 10,560        10,331         9,608         9,608
                                        ----------    ----------    ----------    ----------
Total Energy Sales (GWh)                    11,139        10,331         9,608         9,608

Fuel Consumption (BBtu)                     88,597        82,571        76,999        76,999
Average Net Heat Rate (Btu/kWh)(5)           7,954         7,993         8,014         8,014

SO(2) Allowances Purchased (Tons)(6)            44            41            40            40
NO(X) Allowances Purchased (Tons)(7)            36            29            14            14

COMMODITY PRICES

General Inflation (%)(8)                      2.60          2.60          2.60          2.60
Contract Electricity Price ($/MWh)(9)        49.73          0.00          0.00          0.00
Other Capacity Price ($/MWh)(10)             83.70         87.74         89.36         91.68
Other Energy Price ($/MWh)(10)               65.07         66.58         67.56         69.32
Fuel Price ($/MMBtu)(11)                      6.65          6.85          7.08          7.23
SO(2) Allowances ($/Ton)(12)                   232           238           244           251
NO(X) Allowances ($/Ton)(13)                 2,498         2,563         2,630         2,698

OPERATING REVENUES ($000)

Contract Electricity Revenues
           Dahlberg                              0             0             0             0
           Franklin (14)                         0             0             0             0
           Harris (14)                           0             0             0             0
           McIntosh                         28,769             0             0             0
           Stanton                               0             0             0             0
           Wansley                               0             0             0             0
Other Electricity Revenues
           Dahlberg                         66,598        69,810        70,940        72,784
           Franklin (14)                   217,435       214,425       201,267       206,499
           Harris                          294,043       287,085       282,661       290,009
           McIntosh                        224,041       278,217       266,722       273,657
           Stanton                          89,129        85,030        88,273        90,568
           Wansley                         261,609       262,273       257,694       264,394
                                        ----------    ----------    ----------    ----------

Total Operating Revenues                 1,181,624     1,196,840     1,167,557     1,197,911

OPERATING EXPENSES ($000)

Fuel
         Dahlberg                                0           130             0             0
         Franklin                           97,875        92,882        83,218        84,922
         Harris                            154,417       148,753       144,910       148,193
         McIntosh                          117,489       140,173       134,904       137,925
         Stanton                            53,484        49,271        51,676        52,619
         Wansley                           135,525       134,385       130,400       133,409
Purchased Power (15)                             0             0             0             0
Operations & Maintenance (16)              106,651       101,397       101,242       121,073
Administration and General (17)             39,705        40,375        41,060        41,768
                                        ----------    ----------    ----------    ----------

Total Operating Expenses                   705,145       707,366       687,409       719,908

NET OPERATING REVENUES ($000)              476,478       489,474       480,148       478,003

ANNUAL INTEREST($000)(18)                   97,644        97,644        97,644        97,644

ANNUAL INTEREST COVERAGE (19)                 4.88          5.01          4.92          4.90
2003-15 AVG INTEREST COVERAGE (20)

                            FOOTNOTES TO EXHIBIT A-4


         The footnotes to Exhibit A-4 are the same as the footnotes for Exhibit A-1, except:

3. Capacity factor as estimated by PA Consulting under its "Capacity Overbuild" scenario.

10.      As estimated by PA Consulting in its "Capacity Overbuild" scenario.

11.      As estimated by PA Consulting in its "Capacity Overbuild" scenario.

                                   EXHIBIT A-5
                     SOUTHERN POWER COMPANY, INC. FACILITIES
                           PROJECTED OPERATING RESULTS
                         SENSITIVITY D - REDUCED OUTPUT

Year Ending December 31,                 2003(1)         2004          2005         2006         2007         2008
------------------------                ---------      ---------     ---------    ---------    ---------    ---------

CONSOLIDATED
------------

PERFORMANCE

Annual Average Capacity (MW)(2)             4,381          4,381         5,512        5,512        5,512        5,512
Average Capacity Factor (%)(3)               31.3%          29.5%         31.7%        39.1%        43.8%        44.9%

Contract Energy Sales (GWh)(4)              5,646         10,870        15,717       19,316       21,625       22,149
Other Energy Sales (GWh)(4)                 1,057            727             0            8           36           70
                                        ---------     ----------    ----------    ---------    ---------    ---------
Total Energy Sales (GWh)                    6,703         11,597        15,717       19,325       21,660       22,219

Fuel Consumption (BBtu)                    46,239         88,302       118,036      144,978      160,151      164,289
Average Net Heat Rate (Btu/kWh)(5)          7,706          7,788         7,715        7,685        7,572        7,572

SO(2) Allowances Purchased (Tons)(6)           23             44            58           73           80           82
NO(X) Allowances Purchased (Tons)(7)            0            (80)          144          203          264          285

COMMODITY PRICES

General Inflation (%)(8)                     2.60           2.60          2.60         2.60         2.60         2.60
Contract Electricity Price ($/MWh)(9)   $   34.75          35.09         29.62        26.77        23.58        23.37
Other Capacity Price ($/MWh)(10)        $   16.91          18.52         16.99        17.18        16.83        19.29
Other Energy Price ($/MWh)(10)          $   52.82          48.71          0.00        67.30        68.30        65.65
Fuel Price ($/MMBtu)(11)                $    5.43           5.00          0.00         3.77         3.58         3.69
SO(2) Allowances ($/Ton)(12)            $     150            154           158          162          166          171
NO(X) Allowances ($/Ton)(13)            $       0          2,000         1,700        1,744        1,790        1,836

OPERATING REVENUES ($000)

Contract Electricity Revenues
           Dahlberg                     $  16,661         34,138             0            0            0            0
           Franklin (14)                $  82,006        105,175       111,310      114,990      117,454      118,725
           Harris (14)                  $  34,535        110,822       136,468      140,516      137,881      138,291
           McIntosh                     $       0              0        83,379      125,292      118,280      122,148
           Stanton                      $   9,934         43,202        42,628       43,454       43,663       44,009
           Wansley                      $  53,066         88,102        91,761       92,911       92,704       94,380
Other Electricity Revenues
           Dahlberg                     $   2,111          4,207        12,862       13,557       15,186       19,184
           Franklin (14)                $   2,899         11,695             0            0            0            0
           Harris                       $  59,555         28,437             0            0            0            0
           McIntosh                     $       0              0             0            0            0            0
           Stanton                      $       0              0             0            0            0            0
           Wansley                      $       0              0             0            0            0            0
                                        ---------      ---------     ---------    ---------    ---------    ---------

Total Operating Revenues                $ 260,767        425,778       478,408      530,720      525,168      536,737

OPERATING EXPENSES ($000)

Fuel
         Dahlberg                       $      38              0             0          407        1,663        3,346
         Franklin                       $   1,040          8,070             0            0            0            0
         Harris                         $  43,428         20,410             0            0            0            0
         McIntosh                       $       0              0             0            0            0            0
         Stanton                        $       0              0             0            0            0            0
         Wansley                        $       0              0             0            0            0            0
Purchased Power (15)                    $  40,949         12,596        19,926       21,044       23,012       24,466
Operations & Maintenance (16)           $  32,920         60,457        77,328       91,518      102,071      107,865
Administration and General (17)         $  12,729         26,966        29,734       31,921       32,391       32,873
                                        ---------      ---------     ---------    ---------    ---------    ---------

Total Operating Expenses                $ 131,105        128,499       126,988      144,890      159,137      168,550

NET OPERATING REVENUES ($000)           $ 129,662        297,280       351,419      385,830      366,031      368,187

ANNUAL INTEREST($000)(18)               $  34,422         68,844        83,244       97,644       97,644       97,644

ANNUAL INTEREST COVERAGE (19)                3.77           4.32          4.22         3.95         3.75         3.77
2003-15 AVG INTEREST COVERAGE (20)           4.15


Year Ending December 31,                   2009         2010         2011         2012         2013
------------------------                ---------    ---------    ---------    ---------    ---------

CONSOLIDATED
------------

PERFORMANCE

Annual Average Capacity (MW)(2)             5,512        5,512        5,512        5,512        5,512
Average Capacity Factor (%)(3)               43.6%        41.2%        42.3%        40.0%        36.5%

Contract Energy Sales (GWh)(4)             21,476       12,076        9,507        8,404        7,441
Other Energy Sales (GWh)(4)                    81        8,067       11,135       11,091       10,264
                                        ---------    ---------    ---------    ---------    ---------
Total Energy Sales (GWh)                   21,557       20,143       20,642       19,495       17,704

Fuel Consumption (BBtu)                   159,513      151,511      154,520      146,678      134,857
Average Net Heat Rate (Btu/kWh)(5)          7,575        7,615        7,557        7,596        7,661

SO(2) Allowances Purchased (Tons)(6)           81           76           78           73           67
NO(X) Allowances Purchased (Tons)(7)          263          231          248          227          188

COMMODITY PRICES

General Inflation (%)(8)                     2.60         2.60         2.60         2.60         2.60
Contract Electricity Price ($/MWh)(9)       23.86        27.29        27.74        28.39        32.60
Other Capacity Price ($/MWh)(10)            36.69        46.49        58.16        62.97        67.71
Other Energy Price ($/MWh)(10)              67.93        45.84        47.51        49.19        50.06
Fuel Price ($/MMBtu)(11)                     3.80         4.52         4.66         4.83         5.04
SO(2) Allowances ($/Ton)(12)                  175          180          184          189          194
NO(X) Allowances ($/Ton)(13)                1,884        1,933        1,983        2,035        2,088

OPERATING REVENUES ($000)

Contract Electricity Revenues
           Dahlberg                             0            0            0            0            0
           Franklin (14)                  118,989       78,662       25,138            0            0
           Harris (14)                    137,776       85,194       71,287       71,025       71,295
           McIntosh                       116,572      120,978      122,596      122,774      133,166
           Stanton                         44,261       44,744       44,673       44,808       38,131
           Wansley                         94,871            0            0            0            0
Other Electricity Revenues
           Dahlberg                        33,298       38,305       50,809       52,639       53,471
           Franklin (14)                        0       77,414      214,642      258,359      247,106
           Harris                               0       99,160      159,405      155,972      158,699
           McIntosh                             0            0            0            0            0
           Stanton                              0            0            0            0        9,301
           Wansley                              0      272,710      294,122      295,579      280,788
                                        ---------    ---------    ---------    ---------    ---------

Total Operating Revenues                  545,767      817,167      982,672    1,001,156      991,957

OPERATING EXPENSES ($000)

Fuel
         Dahlberg                           4,029        2,440        4,997        3,525        1,634
         Franklin                               0       44,964      118,472      140,566      132,862
         Harris                                 0       59,753       93,296       89,875       92,270
         McIntosh                               0            0            0            0            0
         Stanton                                0            0            0            0        5,658
         Wansley                                0      168,425      173,971      172,927      162,266
Purchased Power (15)                       23,942       12,401        9,986        9,767        5,007
Operations & Maintenance (16)             109,208      107,491      113,908      113,879      108,623
Administration and General (17)            33,364       33,872       34,386       34,924       35,465
                                        ---------    ---------    ---------    ---------    ---------

Total Operating Expenses                  170,543      429,347      549,017      565,464      543,785

NET OPERATING REVENUES ($000)             375,224      387,820      433,655      435,693      448,171

ANNUAL INTEREST($000)(18)                  97,644       97,644       97,644       97,644       97,644

ANNUAL INTEREST COVERAGE (19)                3.84         3.97         4.44         4.46         4.59
2003-15 AVG INTEREST COVERAGE (20)

                                   EXHIBIT A-5
                     SOUTHERN POWER COMPANY, INC. FACILITIES
                           PROJECTED OPERATING RESULTS
                         SENSITIVITY D - REDUCED OUTPUT

Year Ending December 31,                   2014          2015          2016          2017          2018          2019
------------------------                ----------    ----------    ----------    ----------    ----------    ----------

CONSOLIDATED
------------

PERFORMANCE

Annual Average Capacity (MW)(2)              5,512         5,512         5,512         5,512         5,512         5,512
Average Capacity Factor (%)(3)                33.1%         31.3%         28.5%         26.3%         24.5%         22.8%

Contract Energy Sales (GWh)(4)               6,034         5,749         5,348         4,859         4,501         3,398
Other Energy Sales (GWh)(4)                 10,022         9,470         8,490         7,922         7,397         7,658
                                        ----------    ----------    ----------    ----------    ----------    ----------
Total Energy Sales (GWh)                    16,056        15,219        13,838        12,781        11,898        11,056

Fuel Consumption (BBtu)                    123,558       117,262       107,601        99,814        93,450        87,410
Average Net Heat Rate (Btu/kWh)(5)           7,740         7,750         7,822         7,855         7,901         7,928

SO(2) Allowances Purchased (Tons)(6)            62            58            54            50            46            43
NO(X) Allowances Purchased (Tons)(7)           152           121            83            64            51            38

COMMODITY PRICES

General Inflation (%)(8)                      2.60          2.60          2.60          2.60          2.60          2.60
Contract Electricity Price ($/MWh)(9)   $    34.56         36.47         39.87         43.90         46.87         46.82
Other Capacity Price ($/MWh)(10)        $    67.83         71.68         74.42         76.04         79.21         83.11
Other Energy Price ($/MWh)(10)          $    52.74         53.05         55.13         57.70         59.65         62.83
Fuel Price ($/MMBtu)(11)                $     5.38          5.57          5.84          6.08          6.26          6.50
SO(2) Allowances ($/Ton)(12)            $      199           204           209           215           220           226
NO(X) Allowances ($/Ton)(13)            $    2,142         2,197         2,255         2,313         2,373         2,435

OPERATING REVENUES ($000)

Contract Electricity Revenues
           Dahlberg                     $        0             0             0             0             0             0
           Franklin (14)                $        0             0             0             0             0             0
           Harris (14)                  $   72,508        73,365        72,444        71,808        72,853        15,567
           McIntosh                     $  136,033       136,292       140,800       141,513       138,096       143,517
           Stanton                      $        0             0             0             0             0             0
           Wansley                      $        0             0             0             0             0             0
Other Electricity Revenues
           Dahlberg                     $   52,586        54,014        55,548        56,776        59,306        62,506
           Franklin (14)                $  238,351       224,647       217,665       210,762       211,114       208,604
           Harris                       $  147,022       147,936       141,930       141,905       142,837       231,408
           McIntosh                     $        0             0             0             0             0             0
           Stanton                      $   81,307        82,352        83,608        83,651        83,090        80,830
           Wansley                      $  268,452       267,262       253,624       254,549       247,527       247,260
                                        ----------    ----------    ----------    ----------    ----------    ----------

Total Operating Revenues                $  996,259       985,868       965,619       960,964       954,823       989,692

OPERATING EXPENSES ($000)

Fuel
         Dahlberg                       $    1,167           282             0             0             0             0
         Franklin                       $  128,064       117,685       113,992       107,140       102,900        94,921
         Harris                         $   84,056        86,370        81,756        81,686        79,808       123,696
         McIntosh                       $        0             0             0             0             0             0
         Stanton                        $   49,576        49,822        50,321        49,625        49,948        47,721
         Wansley                        $  155,459       155,462       142,996       140,350       133,782       128,569
Purchased Power (15)                    $    4,788         4,651         4,413         4,225         4,070         1,852
Operations & Maintenance (16)           $  105,302       108,721       103,005       101,715       101,896       100,125
Administration and General (17)         $   36,022        36,601        37,186        37,792        38,416        39,052
                                        ----------    ----------    ----------    ----------    ----------    ----------

Total Operating Expenses                $  564,434       559,595       533,669       522,533       510,821       535,936

NET OPERATING REVENUES ($000)           $  431,825       426,273       431,950       438,431       444,002       453,756

ANNUAL INTEREST($000)(18)               $   97,644        97,644        97,644        97,644        97,644        97,644

ANNUAL INTEREST COVERAGE (19)                 4.42          4.37          4.42          4.49          4.55          4.65
2003-15 AVG INTEREST COVERAGE (20)            4.15


Year Ending December 31,                    2020          2021          2022          2023
------------------------                ----------    ----------    ----------     ----------

CONSOLIDATED
------------

PERFORMANCE

Annual Average Capacity (MW)(2)              5,512         5,512         5,512          5,512
Average Capacity Factor (%)(3)                21.0%         20.2%         18.4%          18.4%

Contract Energy Sales (GWh)(4)                 523             0             0              0
Other Energy Sales (GWh)(4)                  9,601         9,760         8,906          8,906
                                        ----------    ----------    ----------     ----------
Total Energy Sales (GWh)                    10,124         9,760         8,906          8,906

Fuel Consumption (BBtu)                     80,558        78,109        71,405         71,405
Average Net Heat Rate (Btu/kWh)(5)           7,957         8,003         8,018          8,018

SO(2) Allowances Purchased (Tons)(6)            40            39            36             36
NO(X) Allowances Purchased (Tons)(7)            16            12            (2)            (2)

COMMODITY PRICES

General Inflation (%)(8)                      2.60          2.60          2.60           2.60
Contract Electricity Price ($/MWh)(9)        51.14          0.00          0.00           0.00
Other Capacity Price ($/MWh)(10)             84.87         87.74         89.36          91.68
Other Energy Price ($/MWh)(10)               64.45         66.02         67.65          69.40
Fuel Price ($/MMBtu)(11)                      6.75          6.90          7.16           7.32
SO(2) Allowances ($/Ton)(12)                   232           238           244            251
NO(X) Allowances ($/Ton)(13)                 2,498         2,563         2,630          2,698

OPERATING REVENUES ($000)

Contract Electricity Revenues
           Dahlberg                              0             0             0              0
           Franklin (14)                         0             0             0              0
           Harris (14)                           0             0             0              0
           McIntosh                         26,758             0             0              0
           Stanton                               0             0             0              0
           Wansley                               0             0             0              0
Other Electricity Revenues
           Dahlberg                         63,934        66,178        67,392         69,144
           Franklin (14)                   198,453       202,869       188,074        192,962
           Harris                          271,374       268,626       269,169        276,168
           McIntosh                        206,287       265,826       246,963        253,384
           Stanton                          82,352        80,216        81,518         83,637
           Wansley                         245,028       244,276       241,839        248,126
                                        ----------    ----------    ----------     ----------

Total Operating Revenues                 1,094,186     1,127,991     1,094,955      1,123,421

OPERATING EXPENSES ($000)

Fuel
         Dahlberg                                0             0             0              0
         Franklin                           88,306        89,218        77,718         79,279
         Harris                            142,849       140,234       139,116        142,248
         McIntosh                          107,577       136,710       123,346        126,066
         Stanton                            49,330        47,612        48,406         49,264
         Wansley                           127,626       125,551       122,948        125,764
Purchased Power (15)                             0             0             0              0
Operations & Maintenance (16)               99,569       105,169        99,893        120,492
Administration and General (17)             39,705        40,375        41,060         41,768
                                        ----------    ----------    ----------     ----------

Total Operating Expenses                   654,962       684,868       652,486        684,881

NET OPERATING REVENUES ($000)              439,224       443,123       442,469        438,540

ANNUAL INTEREST($000)(18)                   97,644        97,644        97,644         97,644

ANNUAL INTEREST COVERAGE (19)                 4.50          4.54          4.53           4.49
2003-15 AVG INTEREST COVERAGE (20)

                            FOOTNOTES TO EXHIBIT A-5


         The footnotes to Exhibit A-5 are the same as the footnotes for Exhibit A-1, except:

2. The output of the Generating Facilities is assumed to be 5 percent less than that assumed in the Base Case.

                                   EXHIBIT A-6
                     SOUTHERN POWER COMPANY, INC. FACILITIES
                           PROJECTED OPERATING RESULTS
                      SENSITIVITY E - REDUCED AVAILABILITY

Year Ending December 31,                  2003(1)         2004          2005         2006         2007         2008
------------------------                ---------       ---------     ---------    ---------    ---------    ---------

CONSOLIDATED
------------

PERFORMANCE

Annual Average Capacity (MW)(2)             4,612           4,612         5,802        5,802        5,802        5,802
Average Capacity Factor (%)(3)               29.7%           28.0%         30.1%        37.1%        41.5%        42.6%

Contract Energy Sales (GWh)(4)              5,943          11,442        16,544       20,333       22,763       23,315
Other Energy Sales (GWh)(4)                 1,011             587             0            8           36           70
                                        ---------       ---------     ---------    ---------    ---------    ---------
Total Energy Sales (GWh)                    6,954          12,029        16,544       20,341       22,799       23,384

Fuel Consumption (BBtu)                    46,163          88,156       117,843      144,742      159,891      164,023
Average Net Heat Rate (Btu/kWh)(5)          7,706           7,788         7,715        7,685        7,572        7,572

SO(2) Allowances Purchased (Tons)(6)            23              44            58           73           80           82
NO(X) Allowances Purchased (Tons)(7)             0             (81)          142          203          263          284

COMMODITY PRICES

General Inflation (%)(8)                     2.60            2.60          2.60         2.60         2.60         2.60
Contract Electricity Price ($/MWh)(9)   $   35.75           35.98         30.99        28.04        24.81        24.63
Other Capacity Price ($/MWh)(10)        $   16.91           18.52         16.99        17.18        16.83        19.29
Other Energy Price ($/MWh)(10)          $   52.76           48.61          0.00        67.24        68.33        65.65
Fuel Price ($/MMBtu)(11)                $    5.43            5.00          0.00         3.77         3.58         3.69
SO(2) Allowances ($/Ton)(12)            $     150             154           158          162          166          171
NO(X) Allowances ($/Ton)(13)            $       0           2,000         1,700        1,744        1,790        1,836

OPERATING REVENUES ($000)

Contract Electricity Revenues
           Dahlberg                     $  16,661          34,138             0            0            0            0
           Franklin (14)                $  87,294         112,236       121,654      126,059      129,387      131,009
           Harris (14)                  $  38,190         119,384       149,633      154,398      152,007      152,927
           McIntosh                     $       0               0        92,105      137,730      130,987      135,325
           Stanton                      $  10,995          47,607        46,499       47,484       47,687       48,107
           Wansley                      $  59,305          98,298       102,845      104,437      104,629      106,880
Other Electricity Revenues
           Dahlberg                     $   2,220           4,429        13,540       14,241       15,857       19,948
           Franklin (14)                $     578           8,148             0            0            0            0
           Harris                       $  59,734          25,371             0            0            0            0
           McIntosh                     $       0               0             0            0            0            0
           Stanton                      $       0               0             0            0            0            0
           Wansley                      $       0               0             0            0            0            0
                                        ---------       ---------     ---------    ---------    ---------    ---------

Total Operating Revenues                $ 274,977         449,611       526,276      584,349      580,554      594,196

OPERATING EXPENSES ($000)

Fuel
         Dahlberg                       $      38               0             0          407        1,663        3,346
         Franklin                       $    (869)          5,218             0            0            0            0
         Harris                         $  43,370          17,782             0            0            0            0
         McIntosh                       $       0               0             0            0            0            0
         Stanton                        $       0               0             0            0            0            0
         Wansley                        $       0               0             0            0            0            0
Purchased Power (15)                    $  54,681          34,276        60,040       68,226       74,847       79,728
Operations & Maintenance (16)           $  32,510          59,608        76,203       90,190      100,473      106,130
Administration and General (17)         $  12,729          26,966        29,734       31,921       32,391       32,873
                                        ---------       ---------     ---------    ---------    ---------    ---------

Total Operating Expenses                $ 142,460         143,850       165,977      190,744      209,374      222,077

NET OPERATING REVENUES ($000)           $ 132,517         305,760       360,298      393,605      371,180      372,119

ANNUAL INTEREST($000)(18)               $  34,422          68,844        83,244       97,644       97,644       97,644

ANNUAL INTEREST COVERAGE (19)                3.85            4.44          4.33         4.03         3.80         3.81
2003-15 AVG INTEREST COVERAGE (20)           4.26


Year Ending December 31,                   2009         2010         2011         2012         2013
------------------------                ---------    ---------    ---------    ---------    ---------

CONSOLIDATED
------------

PERFORMANCE

Annual Average Capacity (MW)(2)             5,802        5,802        5,802        5,802        5,802
Average Capacity Factor (%)(3)               41.4%        39.1%        40.2%        37.9%        34.6%

Contract Energy Sales (GWh)(4)             22,607       12,712       10,007        8,847        7,832
Other Energy Sales (GWh)(4)                    81        7,976       11,080       11,073       10,199
                                        ---------    ---------     --------     --------     --------
Total Energy Sales (GWh)                   22,688       20,688       21,087       19,919       18,031

Fuel Consumption (BBtu)                   159,253      151,266      154,268      146,438      134,639
Average Net Heat Rate (Btu/kWh)(5)          7,575        7,615        7,557        7,596        7,661

SO(2) Allowances Purchased (Tons)(6)           81           76           78           72           67
NO(X) Allowances Purchased (Tons)(7)          262          229          247          226          187

COMMODITY PRICES

General Inflation (%)(8)                     2.60         2.60         2.60         2.60         2.60
Contract Electricity Price ($/MWh)(9)       25.17        28.42        28.92        29.75        33.71
Other Capacity Price ($/MWh)(10)            36.69        46.49        58.16        62.97        67.71
Other Energy Price ($/MWh)(10)              67.92        45.82        47.50        49.19        50.01
Fuel Price ($/MMBtu)(11)                     3.80         4.52         4.66         4.83         5.03
SO(2) Allowances ($/Ton)(12)                  175          180          184          189          194
NO(X) Allowances ($/Ton)(13)                1,884        1,933        1,983        2,035        2,088

OPERATING REVENUES ($000)

Contract Electricity Revenues
           Dahlberg                             0            0            0            0            0
           Franklin (14)                  131,115       85,679       25,853            0            0
           Harris (14)                    152,418       92,958       78,739       78,414       78,276
           McIntosh                       129,972      133,886      136,160      136,194      146,116
           Stanton                         48,203       48,774       48,643       48,616       39,633
           Wansley                        107,349            0            0            0            0
Other Electricity Revenues
           Dahlberg                        34,756       40,155       53,123       55,143       56,160
           Franklin (14)                        0       76,580      215,281      261,637      250,668
           Harris                               0       97,886      160,951      157,673      160,536
           McIntosh                             0            0            0            0            0
           Stanton                              0            0            0            0        6,586
           Wansley                              0      274,876      296,908      298,633      284,121
                                        ---------    ---------    ---------    ---------    ---------

Total Operating Revenues                  603,813      850,794    1,015,658    1,036,310    1,022,096

OPERATING EXPENSES ($000)

Fuel
         Dahlberg                           4,025        2,440        4,997        3,521        1,634
         Franklin                               0       43,728      116,955      140,367      132,679
         Harris                                 0       58,119       93,161       89,748       92,139
         McIntosh                               0            0            0            0            0
         Stanton                                0            0            0            0        3,111
         Wansley                                0      168,183      173,721      172,677      162,036
Purchased Power (15)                       78,500       40,280       33,325       32,638       22,842
Operations & Maintenance (16)             107,464      105,802      112,082      111,551      107,005
Administration and General (17)            33,364       33,872       34,386       34,924       35,465
                                        ---------    ---------    ---------    ---------    ---------

Total Operating Expenses                  223,353      452,424      568,628      585,427      556,911

NET OPERATING REVENUES ($000)             380,460      398,370      447,030      450,883      465,184

ANNUAL INTEREST($000)(18)                  97,644       97,644       97,644       97,644       97,644

ANNUAL INTEREST COVERAGE (19)                3.90         4.08         4.58         4.62         4.76
2003-15 AVG INTEREST COVERAGE (20)

                                   EXHIBIT A-6
                     SOUTHERN POWER COMPANY, INC. FACILITIES
                           PROJECTED OPERATING RESULTS
                      SENSITIVITY E - REDUCED AVAILABILITY

Year Ending December 31,                   2014          2015          2016          2017          2018          2019
------------------------                ----------    ----------    ----------    ----------    ----------    ----------

CONSOLIDATED
------------

PERFORMANCE

Annual Average Capacity (MW)(2)              5,802         5,802         5,802         5,802         5,802         5,802
Average Capacity Factor (%)(3)                31.4%         29.7%         27.0%         25.0%         23.2%         21.7%

Contract Energy Sales (GWh)(4)               6,352         6,051         5,629         5,115         4,738         3,576
Other Energy Sales (GWh)(4)                 10,006         9,455         8,477         7,909         7,385         7,620
                                        ----------    ----------    ----------    ----------    ----------    ----------
Total Energy Sales (GWh)                    16,358        15,506        14,106        13,024        12,123        11,197

Fuel Consumption (BBtu)                    123,357       117,070       107,425        99,651        93,298        87,267
Average Net Heat Rate (Btu/kWh)(5)           7,740         7,750         7,822         7,855         7,901         7,928

SO(2) Allowances Purchased (Tons)(6)            62            58            54            49            46            43
NO(X) Allowances Purchased (Tons)(7)           152           121            83            64            50            37

COMMODITY PRICES

General Inflation (%)(8)                      2.60          2.60          2.60          2.60          2.60          2.60
Contract Electricity Price ($/MWh)(9)   $    35.88         37.81         41.22         45.27         48.29         47.96
Other Capacity Price ($/MWh)(10)        $    67.83         71.68         74.42         76.04         79.21         83.11
Other Energy Price ($/MWh)(10)          $    52.74         53.05         55.13         57.70         59.65         62.84
Fuel Price ($/MMBtu)(11)                $     5.38          5.58          5.84          6.08          6.26          6.50
SO(2) Allowances ($/Ton)(12)            $      199           204           209           215           220           226
NO(X) Allowances ($/Ton)(13)            $    2,142         2,197         2,255         2,313         2,373         2,435

OPERATING REVENUES ($000)

Contract Electricity Revenues
           Dahlberg                     $        0             0             0             0             0             0
           Franklin (14)                $        0             0             0             0             0             0
           Harris (14)                  $   79,351        80,281        79,159        78,259        79,323        16,327
           McIntosh                     $  148,534       148,515       152,902       153,285       149,478       155,196
           Stanton                      $        0             0             0             0             0             0
           Wansley                      $        0             0             0             0             0             0
Other Electricity Revenues
           Dahlberg                     $   55,259        56,835        58,471        59,764        62,426        65,796
           Franklin (14)                $  241,903       228,440       221,620       214,821       215,370       213,110
           Harris                       $  148,867       149,893       143,976       144,002       145,036       233,752
           McIntosh                     $        0             0             0             0             0             0
           Stanton                      $   82,687        83,838        85,181        85,258        84,730        82,506
           Wansley                      $  271,783       270,803       257,330       258,344       251,521       251,493
                                        ----------    ----------    ----------    ----------    ----------    ----------

Total Operating Revenues                $1,028,384     1,018,605       998,639       993,733       987,884     1,018,180

OPERATING EXPENSES ($000)

Fuel
         Dahlberg                       $    1,167           277             0             0             0             0
         Franklin                       $  127,891       117,528       113,842       107,000       102,764        94,791
         Harris                         $   83,939        86,245        81,640        81,570        79,698       122,251
         McIntosh                       $        0             0             0             0             0             0
         Stanton                        $   49,518        49,768        50,265        49,571        49,893        47,669
         Wansley                        $  155,239       155,240       142,789       140,144       133,588       128,385
Purchased Power (15)                    $   21,810        20,992        20,005        19,207        18,323        11,597
Operations & Maintenance (16)           $  103,820       107,274       101,347       100,409       100,247        98,758
Administration and General (17)         $   36,022        36,601        37,186        37,792        38,416        39,052
                                        ----------    ----------    ----------    ----------    ----------    ----------

Total Operating Expenses                $  579,406       573,926       547,073       535,693       522,930       542,504

NET OPERATING REVENUES ($000)           $  448,978       444,679       451,566       458,040       464,954       475,676

ANNUAL INTEREST($000)(18)               $   97,644        97,644        97,644        97,644        97,644        97,644

ANNUAL INTEREST COVERAGE (19)                 4.60          4.55          4.62          4.69          4.76          4.87
2003-15 AVG INTEREST COVERAGE (20)            4.26


Year Ending December 31,                   2020          2021          2022           2023
------------------------                ----------    ----------    ----------     ----------

CONSOLIDATED
------------

PERFORMANCE

Annual Average Capacity (MW)(2)              5,802         5,802         5,802          5,802
Average Capacity Factor (%)(3)                19.9%         19.2%         17.5%          17.5%

Contract Energy Sales (GWh)(4)                 551             0             0              0
Other Energy Sales (GWh)(4)                  9,557         9,744         8,892          8,892
                                        ----------    ----------    ----------     ----------
Total Energy Sales (GWh)                    10,108         9,744         8,892          8,892

Fuel Consumption (BBtu)                     80,427        77,982        71,290         71,290
Average Net Heat Rate (Btu/kWh)(5)           7,957         8,003         8,018          8,018

SO(2) Allowances Purchased (Tons)(6)            40            39            36             36
NO(X) Allowances Purchased (Tons)(7)            16            12            (2)            (2)

COMMODITY PRICES

General Inflation (%)(8)                      2.60          2.60          2.60           2.60
Contract Electricity Price ($/MWh)(9)        50.29          0.00          0.00           0.00
Other Capacity Price ($/MWh)(10)             84.87         87.74         89.36          91.68
Other Energy Price ($/MWh)(10)               64.45         66.02         67.65          69.40
Fuel Price ($/MMBtu)(11)                      6.75          6.91          7.17           7.32
SO(2) Allowances ($/Ton)(12)                   232           238           244            251
NO(X) Allowances ($/Ton)(13)                 2,498         2,563         2,630          2,698

OPERATING REVENUES ($000)

Contract Electricity Revenues
           Dahlberg                              0             0             0              0
           Franklin (14)                         0             0             0              0
           Harris (14)                           0             0             0              0
           McIntosh                         27,698             0             0              0
           Stanton                               0             0             0              0
           Wansley                               0             0             0              0
Other Electricity Revenues
           Dahlberg                         67,299        69,661        70,940         72,784
           Franklin (14)                   203,088       207,672       192,994        198,011
           Harris                          276,122       273,562       274,201        281,330
           McIntosh                        208,308       270,755       252,021        258,573
           Stanton                          84,061        81,962        83,297         85,463
           Wansley                         249,369       248,785       246,442        252,849
                                        ----------    ----------    ----------     ----------

Total Operating Revenues                 1,115,945     1,152,397     1,119,895      1,149,010

OPERATING EXPENSES ($000)

Fuel
         Dahlberg                                0             0             0              0
         Franklin                           88,189        89,109        77,629         79,188
         Harris                            142,645       140,032       138,920        142,047
         McIntosh                          105,948       136,518       123,179        125,895
         Stanton                            49,276        47,556        48,349         49,206
         Wansley                           127,445       125,371       122,770        125,581
Purchased Power (15)                             0             0             0              0
Operations & Maintenance (16)               98,440        99,478       103,380        119,355
Administration and General (17)             39,705        40,375        41,060         41,768
                                        ----------    ----------    ----------     ----------

Total Operating Expenses                   651,648       678,438       655,286        683,039

NET OPERATING REVENUES ($000)              464,296       473,959       464,609        465,971

ANNUAL INTEREST($000)(18)                   97,644        97,644        97,644         97,644

ANNUAL INTEREST COVERAGE (19)                 4.75          4.85          4.76           4.77
2003-15 AVG INTEREST COVERAGE (20)

                            FOOTNOTES TO EXHIBIT A-6


         The footnotes to Exhibit A-6 are the same as the footnotes for Exhibit A-1, except:

3. Availability of the Generating Facilities is assumed to be 5 percentage points less than that assumed in the Base Case based on a 5 percentage point increase in the forced outage rate for each of the Generating Facilities, resulting in a reduction in the capacity factors for each of the Generating Facilities such that annual generation is reduced by 5 percent from that assumed in the Base Case.

                                   EXHIBIT A-7
                     SOUTHERN POWER COMPANY, INC. FACILITIES
                           PROJECTED OPERATING RESULTS
                       SENSITIVITY F - INCREASED HEAT RATE

Year Ending December 31,                  2003(1)        2004          2005         2006         2007         2008
------------------------                ---------      ---------     ---------    ---------    ---------    ---------

CONSOLIDATED
------------

PERFORMANCE

Annual Average Capacity (MW)(2)             4,612          4,612         5,802        5,802        5,802        5,802
Average Capacity Factor (%)(3)               31.3%          29.5%         31.7%        39.1%        43.8%        44.9%

Contract Energy Sales (GWh)(4)              5,943         11,442        16,544       20,333       22,763       23,315
Other Energy Sales (GWh)(4)                 1,116            765             0            9           38           73
                                        ---------      ---------      --------     --------     --------     --------
Total Energy Sales (GWh)                    7,059         12,207        16,544       20,342       22,800       23,388

Fuel Consumption (BBtu)                    51,132         97,596       130,461      160,238      177,009      181,583
Average Net Heat Rate (Btu/kWh)(5)          8,096          8,177         8,101        8,069        7,951        7,951

SO(2) Allowances Purchased (Tons)(6)           25             49            65           82           88           92
NO(X) Allowances Purchased (Tons)(7)            0            (60)          187          254          319          344

COMMODITY PRICES

General Inflation (%)(8)                     2.60           2.60          2.60         2.60         2.60         2.60
Contract Electricity Price ($/MWh)(9)   $   34.44          34.72         29.42        26.55        23.42        23.20
Other Capacity Price ($/MWh)(10)        $   16.91          18.52         16.99        17.18        16.83        19.29
Other Energy Price ($/MWh)(10)          $   52.82          48.71          0.00        67.31        68.32        65.64
Fuel Price ($/MMBtu)(11)                $    6.33           7.84          0.00       251.15        63.23        35.96
SO(2) Allowances ($/Ton)(12)            $     150            154           158          162          166          171
NO(X) Allowances ($/Ton)(13)            $       0          2,000         1,700        1,744        1,790        1,836

OPERATING REVENUES ($000)

Contract Electricity Revenues
           Dahlberg                     $  16,645         34,138             0            0            0            0
           Franklin (14)                $  85,818        109,905       116,396      120,196      122,832      124,145
           Harris (14)                  $  36,237        115,862       142,441      146,622      144,089      144,558
           McIntosh                     $       0              0        87,301      130,323      123,410      127,323
           Stanton                      $  10,374         45,040        44,420       45,276       45,484       45,836
           Wansley                      $  55,624         92,339        96,116       97,366       97,269       99,010
Other Electricity Revenues
           Dahlberg                     $   2,223          4,429        13,540       14,271       15,987       20,192
           Franklin (14)                $   3,222         12,310             0            0            0            0
           Harris                       $  62,689         29,934             0            0            0            0
           McIntosh                     $       0              0             0            0            0            0
           Stanton                      $       0              0             0            0            0            0
           Wansley                      $       0              0             0            0            0            0
                                        ---------      ---------     ---------    ---------    ---------    ---------

Total Operating Revenues                $ 272,832        443,957       500,214      554,054      549,071      561,064

OPERATING EXPENSES ($000)

Fuel
         Dahlberg                       $      58              0             0          448        1,839        3,697
         Franklin                       $   4,196         13,343         5,099        5,686        6,359        6,659
         Harris                         $  49,098         27,734         6,977        7,540        7,680        8,118
         McIntosh                       $       0              0         4,663        7,185        7,352        7,762
         Stanton                        $     613          2,464         1,964        2,168        2,135        2,203
         Wansley                        $   3,570          5,783         6,527        6,860        7,138        7,632
Purchased Power (15)                    $  43,081         13,258        20,974       22,153       24,224       25,754
Operations & Maintenance (16)           $  33,111         60,868        77,862       92,184      102,830      108,674
Administration and General (17)         $  12,729         26,966        29,734       31,921       32,391       32,873
                                        ---------      ---------     ---------    ---------    ---------    ---------

Total Operating Expenses                $ 146,457        150,417       153,800      176,145      191,947      203,372

NET OPERATING REVENUES ($000)           $ 126,375        293,540       346,414      377,909      357,125      357,692

ANNUAL INTEREST($000)(18)               $  34,422         68,844        83,244       97,644       97,644       97,644

ANNUAL INTEREST COVERAGE (19)                3.67           4.26          4.16         3.87         3.66         3.66
2003-15 AVG INTEREST COVERAGE (20)           4.10


Year Ending December 31,                   2009         2010         2011         2012         2013
------------------------                ---------    ---------    ---------    ---------    ---------

CONSOLIDATED
------------

PERFORMANCE

Annual Average Capacity (MW)(2)             5,802        5,802        5,802        5,802        5,802
Average Capacity Factor (%)(3)               43.6%        41.2%        42.3%        40.0%        36.5%

Contract Energy Sales (GWh)(4)             22,607       12,712       10,007        8,847        7,832
Other Energy Sales (GWh)(4)                    86        8,491       11,721       11,674       10,804
                                         --------     --------     --------     --------     --------
Total Energy Sales (GWh)                   22,692       21,203       21,728       20,521       18,636

Fuel Consumption (BBtu)                   176,303      167,459      170,785      162,118      149,052
Average Net Heat Rate (Btu/kWh)(5)          7,954        7,996        7,935        7,976        8,044

SO(2) Allowances Purchased (Tons)(6)           89           84           87           81           73
NO(X) Allowances Purchased (Tons)(7)          320          283          301          280          237

COMMODITY PRICES

General Inflation (%)(8)                     2.60         2.60         2.60         2.60         2.60
Contract Electricity Price ($/MWh)(9)       23.70        27.06        27.44        28.12        32.21
Other Capacity Price ($/MWh)(10)            36.69        46.49        58.16        62.97        67.71
Other Energy Price ($/MWh)(10)              67.93        45.84        47.51        49.19        50.06
Fuel Price ($/MMBtu)(11)                    31.39         4.75         4.77         4.92         5.12
SO(2) Allowances ($/Ton)(12)                  175          180          184          189          194
NO(X) Allowances ($/Ton)(13)                1,884        1,933        1,983        2,035        2,088

OPERATING REVENUES ($000)

Contract Electricity Revenues
           Dahlberg                             0            0            0            0            0
           Franklin (14)                  124,376       82,134       25,853            0            0
           Harris (14)                    144,040       89,115       74,485       74,217       74,430
           McIntosh                       121,774      126,117      127,802      127,964      138,295
           Stanton                         46,076       46,560       46,476       46,609       39,515
           Wansley                         99,498            0            0            0            0
Other Electricity Revenues
           Dahlberg                        35,052       40,321       53,484       55,407       56,286
           Franklin (14)                        0       81,488      225,938      271,958      260,111
           Harris                               0      104,379      167,795      164,181      167,052
           McIntosh                             0            0            0            0            0
           Stanton                              0            0            0            0        9,790
           Wansley                              0      287,063      309,602      311,136      295,566
                                        ---------    ---------    ---------    ---------    ---------

Total Operating Revenues                  570,816      857,177    1,031,435    1,051,472    1,041,045

OPERATING EXPENSES ($000)

Fuel
         Dahlberg                           4,450        2,695        5,524        3,897        1,804
         Franklin                           6,534       53,433      130,297      153,180      144,623
         Harris                             8,129       70,355      106,128      102,276      104,557
         McIntosh                           7,956        7,539        8,107        7,985        7,586
         Stanton                            2,107        2,119        2,038        1,958        7,814
         Wansley                            7,614      184,096      190,228      189,073      177,290
Purchased Power (15)                       25,204       13,054       10,511       10,282        5,270
Operations & Maintenance (16)             110,030      108,315      114,804      114,734      109,409
Administration and General (17)            33,364       33,872       34,386       34,924       35,465
                                        ---------    ---------    ---------    ---------    ---------

Total Operating Expenses                  205,389      475,477      602,023      618,309      593,818

NET OPERATING REVENUES ($000)             365,427      381,699      429,412      433,163      447,227

ANNUAL INTEREST($000)(18)                  97,644       97,644       97,644       97,644       97,644

ANNUAL INTEREST COVERAGE (19)                3.74         3.91         4.40         4.44         4.58
2003-15 AVG INTEREST COVERAGE (20)

                                   EXHIBIT A-7
                     SOUTHERN POWER COMPANY, INC. FACILITIES
                           PROJECTED OPERATING RESULTS
                       SENSITIVITY F - INCREASED HEAT RATE

Year Ending December 31,                    2014          2015          2016          2017          2018          2019
------------------------                ----------    ----------    ----------    ----------    ----------    ----------

CONSOLIDATED
------------

PERFORMANCE

Annual Average Capacity (MW)(2)              5,802         5,802         5,802         5,802         5,802         5,802
Average Capacity Factor (%)(3)                33.1%         31.3%         28.5%         26.3%         24.5%         22.8%
Contract Energy Sales (GWh)(4)               6,352         6,051         5,629         5,115         4,738         3,576
Other Energy Sales (GWh)(4)                 10,550         9,968         8,937         8,339         7,786         8,061
                                        ----------    ----------    ----------    ----------    ----------    ----------
Total Energy Sales (GWh)                    16,901        16,020        14,567        13,453        12,524        11,638

Fuel Consumption (BBtu)                    136,563       129,603       118,928       110,320       103,286        96,611
Average Net Heat Rate (Btu/kWh)(5)           8,127         8,138         8,213         8,248         8,296         8,324

SO(2) Allowances Purchased (Tons)(6)            68            64            60            56            52            49
NO(X) Allowances Purchased (Tons)(7)           196           162           121            99            86            70

COMMODITY PRICES

General Inflation (%)(8)                      2.60          2.60          2.60          2.60          2.60          2.60
Contract Electricity Price ($/MWh)(9)   $    34.12         35.99         39.32         43.28         46.20         46.07
Other Capacity Price ($/MWh)(10)        $    67.83         71.68         74.42         76.04         79.21         83.11
Other Energy Price ($/MWh)(10)          $    52.74         53.05         55.13         57.70         59.65         62.83
Fuel Price ($/MMBtu)(11)                $     5.42          5.62          5.89          6.13          6.31          6.51
SO(2) Allowances ($/Ton)(12)            $      199           204           209           215           220           226
NO(X) Allowances ($/Ton)(13)            $    2,142         2,197         2,255         2,313         2,373         2,435

OPERATING REVENUES ($000)

Contract Electricity Revenues
           Dahlberg                     $        0             0             0             0             0             0
           Franklin (14)                $        0             0             0             0             0             0
           Harris (14)                  $   75,619        76,488        75,534        74,859        75,898        16,327
           McIntosh                     $  141,097       141,329       145,813       146,477       143,008       148,445
           Stanton                      $        0             0             0             0             0             0
           Wansley                      $        0             0             0             0             0             0
Other Electricity Revenues
           Dahlberg                     $   55,353        56,856        58,471        59,764        62,426        65,796
           Franklin (14)                $  250,895       236,471       229,122       221,854       222,225       219,581
           Harris                       $  154,761       155,722       149,400       149,374       150,355       243,589
           McIntosh                     $        0             0             0             0             0             0
           Stanton                      $   85,586        86,686        88,008        88,055        87,464        85,084
           Wansley                      $  282,582       281,329       266,973       267,947       260,555       260,275
                                        ----------    ----------    ----------    ----------    ----------    ----------

Total Operating Revenues                $1,045,893     1,034,881     1,013,321     1,008,330     1,001,931     1,039,097

OPERATING EXPENSES ($000)

Fuel
         Dahlberg                       $    1,290           308             0             0             0             0
         Franklin                       $  139,283       127,763       123,639       116,179       111,756       103,055
         Harris                         $   95,341        97,935        92,648        92,331        90,442       136,152
         McIntosh                       $    7,213         6,970         6,880         6,602         6,275         6,542
         Stanton                        $   53,172        53,444        53,999        53,230        53,583        51,120
         Wansley                        $  169,764       169,812       156,247       153,449       146,321       140,559
Purchased Power (15)                    $    5,040         4,895         4,646         4,447         4,285         1,949
Operations & Maintenance (16)           $  106,027       109,415       103,650       102,325       102,485       100,685
Administration and General (17)         $   36,022        36,601        37,186        37,792        38,416        39,052
                                        ----------    ----------    ----------    ----------    ----------    ----------

Total Operating Expenses                $  613,153       607,143       578,894       566,355       553,563       579,115

NET OPERATING REVENUES ($000)           $  432,740       427,738       434,427       441,975       448,368       459,982

ANNUAL INTEREST($000)(18)               $   97,644        97,644        97,644        97,644        97,644        97,644

ANNUAL INTEREST COVERAGE (19)                 4.43          4.38          4.45          4.53          4.59          4.71
2003-15 AVG INTEREST COVERAGE (20)            4.10


Year Ending December 31,                   2020          2021          2022          2023
------------------------                ----------    ----------    ----------    ----------

CONSOLIDATED
------------

PERFORMANCE

Annual Average Capacity (MW)(2)              5,802         5,802         5,802         5,802
Average Capacity Factor (%)(3)                21.0%         20.2%         18.4%         18.4%

Contract Energy Sales (GWh)(4)                 551             0             0             0
Other Energy Sales (GWh)(4)                 10,107        10,274         9,375         9,375
                                            ------        ------        ------        ------
Total Energy Sales (GWh)                    10,657        10,274         9,375         9,375

Fuel Consumption (BBtu)                     89,039        86,331        78,922        78,922
Average Net Heat Rate (Btu/kWh)(5)           8,355         8,403         8,419         8,419

SO(2) Allowances Purchased (Tons)(6)            44            44            40            40
NO(X) Allowances Purchased (Tons)(7)            45            43            25            25

COMMODITY PRICES

General Inflation (%)(8)                      2.60          2.60          2.60          2.60
Contract Electricity Price ($/MWh)(9)        50.29          0.00          0.00          0.00
Other Capacity Price ($/MWh)(10)             84.87         87.74         89.36         91.68
Other Energy Price ($/MWh)(10)               64.45         66.02         67.65         69.40
Fuel Price ($/MMBtu)(11)                      6.66          6.80          7.05          7.21
SO(2) Allowances ($/Ton)(12)                   232           238           244           251
NO(X) Allowances ($/Ton)(13)                 2,498         2,563         2,630         2,698

OPERATING REVENUES ($000)

Contract Electricity Revenues
           Dahlberg                              0             0             0             0
           Franklin (14)                         0             0             0             0
           Harris (14)                           0             0             0             0
           McIntosh                         27,698             0             0             0
           Stanton                               0             0             0             0
           Wansley                               0             0             0             0
Other Electricity Revenues
           Dahlberg                         67,299        69,661        70,940        72,784
           Franklin (14)                   208,898       213,547       197,972       203,119
           Harris                          285,657       282,765       283,337       290,702
           McIntosh                        217,143       279,817       259,961       266,720
           Stanton                          86,687        84,437        85,808        88,039
           Wansley                         257,924       257,133       254,567       261,186
                                        ----------    ----------    ----------    ----------

Total Operating Revenues                 1,151,306     1,187,360     1,152,585     1,182,550

OPERATING EXPENSES ($000)

Fuel
         Dahlberg                                0             0             0             0
         Franklin                           95,739        96,750        84,041        85,766
         Harris                            155,922       153,038       151,803       155,265
         McIntosh                          118,570       149,130       134,357       137,364
         Stanton                            52,905        51,000        51,880        52,829
         Wansley                           139,518       137,224       134,347       137,459
Purchased Power (15)                             0             0             0             0
Operations & Maintenance (16)              100,114       105,714       100,405       121,018
Administration and General (17)             39,705        40,375        41,060        41,768
                                        ----------    ----------    ----------    ----------

Total Operating Expenses                   702,472       733,230       697,893       731,468

NET OPERATING REVENUES ($000)              448,833       454,130       454,692       451,082

ANNUAL INTEREST($000)(18)                   97,644        97,644        97,644        97,644

ANNUAL INTEREST COVERAGE (19)                 4.60          4.65          4.66          4.62
2003-15 AVG INTEREST COVERAGE (20)

                            FOOTNOTES TO EXHIBIT A-7


         The footnotes to Exhibit A-7 are the same as the footnotes for Exhibit A-1, except:

5. Heat rate for each of the Generating Facilities is assumed to be 5 percent higher than that assumed in the Base Case.

                                   EXHIBIT A-8
                     SOUTHERN POWER COMPANY, INC. FACILITIES
                           PROJECTED OPERATING RESULTS
                  SENSITIVITY G - INCREASED OPERATING EXPENSES

Year Ending December 31,                 2003(1)         2004          2005         2006         2007         2008
------------------------                ---------      ---------     ---------    ---------    ---------    ---------

CONSOLIDATED
------------

PERFORMANCE

Annual Average Capacity (MW)(2)             4,612          4,612         5,802        5,802        5,802        5,802
Average Capacity Factor (%)(3)               31.3%          29.5%         31.7%        39.1%        43.8%        44.9%

Contract Energy Sales (GWh)(4)              5,943         11,442        16,544       20,333       22,763       23,315
Other Energy Sales (GWh)(4)                 1,116            765             0            9           38           73
                                        ---------      ---------     ---------    ---------    ---------    ---------
Total Energy Sales (GWh)                    7,059         12,207        16,544       20,342       22,800       23,388

Fuel Consumption (BBtu)                    48,697         92,948       124,247      152,609      168,579      172,934
Average Net Heat Rate (Btu/kWh)(5)          7,710          7,788         7,715        7,685        7,572        7,572

SO(2) Allowances Purchased (Tons)(6)           24             47            62           77           83           86
NO(X) Allowances Purchased (Tons)(7)            0            (70)          165          229          292          314

COMMODITY PRICES

General Inflation (%)(8)                     2.60           2.60          2.60         2.60         2.60         2.60
Contract Electricity Price ($/MWh)(9)   $   34.44          34.72         29.42        26.55        23.42        23.20
Other Capacity Price ($/MWh)(10)        $   16.91          18.52         16.99        17.18        16.83        19.29
Other Energy Price ($/MWh)(10)          $   52.82          48.71          0.00        67.31        68.32        65.64
Fuel Price ($/MMBtu)(11)                $    5.38           4.96          0.00         3.76         3.58         3.69
SO(2) Allowances ($/Ton)(12)            $     150            154           158          162          166          171
NO(X) Allowances ($/Ton)(13)            $       0          2,000         1,700        1,744        1,790        1,836

OPERATING REVENUES ($000)

Contract Electricity Revenues
           Dahlberg                     $  16,645         34,138             0            0            0            0
           Franklin (14)                $  85,818        109,905       116,396      120,196      122,832      124,145
           Harris (14)                  $  36,237        115,862       142,441      146,622      144,089      144,558
           McIntosh                     $       0              0        87,301      130,323      123,410      127,323
           Stanton                      $  10,374         45,040        44,420       45,276       45,484       45,836
           Wansley                      $  55,624         92,339        96,116       97,366       97,269       99,010
Other Electricity Revenues
           Dahlberg                     $   2,223          4,429        13,540       14,271       15,987       20,192
           Franklin (14)                $   3,222         12,310             0            0            0            0
           Harris                       $  62,689         29,934             0            0            0            0
           McIntosh                     $       0              0             0            0            0            0
           Stanton                      $       0              0             0            0            0            0
           Wansley                      $       0              0             0            0            0            0
                                        ---------      ---------     ---------    ---------    ---------    ---------

Total Operating Revenues                $ 272,832        443,957       500,214      554,054      549,071      561,064

OPERATING EXPENSES ($000)

Fuel
         Dahlberg                       $      38              0             0          429        1,753        3,520
         Franklin                       $   1,221          8,423             0            0            0            0
         Harris                         $  45,315         21,309             0            0            0            0
         McIntosh                       $       0              0             0            0            0            0
         Stanton                        $       0              0             0            0            0            0
         Wansley                        $       0              0             0            0            0            0
Purchased Power (15)                    $  43,081         13,258        20,974       22,153       24,224       25,754
Operations & Maintenance (16)           $  36,422         66,948        85,634      101,391      113,108      119,535
Administration and General (17)         $  14,001         29,661        32,704       35,113       35,629       36,156
                                        ---------      ---------     ---------    ---------    ---------    ---------

Total Operating Expenses                $ 140,078        139,599       139,312      159,086      174,714      184,965

NET OPERATING REVENUES ($000)           $ 132,754        304,359       360,902      394,968      374,358      376,099

ANNUAL INTEREST($000)(18)               $  34,422         68,844        83,244       97,644       97,644       97,644

ANNUAL INTEREST COVERAGE (19)                3.86           4.42          4.34         4.04         3.83         3.85
2003-15 AVG INTEREST COVERAGE (20)           4.27


Year Ending December 31,                   2009         2010         2011         2012         2013
------------------------                ---------    ---------    ---------    ---------    ---------

CONSOLIDATED
------------

PERFORMANCE

Annual Average Capacity (MW)(2)             5,802        5,802        5,802        5,802        5,802
Average Capacity Factor (%)(3)               43.6%        41.2%        42.3%        40.0%        36.5%

Contract Energy Sales (GWh)(4)             22,607       12,712       10,007        8,847        7,832
Other Energy Sales (GWh)(4)                    86        8,491       11,721       11,674       10,804
                                        ---------    ---------    ---------    ---------    ---------
Total Energy Sales (GWh)                   22,692       21,203       21,728       20,521       18,636

Fuel Consumption (BBtu)                   167,909      159,487      162,653      154,397      141,954
Average Net Heat Rate (Btu/kWh)(5)          7,575        7,615        7,557        7,596        7,660

SO(2) Allowances Purchased (Tons)(6)           85           80           83           76           70
NO(X) Allowances Purchased (Tons)(7)          290          257          274          253          213

COMMODITY PRICES

General Inflation (%)(8)                     2.60         2.60         2.60         2.60         2.60
Contract Electricity Price ($/MWh)(9)       23.70        27.06        27.44        28.12        32.21
Other Capacity Price ($/MWh)(10)            36.69        46.49        58.16        62.97        67.71
Other Energy Price ($/MWh)(10)              67.93        45.84        47.51        49.19        50.06
Fuel Price ($/MMBtu)(11)                     3.80         4.49         4.63         4.80         5.00
SO(2) Allowances ($/Ton)(12)                  175          180          184          189          194
NO(X) Allowances ($/Ton)(13)                1,884        1,933        1,983        2,035        2,088

OPERATING REVENUES ($000)

Contract Electricity Revenues
           Dahlberg                             0            0            0            0            0
           Franklin (14)                  124,376       82,134       25,853            0            0
           Harris (14)                    144,040       89,115       74,485       74,217       74,430
           McIntosh                       121,774      126,117      127,802      127,964      138,295
           Stanton                         46,076       46,560       46,476       46,609       39,515
           Wansley                         99,498            0            0            0            0
Other Electricity Revenues
           Dahlberg                        35,052       40,321       53,484       55,407       56,286
           Franklin (14)                        0       81,488      225,938      271,958      260,111
           Harris                               0      104,379      167,795      164,181      167,052
           McIntosh                             0            0            0            0            0
           Stanton                              0            0            0            0        9,790
           Wansley                              0      287,063      309,602      311,136      295,566
                                        ---------    ---------    ---------    ---------    ---------

Total Operating Revenues                  570,816      857,177    1,031,435    1,051,472    1,041,045

OPERATING EXPENSES ($000)

Fuel
         Dahlberg                           4,242        2,569        5,267        3,711        1,718
         Franklin                               0       46,993      123,819      146,873      138,743
         Harris                                 0       62,530       97,649       94,037       96,545
         McIntosh                               0            0            0            0            0
         Stanton                                0            0            0            0        5,867
         Wansley                                0      176,261      182,099      180,998      169,780
Purchased Power (15)                       25,204       13,054       10,511       10,282        5,270
Operations & Maintenance (16)             121,025      119,087      126,214      126,137      120,289
Administration and General (17)            36,697       37,253       37,828       38,409       39,009
                                        ---------    ---------    ---------    ---------    ---------

Total Operating Expenses                  187,168      457,748      583,387      600,448      577,221

NET OPERATING REVENUES ($000)             383,648      399,429      448,048      451,025      463,824

ANNUAL INTEREST($000)(18)                  97,644       97,644       97,644       97,644       97,644

ANNUAL INTEREST COVERAGE (19)                3.93         4.09         4.59         4.62         4.75
2003-15 AVG INTEREST COVERAGE (20)

                                   EXHIBIT A-8
                     SOUTHERN POWER COMPANY, INC. FACILITIES
                           PROJECTED OPERATING RESULTS
                  SENSITIVITY G - INCREASED OPERATING EXPENSES

Year Ending December 31,                   2014          2015          2016          2017          2018          2019
------------------------                ----------    ----------    ----------    ----------    ----------    ----------

CONSOLIDATED
------------

PERFORMANCE

Annual Average Capacity (MW)(2)              5,802         5,802         5,802         5,802         5,802         5,802
Average Capacity Factor (%)(3)                33.1%         31.3%         28.5%         26.3%         24.5%         22.8%

Contract Energy Sales (GWh)(4)               6,352         6,051         5,629         5,115         4,738         3,576
Other Energy Sales (GWh)(4)                 10,550         9,968         8,937         8,339         7,786         8,061
                                        ----------    ----------    ----------    ----------    ----------    ----------
Total Energy Sales (GWh)                    16,901        16,020        14,567        13,453        12,524        11,638

Fuel Consumption (BBtu)                    130,059       123,431       113,265       105,067        98,368        92,010
Average Net Heat Rate (Btu/kWh)(5)           7,740         7,750         7,822         7,855         7,901         7,928

SO(2) Allowances Purchased (Tons)(6)            66            62            57            52            49            46
NO(X) Allowances Purchased (Tons)(7)           174           143           102            81            68            54

COMMODITY PRICES

General Inflation (%)(8)                      2.60          2.60          2.60          2.60          2.60          2.60
Contract Electricity Price ($/MWh)(9)   $    34.12         35.99         39.32         43.28         46.20         46.07
Other Capacity Price ($/MWh)(10)        $    67.83         71.68         74.42         76.04         79.21         83.11
Other Energy Price ($/MWh)(10)          $    52.74         53.05         55.13         57.70         59.65         62.83
Fuel Price ($/MMBtu)(11)                $     5.34          5.53          5.79          6.03          6.21          6.44
SO(2) Allowances ($/Ton)(12)            $      199           204           209           215           220           226
NO(X) Allowances ($/Ton)(13)            $    2,142         2,197         2,255         2,313         2,373         2,435

OPERATING REVENUES ($000)

Contract Electricity Revenues
           Dahlberg                     $        0             0             0             0             0             0
           Franklin (14)                $        0             0             0             0             0             0
           Harris (14)                  $   75,619        76,488        75,534        74,859        75,898        16,327
           McIntosh                     $  141,097       141,329       145,813       146,477       143,008       148,445
           Stanton                      $        0             0             0             0             0             0
           Wansley                      $        0             0             0             0             0             0
Other Electricity Revenues
           Dahlberg                     $   55,353        56,856        58,471        59,764        62,426        65,796
           Franklin (14)                $  250,895       236,471       229,122       221,854       222,225       219,581
           Harris                       $  154,761       155,722       149,400       149,374       150,355       243,589
           McIntosh                     $        0             0             0             0             0             0
           Stanton                      $   85,586        86,686        88,008        88,055        87,464        85,084
           Wansley                      $  282,582       281,329       266,973       267,947       260,555       260,275
                                        ----------    ----------    ----------    ----------    ----------    ----------

Total Operating Revenues                $1,045,893     1,034,881     1,013,321     1,008,330     1,001,931     1,039,097

OPERATING EXPENSES ($000)

Fuel
         Dahlberg                       $    1,229           291             0             0             0             0
         Franklin                       $  133,670       122,726       118,812       111,665       107,328        98,985
         Harris                         $   87,889        90,309        85,446        85,355        83,464       129,387
         McIntosh                       $        0             0             0             0             0             0
         Stanton                        $   51,374        51,636        52,163        51,430        51,765        49,421
         Wansley                        $  162,611       162,635       149,621       146,902       140,054       134,564
Purchased Power (15)                    $    5,040         4,895         4,646         4,447         4,285         1,949
Operations & Maintenance (16)           $  116,579       120,305       113,973       112,527       112,707       110,731
Administration and General (17)         $   39,622        40,258        40,909        41,570        42,255        42,954
                                        ----------    ----------    ----------    ----------    ----------    ----------

Total Operating Expenses                $  598,014       593,056       565,570       553,896       541,859       567,992

NET OPERATING REVENUES ($000)           $  447,879       441,825       447,751       454,434       460,072       471,105

ANNUAL INTEREST($000)(18)               $   97,644        97,644        97,644        97,644        97,644        97,644

ANNUAL INTEREST COVERAGE (19)                 4.59          4.52          4.59          4.65          4.71          4.82
2003-15 AVG INTEREST COVERAGE (20)            4.27


Year Ending December 31,                   2020          2021          2022          2023
------------------------                ----------    ----------    ----------    ----------

CONSOLIDATED
------------

PERFORMANCE

Annual Average Capacity (MW)(2)              5,802         5,802         5,802         5,802
Average Capacity Factor (%)(3)                21.0%         20.2%         18.4%         18.4%

Contract Energy Sales (GWh)(4)                 551             0             0             0
Other Energy Sales (GWh)(4)                 10,107        10,274         9,375         9,375
                                        ----------    ----------    ----------    ----------
Total Energy Sales (GWh)                    10,657        10,274         9,375         9,375

Fuel Consumption (BBtu)                     84,797        82,221        75,165        75,165
Average Net Heat Rate (Btu/kWh)(5)           7,957         8,003         8,018         8,018

SO(2) Allowances Purchased (Tons)(6)             43            42            38            38
NO(X) Allowances Purchased (Tons)(7)             31            28            11            11

COMMODITY PRICES

General Inflation (%)(8)                      2.60          2.60          2.60          2.60
Contract Electricity Price ($/MWh)(9)        50.29          0.00          0.00          0.00
Other Capacity Price ($/MWh)(10)             84.87         87.74         89.36         91.68
Other Energy Price ($/MWh)(10)               64.45         66.02         67.65         69.40
Fuel Price ($/MMBtu)(11)                      6.69          6.85          7.10          7.26
SO(2) Allowances ($/Ton)(12)                   232           238           244           251
NO(X) Allowances ($/Ton)(13)                 2,498         2,563         2,630         2,698

OPERATING REVENUES ($000)

Contract Electricity Revenues
           Dahlberg                              0             0             0             0
           Franklin (14)                         0             0             0             0
           Harris (14)                           0             0             0             0
           McIntosh                         27,698             0             0             0
           Stanton                               0             0             0             0
           Wansley                               0             0             0             0
Other Electricity Revenues
           Dahlberg                         67,299        69,661        70,940        72,784
           Franklin (14)                   208,898       213,547       197,972       203,119
           Harris                          285,657       282,765       283,337       290,702
           McIntosh                        217,143       279,817       259,961       266,720
           Stanton                          86,687        84,437        85,808        88,039
           Wansley                         257,924       257,133       254,567       261,186
                                        ----------    ----------    ----------    ----------

Total Operating Revenues                 1,151,306     1,187,360     1,152,585     1,182,550

OPERATING EXPENSES ($000)

Fuel
         Dahlberg                                0             0             0             0
         Franklin                           92,020        92,989        80,882        82,525
         Harris                            149,382       146,630       145,457       148,754
         McIntosh                          112,453       142,923       128,857       131,721
         Stanton                            51,114        49,309        50,143        51,047
         Wansley                           133,575       131,388       128,651       131,615
Purchased Power (15)                             0             0             0             0
Operations & Maintenance (16)              110,080       116,235       110,399       133,070
Administration and General (17)             43,670        44,408        45,168        45,941
                                        ----------    ----------    ----------    ----------

Total Operating Expenses                   692,293       723,881       689,556       724,673

NET OPERATING REVENUES ($000)              459,012       463,479       463,029       457,877

ANNUAL INTEREST($000)(18)                   97,644        97,644        97,644        97,644

ANNUAL INTEREST COVERAGE (19)                 4.70          4.75          4.74          4.69
2003-15 AVG INTEREST COVERAGE (20)

                            FOOTNOTES TO EXHIBIT A-8


         The footnotes to Exhibit A-8 are the same as the footnotes for Exhibit A-1, except:

16. Assumed to be 10 percent higher than that assumed in the Base Case, with the exception of the cost of emissions allowances. 17. Assumed to be 10 percent higher than that assumed in the Base Case.

                                                                        ANNEX B




                       Southern Power

                       Independent Market Expert's Report
                       for the SERC and FRCC Regions

                       May 28, 2003

                       Southern Power

                       Independent Market Expert's Report
                       for the SERC and FRCC Regions

                       May 28, 2003




                       Company Confidential

                       (C) PA Knowledge Limited 2003


                                                      PA Consulting Group, Inc.
                                                       390 Interlocken Crescent
Prepared by:  Todd Filsinger                                          Suite 410
                                                                     Broomfield
                                                                 Colorado 80021
                                                           Tel: +1 720 566 9920
                                                           Fax: +1 720 566 9680
                                                           www.paconsulting.com

Disclaimer


This report presents the analysis of PA Consulting Group, Inc. (PA) for the following regions:

         -        SERC - Southeastern Electric Reliability Council

         -        FRCC - Florida Reliability Coordinating Council.

         (i) some information in the report is necessarily based on predictions and estimates of future events and behaviors,

         (ii) such predictions or estimates may differ from that which other experts specializing in the electricity industry might present,

         (iii) the provision of a report by PA does not obviate the need for potential investors to make further appropriate inquiries as to the accuracy of the information included therein, or to undertake an analysis of their own,

         (iv) this report is not intended to be a complete and exhaustive analysis of the subject issues and therefore will not consider some factors that are important to a potential investor's decision making, and

         (v) PA and its employees cannot accept liability for loss suffered in consequence of reliance on the report. Nothing in PA's report should be taken as a promise or guarantee as to the occurrence of any future events.

TABLE OF CONTENTS

DISCLAIMER                                                                   i

1. INTRODUCTION                                                            1-1

   1.1 Background                                                          1-1
   1.2 Asset Portfolio Description                                         1-1
   1.3 Key Assumptions                                                     1-1
   1.4 Results                                                             1-2
   1.5 Report Structure                                                    1-3

2. COMPETITION AND RESTRUCTURING IN THE U.S. ELECTRIC INDUSTRY             2-1

   2.1 Introduction                                                        2-1
   2.2 Recent Federal Restructuring                                        2-1
       2.2.1 FERC Order 2000                                               2-1
       2.2.2 SAFE Act of 2001 and HR 3406                                  2-1
       2.2.3 Energy Policy Act of 2002                                     2-1
       2.2.4 The Prospect for Energy Legislation                           2-2
   2.3 State Restructuring                                                 2-2
       2.3.1 Alabama                                                       2-2
       2.3.2 Florida                                                       2-4
       2.3.3 Georgia                                                       2-5
   2.4 Reliability and Competitive Markets                                 2-5
       2.4.1 Introduction                                                  2-5
       2.4.2 Overview of Regional Markets                                  2-5
       2.4.3 Power Pools                                                   2-6
       2.4.4 ISOs - Independent System Operators                           2-7
       2.4.5 RTOs - Regional Transmission Organizations                    2-7
       2.4.6 Additional Regulatory and Market Developments                2-11
   2.5 Prospects for the Future                                           2-13

3. APPROACH TO MARKET PRICE FORECASTING                                    3-1

   3.1 Introduction                                                        3-1
   3.2 Market Price Forecasting Principles                                 3-2
       3.2.1 Economic Equilibrium                                          3-2
       3.2.2 Capacity and Energy Markets                                   3-3
       3.2.3 Price Bidding and Formulation                                 3-4
   3.3 Step 1 - Review of Market Characteristics                           3-5
   3.4 Step 2 - Development of Assumptions                                 3-5
   3.5 Step 3 - Fundamental Analysis                                       3-5
       3.5.1 Energy Price and Dispatch Simulation                          3-6
       3.5.2 Capacity Compensation Simulation                              3-6
       3.5.3 Capacity Add/Retire Simulation                                3-6
   3.6 Step 4 - Plant-Level Dispatch Analysis                              3-8

4. KEY ASSUMPTIONS                                                         4-1

   4.1 Introduction                                                        4-1
   4.2 Demand and Energy Forecasts                                         4-1
   4.3 Fuel Prices                                                         4-1
       4.3.1 Natural Gas                                                   4-2
       4.3.2 Fuel Oil                                                      4-4
       4.3.3 Coal                                                          4-5
       4.3.4 Hydroelectric                                                 4-6
       4.3.5 Nuclear                                                       4-7
   4.4 SO(2)/NOx Emission Allowance Prices                                 4-7
       4.4.1 Sulfur Dioxide Emission Allowance Prices                      4-7
       4.4.2 Development of NOx Emission Allowance Prices                  4-8
   4.5 Electricity Imports                                                 4-9
       4.5.1 Transfer Capabilities                                         4-9
       4.5.2 Wheeling Rates                                               4-10
   4.6 Capacity Additions and Retirements                                 4-10
   4.7 Financial Assumptions                                              4-13
       4.7.1 Generic Plant Characteristics                                4-13
       4.7.2 Other Expenses                                               4-13
       4.7.3 Economic and Financial Assumptions                           4-13

5. REGIONAL ANALYSIS                                                       5-1

   5.1 Introduction                                                        5-1
   5.2 Risk Issues and Sensitivity Cases                                   5-1
   5.3 SERC                                                                5-3
       5.3.1 Background                                                    5-3
       5.3.2 Power Markets                                                 5-3
       5.3.3 Transmission System                                           5-3
       5.3.4 Market Characteristics                                        5-5
       5.3.5 Price Forecasts                                               5-6
       5.3.6 Critical Market Factors                                       5-9
       5.3.7 Dispatch Curves                                              5-10
   5.4 FRCC                                                               5-11
       5.4.1 Background                                                   5-11
       5.4.2 Power Markets                                                5-11
       5.4.3 Transmission System                                          5-12
       5.4.4 Market Characteristics                                       5-13
       5.4.5 Price Forecasts                                              5-14
       5.4.6 Critical Market Factors                                      5-17
       5.4.7 Dispatch Curves                                              5-18

1.       INTRODUCTION

1.1      BACKGROUND

PA Consulting Group, Inc. (PA) was retained by Southern Power to assess future prices for electric energy and capacity in the markets in which Southern Power owns or is developing generating assets, as shown in Table 1-1. The markets analyzed in this report include:

-        SERC - Southeastern Electric Reliability Council

-        FRCC - Florida Reliability Coordinating Council.

This report assesses the price projections based on stated assumptions for electric prices in the markets mentioned above and presents the results of PA's analysis for the study period 2003-2022. The actual unit specific results were provided to the independent engineer (R.W. Beck) for inclusion in the financial projections for the years 2003-2023.(1)

1.2      ASSET PORTFOLIO DESCRIPTION

Southern Power has 4,373 MW in operation, 411 MW that will be in operation in October 2003, and 1,240 MW scheduled to be in operation in June 2005, as summarized in Figure 1-1 and Table 1-1.

1.3      KEY ASSUMPTIONS

There are many important assumptions in the development of the price projections, including but not limited to demand growth, fuel prices, and capacity additions and retirements. Variations in these three factors, as well as other assumptions, can lead to significant variations in the end price results. PA has tested the forecasts presented herein for variations of these three assumptions, which represent the low fuel, high fuel, and overbuild sensitivity cases analyzed in Chapter 5.

Another key fundamental assumption upon which this analysis is based is the concept of a competitive wholesale market. These results are based on the assumptions that rational markets for electricity exist, that markets are attempting to adjust to economic equilibrium, and that market players make decisions based on sound economic judgment.

                                   TABLE 1-1
                           REGIONAL MARKET LOCATION
                      OF SOUTHERN POWER GENERATING ASSETS


REGIONAL                ASSET TYPE              TOTAL CAPACITY(1)
 MARKET                DISTRIBUTION                    (MW)

SERC                  Gas/Oil - 100%                   5,613
FRCC                  Gas/Oil - 100%                     411(2)


(1) SERC capacity rating at 95 degrees Fahrenheit and FRCC capacity rating at 70 degrees Fahrenheit per R.W Beck.

(2)     Southern Power owns a 65% interest in the 633 MW Stanton facility.


                                  FIGURE 1-1
                             SOUTHERN POWER ASSETS
                            IN GENERATION PORTFOLIO

                                     [MAP]

DEMAND. Peak demand in the regions is forecasted to grow from 2003 through 2022 at annual compound growth rates of approximately(2):

                        SERC    1.9%
                        FRCC    2.3%


---------
(1)      Results for 2023 were held constant in real terms.
(2)      Source: EIA Annual Energy Outlook 2002.



                                      1-1

FUEL PRICES. Forecasts for natural gas and oil use futures prices in the near term and a consensus fuel price forecast (derived from published fuel price forecasts) in the long term. Delivered prices are then constructed on a regional basis by adding a basis differential.3 The natural gas and oil fuel price forecasts used are found in Chapter 4. The marginal nuclear fuel costs were assumed to be $5.70/MWh, while the marginal coal prices were developed for each individual unit.

CAPACITY ADDITIONS AND RETIREMENTS. PA estimates capacity additions and retirements based on three main principles. First, near-term (2003 through 2005) capacity additions are based on PA's investigation of new capacity addition announcements through a review of publicly available sources of new capacity addition information. These sources include newspapers, trade journals, developer and utility web sites and contacts, and industry news publications. PA has developed a proprietary database that tracks the status of new capacity additions and evaluates the probability of announced projects actually being constructed. Second, capacity additions post-2005 are based on economic analyses of generic new units. Third, units that are not competitive are retired in accordance with the methodology described in further detail in Chapter 3.

PA's base case results incorporate PA's best estimate of new capacity additions and retirements. The capacity and online dates for specific projects are identified in Chapter 4. These unit assumptions are based on PA's best estimate at the time the analyses are prepared. Due to deregulation of the electric industry, changes in economic conditions, the sometimes volatile nature of the industry, and the lead times associated with building new plants, these assumptions are likely to deviate from what actually transpires. Individual unit characteristics such as online dates and capacities may change. Projects may be cancelled or new ones may be added. The assumed capacity additions and retirements included in this analysis are summarized in Table 1-2.

A more complete discussion of the three key assumptions of demand growth, fuel prices, and capacity additions and retirements may be found in Chapter 4.

                                   TABLE 1-2
                     CAPACITY ADDITIONS AND RETIREMENTS(1)

                        CAPACITY        CAPACITY        CAPACITY
                        ADDITIONS       ADDITIONS       ADDITIONS
                        2003-2005       2006-2022       2006-2022
REGION                    (MW)            (MW)            (MW)

SERC                     23,066          62,905           9,087
FRCC                      4,162(2)       26,000              98

---------
(1)     Total capacity at the end of 2002 in each region was:
        SERC    191,441 MW
        FRCC    42,347 MW.

(2)     3,640 MW of generic CC generation were added in 2005

1.4      RESULTS

PA modeled the generation asset portfolio under alternative price and capacity scenarios. Before summarizing these scenarios, it is important to acknowledge that this portfolio valuation approach incorporates a conservative view on asset and portfolio management. In other words, PA simplifies real world asset and portfolio management decision-making by excluding the potential for incremental returns and corresponding risk enabled through dynamic portfolio optimization strategies and techniques.

PA has adopted this view for three reasons:

1. Dynamic portfolio optimization assumes a fairly high degree of decision-making sophistication that requires state-of-the-art tools, systems, and risk management acumen. Assessing this type of risk and portfolio decision-making capacity is not part of this report. Implementing an aggressive portfolio optimization strategy with a weak risk management framework can degrade rather than improve returns.

2. Portfolio optimization modeling is a complex analysis that attracts significant debate across the industry. This analytical complexity and the lack of an industry-accepted standard to quantify such value and risk would prevent a report, which attempts to include such value, from meeting objectives set forth by financial institutions for integrity and expert opinion.

3. Portfolio optimization modeling results are driven by market data (e.g., historic spot, volatility, and forwards) that often do not exist or that require a fair amount of extrapolation to create a useful data set. PA's approach of creating a forecast to


---------
(3) Regional price differentials were calculated by comparing price history for that location to price history at the Henry Hub.



                                      1-2
         better represent a given market over a given time horizon than a single snapshot of forward market data is not conducive to portfolio optimization analysis.

While PA has adopted this conservative position, we recognize that it is possible for asset owners to generate incremental portfolio returns above and beyond the compensation mechanisms contemplated in this analysis if supported by a best-practice risk and portfolio management framework.

PA developed a base case for each region that reflects PA's assessment, given the stated set of assumptions in Chapter 4, of future market prices. It should be recognized that these cases will vary to the extent the input assumptions change, and such assumptions should be reviewed with the same rigor as the resulting forecast. The base case is described below:

- The BASE CASE incorporates the 90-day average ending January 6, 2003 of Henry Hub futures gas prices through December 2005. Prices then decrease linearly to the consensus forecast price in 2007. The oil forecast 90-day average ends January 6, 2003, and goes through December 2004, decreasing linearly to the consensus forecast price in 2006. The base case is constructed using generation and load growth data stated in the EIA Forms 411 combined with PA's merchant plant and in-house fuel forecast. This method is discussed in further detail in Chapter 4.

In addition to the base case, PA developed three sensitivity cases. These sensitivity cases are intended to provide an indication as to how changes in certain input parameters such as fuel prices and new capacity additions affect forecasted price results. These sensitivities are not intended to be bounding or worst-case scenarios. Their purpose is to determine the impact of an assumed change on the price forecast results. The magnitude of the changes in input parameters may be greater than or less than those assumed in the sensitivities. The three sensitivity cases evaluated are as follows:

- The HIGH FUEL CASE evaluates the effects of higher gas and oil prices represented as a $0.50/MMBtu increase in the 2003 gas and oil base prices with escalation remaining unchanged (coal prices are not changed).

- The LOW FUEL CASE evaluates the effects of lower gas and oil prices represented as a $0.50/MMBtu reduction in the 2003 gas and oil base prices with escalation remaining unchanged (coal prices are not changed).

- The OVERBUILD CASE evaluates an over-exuberance of merchant plant development in the regions reviewed. In addition to the base case merchant capacity, the overbuild case assumes that additional capacity is constructed as the market reaches equilibrium:


                    2005              2008

        SERC           0 MW          7,280 MW
        FRCC       2,600 MW              0 MW

Gross revenue is total revenue minus variable costs (including fixed fuel). Figure 1-2 shows the proportion of projected gross revenues for each region for the base case while Figure 1-3 shows the percentage difference in terms of gross revenues for each sensitivity case as compared to the base case.

The all-in market price combines the energy price with the price received by generators for other relevant generation services and energy products in the market. The all-in price reflects PA's estimate of the total market price that generators will recover in the markets at a 100% capacity factor. The all-in price results of the study are summarized in Figure 1-4.

1.5             REPORT STRUCTURE

The remainder of this report is structured as follows:

- CHAPTER 2 provides an overview of competition and restructuring in the U.S. electricity markets.

- CHAPTER 3 reviews the methodology used to develop the forecasts presented in Chapter 5.

- CHAPTER 4 provides key assumptions that drive the forecast results in Chapter 5.

- CHAPTER 5 contains a discussion the relevant generation markets organized by transmission region. Each regional section includes an overview of the market with a discussion of the current generation mix and a summary of PA's fundamental load and generation requirements forecast for the period 2003-2022. Each section also provides forecasts of energy prices and capacity compensation for the base case as well as associated sensitivity cases. Dispatch curves are provided for 2006 and 2012. These curves illustrate the marginal cost of the last generator for the given load shown on the horizontal axis. The locations of the assets in the generating portfolio are identified on the curves.


                                      1-3

                                   FIGURE 1-2
                     SUMMARY OF PROJECTED GROSS REVENUES(1)
                                  (BASE CASE)

                                    [CHART]


                                   FIGURE 1-3
                               GROSS REVENUES(1)
                           (% CHANGE FROM BASE CASE)

                                    [CHART]


                                   FIGURE 1-4
               AVERAGE REGIONAL ALL-IN PRICE FORECASTS(1) ($/MWh)


                 SERC                                    FRCC
                [CHART]                                 [CHART]


                                      1-4

2.       COMPETITION AND RESTRUCTURING IN THE U.S. ELECTRIC INDUSTRY

2.1      INTRODUCTION

Over the past two decades, the structure of the electric power industry has been increasingly shaped by a prevailing market trend in the networked industries, namely the introduction of competition in formerly regulated markets. This chapter examines the recent development of competitive power markets in the United States.

2.2      RECENT FEDERAL RESTRUCTURING

2.2.1    FERC ORDER 2000

In 1999, the Federal Energy Regulatory Commission (FERC) issued Order 2000 promoting the formation of Regional Transmission Organizations (RTOs), which represent a broadening of the ISO concept. Public utilities that own, operate, or control transmission are left to decide the type of RTO they wish to form or to join. The purpose of the order is to provide greater guarantees to wholesale market participants of open access to the transmission systems of FERC jurisdictional utilities. By pushing for additional levels of independence over the control and operation of the transmission system, it is FERC's hope that the formation of RTOs will further promote competition and greater investment efficiency in the wholesale and retail power sectors. Order 2000 is discussed in greater detail in Section 2.4.5.

2.2.2    SAFE ACT OF 2001 AND HR 3406

Securing America's Future Energy (SAFE) Act of 2001 is the House's primary energy legislation. SAFE currently does not have an electricity section; however, HR 3406 is now being considered by House leadership as possible House language on electricity to be put forward in the deliberations in 2003 with the Senate over joint energy legislation. HR 3406 contains many provisions of importance to electric power utilities and other wholesale market participants, including:

-        repeal of the Public Utility Holding Company Act (PUHCA)

- repeal of the Public Utility Regulatory Policies Act (PURPA) mandate requiring utilities to purchase from and sell to qualified cogeneration facilities (QFs)

- replacement of the North American Electric Reliability Council (NERC) with an electric reliability organization that has mandatory standards.

-        repeal of FERC's merger authority

- requirement that all transmission-owning utilities participate in an RTO within 12 months of the bill's enactment

- grant of transmission siting authority to FERC where states have delayed transmission projects involving interstate commerce

- tax deferral for the sale of transmission assets by utilities that join an RTO

- open access to the grid by transmission-owning utilities at fair rates.

HR 3406 further requires that FERC establish transmission pricing policies and standards to upgrade the system, and contains $33.5 billion in tax incentives - primarily for research and development associated with the production of traditional energy sources. The SAFE Act was introduced to the House of Representatives on July 27, 2001, as HR 4. On August 2, 2001, the bill was passed by a vote of 240-189 and was then sent to the Senate.

2.2.3    ENERGY POLICY ACT OF 2002

Unlike the legislation passed in the House, the Senate's Energy Policy Act of 2002 does contain specific provisions for electricity. In several ways, the Senate bill compares directly to HR 3406, as both bills call for:

- Repeal of PUHCA. However, the Senate bill transfers PUHCA's merger authority from the Securities and Exchange Commission to FERC.

- Repeal of the PURPA mandate requiring utilities to purchase from and sell to QFs, but only if FERC determines that QFs have access to day-ahead and real-time power markets and competitive suppliers.

- Replacement of NERC with an electric reliability organization that has mandatory standards.

- Open access to the grid by transmission-owning utilities at fair rates.


                                      2-1

However, the Senate legislation does contain several points in which it differs significantly from the House bill, such as:

- FERC's jurisdiction over merger and acquisition activity is expanded in the Senate bill rather than repealed. Under the language of the bill, FERC would be given authority to oversee mergers of holding companies that own utilities, mergers of generation-only utilities, and acquisitions of natural gas companies by electric companies.

- Unlike HR 3406, the Energy Policy Act contains no references to RTOs or siting policies.

- Also, under the Senate bill, utilities would be required to generate 10% of their electricity from renewable energy facilities by 2020 - an increase from the 2% currently required.

Other important general aspects of the bill include $14 billion in tax credits and subsidies for new fossil fuel production (oil and gas production, coal mining, etc.), energy efficiency provisions, and energy produced from renewable resources. Included in this tax package is the recognition of capital gains on the sale of assets by electric utilities to independent transmission companies over an eight-year time frame. Almost $2 billion in incentives also are outlined to promote electricity generation from "clean coal" plants under the bill.

The Senate Energy Policy Act of 2002 was passed on April 25, 2002 by a vote of 88-11.

2.2.4    THE PROSPECT FOR ENERGY LEGISLATION

Selected House and Senate members must now agree on the final form of compromise legislation based on both House and Senate energy bills. Once this final bill is completed, it may then be put to a Congressional vote. Due to the significant differences between the two bills and to political maneuvering throughout 2002, the bill is not anticipated to be taken up again until early 2003.

2.3      STATE RESTRUCTURING

Restructuring in the United States has progressed in a piecemeal fashion because of the division of authority over various aspects of the electric power industry between state and federal legislative and regulatory bodies. While restructuring of the wholesale electricity markets has developed largely under federal jurisdiction, retail electricity markets have developed on a state-by-state basis. As illustrated in Figure 2-1, 23 states plus the District of Columbia have either enacted retail choice restructuring legislation or issued a comprehensive regulatory order on restructuring. Subsequently, six of the 23 have taken action to delay or suspend retail access implementation. The remaining states are either investigating the subject or have done nothing to address the topic. (West Virginia has had no activity since early in 2001 and is counted as not active in Figure 2-1.)

A summary of the restructuring status of Alabama, Florida, and Georgia follows.

2.3.1    ALABAMA

As a low-cost electricity state, Alabama has been slowly and deliberately progressing toward reform of its current system. It has taken action to ensure stranded cost recovery when a competitive market is eventually adopted. Utilities will have the opportunity to recover stranded costs through exit fees assessed on customers who choose alternate suppliers. This May 1996 law was challenged in federal court, but the challenge was dismissed. Since there is no retail choice in Alabama at this time, the law has not yet been applied. No other restructuring legislation has been introduced.

After it opened a restructuring inquiry in June 1998, the Alabama PSC conducted restructuring studies and also received input from several market participants:

- Alabama Power and other public utilities urged the Alabama PSC to take no immediate action to restructure the state's electric industry, citing low power costs in the state and problems with restructuring in other states. The utilities recommended the PSC take two to five years to review the issue and learn from other states' mistakes. Alabama Power called for full recovery of stranded costs if restructuring was ordered and opposed a regional ISO and the forced divesture of the utility's generating assets, claiming a code of conduct and some restructuring of its business operations could handle any market power issues.

- Alabama Industrial Energy Consumers (AIEC) proposed retail choice beginning January 2001 and completed by the end of 2004. It argued that even with the current low energy prices, customers in the state would benefit from retail choice. AIEC claimed Alabama will lose its current rate advantage as high-priced states


                                      2-2

                                  FIGURE 2-1
  STATUS OF STATE ELECTRIC INDUSTRY RESTRUCTURING ACTIVITY AS OF JANUARY 2003

                                     [MAP]


         surrounding it restructure, noting also that some low-cost states had recognized the benefits of retail choice. The industrial users argued that Alabama could already draw key lessons from California, including the need to avoid high stranded-cost charges and a power exchange approach. On the issue of stranded costs, AIEC said that Alabama Power's existing plants have a low book values and the company should have no stranded costs to recover. If any costs were shown, AIEC said, the burden should be split between ratepayers and stockholders.

- While cooperatives and municipal power groups sided with Alabama Power in saying the state should go slow on restructuring, they sided with the industrial consumers on the issue of mitigating Alabama Power's market power once restructuring occurred by creating a regional ISO to run the transmission grid and requiring Alabama Power to unbundle or divest its generation assets.

In November 1999, the Alabama PSC opened a proceeding, which it closed in October 2000, deciding that deregulation was not in the public interest. It stated that research did not demonstrate all consumers in Alabama would continue to receive adequate, safe, reliable, and efficient energy services at fair and reasonable prices under a restructured retail market. The Alabama PSC also stated that it "cannot mandate or otherwise allow retail competition or electric industry restructuring without state enabling legislation" and that its own role during and after a transition would depend on the form restructuring takes in Alabama.

In October 2002, FERC granted initial approval to the SeTrans RTO, which will include Alabama, Arkansas, Florida, Georgia, Louisiana, Mississippi, South Carolina, and Texas, and is scheduled to begin operation in 2004. It will be one of the nation's largest RTOs, serving an area with more than 73,000 MW and operating 53,000 miles of transmission with an investment in assets in excess of $9 billion. The


                                      2-3
proposal includes locational marginal pricing and stakeholder advisory committees. The business model is organized around the key governance concept of an independent; incentive-driven, third party Independent System Administrator (ISA) that will manage, but not own the transmission facilities dedicated to the RTO. An ISA was chosen by the SeTrans RTO in November 2002. While the ISA will operate the grid, market monitoring will be performed by a separate independent organization.

2.3.2    FLORIDA

Florida has yet to restructure its utility industry to introduce competition. In March 2000, a restructuring study bill was introduced that created a commission to examine state rules on generation, transmission, and delivery of electricity as well as study other states' restructuring policies. The bill was defeated because it contained an amendment requiring a moratorium on merchant plants while the study was conducted. However, the governor subsequently created the Florida Energy 2020 Study Commission by executive order. In September 2000, the 17-member study commission began studying Florida's electric energy needs over the next 20 years and determining how best to supply those needs while ensuring adequate electric reserves.

In its February 2001 interim report, the study commission unanimously recommended a plan to restructure Florida's wholesale power market, permitting construction of merchant plants and requiring IOUs to move all generating assets to affiliated exempt wholesale generators. The output from the transferred assets would be committed to the utilities under long-term contracts. The amount of power under contract would decline over time, which would increasingly open the market for merchant power plants. Legislation enacting the plan remained in committee during the 2001 session.

With the slow pace of regulatory change, current Florida law, and recent court rulings in the region, merchant power plant development has been severely hampered in Florida. An April 2000 ruling by the Florida Supreme Court upheld a plant siting law which discouraged the development of merchant plants and given incumbent firms the advantage in new plant construction. The U.S. Supreme Court declined to hear the case in March 2001. In its written November 2001 report, the study commission did not recommend repealing the plant siting law, but encouraged the removal of barriers to merchant plant development.

The study commission released its final report on December 11, 2001. The report presented the commission's "strategy for assuring that Florida will have an adequate, reliable and affordable supply of electricity." The commission recommended removing barriers to entry for merchant plants to facilitate the development of new generation capacity, providing nondiscriminatory access to the transmission system through the creation of an RTO, fully implementing wholesale competition within six years, and establishing a new study commission in 2004 "to assess the status of wholesale competition and make recommendations as to whether retail competition should be allowed."

Action in Florida has centered around building of new power plants. In September 2002, the Florida PSC announced a proposed rulemaking to revise the state's competitive bidding process by requiring utilities to submit bids for projects at the same time as competitors. Under the current competitive bidding rules utilities have always selected their own bids, which are made after all other bids are submitted.

There are two proposed RTOs in Florida. GridFlorida RTO began as a for-profit ISO, formed to own and operate assets of FP&L and operate facilities retained by PFC and TECO. FERC conditionally approved GridFlorida in March 2001; however, in November 2001, the PSC ruled that GridFlorida must file as a not-for-profit RTO. GridFlorida filed such a plan for service March 2002, and in August 2002 the Florida PSC approved part of the plan and allowed recovery of the related costs from ratepayers. In October 2002, FERC granted initial approval to the SeTrans RTO, which will include Alabama, Arkansas, Florida, Georgia, Louisiana, Mississippi, South Carolina, and Texas, and is scheduled to begin operation in 2004. It will be one of the nation's largest RTOs, serving an area with more than 73,000 MW and operating 53,000 miles of transmission with an investment in assets in excess of $9 billion. The proposal includes locational marginal pricing and stakeholder advisory committees. The business model is organized around the key governance concept of an independent; incentive-driven, third party Independent System Administrator (ISA) that will manage, but not own the transmission facilities dedicated to the RTO. An ISA was chosen by the SeTrans RTO in November 2002. While the ISA will operate the grid, market monitoring will be performed by a separate independent organization.


                                      2-4

2.3.3    GEORGIA

Georgia was a pioneer in retail competition. It was the first state to allow choice for electric customers with loads greater than 900 kW (1973) and also the first to legislate retail access for IOUs' natural gas customers (1997, modified in 1999).

In 1997, the Georgia PSC conducted a series of restructuring hearings on consumer impacts, the environment, energy efficiency, stranded costs, and changes in public policy. In January 1998, the PSC issued a report that set forth an action plan to continue investigations into asset recovery practices and cost-of-service versus unbundled rates and to initiate new dockets on planning, reliability, and stranded cost recovery.

However, Georgia's retail electric rates are currently at or below the national average, providing little momentum to any industry restructuring effort. Legislation to create a study committee on competitive electricity markets failed to pass in 1997, while no retail choice bills were introduced in either 1999 or 2000. In January 2001, the Georgia PSC chairman told a legislative committee that gas deregulation was a failure in that it did not protect residential and small commercial customers from price spikes. Georgia has been plagued by high gas prices, consumer complaints, loss of competing sellers, and a high rate of unpaid bills. Based on the sour gas deregulation experience, the chairman did not support electricity deregulation.

In March 2001, the governor signed SB 93, which provides net metering for solar, wind, and fuel cell systems.

In October 2002, FERC granted initial approval to the SeTrans RTO, which will include Alabama, Arkansas, Florida, Georgia, Louisiana, Mississippi, South Carolina, and Texas, and is scheduled to begin operation in 2004. It will be one of the nation's largest RTOs, serving an area with more than 73,000 MW and operating 53,000 miles of transmission with an investment in assets in excess of $9 billion. The proposal includes locational marginal pricing and stakeholder advisory committees. The business model is organized around the key governance concept of an independent; incentive-driven, third party Independent System Administrator (ISA) that will manage, but not own the transmission facilities dedicated to the RTO. An ISA was chosen by the SeTrans RTO in November 2002. While the ISA will operate the grid, market monitoring will be performed by a separate independent organization.

2.4      RELIABILITY AND COMPETITIVE MARKETS

2.4.1    INTRODUCTION

Much of the development of competitive market structures and system operations in recent years has involved the balancing of system reliability concerns with the desire to allow the market to drive the development of the electricity industry. This balancing of market forces and reliability concerns is evident in shape of the transmission industry and evolving competitive electricity markets today.

2.4.2           OVERVIEW OF REGIONAL MARKETS

In the United States, competition in the wholesale markets is, in part, defined and shaped by North American Electric Reliability Council (NERC) regions, shown in Figure 2-2.

-        ECAR - East Central Area Reliability Coordination Agreement

-        ERCOT - Electric Reliability Council of Texas

-        FRCC - Florida Reliability Coordinating Council

-        MAIN - Mid-America Interconnected Network

- MAPP - Mid-Continent Area Power Pool (in transition to form MRO - Midwest Reliability Organization, which will replace the MAPP and SPP Regional Reliability Councils)

-        NPCC - Northeast Power Coordinating Council

         -        NEPOOL - New England Power Pool

         -        NEW YORK - New York Power Pool

- PJM - Pennsylvania-New Jersey-Maryland Interconnection LLC (defined as Mid-Atlantic Area Council or MAAC by NERC)

-        SERC - Southeastern Electric Reliability Council

- SPP - Southwest Power Pool (in transition to form MRO - Midwest Reliability Organization, which will replace the MAPP and SPP Regional Reliability Councils)

-        WECC - Western Electricity Coordinating Council

         -        AZ-NM-NV - Arizona-New Mexico-Southern Nevada

         -        CA - California

         -        CO-WY - Colorado-Wyoming

         -        NW - Northwest.


                                      2-5

                                  FIGURE 2-2
                       NERC REGIONS IN THE UNITED STATES

                                     [MAP]


The high-voltage transmission system and the corresponding bulk power markets in the United States were originally developed to ensure reliability of supply within franchised utility territories. They were not designed specifically to support commercial transactions and power trading.

Stemming from the Northeast blackout of 1965, the utility industry organized voluntary regional reliability councils to coordinate reliability practices in the United States and parts of Canada and Mexico. The continental United States is currently divided into ten voluntary regional reliability councils whose policies are, in turn, coordinated by NERC.

The reliability councils establish guidelines for all member utilities and suppliers. Two of the principal guidelines established by each council concern:

- MINIMUM OPERATING RESERVES. Operating reserves represent generating units that are maintained in a spinning or fast-start condition so that they can rapidly respond to an outage at another unit or some other emergency condition.

- MAXIMUM AREA CONTROL ERROR. Area control error is a measure of the difference between actual and scheduled power flows. It is controlled to maintain the standard operating frequency of the alternating current power supply system and to prevent damage to generators and other equipment connected to the grid.

The ten regional reliability councils are part of three, larger, interconnected and synchronized electric power systems:

- the Eastern Interconnection [ECAR, MAIN, MAPP, NPCC (excluding Quebec), PJM, SERC, SPP, and FRCC]

-        the Western Interconnection (WECC)

-        the ERCOT Interconnection.

These three systems are interconnected through limited direct current (DC) transmission ties. However, the alternating current (AC) systems of these three systems are not synchronized and operate independently of one another.

2.4.3    POWER POOLS

While regional reliability councils provide standards and guidelines, they do not provide actual electricity dispatch, scheduling, or other transmission system operational services. To capture the economies of scale associated with load and resource pooling as


                                      2-6
well as joint-dispatch and transmission operations, utilities in several regions voluntarily established power pools, the first of which, the PJM Power Pool, was established in 1927. Power pools attempt to capture the benefits associated with being part of a larger generation and transmission system (including improved reliability) through coordinated maintenance planning and shared operating reserves, as well as the blending of load profiles and generating resources. Power pools vary widely throughout the United States in terms of the degree to which they provide coordination and services.

2.4.4    ISOS -- INDEPENDENT SYSTEM OPERATORS

FERC's landmark Order No. 888 actively encouraged the formation of ISOs to replace power pools in scheduling, dispatching, and operating regional transmission systems. The intent was, and continues to be, that the ISO provide independent grid management through a process in which all system users are treated equally. Many of the utilities in the most tightly coordinated power pools in the United States were among the first to file ISO applications with FERC, but the ISO trend is now progressing through the industry as an increasing number of states enact legislation implementing retail access. However, with the advent of Order 2000 the current movement in the industry is from ISOs to RTOs.

2.4.5    RTOS - REGIONAL TRANSMISSION ORGANIZATIONS

Continued concerns with traditional means of grid management, particularly with respect to open access for all wholesale market participants, prompted FERC to issue Order 2000 in December 1999. Order 2000 strongly encourages all transmission-owning entities to place their transmission facilities under the control of independent Regional Transmission Organizations (RTOs) and establishes minimum characteristics and functions of RTOs, leaving it to individual entities to determine how they are to meet such requirements.

The minimum characteristics that an RTO must satisfy include:

-        independence from "market participants"

-        geographic scope and regional configuration

- operational authority (the RTO must serve as the security coordinator for its region)

-        short-term reliability (through scheduling and re-dispatch).

The minimum functions that an RTO must satisfy include:

-        tariff administration and design

-        congestion management

-        parallel path flow

-        ancillary services

- open-access same-time information system (OASIS), including the calculation and posting of total transmission capability (TTC) and available transfer capability (ATC)

-        market monitoring

-        planning and expansion

-        interregional coordination.

While FERC allows for flexibility in structuring RTOs that satisfy the minimum characteristics and functions, three fundamental models have been proposed in varying forms:

- ISO MODEL. A non-profit, independent entity operates and assumes control of transmission assets owned by multiple transmission owners. In addition to the functions that operational ISOs currently perform, an ISO also would have to assume planning and expansion functions to meet RTO requirements. This model is representative of the traditional ISO entities: ISO New England, New York ISO, California ISO, and PJM (prior to the creation of PJM West).

- HYBRID MODEL. Under a hybrid model, a non-profit entity would serve as an umbrella organization over one or more for-profit, independent transmission-owning companies (ITCs) or gridcos. The non-profit entity and the ITCs/gridcos would share functions and collectively constitute an RTO. MISO, RTO West, and the current PJM structures are all examples of hybrid models.

- TRANSCO MODEL. A single for-profit, independent entity operates and controls a collective pool of transmission assets. The transco would perform all RTO functions. The proposed Alliance RTO, GridSouth and GridFlorida would have operated as transcos. The only RTOs based on the "transco model" still in development at this time are WestConnect and SeTrans, which incorporate a for-profit independent system administrator in their design.


                                      2-7

Initially, Order 2000 required all transmission owners (with the exception of those participating in an approved ISO) to file with FERC, by October 15, 2000, a proposal to form an RTO. All RTOs were to be operational by December 15, 2001. Alternatively, owners could describe efforts to participate in an RTO, any existing obstacles to RTO participation, and any plans to work toward RTO participation. While this schedule has slipped considerably and FERC is no longer publicly establishing dates for RTO formation and operation goals, FERC continues to pressure utilities to identify the RTO in which they will participate.

Through Order 2000, FERC proposed a number of innovative transmission rate mechanisms to encourage the formation of compliant RTO entities by transmission owners. FERC has recently begun to follow through on some of its promised innovative rate mechanisms now that it has seen several proposals that meet its general RTO criteria. However, while FERC is offering financial incentives for RTO participants, it has also threatened financial punishments (such as the loss of market-based rate authority for a company's generating assets) for those utilities that refuse to join approved RTOs.

Figure 2-3 illustrates the current status of RTOs in the United States.

The status of proposed RTO groups is in flux and considerable activity in RTO development is likely in the near term as the approval status and membership of various RTO groups continues to change. While proposal specifics continue to evolve, the following is a brief summary of some of the current RTO filings submitted to FERC:

FULLY APPROVED RTOS

- MISO. The Midwest ISO (MISO) was conditionally approved by FERC in September 1998 and began regional transmission services on February 1, 2002. FERC approved MISO on December 20, 2001, making it the first fully approved RTO. FERC has subsequently approved a 12.88% return on equity for the transmission assets of all transmission-owning members of MISO. A merger of MISO and SPP was approved by both Boards, pending FERC approval, in April 2002 and a combined tariff was filed with FERC in November 2002. MISO now has five ITCs operating under it. One newer addition is Michigan Electric Transmission Company, the former Consumers Energy transmission system recently purchased by Trans-Elect, an independent company specialized in transmission system operation and construction, and GE Capital.

CONDITIONALLY APPROVED RTOS

- PJM INTERCONNECTION. The PJM ISO and its member transmission owners filed to continue current practices, with some additional RTO functions to be assumed by the non-profit ISO. While the utilities would continue to have legal ownership of existing transmission assets, they would be "tenants in common" for future assets. The PJM RTO was conditionally approved on July 12, 2001. However, PJM has not yet been fully approved as an RTO, largely due to issues of geographic scope. PJM includes PJM West, a gridco created from the transmission assets of Allegheny Energy. AEP, a founding member of the former Alliance RTO, has also applied to join PJM as part of PJM West.

         PJM's scope promises to almost triple over the next year as five former members of the Alliance RTO, AEP, ComEd, Dominion Virginia Power, Illinois Power, and Dayton Power & Light have announced their intention to join PJM. Three of the five have also indicated a preference to join PJM as part of a gridco managed by National Grid. (While Illinois Power is one of the three, the purchase of its transmission assets by Trans-Elect, a MISO member, puts in question the likelihood of this announcement coming to fruition.) To obtain FERC authorization of the new PJM members to the west, PJM and MISO agreed to form a common market by October 2005. One study puts the savings from a combination of MISO, PJM, and SPP at $7 billion over ten years.

- GRIDFLORIDA, LLC. FP&L, PFC, and TECO filed to form a for-profit company to own and operate assets of FP&L and operate facilities retained by the other two utilities. The application was conditionally approved by FERC on March 28, 2001. However, in November 2001, the Florida Public Service Commission (PSC) ruled that GridFlorida must file as a not-for-profit RTO. GridFlorida filed such a plan for service on March 20, 2002, and in August 2002 the Florida PSC approved part of the plan and allowed recovery of the related costs from ratepayers.

- GRIDSOUTH LLC. CP&L, Duke Energy, and SCE&G filed to form a for-profit company (in which transmission owners would hold a passive


                                      2-8

                                  FIGURE 2-3
           RTOS AND GRIDCOS IN THE UNITED STATES AS OF NOVEMBER 2002

                                     [MAP]


         interest) to operate their grid facilities. GridSouth was conditionally approved by FERC on March 14, 2002. However, due to uncertainties surrounding RTO development, the GridSouth companies withdrew their applications before the North Carolina and South Carolina Utilities Commissions and are awaiting further direction before re-filing.

- RTO WEST. Most of the utilities covering an area equivalent to the Northwest Power Pool plus Nevada filed to form a hybrid RTO. Under the plan, a non-profit entity (RTO West) would operate the transmission assets owned by eight individual utilities (Avista Corp., Sierra Pacific Resources, Portland General Electric, PacifiCorp, Bonneville Power Authority (BPA), Idaho Power, Northwestern Corp. and Puget Sound) plus British Columbia Hydro. A for-profit gridco, TransConnect, would operate under RTO West and manage the transmission assets of a subset of the investor-owned utilities (IOUs) in RTO West. In September 2002, FERC approved the majority of RTO West's Stage 2 market design and governance proposal. RTO West stated that it plans to be operational in late 2005 or 2006. FERC has recently reduced pressure on the Western RTOs to form one RTO and has announced a process to develop a compatible market design in the Western Interconnect.

- SETRANS RTO. The five Southern Company subsidiaries filed to form an RTO to operate their transmission facilities. Subsequently, Entergy TRANSCO, CLECO Corp., and several southeastern cooperatives and municipalities have also joined the SeTrans RTO group. In October 2002, FERC approved SeTrans' petition for declaratory order, generally approving its proposals around governance, delegation of functions to an ITC, and its process for choosing an independent system administrator (ISA). SeTrans subsequently announced that its preferred candidate for ISA is the team of Energy Supply Board of Ireland and Accenture, and SeTrans is negotiating terms exclusively with them.

- WESTCONNECT RTO. WestConnect is a proposed transco that would include the transmission


                                      2-9
         assets of Arizona Public Service Company, El Paso Electric Company, Public Service of New Mexico, and Tucson Electric Power Company. The members of WestConnect are essentially the former IOU members of the now dissolved DesertStar ISO organization. In October 2002, FERC approved or conditionally approved elements of WestConnect's proposal to form a for-profit transmission organization while allowing for participation of non-jurisdictional transmission owners (such as Salt River Project and Western Area Power Administration.) WestConnect's RTO proposal included a tariff and protocols covering virtually every aspect of its operations.

OTHERS

- CALIFORNIA ISO (CA-ISO). The CA-ISO began operations in March 1998 with the California Power Exchange (Cal-PX) operating markets in parallel. In early 2001, CA-ISO took over market operations as the Cal-PX suspended operations. CA-ISO filed on June 1, 200,1 for certification as an RTO but did not receive approval due in part to concerns about geographic scope. While FERC's initial concept envisioned only one RTO controlling virtually the entire Western Interconnection, FERC recently acknowledged that it might be reasonable to have three organizations - CA-ISO, RTO West, and WestConnect - cooperatively managing the Western Grid. At the same time, FERC is seeking significant changes to CA-ISO governance and market design provisions. CA-ISO implemented Phase 1 of a new market design in October 2002, which includes raising a price cap on electricity bids and a procedure that automatically lowers bids in ISO markets that are "too high." CA-ISO is also working to adopt a day-ahead market and to implement locational marginal pricing as well as to enhance enforcement of market rules.

- ERCOT. While ERCOT is labeled on the RTO map, it is not technically an RTO. Since ERCOT's grid lies entirely within the state of Texas and it has limited interconnections with other grids, ERCOT does not fall under FERC jurisdiction. At the behest of its regulator, the Public Utility Commission of Texas, ERCOT assumed more fully the roles of an ISO in the late 1990s, and today ERCOT is responsible for administering the state's power grid and developing market structure, infrastructure, and business processes to facilitate retail competition in the state.

- NEW YORK ISO (NY-ISO). The existing non-profit ISO and its member transmission owners filed to generally continue current practices, with some additional functions to be assumed by the RTO. The filing held open the possibility of migrating toward a hybrid model if appropriate. The NY-ISO has not yet been approved as an RTO, largely due to issues of geographic scope. A proposed merger between NY-ISO and ISO New England was recently called off by ISO officials due to concerns about unequal benefits of such a merger between the two ISOs. The two ISOs are now focusing on obtaining the same benefits from implementing standard market design (SMD) and resolving seams issues.

- ISO NEW ENGLAND (ISO-NE). The existing New England ISO entity filed its intention to serve as the RTO for the New England region in conjunction with a proposed gridco (New England ITC) in a hybrid RTO structure. Similar to the status of NY-ISO, FERC has stated that ISO-NE does not encompass the geographic scope for RTO approval. In September 2002, FERC accepted market design changes proposed by ISO-NE, including locational marginal pricing, financial transmission rights, and incentives to cut demand during peak periods. Instead of pursuing a previously planned merger with NY-ISO, ISO-NE is now planning to obtain similar benefits through the implementation of SMD.

- SOUTHWEST POWER POOL (SPP). Several southeastern IOUs and municipal utilities filed to have their assets operated by the non-profit RTO. On February 21, 2002, SPP announced that it would seek a definitive agreement to merge with MISO. This merger is proceeding, pending final FERC approval.

ITCS/GRIDCOS

In addition to the evolving RTOs, there are also a number of ITCs/gridcos that have been formed or are being formed to operate under various RTOs.

- AMERICAN TRANSMISSION COMPANY (ATC). ATC is a for-profit gridco owning the assets of most of the Wisconsin utilities. ATC was the earliest of the ITCs and is now a member of MISO.

- ENTERGY TRANSCO LLC. The five Entergy subsidiaries filed to transfer ownership of their assets to an independent, for-profit entity. Entergy TRANSCO is currently a member of the proposed SeTrans RTO along with Southern Company and several other southeastern utilities.


                                     2-10

- GRIDAMERICA. Three former members of the disbanded Alliance RTO, FirstEnergy, NIPSCO, and Ameren, elected to form a gridco under the management of National Grid and operating under the MISO umbrella. FERC accepted GridAmerica's bid to become part of MISO in late July 2002, conditioned on the formation of one market by MISO and PJM. MISO and GridAmerica signed an agreement for GridAmerica to operate under MISO as an ITC in November 2002. GridAmerica plans to be operational in April 2003 with 2002 FERC filing approval.

- MICHIGAN ELECTRIC TRANSMISSION COMPANY (METC). METC is an ITC that holds all of the former Consumers Energy transmission assets and operates under MISO. METC is jointly owned by GE Capital and Trans-Elect.

- PJM SOUTH. PJM South is an extension of PJM to accommodate the addition of Dominion Virginia Power to the PJM grid. The agreement signed by PJM and Dominion in June 2002 still requires state approval, but it received conditional federal approval along with the RTO choices of the other former Alliance companies. Dominion has not yet filed a request to form a gridco under PJM but is expected to do so based on the company's earlier transmission filings.

- TRANSLINK TRANSMISSION COMPANY. TRANSLink is a for-profit gridco. Its members consist of Alliant Energy, Corn Belt Power Cooperative, MidAmerican Energy, Nebraska Public Power District, Omaha Public Power District, and Xcel Energy Inc. TRANSLink has filed to operate under MISO. On April 25, 2002, FERC approved TRANSLink, and the ITC has recently entered into agreement on standard market design with MISO, PJM, and SPP.

- PJM WEST. PJM West, a gridco operating under PJM, began operations on April 1, 2002. PJM West currently consists of the transmission assets of Allegheny Energy. More recently, AEP, ComEd, Illinois Power, and Dayton Power & Light have indicated an interest in joining PJM, either as part of the PJM West ITC or by forming their own gridco. DQE continues in discussions with the Pennsylvania regulator to enable the company to join PJM West as well.

- INTERNATIONAL TRANSMISSION COMPANY. Detroit Edison formed the International Transmission Company subsidiary as a gridco that will operate under MISO.

- TRANSCONNECT. TransConnect is currently comprised of three RTO West companies: Avista Corp., Sierra Pacific Resources (Nevada Power Company), and Portland General Electric. The gridco will operate under RTO West.

- NORTHEAST ITC. In January 2001, the for-profit Northeast ITC filed with ISO-NE for gridco status with FERC. Under the filing, Northeast ITC will operate under ISO-NE and will have primary responsibility for existing transmission facilities, offer transmission service under the regional tariff and arrange for construction of new transmission facilities and generator interconnections.

In general, the development of appropriate regional transmission institutions should improve open access and lead to more efficient transmission grid operation, improve grid reliability, remove the remaining opportunities for discriminatory transmission practices, improve wholesale market performance, and facilitate increased transmission investment.

While each of the proposed RTOs are developing individually and currently have different market products, the final resulting economies should be similar. Thus, PA approaches all regions with the same fundamental analysis.

2.4.6    ADDITIONAL REGULATORY AND MARKET DEVELOPMENTS

In addition to the RTO efforts, several other recent FERC initiatives and market developments promise to have profound effects on the existing wholesale energy markets.

A.       STANDARD MARKET DESIGN

One initiative that FERC is actively pursuing in conjunction with RTO formation is the creation of a standard market design (SMD) for all centralized wholesale energy markets. FERC issued a draft Notice of Proposed Ratemaking (NOPR) on SMD during July 2002 with the objective of establishing rules that support genuine wholesale competition, efficient transmission systems, the right pricing signals for transmission investment, reduction in generation and demand, and more customer options. Key elements of SMD include the use of locational marginal pricing (LMP), the separation of market monitoring units from RTO management, and RTO operation of day-ahead and real-time energy markets. Technical conferences on the SMD proposal are planned for January 2003. There is considerable resistance to SMD by a number of state and regional


                                     2-11
groups that are concerned about FERC infringement on state jurisdiction over retail service and regional market differences that require different solutions.

B.       SUPPLY MARGIN ASSESSMENT

On November 20, 2001, FERC decided to abandon the hub-and-spoke analysis for determining market power in wholesale energy markets and instead embrace the Supply Margin Assessment (SMA) methodology. FERC stated that if utilities do not pass the SMA test, they would be stripped of their abilities to sell power at market-based rates in their control areas. However, utilities that belonged to FERC-approved RTOs would not be subject to such proceedings.

Southern Company, Entergy, and AEP were the first utilities listed by FERC as failing the SMA test. However, due to considerable industry criticism stemming from its SMA decree, FERC delayed SMA mitigation indefinitely on December 19, 2001. The three companies were still required to address the order and provide status reports to FERC by January 10, 2002. With the announcements over the last year by all three concerning their new participation in conditionally RTOs, this order is now less of an issue for the companies.

C.       GENERATOR INTERCONNECTION STANDARDS

In October 2001, FERC issued an advance notice of proposed rule-making (NOPR) with the intent of obtaining industry consensus around a standard generator interconnection agreement and procedures. Reflecting the industry input provided in the interim, on April 24, 2002, FERC issued its NOPR for national generator interconnection standards. FERC proposed to continue its policy of requiring generators to pay the full cost of direct-assignment facilities and initially pay for any additional network facilities needed to accommodate the interconnection. FERC also imposed a 90-day timeline for transmission providers to complete interconnection feasibility studies, system impact studies, and facilities studies that determine whether and how a project will affect the grid. In response, concerns were raised by industry regarding needed regional variations as well as the differing needs of small generators. On August 16, 2002, FERC issued an advance NOPR focused on smaller generation units (defined as less than 20 MW). FERC's stated objective was to finalize rules on interconnection - at least for the larger generators - by the end of 2002.

D.       MERCHANT TRANSMISSION

Over the past several years increasing transmission costs and lack of investment in the grid have created favorable opportunities in the United States for merchant transmission investment. With merchant transmission investment, market forces rather than FERC-approved tariffs will determine the rates charged for transmission service and the facilities' owners will bear the risk of inadequate returns. Merchant transmission facilities have the potential to alter the wholesale generation market landscape in a number of markets in the United States as transmission facilities are put in the most congested markets to tap lower-priced resources previously unavailable.

There has been significant activity in the U.S. merchant transmission arena in 2002 and progress has been made on several fronts. Cross Sound Cable, a 330 MW, 24-mile interconnection between Connecticut and Long Island, New York, has begun construction and is expected to enter service in summer 2003. On the West coast, Trans-Elect, Pacific Gas & Electric, and WAPA have received FERC authorization to move forward with the financing and construction of an 84-mile, 500-kV line upgrading Path 15 in California. This line, which is designed to ease the significant constraints impeding power flows between the Northern and Southern California grids, is expected to be operational in late 2004.

There have also been major developments recently in three additional merchant transmission projects. Construction is planned for 2004-2005 on the Harbor Cable project, a transmission link between the PJM and New York City grids. On another front, TXU Energy has announced that it will provide funding for the Neptune Transmission System venture, an ambitious 2,000-mile, 4,800 MW link between Canada, New England, New Jersey, and New York City. This funding will enable the venture to complete permitting of the New Jersey to New York leg, achieve financing and start construction with completion of Phase 1 planned for 2005. Phase 1 consists of two 600-MW lines from New Jersey, one to Manhattan, the other to Long Island. In contrast, the Lake Erie Link is on hold as the planned owners seek to confirm the commercial viability of the project. Approval reviews have been halted on this project, which involves the construction of three 325-MW lines from Ontario to three locations on Lake Erie. TransEnergie, a Hydro-Quebec subsidiary, is an owner of this project as well as of the Cross Sound Cable and Harbor Cable ventures. TransEnergie is


                                     2-12
also quite active in both Australia and South America, with two projects in operation in each country and more planned.

2.5      PROSPECTS FOR THE FUTURE

The past year significantly altered industry expectations on several fronts and prompted an unprecedented call for strategic review and action across the energy industry. While the California energy crisis continued to reinforce numerous concerns around electricity market deregulation early in the year, the Enron bankruptcy and assorted power marketing scandals magnified these issues and highlighted additional uncertainties in the area of corporate governance, credit, and financial accounting. In the wake of such dramatic upheaval, it is interesting to contemplate the prospects for the future and the potential impacts on merchant generation.

Over the past year, the merchant generation industry has experienced deep scrutiny. Analysts and rating agencies are aggressively questioning the viability and business strategies of merchant energy businesses:

- The Enron bankruptcy has magnified the risks inherent in this business sector. Specific concerns over audit practices, trade accounting, and corporate financial practices have surfaced.

- Highly leveraged and cash constrained merchant businesses are under the microscope to demonstrate that projected cash flows will cover debt obligations and preferred stock dividend payments.

The current and forward market landscape suggests that holders of merchant generation-based debt and equity positions face an extended period of uncertainty:

- Project plans exceed anticipated capacity requirements in several markets.

- Declining forward prices (electricity and natural gas) signal an expectation that capacity is adequate in several regions.

- Re-regulation initiatives in several areas are underway in response to the economy, California, and Enron.

- Contracting debt tenor combined with scheduled project re-financings suggests an impending credit crunch.

- Recent equity market movements reflect a sea change in the perception of risk in merchant generation.


                                     2-13

3.       APPROACH TO MARKET PRICE FORECASTING

3.1      INTRODUCTION

PA has developed a proprietary approach to market valuation and price forecasting. This market valuation process (MVP) applies best practice forecasting principles and leverages deep insight into energy market dynamics to deliver sound independent results. PA's proprietary merchant generating capacity database (MerCap) serves as the backbone of this process by ensuring that PA's expert opinion is supported by an accurate view of the ever-changing merchant energy market landscape.

At the highest level, MVP is a five-step process:

1. REVIEW MARKET CHARACTERISTICS. PA scans industry-leading market data sources, assesses internal data repositories and considers recent market developments and their impact on the merchant generation industry.

2. ESTABLISH ASSUMPTIONS. PA works with the stakeholders to review and validate critical plant-specific characteristics and reach consensus on the interpretation of market information.

3. COMPLETE BASELINE FUNDAMENTAL ANALYSIS. To examine the relationship between supply and demand for each region, PA assesses the impact of critical market drivers, including generation characteristics, fuel price forecasts, generation costs of new entrants, and costs of existing plants.

4. CONDUCT PLANT-LEVEL DISPATCH ANALYSIS. Based on the outcome of the fundamental analysis, PA assesses from a cost vs. price forecast perspective how the generating plants in question are likely to respond to price signals in the market.

5. REFINE PLANT DISPATCH WITH VOLATILITY ANALYSIS (OPTIONAL). Depending on the type and location of plants in question, PA refines the price forecast to account for price volatility by projecting multiple price paths calibrated to historical price patterns. This optional step provides a more refined base from which to conduct dispatch analysis for specific plants where volatility is relevant. Based on the specific plants under review and the fact that the Southern Power units are under contract for the near term for this analysis, dispatch analysis utilizing volatility was not necessary.

                                  FIGURE 3-1
                   OVERVIEW OF PA'S MARKET VALUATION PROCESS

                                    [CHART]

This approach is designed to forecast generating unit and or portfolio revenue streams with the highest degree of accuracy that is possible based on market and plant information available at a specific point in time. Analytical results do not guarantee actual performance, however, PA is confident that the analysis most accurately reflects the present industry outlook. To support this claim, it is important to clarify how PA's approach stands apart from other market valuation methodologies:

- PA's proprietary MerCap database is recognized by market participants as the most accurate, comprehensive and up to date view on industry activity.

- PA's approach uses traditional cost-based fundamental analysis to estimate the market value of generating units.

- PA assumptions on market entry and exit address the need for total cost recovery for new entrants and partial cost recovery for existing plants. Compared to other pure production-cost-based forecasts, this simple assumption provides for a much more realistic market view by addressing the likelihood of partial cost recovery when energy and capacity prices fall.


                                      3-1

This chapter describes in detail PA's market valuation process. Section 3.2 outlines the forecasting principles that serve as the analytical foundation to the MVP approach, namely economic equilibrium, the distinction between capacity and energy markets and the evolution of market structures. Section 3.3 marks the beginning of the approach description with an overview of the market characteristics review step. Section 3.4 outlines the process for developing the assumptions (which are covered in detail in Chapter 4). Section 3.5 summarizes the methodology used for estimating market prices for electricity in the fundamental analysis. Section 3.6 follows with a description of the dispatch analysis.

3.2      MARKET PRICE FORECASTING PRINCIPLES

To fully understand PA's market price forecasts and generation portfolio revenue projections, it is important to consider the critical principles that drive the analytical approach. While PA has adopted numerous economic principles, three warrant specific explanation:

- The concept of economic equilibrium and how this impacts the market reaction to returns on equity (or lack thereof) as driven by market prices.

- The capacity component of generation revenue and how energy prices may or may not account for this cost of delivery.

- The cost of generation and the impact that this cost has on market price forecasts.

These principles are addressed below.

3.2.1    ECONOMIC EQUILIBRIUM

A fundamental tenet of PA's market price forecasting approach is that market participants will continuously adjust to support economic equilibrium conditions. PA defines economic equilibrium as the market's attempt to exploit or capture excess margins through entry (e.g., when the return on equity is above market) or exit (e.g., when expected returns fall below market). In other words, excess returns should not persist because participants will enter markets to capture a portion of the above market return until equilibrium is reached. In this explanation, above market return is defined as a return above the agreed upon market rate of return. The agreed upon market rate of return is specified in Chapter 4.

While the concept of economic equilibrium is sound in principle, actual markets may not follow economic equilibrium exactly. Many industries have shown a pendulum of cycling returns, where above market returns are followed by excess entry resulting in low returns which are followed by a disincentive to invest which results in high returns. While such cycling and overshooting is often a characteristic of commodity markets, market participants are, in general, attempting to adjust to a level commensurate with economic equilibrium - that is, they cycle around the price level suggested by economic equilibrium.

To explore the implication of "disequilibrium" conditions, PA generally constructs an overbuild scenario where excess entry is presumed to occur.

PA forces excess entry early in the study period, as the impacts on generation assets are likely to be most severe in this timeframe. Potential near-term impacts include:

-        decreased energy prices or less attractive spark spreads

-        diminished capacity revenue

-        increased plant retirements.

Subsequent to this period of capacity abundance, PA then examines how the market might return to economic equilibrium. Key considerations in this analysis include:

-        regional load growth

-        unit retirements during periods of diminished returns

-        capacity price recovery.

In summary, PA's market valuation process assumes that markets pursue economic equilibrium conditions. In this pursuit, participants will overreact to both below- and above-market returns. These reactions can cause pendulum-like price variations over the long term. PA captures the overreaction to above-market returns in an overbuild scenario where supply exceeds demand for a short timeframe that is followed by a return to equilibrium through exit and demand growth in subsequent years.


                                      3-2

3.2.2    CAPACITY AND ENERGY MARKETS

PA adopts the view that price forecasts must account for differences in market structure from a generator compensation perspective. There are two main types of generator compensation structures: (1) separate mechanisms for energy and capacity, and (2) energy-only compensation.

Examples of markets with separate compensation mechanisms for energy and capacity include New York, PJM, and England and Wales. In these markets, load-serving entities are required (by administrative rule) to own or contract for a minimum generating capacity reserve level. This capacity obligation creates a market between those that are short capacity and those that have surplus capacity. In a competitive market, potential suppliers compete to provide this capacity.

Competition has spawned capacity trading in the form of daily, monthly or annual capacity obligations. In capacity markets, generators receive compensation for generation availability, i.e., an obligation to produce an agreed upon amount if and when required. In capacity and energy markets, generators attempt to cover their total going-forward costs through a combination of potential revenue sources, including energy markets, capacity markets, ancillary services markets, and options and forwards on a bilateral basis.

This type of market provides generators with multiple opportunities to recover variable costs (e.g., fuel costs, variable maintenance expenses, emission costs) and going-forward costs(4) from the energy market and in the capacity market. One could claim that such a market structure offers a stronger incentive for investment in generating capacity as compared to the energy-only market compensation mechanism.

In market structures without an explicit capacity market (e.g., Australia, New Zealand, California), there is no separate payment to generators for their installed capacity.(5) In this type of market, generators must place greater weight on recovering their going-forward costs solely from the energy market. This heightened attention on a single energy-only compensation mechanism suggests that price volatility may be greater for energy-only markets.

To explain further, in an energy-only market, marginal plants (i.e., the last few generators needed to support reliability) would need to increase their bids above their costs to cover their going-forward costs and earn a sufficient margin when they are called upon to generate. In low load hours, however, there is an abundance of capacity present in the marketplace, and prices are more likely to be driven to marginal cost.

Volatility in the spot market affects pricing in the forward market and for options. Because of the volatility in spot prices, marginal generators, who might not be expected to run but for a few hours, may be able to sell call options for power with high strike prices. These options may or may not actually be "in the money," but market participants may be willing to buy these call options as a hedge against the possibility of even higher market prices.

These contracting mechanisms, fostered from volatile spot prices, provide the means for some of the marginal plants to recover their going-forward costs. They also provide the mechanism for the market to secure an economic level of reserves to meet peak demand. In addition to option contracts and energy prices being set above the marginal cost of the price setting plant, generators can also be compensated for capacity through ancillary services.

Even in markets with capacity obligations and a traded capacity market, energy prices have been quite volatile. This price volatility stems from an intrinsic characteristic of electricity: because there is no inventory, electricity must be produced in real time. This means that errors in forecasting demand or plant commitment, failures in equipment, and market perceptions amplify price movements. This has led to electricity having the most volatile spot prices of any commodity traded.


---------
(4) Going-forward costs are those costs that a generator cannot avoid if it remains in the market, such as fixed operation and maintenance (O&M), property taxes, employee benefits, and incremental capital expenditures. These costs do not include a return on capital or debt service, as these costs are deferrable on capital that is already committed to the marketplace (e.g., sunk).

(5) Forms of energy-only pricing systems also may include payments for spinning and operating reserves. However, payments for ancillary services are differentiated from capacity reserve payments for purposes of this discussion.


                                      3-3

Economic theory suggests that, an energy only market will over time lead to economically efficient capacity levels. As long as prices rise sufficiently to allow the generators in the market to recover their variable costs and going-forward costs, the average energy price should cover the costs of new capacity, even if there is no separate capacity payment delivered from either a traded capacity market or administered by the market operator.

As described above, regional market structure will determine the composition of generator revenue streams and will impact the mix and timing of new generating units. However, it is important to note that the financial return on new assets is likely to be similar in both types of markets as generators seek to cover their total going-forward costs.

PA recognizes the differences in these structures and accounts for these variations in the market valuation process as described in subsequent sections.

Further, PA anticipates that market structures will continue to evolve. Recent events suggest that all markets regardless of maturity level are susceptible to change. Events in California demonstrate how markets may change during a transition period. Likewise, recent activity in the UK and Wales suggest that mature markets can also undergo change.

3.2.3           PRICE BIDDING AND FORMULATION

PA generation service compensation forecasts address two primary revenue components:

- Energy based on a production-cost model with prices reflecting marginal cost in each hour.

- Compensation for capacity, which represents the additional margin necessary to keep an economic amount of capacity in the market. This compensation for capacity is not the same as a capacity price in a traded capacity market.

                                  FIGURE 3-2
                   PRICE VS. LOAD - PJM WEST, FEBRUARY 2000

                                    [CHART]

Compensation for capacity may take many forms. Payments could be in the form of a capacity price arising from a capacity market, a regulated payment fee, bilateral option contracts, payments by the ISO for ancillary services, or in the form of energy prices above the marginal cost of the price-setting plant. Regardless of the form, the sum of the compensation for capacity and the market price for energy will ultimately reflect what customers are willing to pay for both energy services and reliability.

PA believes that the majority of the compensation for capacity actually arises through energy prices that are higher than marginal cost (and hence PA's energy price forecast) for some substantial portion of hours.

Actual market price results support this belief. Figure 3-2 presents a graph of market prices in the PJM market in February 2000. This month was selected for its low load characteristics. For this reason, prices should not reflect much in the way of a "scarcity premium" associated with insufficient generation to cover demand.

It is clear from the graph that generators do not simply bid their marginal cost of generation under all circumstances. Were it the case that such bidding strategies were employed, one would expect that the price results in Figure 3-2 would be closely clustered around the marginal cost line. Rather, there is considerable dispersion in the data, particularly in the higher load hours where marginal generation has a greater ability to support a price above marginal cost.


                                      3-4

The terms "compensation for capacity" and "energy price" as used in this report reflect the prices needed by the marginal units to recover their variable and going-forward costs. These prices together form the all-in price that generators have determined as necessary to meet all of their going-forward costs.

3.3      STEP 1 - REVIEW OF MARKET CHARACTERISTICS

PA's first step in the market valuation process is to understand the nature and parameters of the relevant markets and the generation assets that participate in that market.

As illustrated in Figure 3-3, to characterize the market, PA uses a variety of data sources:

- PUBLISHED DATA. These data sources identify the generating units, consumer demand and load, and production capacities of existing plants. PA has built an extensive data scanning effort to maintain a current view of the marketplace.

- FUEL PRICE FORECASTS. PA continuously reviews published fuel price forecasts from a number of known industry groups, including the Energy Information Administration, The Gas Technology Institute, Standard and Poor's, and DRI/WEFA.

- PLANNED ADDITIONS. PA identifies new additions that are assumed to be online prior to 2006, based on a detailed review of the announced plans of developers (tracked in PA's MerCap database) and utilities (contained in planning council reports). Capacity additions after 2005 are tested in the entry and exit logic.

The market characterization process centers on several critical drivers including the electric generating units currently in operation, their production efficiencies (including heat rate curves), a projection of plant additions (based in part on announcements and in part on an equilibrium evaluation of market price signals and new investments), consumer demand and load, and generation fuel prices.

                                   FIGURE 3-3
                        PA MARKET CHARACTERISTICS REVIEW
                                    [CHART]

3.4      STEP 2 - DEVELOPMENT OF ASSUMPTIONS

Once the raw data is gathered and assembled for the plants and regional markets in question, PA works with the developer and financial institutions to translate the market and plant data into assumptions for the MVP initiative.

As part of this process, PA takes the lead position in screening and validating all assumptions.

Assumptions for this analysis are described in detail in Chapter 4.

3.5      STEP 3 - FUNDAMENTAL ANALYSIS

To examine the relationship between supply and demand for each region, PA prepares a baseline fundamental analysis that assesses the impact of critical market drivers, including generation characteristics, fuel price forecasts, cost of new entry, and costs of existing plants. These impact assessments are completed in a series of simulation exercises.

Projecting electric market prices and generation product sales requires PA to consider not only price formation in the market, but also the issues of market entry and exit. Figure 3-4 provides a graphical view of PA's Fundamental Analysis process.

The outcome of the analysis is the baseline price forecast as driven by the assumptions developed in Step 2.


                                      3-5

                                   FIGURE 3-4
                  PA FUNDAMENTAL ANALYSIS SIMULATION EXERCISES
                                    [CHART]

The price forecasts developed are based on a dynamic examination of market entry and exit (including retirement) decisions made by the supply-side players in the market.

The following sections will briefly discuss PA's approach to the three main simulation exercises that make up the Fundamental Analysis.

3.5.1    ENERGY PRICE AND DISPATCH SIMULATION

PA uses a detailed chronological production-cost model to simulate energy price formation in the market area of interest. Price formation is based on the sequential dispatch of generation units according to short-run marginal costs.

From the energy price analysis, PA determines the net energy margins (price minus variable cost) for each generating unit in the market. These margins, along with estimates of "going-forward costs," are used in the Capacity Compensation Simulation Model to predict the additional margins related to the provision of capacity.

3.5.2    CAPACITY COMPENSATION SIMULATION

Compensation for capacity is a mechanism for supporting an appropriate amount of generating capability in the system. There are two reasons for including a measure of the compensation for capacity or shortage payment in the projection of market prices. First, if generators bid their short-run marginal costs into an energy market, only inframarginal plants (those not on the margin) earn a contribution toward their going-forward costs. Plants at the top of the supply curve receive little, if any, contributions toward their going-forward costs. In addition, some of the baseload and cycling plants that are not at the top of the supply curve but have high going-forward costs may not earn a sufficient operating margin from the energy market alone to cover all of those costs.

PA predicts a value for compensation of capacity using its proprietary Capacity Compensation Simulation Model. This model presumes that the market will retain a sufficient amount of capacity to meet economic reliability targets. In other words, PA simulates a capacity market consisting of a supply curve and a demand curve for reliability (or capacity) services. PA assumes a competitive market, and that the market clearing compensation for capacity is determined by the intersection of the supply and demand curves. PA constructs supply and demand curves for each year in the simulation time horizon.

The supply curve is developed based on all of the generators in the market. For each generating unit, the net of going-forward costs and energy market margins, expressed on a per-kilowatt basis, are calculated. These net costs represent the minimum amount a generating unit needs to go forward. Ranking these net costs in ascending order produces a supply curve for capacity.

Next, the demand curve is estimated. The demand curve is estimated by representing the capacity associated with a target reliability level. The demand curve is a vertical line derived using a target reserve margin.

Finally, the intersection of the demand curve and the supply curve represents the capacity contribution that the market would support in that year. The capacity contribution forecast is the capacity payment derived for each year of the study period. This capacity payment is limited by the entrance cost of a combustion turbine. A sample supply and demand curve for a hypothetical year is shown in Figure 3-5.

3.5.3    CAPACITY ADD/RETIRE SIMULATION

It is necessary to assess the feasibility and timing of new capacity additions as well as the exit of uneconomic existing capacity. PA's proprietary modeling approach serves two purposes:

- First, it identifies generating units that are not able to recover their going-forward costs in the energy and capacity market and are therefore at risk of abandoning the market.


                                      3-6

                                   FIGURE 3-5
                        EXAMPLE SUPPLY AND DEMAND CURVE
                                    [CHART]

- Second, it provides a rational method for ascertaining the amount, timing, and type of capacity additions.

Capacity additions through 2005 are based on PA's proprietary database and decision criteria for additions. Additions must meet PA's criteria for inclusion into the model, including, but not limited to, financing and/or ground-breaking. Thereafter, PA's approach uses a financial model to assess the decision to add new capacity and to retire existing capacity. The approach to plant additions is based on a set of generic plant characteristics, financing assumptions, and economic parameters. This "add/retire" analysis is an iterative process performed simultaneously with the development of the energy price forecast and the projected compensation for capacity.

The methodology assesses the feasibility of annual capacity additions based on a Discounted Cash Flow (DCF) model using net energy revenues determined in the production-cost simulations and compensation for capacity determined from the Capacity Compensation Simulation approach. For each increment of new capacity investment, a "Go" or "No Go" decision is made based on whether the entrant would experience sufficient returns (developed in the DCF model) to merit entry. In addition, economic retirement decisions are made at each step in the iterative process based on the specific financial and operating characteristics of the existing plant.

The iterative process begins with the addition of new capacity as needed. A production-cost run is executed to determine energy prices, dispatch, and operating costs. The Capacity Compensation Simulation is then performed. Results for energy and capacity compensation are combined in the DCF model to determine whether the new unit is a "Go" or "No Go." If the new unit is a "Go," another new unit is added in that year and the process repeated. This occurs until the next new unit returns a "No Go." Should the analysis show "No Go," the unit is removed (e.g., not added).

Annual retirements are determined after new units are added for that year. A financial analysis of each unit is performed beginning in 2003, combining the results of the energy and capacity compensation. If the operating profit (loss) for an existing unit is negative for any five-year consecutive period, it is retired at the end of the third year of consecutive operating loss. PA interprets this rather subjective retirement decision criteria conservatively to allow plants every chance to remain active in the market. Thus, if a unit loses money for two years, is profitable over the third year, and then loses money for two more years, the unit is maintained online.

This "Go" No-Go" approach reflects a game theoretic concept of market equilibrium. If units are retired, the iterative process begins again with the addition of new capacity. In this way, the introduction of new units influences the retirement of existing units, and the retirement of existing units enables the introduction of new units. Since the addition of new units is "lumpy," the iteration generally stops with new generators earning a small increment above their cost of debt and equity. The addition of one more new unit then pushes many of the previous additions into losses. This process is repeated chronologically through the end of the analysis for each year continuing to show a deficiency after the most recent new unit addition.


                                      3-7

3.6      STEP 4 - PLANT-LEVEL DISPATCH ANALYSIS

The final step in PA's Market Valuation Process is the dispatch of the specific plants in question based on the price formation outcome of the fundamental analysis. PA assesses from a cost vs. price forecast perspective how the generating plants in question are likely to respond to price signals in the market.

First, the plants in question must have the ability to respond to price signals. The greater the flexibility, the greater the potential value the plants can extract by adjusting their operating strategies to take advantage of favorable prices while minimizing the losses from unfavorable prices.

Second, the plants must be subject to price volatility that actually causes them to alter their operating strategy. Because the Southern Power units are under contract for the near term for this analysis, dispatch analysis utilizing volatility was not necessary.


                                      3-8

4.1      INTRODUCTION

This chapter describes the key assumptions used in the development of the annual energy and capacity market price forecasts. Based on the assumptions belPA simulates the hourly market clearing price of energy using MULTISYM(TM) (developed by Henwood Energy Services, Inc.), a production-costing framework that allows the characterization of multiple pricing areas within larger transmission regions. Each major generating unit within a transmission area is represented individually in the MULTISYM(TM) production-costing model using unit-specific cost and operating characteristics. The MULTISYM(TM) model is used to perform an hour-by-hour chronological simulation of the commitment and dispatch of generation resources. The output of this model is then used in PA's Capacity Compensation Simulation Model to develop the annual capacity contribution.

The key assumptions in this analysis are grouped into six categories:

-        demand growth

-        fuel prices

-        NO(x) and SO(2) emissions costs

-        electricity imports

-        capacity additions and retirements

-        financial parameters.

These assumptions drive the fundamental model of energy prices and capacity compensation.

The following general assumptions were utilized in this study:

- The hourly market clearing price of energy was developed using MULTISYM(TM), a production-cost model that allows the characterization of multiple transmission areas.

- The analysis has been prepared in 2001 real dollars. All results are in 2001 real dollars unless specified otherwise.

4.2      DEMAND AND ENERGY FORECASTS

The projected average annual demand and energy growth for the period 2003 through 2022 is summarized in Table 4-1.

                                    TABLE 4-1
                                PROJECTED AVERAGE
                           ANNUAL LOAD GROWTH RATES(1)
                                   (2003-2022)

         REGION               DEMAND           ENERGY
---------------------         ------           ------
SERC                           1.9%             1.9%
FRCC                           2.3%             2.3%

(1) Source: EIA Annual Energy Outlook, 2002.

The hourly data for the analysis is based on a synthetic hourly load shape based on five years of actual hourly data provided by the MULTISYM(TM) production-costing model to represent the native load requirements for each of the pricing areas. The annual demand and energy forecast values are applied to the native hourly load requirements to develop the forecasted hourly loads for each year of the analysis.

4.3      FUEL PRICES

All fuel types were analyzed on either a regional (natural gas and oil) or plant location (coal) basis in order to capture pricing variations among major delivery points. The forecast prices for each fuel include the cost of transportation to the power plant site. Two additional sections describe hydroelectric and nuclear units.


                                      4-1

                                    TABLE 4-2
                             HENRY HUB PROJECTIONS(1)
                               (REAL 2001 $/MMBTU)

                                                               AVERAGE
                                                                ANNUAL
                                                                GROWTH
                 2003      2005     2010     2015     2020      RATE
                 ----      ----     ----     ----     ----     -------
EIA              2.67      2.99     3.21     3.45     3.67       1.9%
GTI              2.94      2.61     2.70     2.51     3.01       0.1%
DRI/WEFA         3.20      3.16     3.06     3.09     3.14      (0.1)%
S&P              3.44      3.16     3.24     3.41     3.67       0.4%
CONSENSUS        3.06      2.98     3.05     3.11     3.37       0.6%

(1) An inflation rate of 2.16% was used to inflate the forecasts from 2000 dollars to 2001 dollars and 4.49% was used from 1999 to 2001 dollars in the analysis.

Sources: EIA Annual Energy Outlook 2002, December 2001; GTI Baseline Projection and Databook 2001, March 2001; DRI/WEFA, November 2001.

                                    TABLE 4-3
                             NYMEX FUTURES PRICES(1)
                               (REAL 2001 $/MMBTU)

            YEAR           NYMEX FUTURES
            ----           -------------
            2003               4.06
            2004               3.77
            2005               3.54

(1) Based on previous 90 calendar day closing prices ending 01/06/03.

                                   FIGURE 4-1
                         HENRY HUB GAS PRICES 1993-2002
                                    [CHART]

4.3.1    NATURAL GAS

The primary inputs into the analysis were forecasts from the Energy Information Administration (EIA),(6) The Gas Technology Institute (GTI), DRI/WEFA, and Standard & Poor's (S&P). Table 4-2 outlines the Henry Hub projection from each of the three source forecasts as well as the consensus forecast of natural gas prices at the Henry Hub.

The projections represent industry standard market information on long-run equilibrium price. Because natural gas prices can exhibit significant volatility in the short run, forecasts derived exclusively from long-run price projections may not accurately reflect near-term market conditions. In order to correct for this consideration, PA overrides the consensus through 2005 using a 90-day average of NYMEX futures prices. Natural gas prices are expected to trend back to the long-run consensus by 2007. Table 4-3 displays the near-term price projection.

Figure 4-1 shows historical gas prices for the Henry Hub from January 1993 through December 2002. There has been unprecedented volatility over the past two years. In the past 12 months alone, pricing has shifted from below the long-term consensus forecast to heights well above the long-term consensus forecast.

Regional prices throughout the United States were projected based on this consensus Henry Hub forecast. For all regions modeled, the delivered price is the sum of the Henry Hub projection, the projected regional basis differential, and other natural gas supply costs including all taxes.

A.       BASIS DIFFERENTIALS

The commodity component of the dispatch natural gas price is comprised of the Henry Hub price plus a regional basis differential. PA assembled historic price data from several reliable sources including Natural Gas Week, Gas Daily, and Bloomberg LP. Regional price differentials were calculated by comparing price history for that location to price history at the Henry Hub.

In some cases, the basis differentials are projected to change over time as a result of major pipeline construction and other factors that are expected to

------------
(6) The EIA does not present a Henry Hub price forecast. The EIA figure is an estimate based on a lower-48 wellhead forecast.


                                      4-2
introduce discontinuity into the market. In other cases, market factors have already altered the regional pricing patterns. In these cases, PA has relied more heavily on recent price data.

Each generating unit was assigned to its nearest upstream trading hub based on its pipeline access. However, modeling limitations prevent the use of plant-specific natural gas prices. As a result, each unit was also assigned to a region. PA generated a regional average basis differential from the unit-specific data based on a weighed average of the unit-level data.

B.       NATURAL GAS PRICE SEASONALITY

Natural gas prices exhibit significant and predictable seasonal variation. Consumption increases in the winter as space heating demand increases and falls in the summer. Prices follow this pattern as well; the seasonal pattern is most striking in cold weather locations. Dispatch prices in the model reflect the seasonal effects based on five-year historic price patterns exhibited at the regional market centers. The advent of significant additions of natural gas fired generation throughout North America may shift the historic seasonality patterns over the forecast period. Insufficient data is available at this point to model any potential changes and therefore a historical seasonality pattern has been applied to develop monthly price projections.

C.       PIPELINE CHARGES

Natural gas fired generation facilities are subject to incremental costs associated with moving gas from liquid regional trading points to the plant gate. In a process similar to that used for calculating regional basis differentials, PA has derived a regional estimate of this cost by mapping generating units to pipelines and calculating a plant specific pipeline charge based on the published firm tariff rates. The variable component of this cost is reflected on a regional, weighted-average basis. The fixed portion of this cost is treated as a component of the fixed O&M cost.

D.       LOCAL DISTRIBUTION COMPANY CHARGES

The final component of the natural gas dispatch price is local distribution costs. Regional Local Distribution Company (LDC) prices were derived from surveys of representatives of the tariff groups at major natural gas distribution companies. Because the information on specific contracts for individual generating stations is considered confidential, detailed unit-level information was not available. As a result, PA used the survey results to estimate LDC charges at the NERC region level.

Most of the charges collected reflect the tariff rates for electric generation customers or the largest volume industrial customer rate if an electric generation specific tariff was not available. While most of the LDCs have the ability to offer negotiated rates, negotiated rates will depend on the plant location, the LDC's cost to serve the facility and the facility's competitive options. Where it was possible, an estimated rate to serve an electric generation customer was used. In general, the tariff rates quoted should be viewed as the upper end of an expected range of pricing a facility would pay.

As it will become increasingly difficult for units that incur LDC costs to remain competitive, it is expected that market pressure will result in this cost declining over time. For each region, the LDC charge is expected to decline over the forecast period. In addition to this decline, it is expected that this cost will not apply to new units, as competitive forces and operating pressure constraints will result in new facilities locating with direct access to the interstate pipeline network. As a result, not only will the actual LDC charge decline over time, but also a smaller percentage of units will include the charge in their dispatch price, limiting the impact of this cost on market prices.

E.       TOTAL DELIVERED NATURAL GAS PRICE

The total delivered price of natural gas in each market region is based on the projected Henry Hub price, basis differentials, pipeline charges, and LDC charges (see Table 4-4). (New generation is assumed not to incur LDC charges.)

                                    TABLE 4-4
                          DELIVERED NATURAL GAS PRICE(1)
                                 (2001 $/MMBTU)

                           2003    2005    2010    2015    2020
                           ----    ----    ----    ----    ----
SERC-Southern              4.64    4.11    3.63    3.67    3.90
FRCC                       4.72    4.19    3.71    3.75    3.98

(1) Gas prices include LDC charges and other delivery charges.


                                      4-3

4.3.2    FUEL OIL

The fuel oil forecast methodology is described below for No. 2 Fuel Oil and No. 6 Fuel Oil. Prices are developed based on a consensus of crude oil by major forecasters as presented in Table 4-5. These widely used sources present a broad perspective on the potential changes in commodity fuel markets. Each forecast was equally weighted in an effort to arrive at an unbiased consensus projection of fuel prices.

As is the case with natural gas, PA has modeled near-term prices to reflect recent actual oil prices and futures prices through December 2004, rather than the long-run equilibrium price. In this case, prices are expected to trend back to the long-run consensus by 2006. The near-term price projection is shown in Table 4-6.

A.       NO. 2 FUEL OIL

Prices for No. 2 Fuel Oil were derived from EIA data on historical delivered-to-utility prices for a five-year period on a regional basis. Fuel costs are comprised of commodity costs and transportation costs. Each region in the analysis was assigned to a reference terminal. The commodity component is calculated by escalating the historic reference terminal prices at the escalation rate implicit in the crude oil forecast outlined in Tables 4-5 and 4-6.

Transportation costs are calculated as the five-year average premium for delivered fuel oil in each region above the market center price for the terminal assigned to that region. This transportation cost is held fixed over the forecast horizon. This methodology captures both the commodity and transportation components of delivered costs. Representative final delivered prices for No. 2 Fuel Oil are shown in Table 4-7.

B.       NO. 6 FUEL OIL

Prices for No. 6 Fuel Oil were derived using an identical methodology as that employed for No. 2 Fuel Oil prices. Because residual oil is so thinly traded, it is difficult to identify significant regional price premiums. As a result, all eastern regions were assigned to the New York Harbor reference terminal. Commodity prices for all regions were based on 1% sulfur residual oil at New York Harbor and are therefore the same. Transportation costs and taxes for each region, however, do vary.

                                    TABLE 4-5
                           CRUDE OIL PRICE PROJECTIONS
                                (REAL 2001 $/BBL)

                                                                 AVERAGE
                                                                  ANNUAL
                                                                  GROWTH
                  2003     2005     2010      2015      2020       RATE
                  -----    -----    -----     -----     -----    --------
EIA               22.87    23.22    23.86     24.52     25.21      0.6%
GTI               22.00    19.12    19.12     19.12     19.12     (0.8)%
DRI/WEFA          23.46    24.21    24.54     25.93     27.42      0.9%
CONSENSUS         22.78    22.18    22.51     23.19     23.92      0.3%

(1) An inflation rate of 2.16% was used to inflate the forecasts from 2000 dollars to 2001 dollars and 4.49% was used from 1999 dollars to 2001 dollars in the analysis.

Sources: EIA Annual Energy Outlook 2002, December 2001; GTI Baseline Projection and Databook 2001, March 2001; DRI/WEFA, November 2001.

                                    TABLE 4-6
                   NYMEX FUTURES CRUDE OIL PRICE PROJECTION(1)
                                (REAL 2001 $/BBL)

             YEAR                          PRICE PROJECTION
             ----                          ----------------
             2003                                25.04
             2004                                22.24
             2005(2)                             22.21

(1) Based on previous 90 calendar day closing prices ending 01/06/03.

(2) Average between futures price 2004 and long-term consensus 2006.

                                    TABLE 4-7
                         DELIVERED NO. 2 FUEL OIL PRICE
                                 (2001 $/MMBTU)

                         2003     2005     2010     2015     2020
                         ----     ----     ----     ----     ----
SERC-Southern            5.70     5.10     5.15     5.30     5.46
FRCC                     5.82     5.21     5.27     5.41     5.57

                                    TABLE 4-8
                         DELIVERED NO. 6 FUEL OIL PRICE
                                 (2001 $/MMBTU)

                         2003     2005     2010     2015     2020
                         ----     ----     ----     ----     ----
SERC-Southern            3.57     3.16     3.20     3.30     3.40
FRCC                     3.70     3.30     3.34     3.44     3.54



                                      4-4

The transportation costs for each region were based on an analysis of historic New York Harbor prices and delivered residual oil at electric generating stations in the region. Transportation costs equal the five-year average premium for delivered No. 6 Fuel Oil above the New York Harbor price. This transportation cost is held fixed in constant dollars over the forecast horizon. Final delivered prices for 1% sulfur No. 6 Fuel Oil are shown in Table 4-8.

Price projections for lower sulfur oil products(7) were also calculated to generate model inputs for regions that have more stringent environmental regulations. The premium for lower sulfur products was derived from a comparison of historic price data.

4.3.3    COAL

PA developed a forecast of marginal delivered coal prices (in real 2001 dollars) for the period 2002 through 2021 on a unit-by-unit basis for electric generators in each region and the corresponding SO(2) and NO(x) emission allowance prices. The SO(2) and NO(x) allowance prices are presented in Section 4.4.

In cost-based electric dispatch modeling, the marginal cost of production is expected to determine dispatch order and the wholesale market price of electricity. For this reason, PA has provided marginal delivered coal prices. These prices reflect PA's projection of a particular unit's marginal coal selection and market pricing for that coal, as well as the rate for transportation for such marginal purchases. If a particular unit purchases some higher- or lower-priced coal under long-term contracts, the unit's average cost of coal acquisition will be different from its marginal coal acquisition cost. It is expected that the cost of contract coal will not be reflected in dispatch pricing or in market prices for electricity.

Delivered coal prices were projected in two components: (1) coal prices on an FOB mine or FOB barge basis(8) and (2) transportation rates. Because individual units within a plant sometimes burn different coals, coal selections and delivered prices were developed on a unit-by-unit basis.

The projected coal selection for individual units reflects differing requirements for compliance with emissions regulations over time, as well as economics. To determine the selected coal, PA considered the use of flue gas desulfurization equipment (scrubbers), requirements to comply with Phase I and/or Phase II of the Clean Air Act Amendments of 1990, and requirements for compliance with New Source Performance Standards and State Implementation Plan
(SIP) limits, along with the variable costs of different methods of compliance. While a unit's historical coal selection was an important factor in the projections, substitutions of coal types were projected for some units over time as delivered price economics (including allowance prices) are expected to change.

Coal selections were projected using a proprietary PA linear programming model known as the Multi-Pollutant Optimization Model (MPOM) which simultaneously solves for the optimal combination of coal selections, unit dispatch, and SO(2) and NO(x) allowance prices over the forecast period. The operation of the MPOM model is explained in more detail in Section 4.4.

PA expects that the spike in coal prices which occurred in late 2000 and early 2001 will be temporary, and that coal prices will return to long-term levels over the next few years. In most cases, the long-term coal prices are close to the long-run marginal cost of mining (including a return on the incremental capital invested) for the marginal mine type in each coal mining region. (The major exceptions involve regions where substantially all of the coal production is sold under long-term contracts, which will cause prices higher than marginal mining costs to persist over a longer period of time.)

FOB mine prices were projected based on proprietary models of long-run marginal mining costs in each major coal mining region, supply and demand economics for different coal types, and other market knowledge available to PA, in an integrated market analysis. The forecast of long-run marginal mining costs includes an assessment of expected changes in mining productivity for each coal mining region. The forecast is conservative in that only about one-half of the historical rate of improvement in total factor productivity is reflected in the projected coal prices.

------------
(7) Includes 0.3% residual oil, low sulfur No. 2 Fuel Oil, and jet fuel.

(8) "Free on Board," indicating that the price includes the costs of loading coal onto a train, truck, or barge.


                                      4-5

Prices for most types of coal are expected to decline fairly steeply from the extraordinary 2001 levels over the following three years.(9) The expected annual rates of price decline for major coal types during 2001-2004 range from about 4-5%/year for some types of Northern Appalachian coal to about 15-20%/year for some types of Wyoming Powder River Basin and Central Appalachian coals.

Real prices for most of the major coal types are expected to decrease further over the long term (2005-2021), although the expected rates of decline are much slower over the long term (ranging from 0.2%/year to 2.3%/year). The expected rate of change in prices for particular types of coal varies based on considerations specific to each coal type such as supply and expected depletion of reserves, market demand, and the sulfur content of the coals. The coal types which are expected to experience the steepest declines in long-term prices are Illinois Basin low- and mid-sulfur coals, and lignite. The Illinois Basin low- and mid-sulfur coals have historically enjoyed a price premium, but are expected to lose market share both to lower-sulfur Powder River Basin (PRB) coal and to higher-sulfur Illinois Basin coal burned at scrubbed plants. Many of the long-term contracts under which lignite production is typically sold have escalated to very high price levels, but PA expects that the competitive pressures of deregulated electricity markets (as well as more direct competition from PRB coal) will cause many of these contracts to be renegotiated over time to levels that more closely reflect marginal mining costs for lignite.

The only significant exception to the anticipated trend of declining real coal prices involves PRB coals.(10) Due to the very low mining costs and very low sulfur content (typically ranging from 0.6 to 0.8 lbs. SO(2) per million Btu) associated with these coals, PA projects that demand for these coals will continue to increase strongly throughout the forecast period. Prices for the 8,800 Btu/lb. Wyoming PRB coal are expected to fall to about $6.15/ton by 2004, and continue declining slowly through 2010, but then increase in real terms during the remainder of the forecast period as reserve depletion and higher stripping ratios more than offset expected productivity gains.(11)

Projected transportation rates are based on available delivery options at each plant for the coal types selected for each unit. Transportation modes included rail, barge, truck transportation, and conveyor transportation for minemouth plants. Rates for different transportation modes in different regions of the country are projected to vary at different rates over time. In cases where a multi-mode movement of coal is required (such as a combination rail and vessel movement), the rate for each mode of transportation is projected separately, and the total transportation rate is the sum of these separately escalated components.

In addition, potential future changes in transportation options were considered. In some cases, for example, PA projected the addition of rail or vessel receiving capability at a particular plant. Potential future regulatory relief was also projected for some plants with sufficiently high rail rates that do not have access to competitive transportation options.

Table 4-9 summarizes the expected annual rates of change in coal prices over the long term (2005-2020) for various coal types.

                                    TABLE 4-9
                             ESTIMATED ANNUAL CHANGE
                            IN COAL PRICES, 2005-2020

                                    REAL ESCALATION RATE
                COAL                      PER ANNUM
                ----                --------------------
         Western                        0.3%  to (2.3)%
         Illinois Basin                (0.2)% to (1.1)%
         Eastern                       (0.2)% to (0.7)%

4.3.4    HYDROELECTRIC

The hydroelectric plants are consolidated by utility and categorized as peaking or baseload. Similar to the thermal units, the maximum capacity for each unit was taken from the sources cited above for summer

------------
(9) Note that there are a number of coal types which are used in highly localized markets (such as Arizona/New Mexico coals, Central Pennsylvania high sulfur coal, and lignite) and therefore were not as greatly affected by the coal price spike. The expected short-term price trajectories for these coals are much flatter.

(10) Prices for Kansas, Missouri, and Oklahoma coals are expected to remain flat in real terms, but these are very small markets (totaling less than 1 million tons/year of utility coal consumption out of a national total of 971 million tons of coal used for electric generation in 2000).

(11) The stripping ratio refers to the amount of soil and rock (overburden, usually measured in cubic yards) which must be removed to surface mine (or strip mine) a ton of coal.


                                      4-6
and winter capabilities. Monthly energy patterns were developed from nine years of EIA Forms 759, which contain monthly generation and (for pumped storage units) net inflows.

4.3.5    NUCLEAR

PA evaluated the operation of nuclear plants in the regions covered by this study on the basis of going-forward costs to determine which plants would remain in service based on their economic performance.

PA estimated the annual going-forward costs (fixed O&M, property taxes, and annualized incremental capital costs) associated with each unit. The incremental capital costs do not include the original investment in the plant. The original investment is treated as a sunk cost and is not considered in the determination of the future competitiveness of a station. Incremental capital costs only include modifications made to the plant each year. These costs are very difficult to track due to the reporting methods. However, these costs are relatively low compared to O&M costs.

There are a number of other non-economic issues that might affect a shutdown date. Politics of the region plays an important part in the premature shutdown of the units. Equipment failures and poor overall performance can also cause a utility to shut down a unit before its license expires. As the units age, the amount of investment required to continue operating the unit becomes an important factor.

Historical performance as well as recent trends in forced outage rates at each unit were reviewed. Future forced outage rates were forecast for each year, and each unit's scheduled outages during the year were also considered. From this information, and noting that outages are becoming shorter as the industry improves outage planning, the duration of outages for each unit was forecast. For refueling outages, sources included refueling outage schedules, published every six months in Nuclear News for all U.S. units.

The decision whether to retire a unit prior to its license expiration date was made based on a thorough review of the unit's projected future economic performance. Nuclear unit retirements were made based on the same process applied to all other units. Currently it is the consensus that nuclear units will have their licenses extended past our current study period.

4.4      SO(2)/NO(X) EMISSION ALLOWANCE PRICES

4.4.1    SULFUR DIOXIDE EMISSION ALLOWANCE PRICES

PA's forecast of SO(2) allowance prices is shown in Table 4-10. In 2003 and 2004, PA overrides the consensus emission allowance forecast with forward prices from Cantor Fitzgerald, current as of late December 2002. Thus, the price of SO(2) allowances starts at $132 per ton in 2003, increases to $383 per ton by 2015, and then drops to $317 per ton by 2020. The drop between 2015 and 2020 results from new coal-fired units equipped with scrubbers projected to come into service during this period and displacing some existing coal-fired units which have higher SO(2) emissions.

                                   TABLE 4-10
                        SO(2) EMISSION ALLOWANCE PRICES
                               (2001 $/TON SO(2))

         YEAR                      SO(2)
         ----                      -----
         2003(1)                   $132
         2005(2)                   $193
         2008                      $286
         2010                      $322
         2015                      $383
         2020                      $317

(1) Based on forward market prices.

(2) Average of 2004 forwards and 2006 consensus.

PA's forecast of SO(2) allowance prices was developed using its proprietary Multi-Pollutant Optimization Model (MPOM). MPOM is a linear programming model that simultaneously solves for the optimal combination of coal selections, unit dispatch, and SO(2) and NO(x) allowance prices over the forecast period. For coal-fired units, the model includes a list of possible coal selections for each unit (i.e., coals with various sulfur contents), delivered fuel price data for each of the possible coal selections, and estimates of the cost of retrofitting Flue Gas Desulfurization equipment (FGD or scrubbers) on each unit that is not already scrubbed. Given these inputs, MPOM solves for the least-cost solution that will meet the national


                                      4-7

SO(2) emissions caps(12) while also satisfying the other constraints in the model. The SO(2) allowance price is the cost per ton of SO(2) removed for the last (or marginal) scrubber that must be installed (or the cost of a switch to lower-sulfur coal that must be made) to meet the emissions cap.

4.4.2    DEVELOPMENT OF NO(X) EMISSION ALLOWANCE PRICES

PA's forecast of NO(x) allowance prices is shown in Table 4-11. Unlike SO(2) allowances, which must be used year-round, NO(x) allowances are used only during the "ozone season" specified in EPA regulations, which extends from May 1 through September 30 of each year. Another important difference between SO(2) and NO(x) allowances is that NO(x) allowances cannot be "banked" or carried over from year to year without significant cost and limitations. Thus, NO(x) allowance prices are largely determined by the cost of the marginal NO(x) control technology (in dollars per ton of NO(x) removed) which is required to meet the NO(x) emissions cap.

The forecast shown in Table 4-11 reflects two separate sets of NO(x) emissions regulations: the Ozone Transport Region (OTR) and the SIP Call region in the eastern United States.

                                  TABLE 4-11
                        NO(X) EMISSION ALLOWANCE PRICES
                            (REAL 2001 $/TON NO(X))

           YEAR                          NO(X)
         --------                       ------
OTR
          2003(1)                       $4,760
         SIP CALL
          2004(1)                       $4,363
          2008                          $3,415
          2010                          $2,822
          2015                          $3,149
          2020                          $2,423

(1) Based on forward market prices.

During 2002-2003, NO(x) emission allowances are required in the Ozone Transport Region (OTR), which includes 11 states in the Northeastern and Mid-Atlantic regions of the United States, plus the District of Columbia. Beginning with the 2004 ozone season, a larger region (including most of the states east of the Mississippi River) will be required to meet a stricter set of NO(x) emission regulations that were developed based on the EPA's call for NO(x) State Implementation Plans (SIP Call).(13)

The NO(x) allowance price forecast was developed using a methodology very similar to the methodology used for the SO(2) allowance price forecast. Estimated capital and operating costs for retrofitting various NO(x) control technologies on each coal-fired generating unit were input into the MPOM model, and the model solved for the least-cost solution which met the NO(x) emissions caps while also satisfying the other constraints in the model.

The marginal NO(x) control technology that is required under the OTR regulations is Selective Non-Catalytic Reduction (SNCR). As shown in Table 4-11, the installation and operating costs associated with retrofitting this technology on existing coal-fired generating units are approximately $1,000/ton of NO(x) removed. The marginal NO(x) control technology that will be required to meet the SIP Call regulations is Selective Catalytic Reduction (SCR). The NO(x) allowance price for each year is determined by the NO(x) control costs for the marginal unit (i.e., the last unit that must take action to bring the fleet into compliance with the program's emission cap) that operates each year. Between 2005 and 2015, the NO(x) allowance price is expected to remain within a relatively narrow range of $3,781/ton to $3,149/ton. By 2020, the NO(x) allowance price is expected to drop to $2,423/ton as newly built coal-fired generating units with low NO(x) emissions displace some existing coal-fired units with higher NO(x) emissions.

------------
(12) The national caps on SO(2) emissions are 9.48 million tons of SO(2) per year for 2001-2009, and 8.95 million tons of SO(2) per year from 2010 forward.

(13) The original deadline for implementation of the regulations developed based on the NO(x) SIP Call process was the beginning of the 2003 ozone season (May 1, 2003). The EPA is currently attempting to impose a set of NO(x) regulations similar to the SIP Call regulations on the 2003 deadline using an alternate regulatory process known as the Section 126 process. PA has assumed for purposes of this forecast that the NO(x) SIP Call regulations (or any similar regulations) will not be effective until 2004.


                                      4-8

4.5      ELECTRICITY IMPORTS

Imports and exports between transmission areas are determined by the model using inputs for transfer capabilities, wheeling rates, and line losses. The transfer capabilities and wheeling rates between pricing areas are provided below. Line losses between all pricing areas are assumed to be 2%.

4.5.1    TRANSFER CAPABILITIES

The transmission system is the transportation mechanism that moves power from where it is generated to where it is to be used. There are a number of technical factors that limit the amount of power between utilities, control areas, or large regions. While facility ratings are one key element, voltage levels or instability are other considerations that need to be considered in establishing transfer capabilities. In addition, transfers that involve two utilities or control areas will have an impact on the transfer capabilities of neighboring utilities because a portion of that transfer will flow on neighboring utilities' lines. In order to quantify transmission capabilities between NERC regions and major subregions, seasonal analyses are performed that include current operating parameters, load patterns, and scheduled transfers to determine regional import and export capabilities.

The transfer capabilities that are shown are non-simultaneous, meaning that for any given transfer at an identified limit, the other transfer limitations shown are unlikely to be attainable at the same time. Concurrent exports or imports for any particular region may not be technically feasible at the total of the capabilities listed. These values represent the ability of the transmission networks to accommodate the transfer of electricity from one area to another area for a single load and generation pattern.

Therefore, the actual patterns of demands and generation can result in changes in transfer capabilities on both an hourly and daily basis. These transfer capabilities have been considered representative of the level of interchange that could occur between the various transmission areas. Figure 4-2 identifies the bulk transfer capabilities between regions and subregions included in this report.

                                   FIGURE 4-2
                          TRANSFER CAPABILITY(1) (MW)
                                    [CHART]


                                      4-9

4.5.2    WHEELING RATES

Wheeling rates were applied based on assumptions associated with proposed or existing RTO, ISO, and transco organizations.

In general, for transmission within transmission organizations, the wheeling rates are set at $0.00/MWh, which allows power to flow freely within transmission organizations. This assumes that the current pancaking(14) issues will be eliminated or at least significantly reduced upon implementation of the new RTO organizations in accordance with FERC Order 2000. For transmission from one transmission organization to another, the wheeling rate is set at $3.00/MWh in the Eastern Interconnection and $2.00/MWh in WECC.

4.6      CAPACITY ADDITIONS AND RETIREMENTS

It is necessary to assess the feasibility and timing of new capacity additions as well as the exit of uneconomic existing capacity. PA's proprietary modeling approach serves two purposes:

- First, it identifies generating units that are not able to recover their going-forward costs in the energy and capacity markets and are, therefore, at risk of abandoning the markets.

- Second, it provides a rational method for ascertaining the amount, timing, and type of capacity additions.

Capacity additions through 2005 are based on publicly announced or planned additions. The additions assumed in this analysis are shown in Table 4-12. These capacity additions are a best estimate of what units will be developed during this period. Actual additions may differ from those indicated.

From 2006 through 2022, PA's approach uses a financial model to assess the decision to add new capacity and to retire existing capacity. The approach to plant additions is based on a set of generic plant characteristics, financing assumptions, and economic parameters. This "add/retire" analysis is an iterative process performed simultaneously with the development of the energy price forecast and the projected compensation for capacity.

The methodology assesses the feasibility of annual capacity additions based on a Discounted Cash Flow (DCF) model using net energy revenues determined in the production-cost simulations and compensation for capacity determined from the Capacity Compensation Simulation approach. For each increment of new capacity, a "Go" or "No Go" decision is made based on whether the entrant would experience sufficient returns (developed in the DCF model) to merit entry. In addition, economic retirement decisions are made at each step in the iterative process based on the specific financial and operating characteristics of the existing plant.

The market entry and exit logic determines the amount and timing of new generation capacity added to the system as well as the retirement of existing units. Starting in 2006, the market entry and exit logic, at a minimum, builds enough new capacity to meet the estimated reserve requirements. Table 4-13 describes the timing and amount of market entry and exit (retirements) for the base case (best estimate) for the modeled regions.

Nuclear unit retirement assumptions have changed dramatically since recent analysis. Currently it is the consensus that nuclear units will have their licenses extended past our current study period.

------------
(14) Pancaking transmission rates result when power crosses more than one transmission system and is subject to two or more tariffs.


                                     4-10

                                   TABLE 4-12
                       CAPACITY ADDITIONS (MW), 2003-2005

                                       SIZE      UNIT    ON-LINE
         DEVELOPER (PLANT)            (MW)(1)    TYPE      YEAR
         -----------------            -------   -----    -------
SERC -- TOTAL = 23,066 MW
Calpine (Carville)                      440     Cogen     2003
Calpine (Decatur)                       794      CC       2003
Calpine (Hillabee)                      770      CC       2003
Calpine (Morgan)                        790      CC       2003
Calpine (Santa Rosa)                    240      CC       2003
Choctaw Gas Generation LLC
(Choctaw)                               787      CC       2003
Cogentrix (Caledonia)                   830      CC       2003
Cogentrix (Southaven)                   866      CC       2003
Duke (Mill Creek)                       640      CT       2003
FPL Group (Calhoun)                     616      CT       2003
Intergen (Cottonwood)                 1,200      CC       2003
Intergen (Magnolia)                     900      CC       2003
Occidental Chemical (Taft)              778     Cogen     2003
Oglethorpe Power (Talbot County 2)      216      CT       2003
Panda (El Dorado)                     2,200      CC       2003
Progress (Effingham CT) (2)             314      CT       2003
Progress (Washington)                   608      CT       2003
Reliant (French Camp)                   800      CC       2003
Southern Company (Harris)             1,256      CC       2003
Southern Company (Franklin 2)           624      CC       2003
Tenaska (Coral)                         900      CC       2003
Williams (Memphis Refinery
(Phase I))                              265      CC       2003
Calpine (Columbia)                      550     Cogen     2004
Oglethorpe Power (Chattahoochee)        468      CC       2004
Progress (Effingham CC)                 490      CC       2004
Progress (Rowan 4&5 CC)                 473      CC       2004
SCE&G (Hardeeville)                     875      CC       2004
Tenaska (Virginia Station)              885      CC       2004
Tractebel (Hot Springs)                 720      CC       2004
Calpine (Washington Parish)             577      CC       2005
East Kentucky Power Cooperative
(Gilbert)                               268     Coal      2005
Southern Power (McIntosh 10&11)       1,240      CC       2005
FRCC -- TOTAL = 4,162 MW
Calpine (Auburndale)                    115      CT       2003
TECO (Bayside Repower)                  900      CC       2003
Florida Power Corporation
(Hines Unit 2)                          495      CC       2003
Calpine (Osprey Energy Center)          529      CC       2003
Florida Power & Light Company
(Sanford)                             1,000      CC       2003
Southern Co & OUC (Stanton A)           633      CC       2003
Orion Power Holdings (Atlantic
CPV)                                    250      CC       2004
City of Lakeland (McIntosh Unit 4)      240     Coal      2004

(1) Summer rating.

(2) Retires when combined cycle comes online.


                                      4-11

                                   TABLE 4-13
                     CAPACITY ADDITIONS AND RETIREMENTS (MW)
                                    2006-2022

                CC          CT                    CUMULATIVE
              PLANTS      PLANTS     RETIRE-       CAPACITY
  YEAR(1)      ADDED       ADDED     MENTS(2)      ADDITIONS
 --------     -------     ------     --------     ----------
SERC
   2006             0          0     (7,249)       (7,249)
   2007             0          0         (9)       (7,258)
   2008             0          0          0        (7,258)
   2009         4,160          0          0        (3,098)
   2010         4,680          0          0         1,582
   2011         5,200          0        (76)        6,706
   2012         4,160          0       (116)       10,750
   2013         4,680          0        (79)       15,351
   2014         4,680          0        (42)       19,989
   2015         4,160          0          0        24,149
   2016         3,120      1,035          0        28,304
   2017         4,160        345          0        32,809
   2018         2,600      1,725          0        37,134
   2019         4,160          0       (280)       41,014
   2020         4,160          0       (116)       45,058
   2021         4,680          0       (391)       49,347
   2022         5,200          0       (729)       53,818
   =====       ======      =====     ======        ======
   TOTAL       59,800      3,105     (9,087)       53,818

FRCC
   2006         1,560          0          0         1,560
   2007         1,040          0          0         2,600
   2008         1,040          0          0         3,640
   2009         2,080          0          0         5,720
   2010         1,560          0          0         7,280
   2011         1,560          0          0         8,840
   2012         1,040          0          0         9,880
   2013         1,560          0          0        11,440
   2014         2,080          0          0        13,520
   2015         1,560          0          0        15,080
   2016         1,040          0          0        16,120
   2017         1,560          0         (1)       17,679
   2018         1,560          0          0        19,239
   2019         2,080          0        (32)       21,287
   2020         1,560          0          0        22,847
   2021         1,560          0        (65)       24,343
   2022         1,560          0          0        25,903
   =====       ======      =====     ======        ======
   TOTAL       26,000          0        (98)       25,903

(1) 2003 through 2005 additions are shown in Table 4-12.
3,640 MW of CC generation were added to FRCC in 2005.

(2) Retirements are assumed to occur on January 1 of year.

            SERC has no retirements in 2003-2005.
            FRCC has no retirements in 2003-2005.


                                     4-12

4.7      FINANCIAL ASSUMPTIONS

4.7.1    GENERIC PLANT CHARACTERISTICS

The starting points for the DCF calculations are the generic unit-specific operating parameters for new combined cycles and combustion turbines. The generic parameters and assumptions assumed in the model are shown in Table 4-14. The first year in which new generic capacity can be added to the model is 2006. Capital costs per kW of output are assumed to decrease at 1% per annum (real 2001 $) to reflect technological improvements in turbine design and plant construction. Table 4-15 indicates the assumed schedule and effect of technology improvement on new unit heat rates.

4.7.2    OTHER EXPENSES

Information on fixed costs, depreciation, and taxes is also developed and incorporated within the DCF analysis to determine the economic viability of the new unit additions. Environmental costs and overhaul expenses are not included, due to expectations that such expenses would be minimal in early years of operation.

-        Property taxes are assumed to be 1% to 2% of the initial capital costs.

- Depreciation of the initial all-in cost of the new additions is based on a standard 20-year Modified Accelerated Cost Recovery System (150
         DB) with mid-year convention.

4.7.3    ECONOMIC AND FINANCIAL ASSUMPTIONS

-        Minimum internal rate of return is assumed to be 13.5%.

- Financing assumptions are assumed to be 60% debt and 40% equity for combined cycle units, and 50% debt and 50% equity for combustion turbine units.

- Debt interest rate is assumed to be 9.0%. Debt terms and project lives are 15 years with mortgage-style amortization for combustion turbine units and 20 years for combined cycle units.

                                   TABLE 4-14
                     GENERATING CHARACTERISTICS OF NEW UNITS
                                  (REAL 2001 $)

                     CAPITAL        FIXED
                      COST          O&M(1)        VARIABLE         SIZE
                     ($/kW)       ($/kW-YEAR)    O&M ($/MWh)       (MW)
                     -------      -----------    -----------       ----
NEW CCS
SERC-Southern          530            10.5          $2.00          520
FRCC                   530            10.5          $2.00          520
NEW CTS
SERC-Southern          325             5.5          $5.00          345
FRCC                   325             5.5          $5.00          345

(1) Fixed O&M does not include additional charges for pipeline reservation (where applicable).

                                   TABLE 4-15
                       FULL LOAD HEAT RATE IMPROVEMENT(1)
                                    (BTU/KWH)

             2003       2004-2008     2009-2013     2014-2018      2019+
            ---------   ----------    ----------    ----------    ---------
CC           6,950        6,811         6,675         6,541        6,411
CT          10,712(W)    10,498(W)     10,288(W)     10,082(W)     9,880(W)
            11,022(S)    10,801(S)     10,585(S)     10,373(S)    10,166(S)

(1) Degradation of 2% for CC units and 3% for CT units was assumed.

(W) = winter, (S) = summer.


                                     4-13

5.       REGIONAL ANALYSIS


5.1      INTRODUCTION

Over the past two decades, the structure of the electric power industry has been dramatically changed by the emergence of a networked industry. A market trend that has paralleled the integration of the transmission network is the introduction of wholesale and retail competition in formerly regulated markets. These market developments have added new dimensions to the risk of owning and operating generation plants. This chapter examines the current and projected development of wholesale power markets in each target region before summarizing the market price projections for the pricing areas evaluated for Southern Power (see Table 5-1).

                      TABLE 5-1
          SOUTHERN POWER ASSET PRICING AREAS
-------------------------------------------------------

     NERC REGION                PRICING AREA
---------------------- --------------------------------
SERC                   Southern Company (Southern)
FRCC                   FRCC
---------------------- --------------------------------


One mechanism for understanding risk is to examine how market prices and generation requirements could change under different scenarios, termed sensitivity cases. Sensitivity cases and their effect on the projected market power prices are described in this chapter.

5.2      RISK ISSUES AND SENSITIVITY CASES

Analysis of possible variances in fundamental variables is essential when forecasting market prices in the United States today. Initially a base case was developed for each region using the assumptions outlined in Chapter 4. The base case is defined as the best estimate given the stated assumptions but not as the most likely case. Three sensitivity cases were then developed to aid in understanding some of the downside risks of operating generation assets. It should be recognized that these cases (including the base case) will vary to the extent the input assumptions change, and such assumptions should be reviewed with the same rigor as the resulting forecasts. The four cases are outlined below:

- The BASE CASE incorporates the 90-day average ending January 6, 2003, of Henry Hub futures gas prices through December 2005. Prices then decrease linearly to the consensus forecast price in 2007. The oil forecast 90-day average ends January 6, 2003, and goes through December 2004, decreasing linearly to the consensus forecast price in 2006. The base case is constructed using generation and load growth data stated in the EIA Forms 411 combined with PA's merchant plant and in-house fuel forecast. This method is discussed in further detail in Chapter 4.

- The HIGH FUEL CASE evaluates the effects of higher gas and oil prices represented as a $0.50/MMBtu increase in the 2003 gas and oil base prices with escalation remaining unchanged (coal prices are not changed).

- The LOW FUEL CASE evaluates the effects of lower gas and oil prices represented as a $0.50/MMBtu reduction in the 2003 gas and oil base prices with escalation remaining unchanged (coal prices are not changed).

- The OVERBUILD CASE evaluates an exuberance of merchant plant development. For purposes of this case, excess entry is presumed to occur when the market reaches equilibrium. Based on announced merchant projects, PA assumed additional capacity was added in SERC in 2008 and FRCC in 2005. (See Table 5-2.) Subsequent to this period of capacity abundance, as the regions experience load growth, PA assumed the markets eventually return to economic equilibrium.

                           TABLE 5-2
       OVERBUILD CASE MERCHANT PLANT CAPACITY ADDITIONS(1)
                              (MW)
     -------------------------------------------------------
              REGION               2005           2008
     ------------------------- -------------- --------------
     SERC                              0          7,280
     FRCC                          2,600              0

     (1)Overbuild capacity in addition to base case merchant
     capacity.
     -------------------------------------------------------


These variances from the base case influence the resulting projections of market price forecasts and subsequent valuation of generation plants. It should


                                      5-1
be noted that the level of the sensitivities can vary and that there are other areas that can vary in the forecast, including but not limited to demand forecasts, new entrant technologies and construction costs, environmental costs, and regulatory structures.

The remaining sections of this chapter provide discussions of each of the relevant regions. Each regional section contains the following information:

-        the region's background
-        the power market structures currently in place
-        current transmission system issues
-        market characteristics
-        price forecasts
-        critical market factors
-        dispatch curves.

The Market Characteristics section for each region contains a figure illustrating the energy and capacity by fuel type. The energy generated by fuel type is estimated based on results of the PA regional models. The capacity by fuel type is based on Energy Information Administration (EIA) Form EIA-411 data or its equivalent. The capacity includes additional new generating capacity additions assumed by PA to be online in 2003. The specific sources from which the information was obtained and the year the information is based upon are provided in the sources listed under the figures.

Information on state regulatory activities associated with deregulation of the electric industry can be found in Section 2.3.

Each regional section of this chapter includes the results of the various cases.

- The ENERGY PRICE forecast represents the average annual system marginal cost of generating energy in a particular market.

- The COMPENSATION FOR CAPACITY forecast estimates the total compensation for capacity that generators need to receive over and above the system marginal cost energy price in order to keep a minimum amount of generation in the market. It should be noted that not all generators will receive the full capacity compensation outlined herein. The compensation for capacity was derived for the entire SERC and FRCC market regions.

- The ALL-IN PRICE forecast combines the energy price and the compensation for capacity (assuming 100% load). The all-in price reflects PA's estimate of the total market price that generators must receive to keep the market in equilibrium.

To show recent trends in electricity prices, Figure 5-1 provides historical electricity price information obtained from Bloomberg LP. The values are the on-peak daily index values for April 1999 through December 2002 for the regions of interest.


                                   Figure 5-1
        Historical Electricity Prices (Daily On-Peak Index) (nominal $)
                                    [Chart]


                                      5-2

5.3      SERC

5.3.1    BACKGROUND

SERC is the regional organization for the coordination of the operation and planning of the bulk power electric systems in the southeastern United States. The purpose of this coordination is to maximize the efficiency of the planning and operation of individual electric systems within the region in order to ensure system stability and reliability.

SERC includes 37 members and 27 associate members and covers an area of approximately 464,000 square miles over 13 states. SERC is also the largest of the NERC regions measured by total generation and total load.

From a national perspective, SERC lags behind the Northeast, the Midwest, and California in terms of implementing RTOs and competitive market structures. The SERC energy market is characterized by largely informal market arrangements with the majority of power sold through bilateral agreements rather than through a power exchange or other formal marketplace.

The SERC region is subdivided into four pricing areas: Entergy (SERC-Entergy), Southern Company (SERC-Southern), Tennessee Valley Authority (SERC-TVA), and Virginia and Carolinas (SERC-VACAR).

Southern Power's plants in SERC are located in the Southern pricing area. (See Figure 5-2.)

5.3.2    POWER MARKETS

Unlike more tightly coordinated electrical markets in other regions, SERC lacks a generation or transmission market. The SERC wholesale market is informally organized with the majority of transactions completed through bilateral agreements. Within the region, it is possible to conduct short-term financial trading of electricity futures contracts at the TVA and Entergy delivery points. These contracts are traded on the Chicago Board of Trade and New York Mercantile Exchange, respectively.

SERC currently functions primarily as a bilateral market whereby buyers and sellers enter into short- and long-term contracts for capacity and energy. Typically these contracts include both an energy and capacity payment.


                                   FIGURE 5-2
                      GENERATION ASSETS IN THE SERC REGION
                                     [Chart]

The SERC Executive Committee has created a market interface committee (MIC) to coordinate SERC's policies and activities with the national-level MIC organized by NERC. One reason for establishing such a committee is to allow greater participation by merchant power producers in SERC market policy and direction. The MIC may be responsible for drafting new market procedures, should SERC establish a formalized regional power market at some point in the future.

The recent approval of the SeTrans RTO by FERC on October 10, 2002, would contribute to the formation of a regional market power market.

5.3.3    TRANSMISSION SYSTEM

Several of the largest utilities in the United States (Southern Company, Entergy, and the TVA) dominate SERC's generation and transmission facilities. Like all other transmission owning utilities, these utilities provide "open access" transmission service under FERC Order No. 888. Under Order No. 888, transmission owners are required to offer firm transmission capacity to the extent that they have any available, and to treat users of their transmission system on the same basis as they use the system for their own purposes. This is considered a "non-discriminatory" standard. While utilities in SERC offer "open access," transmission rate pancaking (when power crosses more than one transmission system and is subject to two or more tariffs) makes it challenging to move power more than a couple of transmission wheels.


                                      5-3

Initial efforts to form RTOs were not successful. Entergy had proposed the creation of an independent transmission company to operate and manage its transmission assets in Arkansas, Mississippi, Texas, and Louisiana, and filed this proposal with FERC for approval. The Louisiana PSC moved to block the Entergy TRANSCO, citing possible higher costs for retail customers due to the removal of Entergy's transmission grid from state jurisdiction. In addition, Dominion Resources initially joined the Alliance RTO, which failed to get FERC approval, so on June 26, 2002, Dominion signed a memorandum of understanding with PJM to have Dominion's 6,000-mile transmission grid in Virginia and North Carolina operated on a regional basis by PJM. FERC approved the companies' decisions and required PJM to complete the formation of a single market over the two RTOs by October 1, 2004. According to a PJM presentation on October 23, 2002, Dominion will be integrated into PJM by October 1, 2003.

At the end of 2000, Southern Company initiated the formation of a regional RTO called the SeTrans RTO. This organization now includes members such as Entergy Corporation, Cleco Power LLC, Dalton Utilities, Georgia Transmission Corporation, JEA - Jacksonville (FL), the Municipal Electric Authority of Georgia, Sal Rayburn G&T Electric Cooperative, Santee Cooper, Southern Company, and the City of Tallahassee. Once operational, it will be one of the nation's largest RTOs, serving an area with more than 73,000 MW and operating 53,000 miles of transmission with an investment in assets in excess of $9 billion.

On October 10, 2002, FERC granted approval to initial plans for SeTrans RTO. The proposal includes locational marginal pricing and stakeholder advisory committees. The business model is organized around the key governance concept of an independent; incentive-driven, third party Independent System Administrator
(ISA) that will manage, but not own the transmission facilities dedicated to the RTO. An ISA was chosen by the SeTrans RTO in November 2002. While the ISA will operate the grid, market monitoring will be performed by a separate independent organization.

On November 14, 2002, the Louisiana PSC asked FERC to reconsider and reverse its approval. The PSC said that it allows the RTO to evade the jurisdiction of retail regulators over transmission planning and investment issues that would harm ratepayers and impair the reliability of the grid. The PSC questioned the use of locational marginal pricing and firm transmission rights.


                                      5-4

5.3.4    MARKET CHARACTERISTICS

A.       FUEL MIX

As illustrated in Figure 5-3, SERC is largely dependent on coal-fired and nuclear resources for baseload generation. Coal-fired generation is the predominant resource in terms of both the energy production and the installed capacity in SERC, accounting for 55% of the energy produced and 36% of the installed capacity in the region. Nuclear facilities produce 27% of the energy and account for 15% of the installed capacity. Gas- and oil-fired units produce 12% of the energy and account for 40% of the installed capacity. The remainder of SERC's installed capacity and baseload generation is composed of hydro units.


                                   FIGURE 5-3
                                  SERC FUEL MIX
                           ENERGY AND CAPACITY - 2003
                                     [Chart]


B.       MARKET DYNAMICS

Southern Power's assets evaluated in this report located in SERC include gas-fired plants representing 5,613 MW of capacity.

Figure 5-4 illustrates the load and resource balance for SERC through the end of the study period. Peak demand in the SERC market is forecasted to grow at an annual compound rate of approximately 1.9% from 2003 through 2022. A required system-wide reserve margin of 15% is assumed through 2006; it drops to 13% from 2007 through the remainder of the study period.

Historical prices for SERC were presented in Figure 5-1.


                                   FIGURE 5-4
                         SERC LOAD AND RESOURCE BALANCE
                                     [Chart]


                                      5-5

5.3.5    PRICE FORECASTS

A.       BASE CASE MARKET RESULTS

The base case models near-term fuel prices based on recent actual spot prices and futures prices through December 2005, decreasing linearly to the long-term consensus view by 2007.

The all-in price represents a combined compensation for capacity and energy price (assuming a 100% load factor). The compensation for capacity contribution to the all-in price ranges between approximately $1.60/MWh and $6.00/MWh.

Base case forecasts of compensation for capacity, energy prices, and all-in prices are shown in Figure 5-5 for the SERC-Southern pricing area.


                                   FIGURE 5-5
 SERC-SOUTHERN COMPENSATION FOR CAPACITY, ENERGY, AND ALL-IN PRICE FORECASTS(1)
                                     [Chart]


                                      5-6

B.       SENSITIVITY CASES ANALYSIS

The all-in prices for the low fuel, high fuel and overbuild sensitivity cases described in Section 5.2 are shown in Figure 5-6 for the SERC-Southern pricing area. These sensitivities are not meant to reflect bounding or worst case scenarios.

The high fuel case yields consistently higher all-in prices, in the range of $2.20 to $3.00/MWh, as compared to the base case. Conversely, the low fuel case yields consistently lower all-in prices, of the same magnitude, as compared to the base case. The additional merchant surplus added in 2008 depresses market prices by up to $2.60/MWh in 2009 before returning to equilibrium in 2011.


                                   FIGURE 5-6
        SERC-SOUTHERN SENSITIVITY CASES ALL-IN PRICE FORECASTS(1) ($/MWH)
                                     [Chart}
     SERC-SOUTHERN--ALL-IN PRICE FORECASTS

YEAR          BASE CASE            HIGH FUEL          LOW FUEL       OVERBUILD
----          ---------            ---------          --------       ---------
2003            37.50                40.30              34.70          37.50
2004            35.70                38.60              33.00          35.70
2005            34.60                37.40              31.90          34.40
2006            33.50                36.60              30.70          33.40
2007            32.90                35.70              30.20          32.90
2008            33.50                36.50              31.00          31.50
2009            34.90                37.40              32.40          32.30
2010            34.90                37.40              32.70          34.40
2011            35.90                38.20              33.50          35.50
2012            36.10                38.30              33.60          35.90
2013            35.60                38.00              33.40          35.60
2014            35.10                37.50              32.90          35.10
2015            34.70                37.20              32.50          35.10
2016            34.60                37.10              32.60          34.90
2017            34.90                37.30              32.40          35.10
2018            34.90                37.50              32.50          35.20
2019            35.60                38.20              32.90          35.80
2020            35.50                38.10              32.80          35.80
2021            35.50                38.20              32.70          35.80
2022            35.00                37.80              32.40          35.20

(1) Results are expressed in real 2001 dollars.


                                      5-7

C.       PROJECTED GROSS MARGINS

Figure 5-7 shows projected gross margins for Southern Power's SERC assets evaluated in this report for the base case and sensitivity cases for the period 2003-2022.


                                   FIGURE 5-7
     GROSS MARGINS FOR SOUTHERN POWER'S SERC ASSETS BY CASE(1) (REAL 2001 $)
                                     [Chart]


                                      5-8

5.3.6    CRITICAL MARKET FACTORS

A.       SPARK SPREADS

Figure 5-8 shows the spark spreads, which are the net prices of electricity after fuel costs for combined cycles. Spark spreads are calculated by subtracting fuel costs from the market clearing prices. Variable O&M costs are not included in PA's calculation of spark spreads. PA used a heat rate of 6,950 Btu/kWh for the spark spreads.

The spark spreads for SERC in Figure 5-8 are depressed in early years due to the surplus of merchant capacity. As the market absorbs the excess capacity and moves to equilibrium, the spark spread for the base case hovers between $11/MWh and $14/MWh.

B.       GAS PRICES

Natural gas accounts for 37% and 12% of capacity and energy, respectively, in the SERC region in 2003. These resources significantly influence the marginal cost of energy. By 2022, natural gas is the marginal fuel over 88% of the time (see Figure 5-8). Consequently, regardless of the fuel burned by an individual unit, the revenue that is earned will be significantly influenced by the price of natural gas.

Figure 5-9 shows the fuel forecasts overlaid on the base case price results. The fuel forecasts represent the delivered natural gas prices for new units. Because the market is in an overbuild situation, the fall in gas prices in 2003-2007 does not trigger a significant drop in all-in prices. All-in prices hover around $35/MWh in the long term as the consensus gas forecast is around $3.30/MMBtu.

C.       NEW CAPACITY

For 2003-2005, over 23,000 MW of merchant capacity is expected to be added to the SERC region. Capital investment in merchant generation is treated as a sunk cost; therefore, the merchant surplus creates an overbuild situation that depresses capacity compensation in the near term. The market absorbs the surplus and returns to equilibrium by 2008. The forecasted supply and demand can be seen in the load and resource graph in Figure 5-10.

D.       LOAD GROWTH

Due to the factors described above, load growth is a key driver in the SERC region. A higher load growth allows any merchant capacity to be absorbed in the


                                   FIGURE 5-8
              SERC-SOUTHERN -- SPARK SPREADS & FUEL ON THE MARGIN
                                     [Chart]


                                   FIGURE 5-9
                SERC-SOUTHERN -- FUEL FORECASTS & MARKET RESULTS
                                     [Chart]


                                   FIGURE 5-10
                    SERC-SOUTHERN -- LOAD & CAPACITY DEMAND
                                     [Chart]


                                      5-9
capacity market. The average annual load growth rate of 1.9% was taken from the 2002 EIA Annual Energy Outlook forecast. The load and resource graph in Figure 5-10 illustrates the load growth and reserve margin assumptions for the first ten years of the base case.

5.3.7    DISPATCH CURVES

Dispatch curves for the SERC region for 2006 and 2012 are shown in Figure 5-11. These curves order generation plants based on short-run variable cost (fuel and O&M). The dispatch curves show the annual average marginal dispatch cost of Southern Power's assets as compared to the other generators in the market.


                                  FIGURE 5-11
                     SERC DISPATCH CURVES FOR 2006 AND 2012
                SERC - 2006                            SERC - 2012
                                    [CHART]


                                     5-10

5.4      FRCC

5.4.1    BACKGROUND

FRCC was established on September 16, 1996, to ensure and enhance the reliability and adequacy of bulk electricity supply in Florida. FRCC became the tenth reliability region of NERC. FRCC is limited to the State of Florida and coexists with a single state regulatory environment where there is emerging wholesale competition but little activity in the establishment of retail competition.

There are currently 32 members in FRCC, including IOUs, cooperative systems, municipals, IPPs, and power marketers. However, the majority of the retail market is controlled by five utilities: Florida Power & Light Co. (FPL), Florida Power Corporation (FPC), Tampa Electric Company (TECO), Jacksonville Electric Authority (JEA), and Gulf Power Company (Gulf). Collectively, IOUs serve almost 80% of the demand in FRCC. In addition, a number of small municipal utilities in the state purchase power from other utilities under wholesale power agreements. The region has twelve separate control areas and covers about 50,000 square miles.

As in other states dominated by IOUs, the electricity market in Florida is organized around utility service territories. FPL dominates the southern and eastern portions of the state while FPC's service territory covers the central and northern areas. TECO is centered in the middle of the state near Tampa and JEA provides power to Jacksonville residents in the northeast. Gulf, a Southern Company, is located in the far west in the Florida panhandle.

Figure 5-12 shows the FRCC region and the location of Southern Power's generating asset.

5.4.2    POWER MARKETS

Historically, the State of Florida has encouraged the development of non-utility generators through utility proposals for wholesale generation. Approximately 10% of Florida's electric capacity is served by non-utility generators.(15) The Florida Public Service Commission (FPSC) encouraged the use of the wholesale market for inter-utility sales through the


                                  FIGURE 5-12
                      GENERATION ASSETS IN THE FRCC REGION
                                     [MAP}


formation of the Florida Energy Broker. However, despite a profit incentive mechanism associated with its use, the mechanism is not widely used since most sales are made under long-term contracts.

In recent years, reserve margins forecast in Florida have decreased. The FPSC became concerned with the decrease in reserve margins and the potential impact on reliability and it investigated the adequacy of reserve margins for all of the utilities in peninsular Florida. The investigation concluded in November 1999 when the FPSC approved an agreement by FPL, FPC, and TECO to adopt a voluntary 20% reserve margin starting in the summer of 2004. The reserve margin agreement does not extend to municipal or cooperative utilities who are allowed to maintain their current level of reserves. Given the forecast supply shortfall and the decision by FPL, FPC, and TECO to maintain a 20% reserve margin, there has been considerable interest by merchant plant developers.

Although independent energy companies have made proposals for the construction of independent power plants to contractually serve both investor- and municipal-owned utilities, the IOUs mounted a successful legal challenge at the State Supreme Court level to deny FPSC's authority to license merchant plants that do not have contracts with utilities for their output.

Utilities were required to issue requests for proposals (RFPs) for steam-driven generation capacity additions exceeding 75 MW. In September 2002, the FPSC announced a proposed rulemaking to revise the state's competitive bidding process by requiring utilities to submit bids for projects at the same time as

----------

(15) Based on DOE/EIA-0095(99)/1, "Inventory of Electric Utility Power Plants in the United States 1999," September 2000, and DOE/EIA-0095(99)/2, "Inventory of Nonutility Electric Power Plants in the United States 1999," November 2000.


                                     5-11
competitors, thereby precluding utilities from bidding after competitors' bids were submitted. In January, 2003, the FPSC revised bidding rules for IOUs constructing new plants. To increase transparency and the number of bidders, utilities inviting RFPs will be required to divulge in advance the methodology and criteria used to evaluate bids. Bidders will be able to take objections to RFPs to the FPSC for expedited dispute resolution.

5.4.3    TRANSMISSION SYSTEM

Before 1980, Florida primarily existed as an island transmission system with limited ties to the north. Currently, there are two major 500-kV transmission lines connecting Florida with the transmission system in Southern Company's service territory. Joint studies of the Florida/Southern transmission interface indicate that adequate capability exists for additional power imports into FRCC above the approximately 1,600 MW currently being imported on a firm basis. Florida's entire transmission system is regulated by FERC and the FPSC, which has jurisdiction over planning, developing, and maintaining the transmission system throughout Florida.

In December 2000, FPL, FPC, and TECO submitted their Order No. 2000 compliance filing providing for the creation of an RTO. The three applicants proposed the formation of a for-profit transmission company that will act as the RTO for the FRCC region. The proposed name for the TRANSCO was Grid Florida LLC. However, in November 2001, the FPSC stated that a for-profit entity would not benefit the state and ordered that the utilities devise a not-for-profit entity within 90 days. In March 2002, Grid Florida filed a compliance filing with the FPSC revising the form and function of Grid Florida to address the perceived problems. Specifically, Grid Florida filed to be a non-profit ISO structure. Pursuant to a workshop discussing the March 2002 filing and subsequent comments, the FPSC issued an order in September 2002 determining GridFlorida's compliance with the FPSC's earlier order and asked GridFlorida to address market design issues by late September 2002. Subsequently, reconsideration motions were filed by parties and responses filed by the RTO applicants. In October 2002, the Office of Public Counsel filed an administrative appeal of the FPSC's order with the Florida Supreme Court.


                                     5-12

5.4.4    MARKET CHARACTERISTICS

A.       FUEL MIX

As illustrated in Figure 5-13, 62% of the generating capacity in FRCC consists of gas- and oil-fired units with coal accounting for 23%. Nuclear facilities account for 8% of the generating capacity, with the remaining 6% attributable to other sources. Although gas and oil units account for the majority of the generating capacity, they only account for 26% of the energy produced. The fuel producing the largest portion of energy in FRCC is coal at 45%.

The fuel mix of FRCC plants is unique due to the mix of baseload and peaking capacity and the region's highly constrained gas distribution network. Both constraints allow for opportunities and uncertainty around the delivery and potential redirection of fuel into load pockets to take advantage of valuation discrepancies. As FRCC continues to develop, these gaps will be closed and financially firm contracts and distributed generation will absorb the uncertainty. FRCC is also unique in that it needs a significant amount of gas pipeline capacity. Combined cycle units are purchasing pipeline capacity at significant rates (~$30/kW/yr). While gas is expected to be on the margin within the next 15 years, FRCC will need to loosen regulatory restrictions and allow the building of combined cycle units to avoid a significant capacity shortage (e.g., California).

B.       MARKET DYNAMICS

Southern Power's assets evaluated in this report located in FRCC include 411 MW (65% interest in 633 MW) of gas-fired capacity.

Figure 5-14 illustrates the load and resource balance for FRCC through the end of the study period. Peak demand in the FRCC market is forecasted to grow at an annual compound rate of approximately 2.3% from 2003 through 2022. A required system-wide reserve margin of 17% is assumed through the study period.

The load shape for FRCC has peaks in both the winter and summer. The summer peak occurs because of the expected hot weather in the summer; however, peak demand occurs in the winter because of Florida's winter tourism season. With this characteristic in load shape, peaking plants are able to take advantage of two periods of high-priced occurrences.


                                  FIGURE 5-13
                                 FRCC FUEL MIX
                           ENERGY AND CAPACITY - 2003
                                     [MAP]


                                   FIGURE 5-14
                         FRCC LOAN AND RESOURCE BALANCE
                                      [MAP]


                                      5-13

5.4.5    PRICE FORECASTS

A.       BASE CASE MARKET RESULTS

The base case models near-term fuel prices based on recent actual spot prices and futures prices through December 2005 decreasing linearly to the long-term consensus view by 2007.

The all-in price represents a combined compensation for capacity and energy price (assuming a 100% load factor). The compensation for capacity contribution to the all-in price ranges between approximately $4.00/MWh and $7.20/MWh.

Base case forecasts of compensation for capacity, energy prices, and all-in prices are shown in Figure 5-15 for the FRCC region.


                                   FIGURE 5-15
      FRCC COMPENSATION FOR CAPACITY, ENERGY, AND ALL-IN PRICE FORECASTS(1)

       FRCC--MARKET RESULTS
       [Chart]


             COMPENSATION           ENERGY             ALL-IN
             FOR CAPACITY            PRICE              PRICE
YEAR          ($/KW-YR)             ($/MWH)            ($/MWH)
----         ------------           -------            -------
2003            62.90                39.80              47.00
2004            61.40                37.60              44.60
2005            43.70                36.30              41.30
2006            42.70                34.80              39.60
2007            37.00                33.80              38.00
2008            35.00                33.90              37.90
2009            39.70                33.50              38.00
2010            43.60                32.90              37.90
2011            46.10                32.90              38.10
2012            46.20                32.90              38.10
2013            51.20                32.30              38.20
2014            53.40                32.00              38.10
2015            55.70                31.70              38.00
2016            57.30                31.60              38.20
2017            56.90                31.90              38.40
2018            56.50                31.90              38.40
2019            56.10                32.30              38.70
2020            55.70                32.30              38.70
2021            55.30                32.30              38.60
2022            54.90                31.80              38.10


                                      5-14

B.       SENSITIVITY CASES ANALYSIS

The all-in prices for the low fuel, high fuel, and overbuild sensitivity cases described in Section 5.2 are shown in Figure 5-16 for the FRCC region. These sensitivities are not meant to reflect bounding or worst case scenarios.

The high fuel case yields consistently higher all-in prices, in the range of $2.60 to $3.20/MWh, as compared to the base case. Conversely, the low fuel case yields consistently lower all-in prices, of the same magnitude, as compared to the base case. In the overbuild case, the additional merchant surplus added in 2005 depresses market prices by $3.20/MWh in that year before returning to equilibrium in 2008.


                                   FIGURE 5-16
            FRCC SENSITIVITY CASES ALL-IN PRICE FORECASTS(1) ($/MWH) FRCC--ALL-IN PRICE FORECASTS
                                     [CHART]


YEAR          BASE CASE            HIGH FUEL          LOW FUEL       OVERBUILD
----          ---------            ---------          --------       ---------
2003            47.00                50.00              43.80          47.00
2004            44.60                47.80              41.50          44.60
2005            41.30                44.00              38.50          38.10
2006            39.60                42.40              36.90          37.70
2007            38.00                40.60              35.40          37.00
2008            37.90                40.60              35.30          37.70
2009            38.00                40.70              35.40          38.00
2010            37.90                40.60              35.40          38.00
2011            38.10                40.80              35.50          38.20
2012            38.10                40.90              35.50          38.30
2013            38.20                41.00              35.50          38.30
2014            38.10                40.90              35.40          38.20
2015            38.00                40.70              35.40          38.20
2016            38.20                41.10              35.70          38.40
2017            38.40                41.40              35.70          38.80
2018            38.40                41.30              35.60          39.00
2019            38.70                41.90              35.90          38.70
2020            38.70                41.80              35.90          38.70
2021            38.60                41.60              35.70          38.80
2022            38.10                41.10              35.40          38.30


                                      5-15

C.       PROJECTED GROSS MARGINS

Figure 5-17 shows projected gross margins for Southern Power's FRCC assets evaluated in this report for the base case and sensitivity cases for the period 2004-2022.


                                   FIGURE 5-7
     GROSS MARGINS FOR SOUTHERN POWER'S FRCC ASSETS BY CASE(1) (REAL 2001 $)
                                    [Chart]


                                      5-16

5.4.6    CRITICAL MARKET FACTORS

A.       SPARK SPREADS

Figure 5-18 shows the spark spreads, which are the net prices of electricity after fuel costs for combined cycles. Spark spreads are calculated by subtracting fuel costs from the market clearing prices. Variable O&M costs are not included in PA's calculation of spark spreads. PA used a heat rate of 6,950 Btu/kWh for the spark spreads.

The spark spreads for FRCC in Figure 5-18 decline in early years because of the increase in natural gas as the marginal fuel. Once the market reaches equilibrium in 2005, the spark spreads remain consistent at $14/MWh for the base case.

B.       GAS PRICES

Natural gas accounts for 36% and 14% of capacity and energy, respectively, in the FRCC region in 2003. These resources significantly influence the marginal cost of energy. By 2022, natural gas is the marginal fuel nearly 88% of the time (see Figure 5-18). Consequently, regardless of the fuel burned by an individual unit, the revenue that is earned will be significantly influenced by the price of natural gas.

Figure 5-19 shows the fuel forecasts overlaid on the base case price results. The fuel forecasts represent the delivered natural gas prices for new units. Because the FRCC market is not overbuilt in the early years, the high gas prices yield correspondingly high all-in prices, which fall as the market trends to consensus gas prices in 2007.

C.       NEW CAPACITY

For 2003-2005, over 4,100 MW of merchant capacity is expected to be added to the FRCC region. The market is expected to be in equilibrium starting in 2005. The forecasted supply and demand can be seen in the load and resource graph in Figure 5-20.

D.       LOAD GROWTH

Due to the factors described above, load growth is a key driver in the FRCC region. A higher load growth allows any merchant capacity to be absorbed in the capacity market. The average annual load growth rate of 2.3% was taken from the 2002 EIA Annual Energy Outlook forecast. This load growth, coupled with a reserve margin of 17%, allows FRCC to avoid an overbuild situation in the base case. The load and resource graph in Figure 5-20 illustrates the load


                                   FIGURE 5-18
                   FRCC -- SPARK SPREADS & FUEL ON THE MARGIN
                                     [Chart]


                                   FIGURE 5-19
                    FRCC -- FUEL FORECASTS & MARKET RESULTS
                                     [Chart]


                                   FIGURE 5-20
                         FRCC -- LOAD & CAPACITY DEMAND
                                     [Chart]


                                      5-17
growth and reserve margin assumptions for the first ten years of the base case.

5.4.7    DISPATCH CURVES

Dispatch curves for the FRCC region for 2006 and 2012 are shown in Figure 5-21. These curves order generation plants based on short-run variable cost (fuel and O&M). The dispatch curves show the annual average marginal dispatch cost of Southern Power's asset as compared to the other generators in the market.


                                  FIGURE 5-21
                     FRCC DISPATCH CURVES FOR 2006 AND 2012

         FRCC--2006                                          FRCC--2012
                                    [Chart]

                                     5-18

                                  $575,000,000

                             SOUTHERN POWER COMPANY

                                A SUBSIDIARY OF

                            (SOUTHERN COMPANY LOGO)

                               OFFER TO EXCHANGE
                                ALL OUTSTANDING
                4.875% SENIOR NOTES, SERIES C DUE JULY 15, 2015
                                      FOR
                4.875% SENIOR NOTES, SERIES D DUE JULY 15, 2015
                 (REGISTERED UNDER THE SECURITIES ACT OF 1933)

UNTIL             , 200 , ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE
SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of Title 8 of the Delaware Code gives a corporation power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The same section also gives a corporation power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. Also, the section states that, to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any such action, suit or proceeding, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     The By-Laws of Southern Power Company provide in substance that no present or future director or officer of the corporation, or his heirs, executors or administrators, shall be liable for any act, omission, step or conduct taken or had in good faith, which is required, authorized or approved by any order or orders issued pursuant to the Public Utility Holding Company Act of 1935, as amended, the Federal Power Act, as amended, or any federal or state statute or municipal ordinance regulating the corporation or its parent by reason of their being holding or investment companies, public utility companies, public utility holding companies or subsidiaries of public utility holding companies. In any action, suit or proceeding based on any act, omission, step or conduct, as in this paragraph described, the provisions hereof shall be brought to the attention of the court. In the event that the foregoing provisions of this paragraph are found by the court not to constitute a valid defense on the grounds of not being applicable to the particular class of plaintiff, each such director and officer, and his heirs, executors and administrators, shall be reimbursed for, or indemnified against, all expenses and liabilities incurred by him or imposed on him, in connection with, or arising out of, any such action, suit or proceeding based on any act, omission, step, or conduct taken or had in good faith as in this paragraph described. Such expenses and liabilities shall include judgments, court costs and attorneys' fees.

     The By-Laws of Southern Power Company further provide as follows:

     "Each person who is or was a director of the corporation or officer or employee of the corporation holding one or more positions of management through and inclusive of managers (but not positions below the level of such managers) (such positions being hereinafter referred to as "Management Positions") and who was or is a party or was or is threatened to be made a party to any threatened, pending or completed claim, action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director of the corporation or officer or employee of the corporation holding one or more Management Positions, or is or was serving at the request of the corporation as a director (or the equivalent), alternate director, officer, employee, agent or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall be indemnified by the corporation as a matter of right against any and all expenses (including attorneys' fees) actually and reasonably incurred by him and against any and all claims, judgments, fines, penalties, liabilities and amounts paid in settlement actually incurred by him in defense of such claim, action, suit or proceeding, including appeals, to the full extent permitted by applicable law. The indemnification provided by this section shall inure to the benefit of the heirs, executors and administrators of such person.

     Expenses (including attorneys' fees) incurred by a director of the corporation or officer or employee of the corporation holding one or more Management Positions with respect to the defense of any such claim, action, suit or proceeding may be advanced by the corporation prior to the final disposition of such claim, action, suit or proceeding, as authorized by the board of directors in the specific case, upon receipt of an undertaking by or on behalf of such person to repay such amount unless it shall ultimately be determined that such person is entitled to be indemnified by the corporation under these bylaws or otherwise; provided, however, that the advancement of such expenses shall not be deemed to be indemnification unless and until it shall ultimately be determined that such person is entitled to be indemnified by the corporation."

     Southern Power Company has an insurance policy covering its liabilities and expenses which might arise in connection with its lawful indemnification of its directors and officers for certain of their liabilities and expenses and also covering its officers and directors against certain other liabilities and expenses.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) Exhibits

EXHIBIT
NUMBER                                 DESCRIPTION
-------                                -----------
 1.1      --   Purchase Agreement dated as of July 1, 2003 among Southern
               Power Company and Citigroup Global Markets Inc. and Lehman
               Brothers Inc. (as representative of the Purchasers named
               therein).
 3.1      --   Certificate of Incorporation of Southern Power Company dated
               January 8, 2001 (Designated in Registration No. 333-98553,
               as Exhibit 3.1).
 3.2      --   Bylaws of Southern Power Company effective January 8, 2001
               (Designated in Registration No. 333-98553, as Exhibit 3.2).
 4.1      --   Indenture dated as of June 1, 2002, between Southern Power
               Company and The Bank of New York, as Trustee and Indentures
               supplemental thereto through July 8, 2003 (Designated in
               Registration No. 333-98553, as Exhibits 4.1 and 4.2 and in
               Form 10-Q for the quarter ended June 30, 2003, File No.
               333-98553 as Exhibit (4)(g).)
 4.2      --   Registration Rights Agreement dated as of July 8, 2003 among
               Southern Power Company and the Initial Purchasers named
               therein.
 4.3      --   Form of Exchange Senior Note (included in Exhibit 4.2).
 5.1      --   Opinion of Balch & Bingham LLP as to the legality of the
               Exchange Senior Notes.
12.1      --   Calculation of Ratio of Earnings to Fixed Charges.
23.1      --   Consent of Deloitte & Touche LLP, Independent Auditor.
23.2      --   Consent of Balch & Bingham LLP (included in Exhibit 5.1).
23.3      --   Consent of R. W. Beck, Inc.
23.4      --   Consent of PA Consulting Services, Inc.
24.1      --   Powers of Attorney and Resolution.
25.1      --   Statement of Eligibility of The Bank of New York, as Trustee
               on Form T-1.
99.1      --   Form of Letter of Transmittal.
99.2      --   Form of Notice of Guaranteed Delivery.
99.3      --   Form of Letter to Clients.
99.4      --   Form of Letter to Brokers, Dealers, Commercial Banks, Trust
               Companies and Other Nominees.

     Exhibits listed above which have heretofore been filed with the Commission and which were designated as noted above are hereby incorporated herein by reference and made a part hereof with the same effect as if filed herewith.

ITEM 22.  UNDERTAKINGS

     (a) The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities and Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (c) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first-class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (d) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia on November 14, 2003.

                                          SOUTHERN POWER COMPANY

                                          By:           W. PAUL BOWERS
                                             President, Chief Executive Officer
                                                         and Director

                                          By:         /s/ WAYNE BOSTON
                                            ------------------------------------
                                              (Wayne Boston, Attorney-in-fact)

     Pursuant to the requirements of the Securities Act of 1933, the registration statement has been signed by the following persons in the capacities and on the dates indicated.

                    SIGNATURE                                     TITLE                      DATE
                    ---------                                     -----                      ----

                        *                              President, Chief Executive
 ------------------------------------------------    Officer and Director (Principal
                 (W. Paul Bowers)                          Executive Officer)


                        *                                Senior Vice President,
 ------------------------------------------------    Comptroller and Chief Financial
               (Cliff S. Thrasher)                    Officer (Principal Financial
                                                          Officer and Principal
                                                           Accounting Officer)


                        *                                       Director
 ------------------------------------------------
               (H. Allen Franklin)


                        *                                       Director
 ------------------------------------------------
               (Thomas A. Fanning)


                        *                                       Director
 ------------------------------------------------
               (Charles D. McCrary)


                        *                                       Director
 ------------------------------------------------
               (David M. Ratcliffe)


 *By:                /s/ WAYNE BOSTON                                                  November 14, 2003
        ------------------------------------------
             (Wayne Boston, Attorney-in-fact)